             AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 9,
                                        1999          REGISTRATION NO. 333-66475
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-4

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                                INTERDENT, INC.
                        (formerly Wisdom Holdings, Inc.)
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                          8099                  95-4710504
 (State or Other Jurisdiction    (Primary Standard Industrial   (I.R.S. Employer
              of                 Classification Code Number)     Identification
Incorporation or Organization)                                      Number)

                                INTERDENT, INC.
                    222 NORTH SEPULVEDA BOULEVARD, SUITE 740
                       EL SEGUNDO, CALIFORNIA 90245-4340
                                 (310) 765-2400
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                MICHAEL T. FIORE
                    CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                INTERDENT, INC.
                    222 NORTH SEPULVEDA BOULEVARD, SUITE 740
                       EL SEGUNDO, CALIFORNIA 90245-4340
                                 (310) 765-2400
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                WITH COPIES TO:

       RICHARD J. BABCOCK, ESQ.                  ROBERT L. GROSSMAN, ESQ.
        ROBERT I. NEWTON, ESQ.                   GREENBERG TRAURIG, P.A.
       MCDERMOTT, WILL & EMERY                     1221 BRICKELL AVENUE
     1301 DOVE STREET, SUITE 500                   MIAMI, FLORIDA 33131
   NEWPORT BEACH, CALIFORNIA 92660                    (305) 579-0500
            (949) 851-0633

                         ------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
 As soon as practicable after the effective date of this registration statement and the satisfaction or waiver of all other conditions to the mergers described in this registration statement.

                         ------------------------------

    If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

   [LOGO]
                                                                       [LOGO]
                 MERGERS PROPOSED--YOUR VOTE IS VERY IMPORTANT

CONSIDER CAREFULLY THE "RISK FACTORS" BEGINNING ON PAGE 12.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
Gentle Dental Common Stock Trading Symbol: The Nasdaq SmallCap
Market-Registered Trademark---"GNTL"
Dental Care Alliance Common Stock Trading Symbol: The Nasdaq National Market-Registered Trademark--- "DENT"

The Mergers--

- The Boards of Directors of Gentle Dental and Dental Care Alliance have agreed on a combination in which Gentle Dental and Dental Care Alliance will each become a wholly-owned subsidiary of a new Delaware company named "InterDent, Inc."

- Gentle Dental shareholders will receive one share of InterDent's common stock for each share of Gentle Dental common stock and for each 10 shares of Gentle Dental Series C preferred stock they own immediately prior to the mergers and one share of preferred stock with the same designations for each other share of Gentle Dental preferred stock they own.

- Dental Care Alliance stockholders will receive 1.67 shares of InterDent's common stock for each share of Dental Care Alliance common stock they own immediately prior to the mergers.

    We cannot complete the combination unless the stockholders of both of our companies approve it. Gentle Dental and Dental Care Alliance will each hold a meeting of its stockholders to vote on the mergers. Whether or not you plan to attend your stockholder meeting, please take the time to vote by completing and mailing the enclosed proxy card to us.

    If you sign, date and mail your proxy card without indicating how you want to vote, your proxy will be counted as a vote in favor of the mergers. Not returning your card or not instructing your broker how to vote any shares held for you in "street name" will have the same effect as a vote against the mergers.

    This document provides you with detailed information about these meetings and the proposed combination. You can also get information about us from publicly available documents that we have filed with the Securities and Exchange Commission. We encourage you to read this entire document carefully.

    We strongly support the mergers and join with members of our Boards of Directors in enthusiastically recommending that you vote in favor of the merger agreement.

                JOINT PROXY STATEMENT-PROSPECTUS DATED AND FIRST
                   MAILED TO STOCKHOLDERS ON FEBRUARY  , 1999

                                     [LOGO]

                       GENTLE DENTAL SERVICE CORPORATION
                                ----------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                          El Segundo, California
                                                               February   , 1999

TO THE SHAREHOLDERS OF
GENTLE DENTAL SERVICE CORPORATION:

NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Gentle Dental
Service Corporation will be held on        , March   , 1999, 9:00 a.m., local
time, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California, for the purpose of considering and voting upon the following matters, all as set forth in the accompanying document:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, by and among InterDent, Inc., a newly formed Delaware corporation, Wisdom Holdings Acquisition Corp. I, a newly formed Delaware corporation, Wisdom Holdings Acquisition Corp. II, a newly formed Delaware corporation, Gentle Dental Service Corporation, a Washington corporation, and Dental Care Alliance, Inc., a Delaware corporation, and the consummation of the transactions contemplated by that agreement. Pursuant to that agreement, Gentle Dental and Dental Care Alliance will become wholly-owned subsidiaries of InterDent and the stockholders of Gentle Dental and Dental Care Alliance will each receive shares of stock of InterDent, upon the terms and subject to the conditions set forth in that agreement.

    2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

The Board of Directors has fixed the close of business on January 27, 1999 as the record date for determining shareholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting. The holders of record on the record date of each series of Gentle Dental preferred stock are entitled to notice of and to vote as separate classes regarding the matters to be voted upon at the special meeting. Holders of Gentle Dental Series D preferred stock are entitled to vote with the holders of Gentle Dental common stock, together as a single class, on all matters at the special meeting and also to vote regarding the merger as a separate class. The holders of Gentle Dental Series D preferred stock are the only Gentle Dental preferred shareholders entitled to vote on matters other than the merger that may be voted upon at the special meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                       [SIGNATURE]

                                                     Michael T. Fiore

                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                                        PRESIDENT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                     [LOGO]

                           DENTAL CARE ALLIANCE, INC.
                                ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                                               Sarasota, Florida
                                                               February   , 1999

TO THE STOCKHOLDERS OF
DENTAL CARE ALLIANCE, INC.:

NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders of Dental Care
Alliance, Inc., will be held on        , March   , 1999, 9:00 a.m., local time,
at 1343 Main Street, 7th Floor, Sarasota, Florida, for the purposes of considering and voting upon the following matters, all as set forth in the accompanying document:

    1. To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, by and among InterDent, Inc., a newly formed Delaware corporation, Wisdom Holdings Acquisitions Corp. I, a newly formed Delaware corporation, Wisdom Holdings Acquisitions Corp. II, a newly formed Delaware corporation, Gentle Dental Service Corporation, a Washington corporation, and Dental Care Alliance, Inc., a Delaware corporation, and the consummation of the transactions contemplated by that agreement. Pursuant to that agreement, Dental Care Alliance and Gentle Dental will become wholly-owned subsidiaries of InterDent and the stockholders of Dental Care Alliance and Gentle Dental will each receive shares of stock of InterDent, upon the terms and subject to the conditions set forth in that agreement.

    2. To transact such other business as may properly be brought before the special meeting or any adjournments or postponements of the special meeting.

The Board of Directors has fixed the close of business on January 28, 1999 as the record date for determining stockholders entitled to notice of and to vote at the special meeting and any adjournments or postponements of the special meeting.

                                              BY ORDER OF THE BOARD OF DIRECTORS

                                                       [SIGNATURE]

                                                  Dr. Steven R. Matzkin
                                          CHAIRMAN, CHIEF EXECUTIVE OFFICER AND
                                                        PRESIDENT

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

    TO FIND ANY ONE OF THE PRINCIPAL SECTIONS IDENTIFIED BELOW, SIMPLY BEND THE DOCUMENT SLIGHTLY TO EXPOSE THE BLACK TABS AND OPEN THE DOCUMENT TO THE TAB WHICH CORRESPONDS TO THE TITLE OF THE SECTION YOU WISH TO READ.

                                                          TABLE OF CONTENTS

                                                                    SUMMARY

                                                               RISK FACTORS

                                                               THE MEETINGS

                                                                THE MERGERS

                                            INFORMATION ABOUT OUR COMPANIES

                                                     ADDITIONAL INFORMATION

                                                      FINANCIAL INFORMATION

                                                                 APPENDICES

                                 TABLE CONTENTS

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
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
                                                       SUMMARY

The Companies.............................................................................................          1

The Stockholders' Meetings................................................................................          1

The Mergers...............................................................................................          1

Our Reasons for the Mergers...............................................................................          1

Exchange of Shares........................................................................................          2

Opinions of Financial Advisors............................................................................          3

Our Recommendations to Stockholders.......................................................................          3

Record Date and Voting Rights.............................................................................          3

Appraisal Rights..........................................................................................          3

Stockholders' Agreement...................................................................................          4

Interests of Directors and Officers in the Mergers that Are Different from Your Interests.................          4

Management and Operations after the Mergers...............................................................          4

Certain Differences in the Rights of Stockholders.........................................................          5

What We Need to do to Complete the Mergers................................................................          5

Termination of the Merger Agreement; Expenses.............................................................          5

Waiver and Amendment......................................................................................          5

Accounting Treatment......................................................................................          5

Regulatory Approvals......................................................................................          6

Federal Income Tax Consequences...........................................................................          6

Risk Factors..............................................................................................          6

Selected Unaudited Comparative Per Share Data.............................................................          7

Summary Pro Forma Combined Financial Data.................................................................          8

Price Range of Common Stock and Dividends.................................................................         11

                                                    RISK FACTORS

We May Not Realize Operating Efficiencies as a Result of the Mergers......................................         12

If We are Unable to Successfully Manage and Maintain Our Growth, it Could Have a Material Adverse Effect
  on Our Business, Financial Condition and Results of Operations..........................................         12

Because We Depend upon the Operations of Our Affiliated Dental Practices, Any Material Loss of Revenues or
  Increase in Expenses of Affiliated Dental Practices Could Have a Material Adverse Effect on Our
  Business, Financial Condition and Results of Operations.................................................         12

Because Our Revenues Are Derived From Management Relationships with Affiliated Dental Practices, Any
  Breach, Expiration or Termination of Our Management Agreements with Affiliated Dental Practices Could
  Have a Material Adverse Effect on Our Business, Financial Condition and Results of Operations...........         13

If We Are Unable to Obtain Acceptable Financing, it Could Have a Material Adverse Effect on Our Expansion
  Strategy and Our Business, Financial Condition and Results of Operations................................         13

If We Do Obtain Necessary Additional Financing, it May Cause Dilution to Stockholders or Result in
  Restrictive Debt Covenants that May Adversely Effect Our Business, Financial Condition and Results of
  Operations..............................................................................................         13

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If We Are Unable to Attract and Retain Professionals, Management or Staff, it Could Have a Material
  Adverse Effect on Our Business, Financial Condition and Results of Operations...........................         13

If We Are Unable to Successfully Identify, Attract and Retain Dental Practices, it Could Have a Material
  Adverse Effect on Our Business, Financial Condition and Results of Operations...........................         14

Our Industry is Highly Competitive and if Our Combined Network of Affiliated Dental Practices Does Not
  Effectively Compete in the Markets They Serve, it Could Have a Material Adverse Effect on Our Business,
  Financial Condition and Results of Operations...........................................................         14

Because We Depend upon Relationships with Third Party Payors which Are Attempting to Contain and Reduce
  Dental Care Costs, if Third Party Payors Obtain Lower Rates or Cancel or Fail to Renew or Extend
  Material Payor Agreements, it Could Have a Material Adverse Effect on Our Business, Financial Condition
  and Results of Operations...............................................................................         14

Our Revenues May Be Reduced and Our Costs Increased as a Result of Managed Care and Capitated Managed
  Dental Care Contracts, which Could Have a Material Adverse Effect on Our Business, Financial Condition
  and Results of Operations...............................................................................         14

Because We Depend upon Certain Key Personnel, if We Lose Their Services it Could Have a Material Adverse
  Effect on Our Business, Financial Condition and Results of Operations...................................         15

If There Are Defaults on Notes from and Advances to Affiliated Professional Associations, it Could Have a
  Material Adverse Effect On Our Business, Financial Condition and Results of Operations..................         15

We May Be Required to Reduce the Carrying Value of Our Management Agreements and Other Intangible Assets,
  which Could Have Made an Adverse Effect on the Results of Operations....................................         15

If it is Determined that We Have Not Complied with Government Regulation and Laws Applicable to the Dental
  Practice Management Business, it Could Have a Material Adverse Effect on Our Business, Financial
  Condition and Results of Operations.....................................................................         16

Changes in Government Regulation and Laws Applicable to the Dental Practice Management Business Could Have
  a Material Adverse Effect on our Business, Financial Condition and Results of Operations................         17

A Judgment Against Us or Our Affiliated Dental Practices in Lawsuits Related to Our Affiliations with
  Dental Practices Could Have a Material Adverse Effect on Our Business, Financial Condition and Results
  of Operations...........................................................................................         18

We Are Geographically Concentrated and May Be Adversely Affected by Adverse Local Economic or Regulatory
  Developments............................................................................................         18

Antitrust Laws May Limit Our Growth in Our Current Geographic Markets, which Could Have a Material Adverse
  Effect on Our Business, Financial Condition and Results of Operations...................................         18

Sales of Substantial Amounts of Shares of the New Company's Common Stock Could Adversely Affect Our Stock
  Price and Ability to Raise Capital......................................................................         18

There Has Been No Prior Market for the New Company's Common Stock and if a Public Market Does Not Develop
  in the Future it Could Affect Your Ability to Sell Your Shares of the New Company's Common Stock........         19

Fluctuation in the Market Price of the New Company's Common Stock Could Effect the Value of the New
  Company's Common Stock..................................................................................         19

Our Charter Documents Contain Provisions that Could Limit the Ability to Effect a Change of Control of the
  New Company that May Be in Your Interest................................................................         19

We Are Subject to Year 2000 Risks for which We May Not Be Prepared and which Could Have a Material Adverse
  Effect on Our Business, Financial Condition and Results of Operations...................................         19

Forward-Looking Statements Contain Assumptions as to Future Events and Results and May Not Prove
  Accurate................................................................................................         20

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                                                                                                            ---------
                                                    THE MEETINGS

Gentle Dental Special Meeting.............................................................................         21

  General.................................................................................................         21

  Matters to be Considered................................................................................         21

  Proxies.................................................................................................         21

  Solicitation of Proxies.................................................................................         21

  Record Date and Voting Rights...........................................................................         22

  Recommendation of Gentle Dental Board of Directors......................................................         23

  Independent Auditors....................................................................................         23

Dental Care Alliance Special Meeting......................................................................         23

  General.................................................................................................         23

  Matters to be Considered................................................................................         23

  Proxies.................................................................................................         23

  Solicitation of Proxies.................................................................................         24

  Record Date and Voting Rights...........................................................................         24

  Recommendation of Dental Care Alliance Board of Directors...............................................         25

  Independent Auditors....................................................................................         25

                                                     THE MERGERS

General...................................................................................................         26

Background of the Mergers.................................................................................         26

Recommendation of the Gentle Dental Board of Directors and Reasons for the Mergers........................         29

Recommendation of the Dental Care Alliance Board of Directors and Reasons for the Mergers.................         30

Opinion of Gentle Dental's Financial Advisor..............................................................         32

Opinion of Dental Care Alliance's Financial Advisor.......................................................         37

Structure of the Mergers..................................................................................         43

Exchange of Stock; Treatment of Options and Other Rights to Acquire Capital Stock.........................         44

Exchange of Certificates; Fractional Shares...............................................................         46

Effective Time............................................................................................         47

Representations and Warranties............................................................................         47

Conduct of Business Pending the Mergers and Other Agreements..............................................         48

Conditions to Consummation of the Mergers.................................................................         51

Regulatory Approvals Required for the Mergers.............................................................         52

Federal Income Tax Consequences...........................................................................         53

Accounting Treatment......................................................................................         54

Termination of the Merger Agreement.......................................................................         55

Waiver and Amendment of the Merger Agreement..............................................................         56

Employee Benefits and Plans...............................................................................         56

Stock Exchange Listing....................................................................................         57

Expenses..................................................................................................         57

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Interests of Certain Persons in the Merger................................................................         57

Restrictions on Resales by Affiliates.....................................................................         58

The Stockholders' Agreement...............................................................................         59

                              OPERATIONS AND MANAGEMENT OF INTERDENT AFTER THE MERGERS

Operations................................................................................................         61

Executive Officers........................................................................................         61

Directors.................................................................................................         62

Principal Stockholders of InterDent After the Mergers.....................................................         63

Information About Gentle Dental...........................................................................         64

  General.................................................................................................         64

  Selected Consolidated Financial Data....................................................................         65

  Gentle Dental's Management's Discussion and Analysis of Financial Condition and Results of Operations...         66

    Results of Operations.................................................................................         66

    Year Ended December 31, 1996 Compared to Year Ended December 31, 1997.................................         66

    Nine Months Ended September 30, 1997 Compared to Nine Months Ended September 30, 1998.................         67

    Liquidity and Capital Resources.......................................................................         69

    Recent Developments...................................................................................         71

    Year 2000 Compliance..................................................................................         71

    Certain Transactions Regarding Gentle Dental..........................................................         73

Gentle Dental's Principal Shareholders....................................................................         77

  Gentle Dental's Management and Additional Information...................................................         79

    Directors and Executive Officers......................................................................         79

    Classified Board of Directors.........................................................................         81

    Board Committees......................................................................................         81

    Additional Information................................................................................         81

Information About Dental Care Alliance....................................................................         81

  General.................................................................................................         81

  Dental Care Alliance Selected Consolidated Financial Data...............................................         84

  Dental Care Alliance's Management's Discussion and Analysis of Financial Condition and Results of
    Operations............................................................................................         85

    Overview..............................................................................................         85

    Acquisitions..........................................................................................         89

    Results of Operations.................................................................................         90

      Nine Months Ended September 30, 1998 Compared to the Nine Months Ended September 30, 1997...........         90

      Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996...........................         91

      Year Ended December 31, 1996 Compared to Year Ended December 31, 1995...............................         92

    Seasonality...........................................................................................         92

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
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    Quarterly Financial Information.......................................................................         92

    Liquidity and Capital Resources.......................................................................         93

    Inflation.............................................................................................         94

    Year 2000 Compliance..................................................................................         94

  Dental Care Alliance's Management and Additional Information............................................         96

    Directors and Executive Officers......................................................................         96

    Executive Compensation................................................................................         97

    Option Grants.........................................................................................         98

    Employment Agreements.................................................................................         99

    Certain Transactions Regarding Dental Care Alliance...................................................        100

    Dental Care Alliance's Principal Stockholders.........................................................        102

                                       DESCRIPTION OF INTERDENT CAPITAL STOCK

InterDent Common Stock....................................................................................        102

InterDent Preferred Stock.................................................................................        103

                                     DESCRIPTION OF GENTLE DENTAL CAPITAL STOCK

Gentle Dental Common Stock................................................................................        103

Gentle Dental Preferred Stock.............................................................................        103

                                  DESCRIPTION OF DENTAL CARE ALLIANCE CAPITAL STOCK

Dental Care Alliance Common Stock.........................................................................        106

Dental Care Alliance Preferred Stock......................................................................        107

                         CERTAIN DIFFERENCES BETWEEN WASHINGTON AND DELAWARE CORPORATE LAWS

Amendment of Articles/Certificates of Incorporation.......................................................        108

Right to Call Special Meeting of Stockholders.............................................................        108

Indemnification of Officers, Directors and Employees......................................................        109

Provisions Affecting Control Share Acquisitions and Business Combinations.................................        109

Mergers, Sales of Assets and Other Transactions...........................................................        111

Action Without a Meeting..................................................................................        111

Class Voting..............................................................................................        112

Transactions with Officers or Directors...................................................................        112

Dissenters' or Appraisal Rights...........................................................................        113

Dividends.................................................................................................        113

                                               ADDITIONAL INFORMATION

Dissenters' or Appraisal Rights...........................................................................        114

Legal Matters.............................................................................................        115

Experts...................................................................................................        115

                                       v
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Stockholder Proposals.....................................................................................        116

Where You Can Find More Information.......................................................................        117

Forward-Looking Statements................................................................................        119

                                            INDEX OF FINANCIAL STATEMENTS

InterDent, Inc............................................................................................        F-1

Gentle Dental Service Corporation.........................................................................        F-1

Dental Care Alliance, Inc.................................................................................        F-1

Capitol Dental Care, Inc. and Dental Maintenance of Oregon, P.C...........................................        F-1

                                                      APPENDIX

Appendix A -- Agreement and Plan of Reorganization and Merger and Amendment Nos. 1 and 2 to the Agreement
  and Plan of Reorganization and Merger...................................................................        A-1

Appendix B -- Salomon Smith Barney Inc. Fairness Opinion..................................................        B-1

Appendix C -- Raymond James & Associates, Inc. Fairness Opinion...........................................        C-1

Appendix D -- Form of Stockholders' Agreement.............................................................        D-1

Appendix E -- Washington Business Corporation Act -- Dissenters' Rights Law...............................        E-1

                                    SUMMARY

    THIS BRIEF SUMMARY HIGHLIGHTS SELECTED INFORMATION DESCRIBED MORE FULLY ELSEWHERE IN THIS DOCUMENT. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. YOU SHOULD CAREFULLY READ THIS ENTIRE DOCUMENT, APPENDICES AND THE OTHER DOCUMENTS TO WHICH THIS DOCUMENT REFERS IN ORDER TO FULLY UNDERSTAND THE MERGER AGREEMENT. SEE "WHERE YOU CAN FIND MORE INFORMATION" ON PAGE 117.

THE COMPANIES (PAGE 61)

GENTLE DENTAL SERVICE CORPORATION
222 North Sepulveda Boulevard
Suite 740
El Segundo, California 90245-4340

Gentle Dental Service Corporation is a dental practice management company incorporated in Washington. Gentle Dental provides management services to dental practices in California, Florida, Hawaii, Idaho, Oregon and Washington. At September 30, 1998, our total assets were approximately $104.9 million, and our total shareholders' equity was approximately $43.0 million.

DENTAL CARE ALLIANCE, INC.
1343 Main Street, 7th Floor
Sarasota, Florida 34236

Dental Care Alliance is a dental practice management company incorporated in Delaware. Dental Care Alliance provides management and licensing services to dental practices in Florida, Georgia, Indiana, Pennsylvania and Michigan. At September 30, 1998, our total assets were approximately $33.9 million and our total stockholders' equity was approximately $27.1 million.

THE STOCKHOLDERS' MEETINGS (PAGE 21)

GENTLE DENTAL SHAREHOLDERS.  The Gentle Dental special meeting will be held on
     , March   , 1999 at 9:00 a.m., local time, at 222 North Sepulveda
Boulevard, Suite 740, El Segundo, California. At the Gentle Dental special meeting, you will be asked:

1. to approve mergers which provide for the combination of our company with Dental Care Alliance.

2.  to act on any other items that may be submitted to a vote at the meeting.

DENTAL CARE ALLIANCE STOCKHOLDERS.  The Dental Care Alliance special meeting
will be held on      , March   , 1999 at 9:00 a.m., local time, at 1343 Main
Street, 7th Floor. At the Dental Care Alliance special meeting, you will be asked:

1. to approve mergers which provide for the combination of our company with Gentle Dental; and

2. to act on any other items that may be submitted to a vote at the special meeting.

THE MERGERS (PAGE 26)

WE HAVE ATTACHED THE MERGER AGREEMENT TO THIS DOCUMENT AS APPENDIX A WHICH AGREEMENT IS INCORPORATED IN THIS DOCUMENT BY THIS REFERENCE AND WHICH DESCRIBES THE COMBINATION BETWEEN OUR COMPANIES. PLEASE READ THE MERGER AGREEMENT. IT IS THE LEGAL DOCUMENT THAT GOVERNS THE MERGERS.

We propose a combination through mergers in which Gentle Dental and Dental Care Alliance will each become wholly-owned subsidiaries of InterDent, Inc. We hope to complete the mergers by March 31, 1999.

OUR REASONS FOR THE MERGERS (PAGES 29 AND 30)

Our companies are proposing to combine because we believe for example, that

- together we can create a larger and more stable company that will provide significant benefits to our stockholders

- the larger size of the new company should help us to reduce duplicate costs

- the new company can do a better job of increasing our revenues than we could if we did not merge

- the combination between Gentle Dental and Dental Care Alliance will strengthen our position as a competitor in the dental practice management industry, which is evolving, consolidating and growing more competitive.

In reaching these beliefs and arriving at our decisions to recommend the mergers to our stockholders, we considered a number of factors. For example, we considered

- our familiarity with our businesses, operations, financial conditions, earnings and prospects

- our ability to successfully combine and integrate our operations

- our perception of the value of the consideration in the mergers to our stockholders

- our due diligence investigations of the other's businesses

- the advice of our financial and legal advisors and of our independent auditors.

EXCHANGE OF SHARES (PAGE 46)

GENTLE DENTAL SHAREHOLDERS. Following the mergers, each of your shares of Gentle Dental common stock will be exchanged for one share of the new company's common stock, each 10 shares of Gentle Dental Series C preferred stock will be exchanged for one share of the new company's common stock and each other share of Gentle Dental preferred stock will be exchanged for one share of the new company's preferred stock, with the same rights, preferences and privileges as to the new company as each such share of preferred stock had as to Gentle Dental.

For example, if you owned ten shares of Gentle Dental common stock, after the mergers you will exchange your old Gentle Dental certificates for ten shares of the new company's common stock.

For more information on how this exchange procedure works, see "Exchange of Certificates; Fractional Shares" on page 46 of this document.

DENTAL CARE ALLIANCE STOCKHOLDERS. Following the mergers, each of your shares of Dental Care Alliance common stock will be exchanged for 1.67 shares of the new company's common stock. The total number of shares you receive will therefore be equal to 1.67 times the number of shares of Dental Care Alliance common stock you own. The new company will not issue fractional shares. Instead, you will receive the value of any fractional share in cash, based on the market value of Gentle Dental's common stock.

For example, if you owned ten shares of Dental Care Alliance common stock, after the mergers you will exchange your old Dental Care Alliance certificates for 16 shares of the new company's common stock and a check for seven-tenths multiplied by the average of the closing sale prices of Gentle Dental common stock for the five consecutive trading days prior to the Gentle Dental merger.

For more information on how this exchange procedure works, see "Exchange of Certificates; Fractional Shares" on page 46 of this document.

    EXCHANGE RATIO. Gentle Dental and Dental Care Alliance determined the exchange ratio at the time the merger agreement was signed using the following analysis:

- based upon relative earnings, adjusted for outstanding debt, Gentle Dental shareholders should own approximately 53.5% of the new company;

- based upon relative earnings, adjusted for outstanding debt, Dental Care Alliance stockholders should own approximately 46.5% of the new company;

- Gentle Dental's common stock and preferred stock (other than the Series C preferred stock) should be exchanged for shares of the new company's common and preferred stock on a 1:1 basis; and

- based upon outstanding shares of Gentle Dental and Dental Care Alliance, a
  1.67 exchange ratio is necessary to provide Dental Care Alliance stockholders with their approximate 46.5% aggregate ownership of the new company.

    CONSIDERATION VALUE. Prior to completion of the mergers, there has been no public market for the new company's common stock. As a result, the value of the consideration received by the stockholders of Gentle Dental and Dental Care Alliance is based upon, the trading value of Gentle Dental's common stock. See "Price Range of Common Stock and Dividends" at page 11.

Based on the exchange ratio in the merger for Dental Care Alliance shares, which is 1.67, the market value of the consideration that Dental Care Alliance stockholders will receive in the merger for each share of Dental Care Alliance common stock would be $9.50, based on the average of the closing bid and ask prices for Gentle Dental's common stock on October 15, 1998 and $11.13 based on the average of the closing bid and ask prices for Gentle Dental's common stock on February 5, 1999. Of course, the market price of Gentle Dental and Dental Care Alliance common stock will fluctuate prior to the mergers, while the exchange ratio is fixed.

You should obtain current stock price quotations for Gentle Dental common stock and Dental Care Alliance common stock. These quotations are available from your stockbroker, in major newspapers such as THE WALL STREET JOURNAL and on the Internet. To review the price ranges of common stock of Gentle Dental and Dental Care Alliance, please see page 11.

OPINIONS OF FINANCIAL ADVISORS (PAGES 32 AND 37)

GENTLE DENTAL SHAREHOLDERS. Salomon Smith Barney Inc. has delivered to the Gentle Dental Board of Directors its opinion that, as of October 15, 1998, the exchange ratio of the common shares of Dental Care Alliance for common shares of InterDent is fair to Gentle Dental from a financial point of view. We have attached this opinion to this document as Appendix B. You should read this document completely to understand the assumptions made, matters considered and limitations of the review made by Salomon Smith Barney Inc. in providing its opinion.

DENTAL CARE ALLIANCE STOCKHOLDERS. Raymond James & Associates, Inc. has delivered to the Dental Care Alliance Board of Directors its opinion that, as of October 15, 1998, the exchange ratio of the common shares of Dental Care Alliance for common shares of InterDent is fair to the holders of Dental Care Alliance common shares from a financial point of view. We have attached this opinion to this document as Appendix C. You should read this document completely to understand the assumptions made, matters considered and limitations of the review made by Raymond James & Associates, Inc. in providing its opinion.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGES 29 AND 30)

GENTLE DENTAL SHAREHOLDERS. The Board of Directors of Gentle Dental believes that the merger agreement is fair to you and in your best interests, and recommends that you vote "FOR" the proposal to approve the merger agreement.

DENTAL CARE ALLIANCE STOCKHOLDERS. The Board of Directors of Dental Care Alliance believes that the merger agreement is fair to you and in your best interests, and unanimously recommends that you vote "FOR" the proposal to approve the merger agreement.

RECORD DATE AND VOTING RIGHTS (PAGE 22)

GENTLE DENTAL SHAREHOLDERS. You can vote on the merger agreement at the meeting of Gentle Dental shareholders if you owned Gentle Dental common stock or Gentle Dental preferred stock at the close of business on January 27, 1999. You can cast one vote regarding the Agreement and Plan of Reorganization and Merger for each share of Gentle Dental common stock and one vote for each share of Gentle Dental preferred stock that you owned at that time.

DENTAL CARE ALLIANCE STOCKHOLDERS. You can vote on the Agreement and Plan of Reorganization and Merger at the meeting of Dental Care Alliance stockholders if you owned Dental Care Alliance common stock at the close of business on January 28, 1999. You can cast one vote for each share of Dental Care Alliance common stock that you owned at that time.

APPRAISAL RIGHTS (PAGE 114)

GENTLE DENTAL SHAREHOLDERS. Washington law permits you to dissent from the merger and have the fair value of your stock appraised by a court and paid to you in cash. In order to do this, you must follow certain procedures, including filing certain notices. Also, you must not vote your shares in favor of the mergers if you wish to receive a cash payment for your shares.

You will not receive any stock in the new company if you dissent and follow all of the required procedures. Instead, you will only receive the value of your stock in cash. The value of your stock will be the fair value of your stock immediately prior to the mergers, without giving effect to the anticipated combination. The relevant sections of Washington law governing this process are attached to this document as Appendix E.
DENTAL CARE ALLIANCE STOCKHOLDERS. Delaware law does not provide you with dissenters' appraisal rights in the mergers.

STOCKHOLDERS' AGREEMENT (PAGE 59)

Officers, directors and significant shareholders of Gentle Dental or Dental Care Alliance, consisting of Michael T. Fiore, Dr. Steven R. Matzkin, Sprout Capital VII, L.P., CB Capital Investors, L.P., Accel V L.P., St. Paul Venture Capital IV, LLC and Dr. Dany Y. Tse, have entered into a Stockholders' Agreement in which they have agreed to vote "FOR" adoption and approval of the merger agreement. As of January 27, 1999, the Gentle Dental officers, directors and significant shareholders who have executed the Stockholders' Agreement represent approximately 47% of the total voting power of Gentle Dental common stock and approximately 100% of the total voting power of Gentle Dental Series A, Series C and Series D preferred stock. See "Gentle Dental's Principal Shareholders" and "Dental Care Alliance's Management and Additional Information--Dental Care Alliance's Principal Stockholders."

As of January 27, 1999, the Dental Care Alliance officers and directors who have executed a Stockholders' Agreement represent approximately 51% of the total voting power of Dental Care Alliance common stock. We have attached a copy of the form of the Stockholders' Agreement to this document as Appendix D.

INTERESTS OF DIRECTORS AND OFFICERS IN THE MERGERS THAT ARE DIFFERENT FROM YOUR INTERESTS (PAGE 57)

Directors or executive officers Michael T. Fiore, Dr. Steven R. Matzkin, Theodore Van Eerden, David P. Nichols and Mitchell B. Olan have interests in the mergers that are different from, or in addition to, their interests as stockholders in our companies. These interests exist because of agreements with Gentle Dental or Dental Care Alliance, including provisions in employment agreements and rights that these individuals have under retention, incentive or benefit and compensation plans maintained by Gentle Dental or Dental Care Alliance.

InterDent has agreed to assume responsibility for these agreements and plans. Some of these agreements and plans will provide these individuals with severance benefits if their employment with InterDent is terminated after the merger. See "The Mergers--Interests of Certain Persons in the Mergers" at page 56 of this document. The members of our boards knew about these additional interests, and considered them, when they approved the merger agreement.

MANAGEMENT AND OPERATIONS AFTER THE MERGERS (PAGE 61)

The present management teams of our companies will share the responsibility of managing InterDent. The Board of Directors of InterDent will initially be composed of eight directors. Five will come from Gentle Dental and three will come from Dental Care Alliance. The Gentle Dental directors will include:

- Michael T. Fiore, Co-Chairman, President and Chief Executive Officer of Gentle Dental;

- Robert Finzi;

- Eric Green;

- Wayne Posey; and

- Paul H. Keckley.

The Dental Care Alliance directors will include:

- Dr. Steven R. Matzkin, Chairman, President and Chief Executive Officer of Dental Care Alliance;

- Robert F. Raucci; and

- Curtis Lee Smith, Jr.

Mr. Fiore will be Co-Chairman of the Board of Directors and Chief Executive Officer. Dr. Matzkin will be Co-Chairman of the Board of Directors and President and Chief Dental Officer.

While no assurances can be made, we expect to achieve cost savings and additional revenue opportunities that should have a beneficial effect on our earnings per share. We also expect to recognize charges to earnings related to expenses and costs of integrating our two companies in both 1998 and 1999.

CERTAIN DIFFERENCES IN THE RIGHTS OF STOCKHOLDERS (PAGE 108)

The rights of Gentle Dental shareholders are currently governed by the Washington Business Corporation Act, the Amended and Restated Articles of Incorporation of Gentle Dental and the Gentle Dental By-laws. The rights of Dental Care Alliance stockholders are currently governed by the Delaware General Corporation Law, the Dental Care Alliance Restated Certificate of Incorporation and the Dental Care Alliance By-laws. Upon our completion of the mergers, you will become stockholders of the new company, and your rights will be governed by the Delaware General Corporation Law and by the new company's certificate of incorporation and by-laws.

WHAT WE NEED TO DO TO COMPLETE THE MERGERS (PAGE 51)

The completion of the mergers depends on a number of conditions being met.

Where law permits, Gentle Dental or Dental Care Alliance could decide to complete the mergers even though one or more of these conditions have not been met. We cannot be certain when (or if) the conditions to the mergers will be satisfied or waived, or that the mergers will be completed.

TERMINATION OF THE MERGER AGREEMENT; EXPENSES (PAGE 55)

We can agree at any time to terminate the merger agreement without completing the mergers, even if the stockholders of both companies have approved it. Also, either of us can decide, without the consent of the other, to terminate the merger agreement under certain circumstances.

In the event the mergers are not completed, each party will pay its own expenses, except that we will evenly divide registration fees that we will have to pay to the Securities and Exchange Commission. Also, in the event the mergers are not completed because the merger agreement is terminated under its terms for a breach, the breaching party will be liable to the non-breaching party for an amount up to the actual out-of-pocket costs and expenses of the non-breaching party. However, in the event that:

- either of our boards of directors fails to recommend the mergers or withdraws or modifies a recommendation in a manner adverse to the other party, other than a failure to recommend following a termination permitted by the agreement; or

- either of our companies accepts an acquisition proposal from a third party the party that fails to recommend, withdraws or modifies a recommendation or the party that accepts a third party acquisition proposal will pay the other party a termination fee equal to $1.5 million.

WAIVER AND AMENDMENT (PAGE 56)

We can agree to amend the merger agreement and each of us can waive our right to require the other party to adhere to the terms and conditions of the merger agreement, where the law allows. However, we may not do so after our stockholders approve the mergers, if the amendment or waiver reduces the consideration that will be received by Gentle Dental shareholders or Dental Care Alliance stockholders, unless the affected stockholders approve the amendment or waiver.

ACCOUNTING TREATMENT (PAGE 54)

We expect the combination of our companies through the mergers to qualify as a "pooling of interests." This means that, for accounting and financial reporting purposes, we will treat our companies as if they had always been one company.

While the parties expect to account for the mergers as a pooling-of-interests, the Securities and Exchange Commission could take a different view and require the new company to use purchase accounting.

REGULATORY APPROVALS (PAGE 52)
Notification of the combination is being given to the U.S. Department of Justice and the Federal Trade Commission. The mergers cannot be completed until a waiting period has expired or is earlier terminated without objection to the mergers by these governmental entities.

In addition, certain state and other regulatory authorities will need to approve or be notified of the mergers before we can complete them.

We have filed, or soon will file, all of the required applications or notices with these regulatory agencies.

As of the date of this document, we have not yet received the required approvals. While we do not know of any reason why we would not be able to obtain the necessary approvals in a timely manner, we cannot be certain when or if we will get them.

FEDERAL INCOME TAX CONSEQUENCES (PAGE 53)

GENTLE DENTAL SHAREHOLDERS. We expect that your exchange or conversion of shares of Gentle Dental common or Series D preferred stock for shares of common or Series D preferred stock of the new company generally will not cause you to recognize any gain or loss for purposes of United States federal income tax.

DENTAL CARE STOCKHOLDERS. We expect that your exchange of shares of Dental Care Alliance common stock for shares of common stock of the new company generally will not cause you to recognize any gain or loss for purposes of United States federal income tax. You will, however, have to recognize gain in connection with any cash received instead of fractional shares.


It is a non-waivable condition to consummation of the mergers that Gentle Dental and Dental Care Alliance receive a tax opinion from McDermott, Will & Emery. While we expect to receive legal opinions about the federal income tax treatment of our stockholders, these opinions will not bind the Internal Revenue Service, which could take a different view.


THIS TAX TREATMENT MAY NOT APPLY TO CERTAIN GENTLE DENTAL SHAREHOLDERS AND CERTAIN DENTAL CARE ALLIANCE STOCKHOLDERS, INCLUDING THE GENTLE DENTAL SHAREHOLDERS WHO DISSENT FROM THE MERGERS. DETERMINING THE ACTUAL TAX CONSEQUENCES OF THE MERGERS TO YOU CAN BE COMPLICATED. THEY WILL DEPEND ON YOUR SPECIFIC SITUATION AND ON VARIABLES NOT WITHIN OUR CONTROL. YOU MAY WISH TO CONSULT YOUR OWN TAX ADVISOR FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGERS.

RISK FACTORS (PAGE 12)

In deciding whether to vote for the approval of the merger agreement, you should carefully evaluate the information provided in the section entitled "Risk Factors" in addition to the other information described in this document.

                 SELECTED UNAUDITED COMPARATIVE PER SHARE DATA

The following table shows information about our income per share and book value per share, and similar information reflecting the mergers (which we refer to as "pro forma" information). In presenting the comparative pro forma information for certain time periods, we assumed that we had been merged throughout these periods. The information includes the pro forma impact of other acquisitions which are included in the pro forma financial information beginning on page 8.

We also assumed that we will treat our companies as if they had always been combined for accounting and financial reporting purposes (a method known as "pooling of interests" accounting). We expect that we will incur reorganization and restructuring expenses as a result of combining our companies. We also anticipate that the mergers will provide the new company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of the new company under one set of assumptions, does not attempt to predict or suggest future results.
The information in the following table is based on the historical financial information which is included elsewhere in this document or incorporated by reference to information that we have presented in our prior Securities and Exchange Commission filings. The Dental Care Alliance equivalent pro forma amounts shown below were calculated by multiplying the combined pro forma amounts by the 1.67 exchange rate.

                                                                                                            NINE MONTHS
                                                                             YEAR ENDED DECEMBER 31,           ENDED
                                                                         -------------------------------   SEPTEMBER 30,
                                                                           1995       1996       1997          1998
                                                                         ---------  ---------  ---------  ---------------
INCOME (LOSS) PER SHARE--BASIC
  Dental Care Alliance, Inc.--Historical...............................  $    0.02  $  --      $    0.07     $    0.36
  Dental Care Alliance, Inc.--Equivalent pro forma.....................  $    0.07  $   (0.42) $    0.28     $    0.43
  Gentle Dental Service Corporation--Historical........................  $    0.19  $   (1.18) $   (0.91)    $    0.08
  Combined--Pro forma..................................................  $    0.04  $   (0.25) $    0.17     $    0.26

INCOME (LOSS) PER SHARE--DILUTED
  Dental Care Alliance, Inc.--Historical...............................  $    0.02  $  --      $    0.07     $    0.35
  Dental Care Alliance, Inc.--Equivalent pro forma.....................  $    0.07  $   (0.42) $    0.23     $    0.38
  Gentle Dental Service Corporation--Historical........................  $    0.19  $   (1.18) $   (0.91)    $    0.07
  Combined--Pro forma..................................................  $    0.04  $   (0.25) $    0.14     $    0.23

CASH DIVIDENDS DECLARED PER SHARE
  Dental Care Alliance, Inc............................................  $  --      $  --      $  --         $  --
  Gentle Dental Service Corporation....................................  $  --      $  --      $  --         $  --
  Combined.............................................................  $  --      $  --      $  --         $  --

                                                                                               DECEMBER 31,   SEPTEMBER 30,
                                                                                                   1997           1998
                                                                                               -------------  -------------

BOOK VALUE PER COMMON SHARE
  Dental Care Alliance, Inc.--Historical...............................                          $    3.52      $    3.86
  Dental Care Alliance, Inc.--Equivalent pro forma.....................                          $    3.82      $    4.71
  Gentle Dental Service Corporation--Historical........................                          $    2.57      $    3.49
  Combined--Pro forma..................................................                          $    2.29      $    2.82

                   SUMMARY PRO FORMA COMBINED FINANCIAL DATA
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

    The following pro forma financial data presents the combined results of Gentle Dental and Dental Care Alliance, which are expected to combine in a transaction expected to be accounted for as a pooling of interests. The pro forma financial data has been derived from the consolidated financial statements of the companies and should be read in conjunction with such statements, the notes related thereto and each of the companies' "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere herein.

    The following summary pro forma combined financial data presented below are unaudited and were prepared by management of the companies on the same basis as the audited financial statements included elsewhere herein and, in the opinion of management of the companies, include all adjustments necessary to present fairly the information set forth herein and give effect to the mergers between Gentle Dental Service Corporation and Dental Care Alliance, Inc. as if they had occurred on September 30, 1998 using the pooling-of-interests method of accounting. The pro forma financial data for the years ended December 31, 1997 and the nine months ended September 30, 1998 include the results of all practices acquired (from an accounting point of view) as if the acquisitions had occurred on January 1, 1997. Additionally, such results reflect the impact of Gentle Dental's private placement that occurred in May and June of 1998 as if the private placement occurred on January 1, 1997 and the effect of the amended management agreements with certain professional corporations. The summary pro forma combined financial and operating data is not necessarily indicative of the actual results of operations or financial position that would have been achieved had such transactions been completed at the dates specified above, nor are the statements necessarily indicative of the new company's future results of operations or financial position.

                                INTERDENT, INC.

              SUMMARY PRO FORMA COMBINED STATEMENTS OF OPERATIONS

                                 (IN THOUSANDS)

                                                                                                           NINE MONTHS
                                                                            YEARS ENDED DECEMBER 31,          ENDED
                                                                        --------------------------------  SEPTEMBER 30,
                                                                          1995       1996        1997         1998
                                                                        ---------  ---------  ----------  -------------
Dental group net patient service revenue..............................  $  --      $   3,701  $  132,380   $   105,002
Net management fees (support services revenue and management fees)....     10,557     12,349      15,638        22,686
                                                                        ---------  ---------  ----------  -------------
  Net revenues........................................................     10,557     16,050     148,018       127,688
Clinical salaries and benefits........................................     --          1,717      61,468        50,046
Practice nonclinical salaries and benefits............................      2,819      4,801      24,346        20,760
Dental supplies and lab expenses......................................      1,633      3,007      15,740        14,479
Practice occupancy expenses...........................................        911      1,670       8,559         7,469
Practice selling, general and administrative expenses.................      1,311      1,900      12,837        11,022
Corporate selling, general and administrative expenses................      2,513      3,259       7,723         7,202
Corporate restructure and merger costs................................     --         --           1,809       --
Depreciation and amortization.........................................        504      1,018       5,908         4,924
                                                                        ---------  ---------  ----------  -------------
  Total operating expenses............................................      9,691     17,372     138,390       115,902
                                                                        ---------  ---------  ----------  -------------
  Operating income (loss).............................................        866     (1,322)      9,628        11,786
Interest expense, net.................................................       (284)      (728)     (4,715)       (2,792)
Other expense, net....................................................        (92)       (48)       (211)          (13)
                                                                        ---------  ---------  ----------  -------------
  Income (loss) before income taxes and minority
    interest..........................................................        490     (2,098)      4,702         8,981
Income tax expense/(benefit)..........................................        234       (619)      1,893         3,593
Minority interest.....................................................          9          8      --           --
                                                                        ---------  ---------  ----------  -------------
  Net income (loss)...................................................        247     (1,487)      2,809         5,388
Dividends on redeemable convertible preferred stock...................     --           (246)       (100)      --
Adjustment to redemption value of common redeemable and preferred
  stock...............................................................         86       (282)        (45)          (15)
                                                                        ---------  ---------  ----------  -------------
  Net income (loss) attributable to common stock......................  $     333  $  (2,015) $    2,664   $     5,373
                                                                        ---------  ---------  ----------  -------------
                                                                        ---------  ---------  ----------  -------------
Net income (loss) per share:
Basic.................................................................  $    0.04  $   (0.25) $     0.17   $      0.26
Diluted...............................................................  $    0.04  $   (0.25) $     0.14   $      0.23

Weighted average common shares outstanding:
Basic.................................................................      7,713      8,101      16,176        20,738
Diluted...............................................................      7,833      8,101      18,723        23,022

                                INTERDENT, INC.

                 SUMMARY PRO FORMA COMBINED BALANCE SHEET DATA

                                 (IN THOUSANDS)

                                                                                                     SEPTEMBER 30,
                                                                                                         1998
                                                                                                     -------------
Working capital....................................................................................   $    12,740
Intangible assets--net.............................................................................        94,401
Total assets.......................................................................................       147,996
Long-term debt, excluding current maturities.......................................................        55,814
Redeemable common stock............................................................................         2,095
Shareholders' equity...............................................................................   $    70,188

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

GENERAL. Currently, there is no public market for the shares of the new company's common stock and there can be no assurance that a public market will develop after the mergers. The price ranges of Gentle Dental and Dental Care Alliance common stock are provided below to assist you in assessing the value of common stock you currently hold and what the excepted value of the new company's common stock may be if a public market were to develop following the mergers.

GENTLE DENTAL. Gentle Dental's common stock is listed on the Nasdaq Small Cap Market and traded under the symbol "GNTL." The following table sets forth, since February 13, 1997, the date Gentle Dental's common stock commenced trading, the high and low bid prices per share of Gentle Dental's common stock, as reported by the Nasdaq Small Cap Market. Gentle Dental issued 1.5 million shares of its common stock at $5.00 per share pursuant to its initial public offering.

                                          PRICE RANGE OF COMMON
                                                  STOCK
                                          ----------------------
                                            HIGH         LOW
                                          ---------      ---
1997
    First Quarter: (February 13, 1997 -
    March 31, 1997).....................  $   5 1/8   $       4
    Second Quarter......................      5 1/2       3 3/4
    Third Quarter.......................     16 1/2       4 3/4
    Fourth Quarter......................     16 3/8       7 3/4
1998
    First Quarter.......................  $  10 5/8   $   7 1/4
    Second Quarter......................     12 1/2       7 1/4
    Third Quarter.......................      9 3/8       5 1/4
    Fourth Quarter......................      8 3/4       5 1/4

    Gentle Dental has never paid any dividends on its common stock. Gentle Dental anticipates that future earnings will be retained for development of its business and, accordingly, does not anticipate paying regular cash dividends in the foreseeable future. There are certain restrictions contained in Gentle Dental's debt agreements and in the merger agreement that restrict the ability of Gentle Dental to pay dividends.

DENTAL CARE ALLIANCE. Dental Care Alliance's common stock is listed on the Nasdaq National Market under the symbol "DENT." The following table sets forth, since November 4, 1997, the date Dental Care Alliance's common stock commenced trading, the high and low bid prices per share of Dental Care Alliance's common stock, as reported by the Nasdaq National Market. Dental Care Alliance issued
2.0 million shares of its common stock at $12.00 per share pursuant to its initial public offering.

                                            PRICE RANGE OF
                                             COMMON STOCK
                                         --------------------
                                           HIGH        LOW
                                         ---------  ---------
1997
    Fourth Quarter: (November 4, 1997 -
    December 31, 1997).................  $  13 7/8  $       9
1998
    First Quarter......................  $  13 1/8  $       8
    Second Quarter.....................     15 3/4         11
    Third Quarter......................     12 3/8      8 1/2
    Fourth Quarter.....................         12      7 7/8

    Dental Care Alliance has never paid any dividends on its common stock. Dental Care Alliance anticipates that future earnings will be retained for development of its business and, accordingly, does not anticipate paying regular cash dividends in the foreseeable future. There are certain restrictions contained in Dental Care Alliance's debt agreements and in the merger agreement that restrict the ability of Dental Care Alliance to pay dividends.

                                  RISK FACTORS

    IN ADDITION TO THE INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT-PROSPECTUS OR INCORPORATED HEREIN BY REFERENCE, GENTLE DENTAL SHAREHOLDERS AND DENTAL CARE ALLIANCE STOCKHOLDERS CONSIDERING THIS PROPOSAL TO APPROVE THE MERGER AGREEMENT SHOULD CAREFULLY CONSIDER THE FOLLOWING FACTORS, AMONG OTHERS, BEFORE MAKING ANY FINAL DECISION.

WE MAY NOT REALIZE OPERATING EFFICIENCIES AS A RESULT OF THE MERGERS

    Because of inherent uncertainties associated with integrating combining companies, there can be no assurance that the new company will be able to realize fully the operating efficiencies Gentle Dental and Dental Care Alliance currently expect to realize as a result of the combination. Each of Gentle Dental and Dental Care Alliance conducts business and maintains separate administrative operations in different regions of the United States and there can be no assurance that we will be able to successfully integrate such operations or that such operating efficiencies or successful integration will be realized in the time frame currently anticipated.

IF WE ARE UNABLE TO SUCCESSFULLY MANAGE AND MAINTAIN OUR GROWTH, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Gentle Dental and Dental Care Alliance each are experiencing growth in existing and new markets through affiliations with additional dental practices and through expanding operations of existing affiliated dental practices. Our ability to manage and maintain our growth will depend on many factors, including our ability to successfully:

    - identify, attract and retain desirable affiliation targets;

    - negotiate favorable affiliation terms;

    - obtain acceptable financing to fund our growth;

    - complete affiliations in a timely manner;

    - integrate newly affiliated dental practices;

    - hire and train personnel to accommodate expanded operations;

    - establish, maintain and expand new and existing payor and customer relationships; and

    - manage initial periods of negative or limited contributions to our operating results that often occur when we enter new markets.

    There can be no assurance that we will be able to accomplish these objectives. Failure to meet one or more of these objectives could have a material adverse effect on our business, financial condition and results of operations.

BECAUSE WE DEPEND UPON THE OPERATIONS OF OUR AFFILIATED DENTAL PRACTICES, ANY MATERIAL LOSS OF REVENUES OR INCREASE IN EXPENSES OF AFFILIATED DENTAL PRACTICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    We receive fees for services provided to affiliated dental practices under management agreements and, except as permitted by applicable law we do not generally directly employ dentists or control the professional dental aspects of the practices which require a license to practice dentistry. Our profitability is dependent on the revenue and expenses of the affiliated dental practices. Any material loss of revenue or increase in the expenses of the affiliated dental practices could have a material adverse effect on the new company.

BECAUSE OUR REVENUES ARE DERIVED FROM MANAGEMENT RELATIONSHIPS WITH AFFILIATED DENTAL PRACTICES, ANY BREACH, EXPIRATION OR TERMINATION OF OUR MANAGEMENT AGREEMENTS WITH AFFILIATED DENTAL PRACTICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    From time to time, we enter into or amend management agreements and the affiliated dental practices enter into or amend employment agreements with dentists, which may have a material impact on the revenue and expenses of the affiliated dental practices. Gentle Dental's management agreements with the affiliated dental practices generally have terms of 40 years and Dental Care Alliance's management agreements generally have terms of 25 years. However, certain of Dental Care Alliance's management agreements, which account for approximately 2.3% of the new company's pro forma revenues for the year ended December 31, 1997, and 3.7% of its pro forma revenues for the nine months ended September 30, 1998, terminate between 1998 and 2005. Any breach, expiration or termination of management agreements could have a material adverse effect on the new company.

IF WE ARE UNABLE TO OBTAIN ACCEPTABLE FINANCING, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR EXPANSION STRATEGY AND OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Our expansion strategy will require substantial funding. Moreover, the operation of our combined network of affiliated dental practices will require ongoing working capital and capital expenditures for renovation, expansion and the addition of dental equipment and technology used to provide dental services. We expect that capital requirements over the next several years will substantially exceed cash flow generated from operations and borrowings available under current credit facilities of Gentle Dental and Dental Care Alliance. There can be no assurance that we will be able to obtain additional required capital on satisfactory terms, if at all. The failure to raise the funds necessary to finance future cash requirements could materially adversely affect our ability to pursue our expansion strategy and the new company's business, financial condition and results of operations for future periods.

IF WE DO OBTAIN NECESSARY ADDITIONAL FINANCING, IT MAY CAUSE DILUTION TO STOCKHOLDERS OR RESULT IN RESTRICTIVE DEBT COVENANTS THAT MAY ADVERSELY EFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    If additional funds are raised through the issuance of equity securities, dilution to stockholders may result. If additional funds are raised through the incurrence of debt, such debt instruments will likely contain restrictive financial, maintenance and security covenants which could have a material adverse effect on our business, financial condition and results of operations.

IF WE ARE UNABLE TO ATTRACT AND RETAIN PROFESSIONALS, MANAGEMENT OR STAFF, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    A key component of our operating strategy will be to increase profitability by maximizing patient's use of our affiliated dental practices through extended hours of operation and the addition of general dentists, specialists, hygienists and dental assistants. Accordingly, our financial success will be dependent, in part, upon our ability to attract and retain a sufficient number of qualified dentists, specialists, hygienists and dental assistants. No assurance can be given that we will be able to attract qualified dentists, specialists and clinical staff at acceptable compensation levels, or at all. Failure to appropriately staff affiliated dental practices could have an adverse effect on the new company's business, financial condition and results of operations. We believe that our future success also will depend in part upon our ability to attract and retain qualified management personnel. Competition for such personnel is intense and we will compete with numerous other employers, some of which may have greater financial and other resources. There can be no assurance that we will be successful in attracting and retaining such personnel.

IF WE ARE UNABLE TO SUCCESSFULLY IDENTIFY, ATTRACT AND RETAIN DENTAL PRACTICES, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    We compete with other dental practice management companies seeking to affiliate with dental practices in the highly competitive dental practice management industry. We are aware of a number of competitors specializing in the business of providing comprehensive management services to dental practices and there are other companies with substantial resources that may decide to enter the industry. There can be no assurance that we will be able to successfully identify, attract and retain dental practices and an inability to do so, would have a material adverse effect on the new company's business, financial condition and results of operations.

OUR INDUSTRY IS HIGHLY COMPETITIVE AND IF OUR COMBINED NETWORK OF AFFILIATED DENTAL PRACTICES DOES NOT EFFECTIVELY COMPETE IN THE MARKETS THEY SERVE, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The market for general and specialty dental services is highly fragmented and is characterized by large numbers of individual practitioners and small group practices competing for individual patients. Competition for the provision of dental services is highly competitive in the markets in which our combined network of affiliated dental practices operate and often includes practitioners who have established practices and reputations. There can be no assurance that our combined network of affiliated dental practices will be able to compete effectively in the markets they serve, and an inability to do so would have a material adverse effect on the new company's business, financial condition and results of operations.

BECAUSE WE DEPEND UPON RELATIONSHIPS WITH THIRD PARTY PAYORS WHICH ARE ATTEMPTING TO CONTAIN AND REDUCE DENTAL CARE COSTS, IF THIRD PARTY PAYORS OBTAIN LOWER RATES OR CANCEL OR FAIL TO RENEW OR EXTEND MATERIAL PAYOR AGREEMENTS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    A significant portion of the payment for services rendered by our affiliated dental practices is paid by private insurance programs. There is, and has been in recent years, an ongoing effort by third-party and government payors to contain and reduce health care and dental care costs, and impose lower reimbursement rates on health care providers. Such initiatives may result in a reduction in per-patient and per-procedure revenue from historic levels. In the event that third-party payors are successful in obtaining lower rates for specified services, the new company's business, financial condition and results of operations may be materially adversely affected. Additionally, contracts between third-party and governmental payors and our affiliated dental practices typically are short-term arrangements, having terms of one year or less. Substantially all of these agreements also allow the third-party or governmental payor to cancel the agreement prior to expiration of its term. Cancellation or failure to renew or extend one or more material payor agreements could materially and adversely affect the new company's business, financial condition and results of operations.

OUR REVENUES MAY BE REDUCED AND OUR COSTS INCREASED AS A RESULT OF MANAGED CARE AND CAPITATED MANAGED DENTAL CARE CONTRACTS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Managed care arrangements typically shift some of the economic risk of providing patient care from the person who pays for the care to the provider of the care by capping fees, requiring reduced fees, or paying a set fee per patient irrespective of the amount of care delivered. There can be no assurance that managed care arrangements will not become more prevalent in the dental care field in the future, that the downward pressures on fees associated with managed care will not increase, or that we will not be adversely affected by growth in managed dental care. There can be no assurance that the affiliated dental practices will be able to negotiate satisfactory arrangements on a capitated or other risk-sharing basis. In addition, to the extent that patients or enrollees covered by such arrangements require more frequent or extensive care than is anticipated, we would incur unanticipated costs not offset by additional revenue. This would reduce operating margins. Further, health care reforms being considered at the federal and state levels could result in a mandate that managed care patients receive certain benefits. No assurance can be given that the affiliated dental practices will be successful in negotiating adjustments to capitation rates that will adequately compensate the affiliated dental practices for performing such procedures. Any such reduction or elimination of earnings could have a material adverse effect on the new company's business, financial condition and results of operations.

BECAUSE WE DEPEND UPON CERTAIN KEY PERSONNEL, IF WE LOSE THEIR SERVICES IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The success of the new company will be dependent upon the continued services of certain of its senior management team, including the Co-Chairman of the Board and Chief Executive Officer, Michael T. Fiore, and the Co-Chairman of the Board, President and Chief Dental Officer, Dr. Steven R. Matzkin. The loss of services of one or both of these individuals could have a material adverse effect on the new company's business, financial condition and results of operations. There can be no assurance that these individuals will remain with the new company or that it will be able to attract and retain other key management personnel.

IF THERE ARE DEFAULTS ON NOTES FROM AND ADVANCES TO AFFILIATED PROFESSIONAL ASSOCIATIONS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS
    Dental Care Alliance has made, and the new company intends to continue to make, loans to affiliated dental practices to finance the purchase of the dental assets of affiliated dental practices. Management believes that the total dollar amount outstanding under these loans will increase in the future as the new company expands its network of dental practices under management. The failure of any of the affiliated dental practices to repay such notes or advances could have a material adverse effect on the new company's business, results of operations and financial condition.

    In addition, the company may advance funds to affiliated dental practices to cover their expenses in the event that the revenue retained by any affiliated dental practice after paying management fees to the new company is not sufficient to pay its expenses. This is often the case with newly integrated dental practices and occurs from time to time with other affiliated dental practices. The sustained inability of affiliated dental practices to pay their expenses could necessitate adjustments to the management agreements with such affiliated dental practices or could cause the new company to record additional reserves with respect to such loans or advances. Either of these events could have a material adverse effect on the new company's business, results of operations and financial condition. To date there have been no such downward adjustments to any of the management agreements, nor do the management agreements provide for any form of retroactive downward adjustment.

WE MAY BE REQUIRED TO REDUCE THE CARRYING VALUE OF OUR MANAGEMENT AGREEMENTS AND OTHER INTANGIBLE ASSETS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON THE RESULTS OF OPERATIONS

    A substantial portion of the new company's assets will consist of management agreements and other intangible assets. At September 30, 1998, on a pro forma basis, the new company would have had approximately $148.1 million of total assets (of which approximately $94.4 million were intangible assets) and approximately $70.3 million in total stockholders' equity. We expect the amount of intangible assets to increase further in the future in connection with additional dental practice affiliations. This increase will have an adverse impact on earnings as the intangible assets are amortized. In the event of any sale or liquidation of the new company or a portion of its assets, there can be no assurance that the recorded value of the management agreements will be realized. When factors indicate that the amount allocable to one or more of the management agreements or other intangible assets should be evaluated for possible impairment, we may be required to reduce the carrying value of such management agreements or other intangible assets, which could have a material adverse effect on the results of operations of the new company during the periods in which such reductions are recognized.

IF IT IS DETERMINED THAT WE HAVE NOT COMPLIED WITH GOVERNMENT REGULATION AND LAWS APPLICABLE TO THE DENTAL PRACTICE MANAGEMENT BUSINESS, IT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The dental industry is regulated extensively at both the state and federal levels. Regulatory oversight includes, but is not limited to, considerations of fee-splitting, corporate practice of dentistry, anti-kickback and anti-referral legislation and state insurance regulation. Although we believe that the operations of Gentle Dental and Dental Care Alliance comply in all material respects with the laws to which they are subject, there can be no assurance that a review of our business relationships by courts or other regulatory authorities would not result in determinations that could prohibit or otherwise adversely affect operations or that the regulatory environment will not change, requiring us to reorganize, change our methods of reporting revenues and other financial results or restrict existing or future operations. Any such change could have a material adverse effect on the new company's business, financial condition and results of operations.

    NONCOMPLIANCE WITH CORPORATE PRACTICE OF DENTISTRY AND FEE SPLITTING
LAWS. The laws of many states prohibit dentists from splitting fees with non-dentists and prohibit non-dental entities from engaging in the practice of dentistry or employing dentists to practice dentistry. The laws regarding fee-splitting and the corporate practice of dentistry and their interpretation vary from state to state and are enforced by regulatory authorities with broad discretion. There can be no assurance that the legality of the Gentle Dental or Dental Care Alliance business or their respective relationships with affiliated dental practices, or the dentists owning or employed by such practices, will not be successfully challenged or that the enforceability of the provisions of any management agreement will not be limited.

    NONCOMPLIANCE WITH STATE AND FEDERAL FRAUD AND ABUSE, ANTI-KICKBACK AND ANTI-REFERRAL LAWS. The applicability of federal and state laws relating to fraud and abuse, kickbacks and referrals to transactions or arrangements in the health care industry, such as those to which Gentle Dental or Dental Care Alliance is or may be a party, has been the subject of limited judicial interpretation. There can be no assurance that judicial or administrative authorities will not find that such laws prohibit the manner in which Gentle Dental and Dental Care Alliance currently operate, which could have a material adverse effect on the new company's business, financial condition or results of operations. In particular, there can be no assurance that federal or state laws relating to kickbacks, referrals or fee-splitting will not be construed as prohibiting the compensation of a dental practice manager based on a percentage of a managed practice's income or revenues.

    Noncompliance with, or violation of, either the anti-kickback provisions or restrictions on referrals can result in exclusion from the Medicare and Medicaid programs as well as civil and criminal penalties. Similar penalties apply for violations of state law. We make every effort to comply with the anti-kickback and anti-referral laws. However, if such laws were construed in a manner that prohibits the operations of Gentle Dental or Dental Care Alliance or the affiliated practices, the new company's business, financial condition and results of operations could be materially adversely affected.

    NONCOMPLIANCE WITH STATE INSURANCE LAWS AND REGULATIONS. There are certain regulatory risks associated with negotiating and administering managed care and capitation contracts. The application of state insurance laws to reimbursement arrangements is an unsettled area of law and is subject to interpretation by regulators with broad discretion. As Gentle Dental or Dental Care Alliance or the affiliated dental practices contract with third-party payors for certain non-fee-for-service arrangements, we may become subject to state insurance laws. In the event that we are determined to be engaged in the business of insurance, we could be required either to seek licensure as an insurance company or to change the form of our relationships with third-party payors and may become subject to regulatory enforcement actions. In such event, the new company's business, financial condition and results of operations may be materially adversely affected.

    NONCOMPLIANCE WITH THE KNOX-KEENE ACT. Dedicated Dental Systems, Inc., a wholly-owned subsidiary of Gentle Dental, operates under a license issued by the California Department of Corporations under the California Knox-Keene Health Care Service Plan Act of 1975. The Knox-Keene Act and the regulations promulgated thereunder subject entities which are licensed as healthcare service plans in California to substantial regulation by the California Department of Corporations. In addition, licensees under the Knox-Keene Act are required to:

    - file periodic financial data and other information (which generally become available to the public);

    - maintain substantial tangible net equity on their balance sheets; and

    - maintain adequate levels of medical, financial and operating personnel dedicated to fulfilling the licensee's statutory and regulatory requirements.

    The California Department of Corporations is empowered by law to take enforcement actions against licensees that fail to comply with such requirements. Any material non-compliance with the Knox-Keene Act and the regulations promulgated thereunder, could have a material adverse effect on the new company's business, financial condition and results of operations.

    NONCOMPLIANCE WITH REQUIREMENTS OF THE OREGON OFFICE OF MEDICAL ASSISTANCE PROGRAMS. Managed Dental Care of Oregon, Inc., and Capitol Dental Care, Inc., each a wholly owned subsidiary of Gentle Dental, provide capitated dental services under the Oregon Health Plan pursuant to contracts with the State of Oregon Office of Medical Assistance Programs. Both Managed Dental Care and Capitol Dental Care are subject to substantial regulation by the Office of Medical Assistance Programs with respect to all aspects of their operations. By regulation, and pursuant to their contracts with the Office of Medical Assistance Programs, Managed Dental Care and Capitol Dental Care are required to:

    - maintain sound financial management procedures;

    - maintain protections against insolvency;

    - generate periodic financial reports for submission to the Office of Medical Assistance Programs;

    - establish and maintain restricted reserve funds; and

    - maintain net worth in contractually specified amounts.

    Failure to meet these requirements is grounds for termination of a contract. The contracts may also be terminated if funding for the Oregon Health Plan from federal, state or other sources is not obtained, or is withdrawn, reduced or limited. Each contract has a one-year term, and there is no guarantee that it will be renewed or extended. Further, the combined annual revenue generated by Managed Dental Care and Capitol Dental Care account for approximately 12.3% of the new company's pro forma revenues for the year ended December 31, 1997 and approximately 10.4% of its pro forma revenues for the nine months ended September 30, 1998. Default under either Managed Dental Care's or Capitol Dental Care's contract with the Office of Medical Assistance Programs, a reduction or elimination of federal, state or other funding or a refusal to renew or extend one or both of the contracts could have a material adverse effect on the new company's business, financial condition and results of operations.

CHANGES IN GOVERNMENT REGULATION AND LAWS APPLICABLE TO THE DENTAL PRACTICE MANAGEMENT BUSINESS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The United States Congress and state legislatures have considered various types of health care reform, including comprehensive revisions to the current health care system. It is uncertain what legislative proposals will be adopted in the future, if any, or what actions federal or state legislatures or third-party payors may take in anticipation of or in response to any health care reform proposals or legislation. Health care reform legislation adopted by Congress or the legislatures of states in which we do business, downward pressure on reimbursement amounts paid by governmental payors, dependence on the appropriations process for payment by such payors, as well as changes in federal and state regulations could have a material adverse effect on our business, financial condition and results of operations.

A JUDGMENT AGAINST US OR OUR AFFILIATED DENTAL PRACTICES IN LAWSUITS RELATED TO OUR AFFILIATIONS WITH DENTAL PRACTICES COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    In recent years, dentists have become subject to an increasing number of lawsuits alleging malpractice and related legal theories. Due to the nature of our business, we may from time to time become involved as a defendant in malpractice lawsuits brought against affiliated dental practices or dentists employed by affiliated dental practices. In addition, we could be involved in litigation in which it is alleged that we have been negligent in performing our duties under our management agreements. Gentle Dental and Dental Care Alliance maintain professional and general liability insurance in amounts deemed appropriate based upon assessment of historical claims and the nature and risks of our business. There can be no assurance, however, that an existing or future claim or claims will not exceed the limits of available insurance coverage, that any insurer will remain solvent and able to meet its obligations to provide coverage for any such claim or claims, or that such coverage will continue to be available or available with sufficient limits and at a reasonable cost to insure adequately and economically our operations in the future. A judgment against us that exceeds our insurance coverage could have a material adverse effect on the new company's business, financial condition and results of operations.

WE ARE GEOGRAPHICALLY CONCENTRATED AND MAY BE ADVERSELY AFFECTED BY ADVERSE LOCAL ECONOMIC OR REGULATORY DEVELOPMENTS

    Our growth strategy contemplates affiliation with or development of dental practices in selected geographic markets. This strategy of focused expansion within selected markets increases the risk that adverse economic or regulatory developments in one or more of these markets may have a material adverse effect on the new company's business, financial condition and results of operations.

ANTITRUST LAWS MAY LIMIT OUR GROWTH IN OUR CURRENT GEOGRAPHIC MARKETS, WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    We are subject to a broad range of antitrust laws that prohibit anti-competitive conduct, including price fixing, concerted refusals to deal and divisions of markets. Among other things, these laws may limit our ability to enter into management agreements with separate practice groups that compete with one another in the same geographic market. Any limitation on our ability to affiliate with additional practice groups could have a material adverse effect on our business, financial condition and results of operations.

SALES OF SUBSTANTIAL AMOUNTS OF SHARES OF THE NEW COMPANY'S COMMON STOCK COULD ADVERSELY AFFECT OUR STOCK PRICE AND ABILITY TO RAISE CAPITAL

    Sales of substantial amounts of the new company's common stock in the public market, or the availability of such shares for future sale, could adversely affect the market price of the new company's common stock and could impair its ability to raise additional capital by offering its equity securities. Of the 20,715,607 shares of its common stock that we expect to be outstanding following the mergers, 11,088,339 shares will be "restricted securities" as defined in Rule 144 under the Securities Act of 1933, as amended, or will be restricted under Rule 145 of such Act. All other shares are or will be freely tradable under federal securities laws. Holders of 10,429,369 shares of the new company's common stock, including shares underlying certain options, warrants, notes and preferred stock that can be converted into or exercised for its common stock, will be entitled to certain rights with respect to the registration of such shares under the Securities Act of 1933, as amended. Following the mergers, the new company also expects to register an aggregate of 2,417,500 shares reserved for past or future option grants under the Securities Act of 1933, as amended.

THERE HAS BEEN NO PRIOR MARKET FOR THE NEW COMPANY'S COMMON STOCK AND IF A PUBLIC MARKET DOES NOT DEVELOP IN THE FUTURE IT COULD AFFECT YOUR ABILITY TO SELL YOUR SHARES OF THE NEW COMPANY'S COMMON STOCK

    Although the common stock of Gentle Dental and Dental Care Alliance are currently publicly traded on the Nasdaq SmallCap Market-Registered Trademark-and the Nasdaq National Market, respectively, there is currently no public market for the new company's common stock. In connection with the mergers, the new company has applied to the Nasdaq National Market-Registered Trademark- for listing of its common stock. However, there can be no assurance that an active public market for the common stock will develop after the mergers are complete or, if a trading market does develop, that it will continue or that stockholders will be able to resell their shares, if at all, without considerable delay or impact on the sales price.

FLUCTUATION IN THE MARKET PRICE OF THE NEW COMPANY'S COMMON STOCK COULD EFFECT THE VALUE OF THE NEW COMPANY'S COMMON STOCK

    The market price of the new company's common stock could be subject to significant fluctuations in response to variations in financial results or announcements of material events by the new company or its competitors. Quarterly operating results of the new company, changes in general conditions in the economy or the dental services industry, or other developments affecting the new company or its competitors, could cause the market price of its common stock to fluctuate substantially. In addition, the equity markets have, on occasion, experienced significant price and volume fluctuations that have affected the market prices for many companies' securities and that have often been unrelated to the operating performance of these companies. Concern about the potential effects of health care reform measures has contributed to the volatility of stock prices of companies in health care and related industries and may similarly affect the price of the new company's common stock following the mergers. Fluctuation in the market price of the New Company's Common Stock could adversely effect the value of the Company's Common Stock.

OUR CHARTER DOCUMENTS CONTAIN PROVISIONS THAT COULD LIMIT THE ABILITY TO EFFECT A CHANGE OF CONTROL OF THE NEW COMPANY THAT MAY BE IN YOUR INTEREST

    Several provisions of the Delaware General Corporation Law, as well as the new company's Certificate of Incorporation and By-Laws may make a change in control more difficult to effect, even if in the stockholders' interest. The new company's By-Laws will provide for a classified board and its Certificate of Incorporation will allow its Board of Directors to determine the terms of preferred stock which may be issued by the new company without approval of the holders of its common stock, and thereby enables the Board of Directors to inhibit the ability of the holders of the new company's common stock to effect a change of control of the new company.

WE ARE SUBJECT TO YEAR 2000 RISKS FOR WHICH WE MAY NOT BE PREPARED AND WHICH COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    Many existing computer programs use only two digits to identify a year in a data field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000 or earlier. The Year 2000 issue affects us in that our business is dependent on information technology, such as management information systems, financial and accounting systems, and other equipment systems that may have Y2K related problems. The failure of our information technology systems to be Year 2000 compliant could have a material adverse effect on InterDent's business, financial condition or results of operations. In addition, the noncompliance of any of our significant vendors, third-party or governmental payors could have a material adverse effect on InterDent's business, financial condition or results of operations.

    Based upon confirmations received from significant management information systems, financial and accounting systems software licensors, and other equipment systems that may have Y2K related problems we are currently Year 2000 compliant or are expected to be Year 2000 compliant by June 1999. We are in the process of verifying that our other information technology systems will be Year 2000 compliant. We expect that we will incur internal staff costs as well as consulting and other expenses related to Year 2000 system preparations.

    We also have certain material relationships with vendors and third-party and governmental payors who also are dependent on information technology systems. We have contacted or intend to contact these vendors, third-party and governmental payors and other third parties with whom we have material relationships to ensure Year 2000 compliance. Certain of our significant vendors have confirmed to us that they are or expect to be Year 2000 compliant. However, we anticipate that many third-party and governmental payors and our smaller vendors may not be Year 2000 compliant.

    Although we believe that the steps we are taking will be adequate to ensure that we will not be materially affected by the Year 2000 problem, there can be no assurance that these actions will protect us from the risks associated with the Year 2000 problem. The analysis of, and preparation for, the Year 2000 and related problems necessarily rely on a variety of assumptions about future events, and there can be no assurance that we will accurately predict which future events or that any remedial and contingency plans that may be adopted will adequately address such future events. See "Information About Gentle Dental-- Year 2000 Compliance" and "Information About Dental Care Alliance--Year 2000 Compliance."

FORWARD-LOOKING STATEMENTS CONTAIN ASSUMPTIONS AS TO FUTURE EVENTS AND RESULTS AND MAY NOT PROVE ACCURATE

    When used or incorporated by reference in this document, the words "anticipate," "estimate," "expect," "project," "believe" and similar words or expressions are intended to identify forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions, including those set forth in these risk factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. Several key factors that have a direct bearing on our ability to attain our goals are discussed in these risk factors.

                                  THE MEETINGS
                         GENTLE DENTAL SPECIAL MEETING

GENERAL

    This document is first being mailed by Gentle Dental to the holders of its
common stock and preferred stock on or about February   , 1999, and is
accompanied by the notice of the special meeting of shareholders of Gentle Dental and a form of proxy that is solicited by the Board of Directors of Gentle
Dental for use at the Gentle Dental special meeting to be held on        , March
  , 1999, at 9:00 a.m., local time, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

    At the Gentle Dental special meeting, Gentle Dental shareholders will be asked to consider and vote on the proposal to approve an Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998, as amended, by and among InterDent Inc. (formerly known as Wisdom Holdings, Inc.), Wisdom Holdings Acquisition Corp. I, Wisdom Holdings Acquisition Corp. II, Gentle Dental and Dental Care Alliance, and the transactions contemplated thereby, and any such other matters as may properly be submitted to a vote at the Gentle Dental special meeting. Gentle Dental shareholders may also be asked to vote upon a proposal to adjourn or postpone the Gentle Dental special meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the soliciting of additional votes to approve the merger agreement and the transactions contemplated thereby.

PROXIES

    The accompanying form of proxy is for use at the Gentle Dental special meeting if a Gentle Dental shareholder will be unable or does not wish to attend in person. A Gentle Dental shareholder may revoke his or her proxy and reclaim his or her right to vote up to and including the date of the meeting. To do so, submit to the Secretary of Gentle Dental a properly executed proxy of a later date or written notice revoking the proxy, or attend the Gentle Dental special meeting and vote in person. Written notices of revocation and other communications with respect to the revocation of Gentle Dental proxies should be addressed to Gentle Dental Service Corporation, 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245-4340, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If nothing is specified, the proxies will be voted in favor of the approval of the merger agreement and the transactions contemplated thereby. The Gentle Dental Board of Directors is unaware of any other matters that may be presented for action at the Gentle Dental special meeting. If other matters do properly come before the Gentle Dental special meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxyholders, provided that no proxy that has been voted against approval and adoption of the merger agreement will be voted in favor of any adjournment or postponement of the Gentle Dental special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    The entire cost of soliciting the proxies from the Gentle Dental shareholders will be borne by Gentle Dental. In addition to the solicitation of the proxies by mail, Gentle Dental will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Gentle Dental will reimburse such record holders for their reasonable expenses in so doing. If necessary, Gentle Dental may use several of its regular employees, who will not be specially compensated, to solicit proxies from shareholders, either personally or by telephone, telegram, facsimile, or special delivery letter.

RECORD DATE AND VOTING RIGHTS

    Pursuant to the provisions of the Washington Business Corporation Act, and the rules of the Nasdaq Small Cap Market, January 27, 1999 has been fixed as the record date for determination of Gentle Dental shareholders entitled to notice of and to vote at the Gentle Dental special meeting. Holders of shares of Gentle Dental capital stock of record that are such holders at the close of business on the Gentle Dental record date will be entitled to notice of and to vote on all matters at the Gentle Dental special meeting. In addition, holders of Gentle Dental Series A preferred stock and Gentle Dental Series C preferred stock at the Gentle Dental record date will be entitled to notice of and to vote at the Gentle Dental special meeting regarding the merger agreement and the transactions contemplated thereby. At the close of business on the Gentle Dental record date, there were 9,060,735 shares of Gentle Dental common stock outstanding held by approximately 140 holders of record, 100 shares of Gentle Dental Series A preferred stock held by one holder of record, 100 shares of Gentle Dental Series C preferred stock held by one holder of record and 1,465,800 shares of Gentle Dental Series D preferred stock held by six holders of record. The presence, in person or by proxy, of shares of Gentle Dental capital stock representing a majority of such shares considered as a single class, outstanding and entitled to vote on the Gentle Dental record date is necessary to constitute a quorum at the Gentle Dental special meeting.

    Shares of Gentle Dental capital stock present in person at the Gentle Dental special meeting but not voting, and shares of Gentle Dental Capital Stock for which Gentle Dental has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Gentle Dental special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Gentle Dental common stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be voted upon at the Gentle Dental special meeting without specific instructions from such customers. Shares represented by proxies returned by a broker holding such shares in "street" name will be counted for purposes of determining whether a quorum exists, even if such shares are not deemed "broker non-votes" because they are voted in matters where discretionary voting by the broker is not allowed under applicable laws.

    The affirmative vote of a majority of the outstanding shares of Gentle Dental common stock and Gentle Dental Series D preferred stock entitled to vote, voting together as single class, is required to approve the merger agreement and the transactions contemplated thereby. In addition, the vote of a majority of the outstanding shares of each of the Gentle Dental Series A preferred stock, Gentle Dental Series C preferred stock and Gentle Dental Series D preferred stock entitled to vote, voting as separate classes, is required to approve the merger agreement and the transactions contemplated thereby. Each share of Gentle Dental capital stock is entitled to one vote regarding the merger agreement and the transactions contemplated thereby.

    ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST APPROVAL OF THE MERGER AGREEMENT. ACCORDINGLY, THE GENTLE DENTAL BOARD OF DIRECTORS URGES GENTLE DENTAL SHAREHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE.

    As of the Gentle Dental record date, directors and executive officers of Gentle Dental owned 2,587,360 shares of Gentle Dental common stock, representing approximately 29% of the common stock entitled to vote, 100 shares of Gentle Dental Series A preferred stock, representing all of the Series A preferred stock entitled to vote, 100 shares of Gentle Dental Series C preferred stock, representing all of the Gentle Dental Series C preferred stock entitled to vote, and 1,592,471 shares of Gentle Dental Series D preferred stock, representing approximately 97% of the Gentle Dental Series D preferred stock entitled to vote. It is currently expected that each such director and executive officer of Gentle Dental will vote the shares of Gentle Dental capital stock beneficially owned by him or her which such director or officer is entitled to vote for approval of the merger agreement and the transactions contemplated thereby.

    For additional information with respect to beneficial ownership of Gentle Dental common stock and preferred stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Gentle Dental common stock and preferred stock by directors and executive officers of Gentle Dental, see "Gentle Dental's Principal Shareholders" on page 77.

RECOMMENDATION OF GENTLE DENTAL BOARD OF DIRECTORS

    The Gentle Dental Board of Directors has approved the merger agreement and the transactions contemplated thereby. The Gentle Dental Board of Directors believes that the merger agreement and the transactions contemplated thereby are in the best interests of Gentle Dental and the Gentle Dental shareholders and recommends that the Gentle Dental shareholders vote "FOR" approval of the merger agreement and the transactions contemplated thereby. See "The Mergers--Recommendation of the Gentle Dental Board and Reasons for the Mergers" on page 29.

INDEPENDENT AUDITORS

    A representative of KPMG LLP, independent certified public accountants of Gentle Dental, will be present at the Gentle Dental special meeting to respond to appropriate questions raised at such meeting.

                      DENTAL CARE ALLIANCE SPECIAL MEETING

GENERAL

    This document is first being mailed by Dental Care Alliance to the holders
of its common stock on or about February   , 1999, and is accompanied by the
notice of the Dental Care Alliance special meeting and a form of proxy that is solicited by the Board of Directors of Dental Care Alliance for use at the
special meeting of Dental Care Alliance stockholders to be held on        ,
March   , 1999, at 9:00 a.m., local time, at 1343 Main Street, 7th Floor,
Sarasota, Florida, and at any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

    The purpose of the Dental Care Alliance special meeting is to take action with respect to the approval of the merger agreement and the transactions contemplated thereby and any such other matters as may be properly submitted to a vote at the Dental Care Alliance special meeting. A copy of the merger agreement is attached as APPENDIX A. Dental Care Alliance stockholders may also be asked to vote upon a proposal to adjourn or postpone the Dental Care Alliance special meeting, which adjournment or postponement could be used for the purpose, among others, of allowing additional time for the solicitation of additional votes to approve the merger agreement and the transactions contemplated thereby.

PROXIES

    The accompanying form of proxy is for use at the Dental Care Alliance special meeting if a Dental Care Alliance stockholder will be unable to attend in person. A Dental Care Alliance stockholder may revoke his or her proxy and reclaim his or her right to vote up to and including the date of the meeting. To do so, submit to the Secretary of Dental Care Alliance a properly executed proxy of a later date or written notice revoking the proxy or attend the Dental Care Alliance special meeting and vote in person. Written notices of revocation and other communications with respect to the revocation of Dental Care Alliance proxies should be addressed to Dental Care Alliance, Inc., 1343 Main Street, 7th Floor, Sarasota, Florida 34236, Attention: Corporate Secretary. All shares represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. If nothing is specified, the proxies will be voted in favor of approval of the merger agreement and the transactions contemplated thereby. The Dental Care Alliance Board of Directors is unaware of any other matters that may be presented for action at the Dental Care Alliance special meeting. If other matters do properly come before the Dental Care Alliance special meeting, however, it is intended that shares represented by proxies will be voted in the discretion of the proxy holders, provided that no proxy that is voted against approval and adoption of the merger agreement will be voted in favor of any adjournment or postponement of the Dental Care Alliance special meeting for the purpose of soliciting additional proxies.

SOLICITATION OF PROXIES

    The entire cost of soliciting the proxies from the Dental Care Alliance stockholders will be borne by Dental Care Alliance. In addition to the solicitation of the proxies by mail, Dental Care Alliance will request banks, brokers and other record holders to send proxies and proxy material to the beneficial owners of the stock and secure their voting instructions, if necessary. Dental Care Alliance will reimburse such record holders for their reasonable expenses in so doing. If necessary, Dental Care Alliance may use several of its regular employees, who will not be specially compensated, to solicit proxies from Dental Care Alliance stockholders, either personally or by telephone, telegram, facsimile or special delivery letter.

RECORD DATE AND VOTING RIGHTS

    Pursuant to the provisions of the Delaware General Corporation Law, the Dental Care Alliance By-laws, as amended, and the rules of the Nasdaq National Market, January 28, 1999 has been fixed as the record date for determination of Dental Care Alliance stockholders entitled to notice of and to vote at the Dental Care Alliance special meeting. Accordingly, only Dental Care Alliance stockholders of record at the close of business on the Dental Care Alliance record date will be entitled to notice of and to vote at the Dental Care Alliance special meeting. At the close of business on the Dental Care Alliance record date, there were 7,031,197 shares of Dental Care Alliance common stock outstanding held by approximately 81 holders of record. The presence, in person or by proxy, of shares of Dental Care Alliance common stock representing a majority of such shares outstanding and entitled to vote on the Dental Care Alliance record date is necessary to constitute a quorum at the Dental Care Alliance special meeting.
    Shares of Dental Care Alliance common stock present in person at the Dental Care Alliance special meeting but not voting, and shares of Dental Care Alliance common stock for which Dental Care Alliance has received proxies but with respect to which holders of such shares have abstained, will be counted as present at the Dental Care Alliance special meeting for purposes of determining the presence or absence of a quorum for the transaction of business. Brokers who hold shares of Dental Care Alliance common stock in nominee or "street" name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote shares held for such customers with respect to the matters to be considered and voted upon at the Dental Care Alliance special meeting without specific instructions from such customers. Broker non-votes will be counted for purposes of determining whether a quorum exists.

    The affirmative vote of the holders of a majority of the outstanding shares of Dental Care Alliance common stock entitled to vote is required to approve the merger agreement and the transactions contemplated thereby. Each share of Dental Care Alliance common stock is entitled to one vote.

    ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS VOTES AGAINST SUCH APPROVAL AND ADOPTION. ACCORDINGLY, THE DENTAL CARE ALLIANCE BOARD OF DIRECTORS URGES DENTAL CARE ALLIANCE STOCKHOLDERS TO COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    As of the Dental Care Alliance record date, directors and executive officers of Dental Care Alliance beneficially owned 2,205,579 shares of Dental Care Alliance common stock, representing approximately 31% of common stock entitled to vote. It is currently expected that each such director and executive officer of Dental Care Alliance will vote the shares of Dental Care Alliance common stock beneficially owned by him or her which such director or officer is entitled to vote for approval of the merger agreement and the transactions contemplated thereby.

    For additional information with respect to beneficial ownership of Dental Care Alliance common stock by persons and entities owning more than 5% of such stock and more detailed information with respect to beneficial ownership of Dental Care Alliance common stock by directors and executive officers of Dental Care Alliance, see "Information about Dental Care Alliance--Dental Care Alliance Principal Stockholders" on page 102.

RECOMMENDATION OF DENTAL CARE ALLIANCE BOARD OF DIRECTORS

    The Dental Care Alliance Board of Directors has unanimously approved the merger agreement and the transactions contemplated thereby. The Dental Care Alliance Board of Directors believes that the merger agreement and the transactions contemplated thereby are in the best interests of Dental Care Alliance and the Dental Care Alliance stockholders and recommends that the Dental Care Alliance stockholders vote "FOR" approval of the merger agreement and the transactions contemplated thereby. See "The Mergers--Recommendation of the Dental Care Alliance Board of Directors and Reasons for the Mergers" on page 30.

INDEPENDENT AUDITORS

    A representative of PricewaterhouseCoopers, LLP, independent certified public accountants of Dental Care Alliance, will be present at the Dental Care Alliance special meeting to respond to appropriate questions raised at such meeting.

                                  THE MERGERS

    THE FOLLOWING IS A SUMMARY OF THE MATERIAL TERMS AND PROVISIONS OF THE MERGER AGREEMENT. YOU MAY READ THE ACTUAL PROVISIONS OF THE MERGER AGREEMENT BY REFERRING TO APPENDIX A. THE MERGER AGREEMENT IS ALSO ATTACHED AS AN EXHIBIT TO THE CURRENT REPORTS ON FORM 8-K, DATED OCTOBER 15, 1998 AND FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 30, 1998, BY EACH OF GENTLE DENTAL AND DENTAL CARE ALLIANCE.

GENERAL

    The Boards of Directors of InterDent, Gentle Dental and Dental Care Alliance have each approved the merger agreement, which provides for the merger of (a) Wisdom Holdings Acquisition Corp. I, a Delaware corporation and wholly-owned subsidiary of InterDent with and into Gentle Dental and (b) Wisdom Holdings Acquisition Corp. II, a Delaware corporation and wholly-owned subsidiary of InterDent with and into Dental Care Alliance at the effective time of the mergers. With certain limited exceptions described below, each share of Gentle Dental common stock and each 10 shares of Gentle Dental Series C preferred stock outstanding at the effective time will be exchanged into the right to receive one share of InterDent common stock and each share of Dental Care Alliance common stock outstanding at the effective time will be exchanged into the right to receive 1.67 shares of InterDent common stock. Each outstanding share of Gentle Dental Series A preferred stock, Series B preferred stock and Series D preferred stock outstanding at the effective time, will be exchanged for one share of InterDent Series A preferred stock, Series B preferred stock and Series D preferred stock, respectively. At the effective time of the mergers, each of Gentle Dental and Dental Care Alliance will become wholly-owned subsidiaries of InterDent.

BACKGROUND OF THE MERGERS

    The managements of Gentle Dental and Dental Care Alliance have, from time to time, considered the possibility of acquisitions and strategic combinations with other dental practice management companies and their potential strategic fit with such companies based on the following considerations:

    - the businesses conducted thereby;

    - economic considerations;

    - their management and employee cultures; and

    - the geographic location and breadth of their businesses.

    Since Dental Care Alliance's initial public offering in November 1997, Dental Care Alliance has had a number of conversations with companies in the dental practice management industry to discuss potential business combinations with prospective strategic partners. The Dental Care Alliance Board of Directors believed that Dental Care Alliance's planned expansion of its business could be enhanced significantly through strategic combinations with appropriate existing dental practice management companies. The Dental Care Alliance Board of Directors also believed that there would be a trend toward increasing consolidation within the dental practice management industry. Dental Care Alliance's acquisition in December 1997 of Marketplace Dental, Inc., a dental practice management company with six practices under management at the time of the acquisition, exemplified its beliefs.

    From January to July 1998, and prior to meeting with management of Gentle Dental, Dental Care Alliance's management and Raymond James & Associates, Inc. met with management of six dental practice management companies to discuss potential business combinations. One discussion terminated because no agreement could be reached as to relative valuations. One discussion terminated because Dental Care Alliance determined that if it were to enter into a business combination with this company, it would not be able to pool the operating results of that company with its own, and that such a transaction would be dilutive to Dental Care Alliance's earnings. Two transactions were not pursued as the companies were not profitable and the business combinations would have been dilutive to Dental Care Alliance's earnings. Discussions with another company stopped because of potential management integration problems and differences in business philosophy. Dental Care Alliance's management suspended discussion with the sixth potential company as a result of an anticipated acquisition by that company which was expected to result in a change of management and other changes to the company's operations. No discussions are ongoing at this time.

    On July 15, 1998, Mr. Fiore, Dr. Matzkin and certain members of the Boards of Directors of Gentle Dental and Dental Care Alliance met informally to discuss issues effecting the industry, the companies and their respective businesses, their perception of consolidation within the industry and the benefits of strategic combinations. At a board meeting held the same day, Dental Care Alliance's Board of Directors was advised of preliminary discussions. Mr. Fiore and Dr. Matzkin met again on July 20, 1998 to further discuss the businesses of Gentle Dental and Dental Care Alliance and to pursue the possibility of a strategic alliance between the companies. As a result of these meetings, the companies preliminarily determined that a combination could be beneficial to each of them and their respective stockholders in view of the characteristics of the companies' business and geographic locations, the accelerating trend toward consolidation in the industry generally and the larger company that would be created as a result of the combination. In order to facilitate further discussions between the two companies, Gentle Dental and Dental Care Alliance entered into a standard form confidentiality agreement on July 24, 1998. To assist with negotiation and analysis of the proposed combination of the two companies, Gentle Dental and Dental Care Alliance retained Salomon Smith Barney Inc. and Raymond James & Associates, Inc. as their financial advisors, respectively.

    On August 17, 1998, Dr. Matzkin visited Gentle Dental's corporate headquarters in El Segundo, California, and met with Mr. Fiore to further discuss the potential combination of the companies. As part of the meetings and discussions, Dr. Matzkin also visited the offices of four dental practices managed by Gentle Dental to gain additional understanding of Gentle Dental's management relationship with its affiliated dental practices. On August 25, 1998, certain directors and members of senior management of the companies and their respective investment advisors met at Dental Care Alliance's corporate headquarters in Sarasota, Florida, to discuss issues relating to the potential business combination of the two companies and began discussions regarding the terms and structure of a proposed transaction.

    Over a period of three days in early September 1998, certain members of senior management of Dental Care Alliance met with certain members of senior management of Gentle Dental, at Gentle Dental's corporate headquarters, to conduct due diligence and to visit additional dental offices managed by Gentle Dental. Over this period, members of Dental Care Alliance's senior management also reviewed Gentle Dental's material contracts, including material acquisition agreements. Over an additional three day period later in September 1998, certain members of Gentle Dental's senior management met with certain members of Dental Care Alliance's senior management at Dental Care Alliance's corporate headquarters to conduct due diligence on Dental Care Alliance and to visit certain dental offices managed by Dental Care Alliance. Over this period, members of Gentle Dental's senior management also reviewed Dental Care Alliance's material contracts, including material acquisiton agreements.

    Following the due diligence investigation and office visits conducted by the companies, members of senior management of both Gentle Dental and Dental Care Alliance met with each other and their respective investment advisors on September 22nd, 23rd and 24th at the New York offices of the Sprout Group to finalize their discussions regarding the terms and structure of the proposed combination transaction between the two companies. In addition to all these meetings, numerous discussions were held telephonically.

    During September 1998, management of the two companies continued business due diligence and senior management for each company reported its findings to its Boards of Directors. As the results of this due diligence were favorable, each company's board of directors decided to pursue negotiations.

    Throughout early October 1998, Mr. Fiore and Dr. Matzkin negotiated terms of definitive agreements documenting the proposed combination of the two companies and each routinely briefed members of their boards of directors and senior management as to the status of the negotiations. During this period, legal advisors for each of Gentle Dental and Dental Care Alliance conducted legal due diligence on the other company. As part of the negotiation process, management and the Board of Directors of each of Gentle Dental and Dental Care Alliance considered how they would value each company for purposes of the mergers. Because the common shares of neither company were consistently traded in significant volume, the parties believed that the market price of each respective company's common shares was not an accurate indicator of the company's value. Instead, the parties agreed to a fixed ratio for exchange of the shares of each company with the new company based on, among other things, their relative earnings. The parties considered the potential negative aspects of having a fixed exchange ratio, such as the exchange ratio would not be adjusted to account for the fact that subsequent changes in earnings levels or market value. However, management and the Boards of Directors of Gentle Dental and Dental Care Alliance acknowledged that each company expected to grow its relative revenues by additional affiliations with dental practices prior to the consummation of the mergers. The parties believed that a fixed ratio would be less complicated and more consistent with their view that future acquisitions should benefit the stockholders of the new company, rather than only Gentle Dental's or Dental Care Alliance's stockholders.

    On October 13, 1998, the Board of Directors of Dental Care Alliance met to discuss and review the terms of the proposed business combination and the various transactions contemplated as a result of the combination. The Dental Care Alliance Board of Directors did not reach a final decision in its October 13 meeting, and scheduled a meeting to be held on October 15, 1998, to further review the terms of the proposed combination.

    On October 14, 1998, members of the Gentle Dental Board of Directors met to review the terms of the proposed business combination and to discuss the various transactions contemplated by the proposed combination. The Gentle Dental Board of Directors reviewed in detail the terms of the proposed combination, the due diligence investigation undertaken by Gentle Dental (with the assistance of legal counsel and Salomon Smith Barney Inc.) and the fairness opinion provided by Salomon Smith Barney Inc. regarding the fairness to Gentle Dental of the ratio of exchange of the common shares of Dental Care Alliance for common shares of InterDent, as contemplated by the merger agreement. The Gentle Dental Board of Directors also considered certain concerns raised by one of Gentle Dental's officers who is a director, the "dissenting director," as to, among other things, the due diligence investigation and information considered by the Gentle Dental Board of Directors in connection with the mergers, and the valuation of Dental Care Alliance. After a discussion and review of the terms of the merger agreement and the related documents previously presented to the Gentle Dental Board of Directors, the Gentle Dental Board of Directors (with the dissenting director dissenting) approved and authorized the execution of the merger agreement and the related agreements and transactions contemplated by the merger agreement. Following the October 14 meeting, the dissenting director informed Gentle Dental that he desired to spend more time with his family and pursue charitable interests and began discussing modification to his employment relationship with Gentle Dental. See "Information About Gentle Dental--Gentle Dental's Management's Discussion and Analysis of Financial Condition and Results of Operations--Certain Transactions Regarding Gentle Dental" at page 75.

    On October 15, 1998, the Dental Care Alliance Board of Directors met several times to keep updated as to the merger negotiations and to discuss and review the terms of the proposed business combination. The Dental Care Alliance Board of Directors also reviewed the fairness opinion provided to Dental Care Alliance by Raymond James & Associates, Inc. regarding the fairness to the stockholders of Dental Care Alliance of the ratio of exchange of the common shares of Dental Care Alliance for common shares of InterDent, as contemplated by the merger agreement. After further discussion and review of the terms of the merger agreement and the related documents previously presented to the Dental Care Alliance Board of Directors, the Dental Care Alliance Board of Directors authorized and approved the execution of the merger agreement and the related agreements and transactions contemplated by the merger agreement.

    During the evening of October 15, 1998, the parties executed the merger agreement and the parties announced the proposed business combination on the morning of October 16, 1998.

    The Gentle Dental Board of Directors held a telephonic meeting on November 13, 1998 to review concerns raised subsequent to the October 14, 1998 board meeting by the dissenting director regarding the mergers, which concerns were substantially similar to those addressed at the October 14, 1998 board meeting but included additional concerns regarding operational issues following the mergers. Following the November 14 meeting, the dissenting director, with the assistance of Gentle Dental, continued to review matters pertaining to the mergers that he felt required further consideration. On December 23, 1998, the dissenting director informed Gentle Dental that he had completed his review, that his concerns had been satisfactorily addressed and that he now supports the proposed mergers. Additionally, the dissenting director executed a Stockholders Agreement in which he agreed to vote his shares "For" adoption and approval of the merger agreement.

RECOMMENDATION OF THE GENTLE DENTAL BOARD OF DIRECTORS AND REASONS FOR THE
  MERGERS

    The Gentle Dental Board of Directors believes that the merger agreement is fair to, and in the best interests of, Gentle Dental and the Gentle Dental shareholders. Accordingly, the Gentle Dental Board of Directors has approved the merger agreement, and recommends that the Gentle Dental shareholders vote for the approval and adoption of the merger agreement, the mergers and the agreements and transactions contemplated by the merger agreement.

    The Gentle Dental Board of Directors believes that the consummation of the mergers described in the merger agreement presents a unique opportunity to create one of the largest dental practice management companies in the United States, with a significant presence on both the East Coast and the West Coast.

    In reaching its decision to approve the merger agreement, the mergers and the agreements and transactions contemplated by the merger agreement, the Gentle Dental Board of Directors consulted with Gentle Dental's management, as well as with its financial and legal advisors and considered a variety of factors, including the following positive factors:

    - The Board of Directors' familiarity with and review of Gentle Dental's business, operations, financial condition, earnings and prospects.

    - The anticipated effectiveness of the mergers in implementing and accelerating Gentle Dental's strategy to become one of the largest dental practice management companies in the United States, the depth of its management team and the ability of the combined company's management team to successfully integrate the operations of Gentle Dental and Dental Care Alliance.

    - The business, operations, financial condition, earnings and prospects of Dental Care Alliance. In making its determination, the Board of Directors took into account the results of Gentle Dental's due diligence review of Dental Care Alliance's business as well as the views of the dissenting director. See "--Background of the Mergers."
    - The scale, scope and strength of the operations of the combined company relative to Gentle Dental on a stand alone basis, in that the combined company would provide improved stability of financial and business operations as a result of anticipated increased cash flow and earnings, increased access to capital and increased attractiveness to dental practices which are affiliation candidates.

    - The structure of the combination and the terms of the merger agreement and the Stockholders' Agreements, which were reciprocal in nature, including the fact that the fixed ratio for the exchange of shares of Gentle Dental for shares of InterDent provides certainty as to the number of shares of InterDent's common stock and preferred stock to be issued to Gentle Dental's shareholders in the mergers and that as to Gentle Dental the mergers intended to qualify as either a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, or as a transfer to a controlled corporation qualifying under Section 351 of the Code, and for "pooling-of-interests" accounting treatment.

    - The proposed arrangements with existing members of senior management of Gentle Dental and Dental Care Alliance, including that Mr. Fiore would serve as Co-Chairman of the Board and Chief Executive Officer of the combined company after the mergers and Dr. Matzkin would serve as Co-Chairman, President and Chief Dental Officer of the combined company after the mergers. See "Operations and Management of InterDent after the Merger."

    - The written opinion of Salomon Smith Barney Inc. that, as of October 15, 1998, the ratio for the exchange of common shares of Dental Care Alliance for common shares of InterDent was fair from a financial point of view to Gentle Dental. See "--Opinion of Gentle Dental's Financial Advisor."

    - The belief of Gentle Dental's senior management and the Board of Directors that Gentle Dental and Dental Care Alliance share a compatible business culture and that their respective managements possess complementary skills and expertise.

    Gentle Dental's Board of Directors also considered certain countervailing factors in evaluating the mergers. Such countervailing factors included the following:

    - The expenses and operational difficulties of integrating the geographically separated businesses of Gentle Dental and Dental Care Alliance.

    - The dilution of Gentle Dental's shareholders that would occur as a result of the proposed merger.

    - The potential negative aspects of a fixed exchange ratio.

    - Dental Care Alliance's lack of a sustained record of growth and profitability.

    After considering the above and other possible countervailing factors associated with the mergers, the Gentle Dental Board of Directors determined that the perceived benefits of the mergers to its shareholders outweighed those countervailing factors.

    The foregoing discussion of the information and factors considered by the Gentle Dental Board of Directors is not intended to be exhaustive but includes all material factors considered by the Gentle Dental Board of Directors. In reaching its determination to approve and recommend the mergers, the Board of Directors did not assign any relative or specific weights to the foregoing factors, and individual directors may have given differing weights to different factors. The Gentle Dental Board of Directors recommends that Gentle Dental shareholders vote for approval and adoption of the merger agreement.

RECOMMENDATION OF THE DENTAL CARE ALLIANCE BOARD OF DIRECTORS AND REASONS FOR
  THE MERGERS

    The Dental Care Alliance Board of Directors has approved and adopted the merger agreement and believes that as to Dental Care Alliance the mergers are fair to and in the best interests of Dental Care Alliance and its stockholders. Accordingly, the Dental Care Alliance Board of Directors has unanimously approved the merger agreement and unanimously recommends that the stockholders vote for the approval of the merger agreement and the consummation of the transactions contemplated thereby. See "Background of the Merger" and "Opinion of Dental Care Alliance's Financial Advisor."
    The terms of the merger agreement, including the ratio for the exchange of common shares of Dental Care Alliance for common shares of InterDent, are the result of arm's length negotiations between representatives of Gentle Dental and Dental Care Alliance. In reaching its decision to approve the merger agreement, the Dental Care Alliance Board of Directors, with the assistance of Dental Care Alliance's outside financial and legal advisors, considered the financial, legal and other aspects of the proposed merger and the fairness of the ratio for the exchange of common shares of Dental Care Alliance for common shares of InterDent. The Board of Directors concluded that the merger agreement and the mergers contemplated by the merger agreement are fair to and in the best interests of Dental Care Alliance and its stockholders. In reaching its decision to authorize Dental Care Alliance to enter into the merger agreement and to recommend to its stockholders the adoption of the merger agreement, the Dental Care Alliance Board of Directors considered a number of factors, both from a short-term and long-term perspective, including, without limitation, those set forth in "--Background of the Mergers," "-- Opinion of Dental Care Alliance's Financial Advisor" and the following:

    - Information concerning and/or familiarity with the business, results of operations, financial condition, competitive position and prospects of Dental Care Alliance and Gentle Dental, including the recent trading price, volume and price to earnings ratio of each of their common stock, their historical financial data, customary statistical measurements of financial performance, potential growth and profitability, both as separate and combined entities, and the business risks associated therewith, and the future prospects for the combined company's capital stock.

    - The fact that Dental Care Alliance's stockholders would receive approximately 46.5% of the equity on a fully diluted basis in a company that it is estimated will have significantly greater annual revenues than Dental Care Alliance would have on a stand alone basis, which would make it one of the largest companies in the industry, as opposed to Dental Care Alliance's annualized revenues of approximately $50 million.

    - The current and prospective environment in which Dental Care Alliance operates, including national and local economic conditions, the competitive environment for dental practice management companies and other similar businesses generally and the perceived trend toward increasing consolidation in the industry and the competitive effects of such increased consolidation on smaller practice management companies such as Dental Care Alliance.

    - The perceived value to be received by holders of Dental Care Alliance common stock pursuant to the merger agreement in relation to the historical trading prices of Dental Care Alliance common stock.

    - The financial and other significant terms of the proposed mergers, and the review by Dental Care Alliance with its legal and financial advisors of the provisions of the merger agreement.

    - The similar management philosophies of Dental Care Alliance and Gentle Dental and the officers and directors of Gentle Dental who would remain with the new company after the mergers, including the synergistic capabilities and complimentary areas of expertise of Dental Care Alliance's and Gentle Dental's respective Chief Executive Officers.

    - The extent to which Dental Care Alliance's executive officers would have control over dental practice management for the combined company and Dental Care Alliance personnel, as well as provide assistance to Gentle Dental's managed practices, while benefiting from economies of scale and Gentle Dental's administrative expertise.

    - The written opinion of Raymond James & Associates, Inc. that, as of the date of such opinion, the ratio for the exchange of common shares of Dental Care Alliance for common shares of InterDent was fair to the stockholders of Dental Care Alliance from a financial point of view. See "--Opinion of Dental Care Alliance's Financial Advisor."

    - The Dental Care Alliance Board of Directors' belief that the analyses of Raymond James & Associates, Inc. supported the Board of Directors' conclusion that as to Dental Care Alliance the mergers are fair to the Dental Care Alliance stockholders from a financial point of view. See "-- Opinion of Dental Care Alliance's Financial Advisor."

    - The geographic concentration and vertical integration of Gentle Dental's dental practices under management, as well as the geographic scope of the combined company.

    - The belief of the Board of Directors that the receipt of the new company's common stock in the mergers generally will permit holders of common stock to defer any federal income tax liability associated with appreciation of the value of their stock (see "--Certain Federal Income Tax Consequences") and to become stockholders of the combined company.

    - The alternative strategic courses available to Dental Care Alliance, including remaining independent and exploring other potential business combination transactions and the potential values that could be derived therefrom. See "Background of the Mergers."

    Dental Care Alliance's Board of Directors also considered the following countervailing factors in evaluating the mergers:

    - Gentle Dental's lack of a sustained record of growth and profitability.

    - The dilution of Dental Care Alliance's stockholders that would occur as a result of the proposed merger.

    - The shifting of operational control away from Dental Care Alliance's current management and the relocation of the new company's corporate headquarters and operations from Florida to California.

    - The potential negative aspects of a fixed exchange ratio.

    In the judgment of the Dental Care Alliance Board of Directors, these countervailing factors, neither individually nor collectively outweighed the benefits anticipated to be gained for Dental Care Alliance and its stockholders from proceeding with the merger.

    The foregoing discussion of the information and factors considered by the Dental Care Alliance Board of Directors is not intended to be exhaustive but includes all material factors considered by the Dental Care Alliance Board. In view of the variety of factors considered by the Dental Care Alliance Board of Directors in connection with its evaluation of the mergers, the Dental Care Alliance Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors listed above.

OPINION OF GENTLE DENTAL'S FINANCIAL ADVISOR

    On July 24, 1998, the Gentle Dental Board of Directors retained Salomon Smith Barney Inc. to act as its financial advisor in connection with a possible business combination transaction with Dental Care Alliance. In connection with their engagement, the Gentle Dental Board of Directors instructed Salomon Smith Barney Inc. to evaluate the fairness, from a financial point of view, to Gentle Dental of the exchange ratio of the common shares of Dental Care Alliance for common shares of InterDent. At the October 14, 1998 meeting of the Gentle Dental Board of Directors, Salomon Smith Barney Inc. delivered an oral opinion (which opinion was subsequently confirmed by delivery of a written opinion dated October 15, 1998) to the Board of Directors to the effect that, as of the date of such opinion and based upon the various qualifications and assumptions set forth therein, the exchange ratio of the common shares of Dental Care Alliance for common shares of InterDent was fair, from a financial point of view, to Gentle Dental.

    THE FULL TEXT OF SALOMON SMITH BARNEY INC.'S WRITTEN OPINION DATED OCTOBER 15, 1998 IS ATTACHED AS APPENDIX B TO THIS DOCUMENT AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON SMITH BARNEY INC. HAS CONSENTED TO THE USE OF ITS OPINION IN THIS DOCUMENT. GENTLE DENTAL SHAREHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY FOR ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY SALOMON SMITH BARNEY INC. IN ARRIVING AT ITS OPINION. THE SUMMARY OF THE OPINION OF SALOMON SMITH BARNEY INC. SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    Salomon Smith Barney Inc.'s opinion is directed only to the fairness, from a financial point of view, to Gentle Dental of the exchange ratio of the common shares of Dental Care Alliance for common shares of InterDent and is not intended and does not constitute a recommendation to any shareholder of Gentle Dental as to how such shareholder should vote at the special meeting. No limitations were imposed by the Gentle Dental Board of Directors upon Salomon Smith Barney Inc. with respect to the investigations made or procedures followed by it in rendering its opinion. Although Salomon Smith Barney Inc. evaluated the financial terms of the mergers and participated in discussions concerning the determination of the exchange ratio mentioned above, Salomon Smith Barney Inc. was not asked to and did not recommend such exchange ratio, which was the result of arm's length negotiations between Gentle Dental and Dental Care Alliance.

    In connection with rendering its opinion, Salomon Smith Barney Inc., among other things:

    - reviewed the merger agreement;

    - held discussions with certain senior officers and other representatives and advisors of Gentle Dental and certain senior officers and other representatives and advisors of Dental Care Alliance concerning the business, operations and prospects of Gentle Dental and Dental Care Alliance;

    - examined certain publicly available business and financial information relating to Gentle Dental and Dental Care Alliance as well as certain financial forecasts and other data for Gentle Dental and Dental Care Alliance, which were provided by the respective managements of Gentle Dental and Dental Care Alliance, including information relating to certain strategic implications and operational benefits anticipated from the mergers;

    - reviewed the financial terms of the mergers as set forth in the merger agreement in relation to, among other things: current and historical market prices and trading volumes of the Gentle Dental common stock and the Dental Care Alliance common stock; the respective companies' historical and projected earnings and the capitalization and financial condition of Gentle Dental and Dental Care Alliance;

    - reviewed, to the extent publicly available, the financial terms of certain other similar recently effected transactions that Salomon Smith Barney Inc. considered comparable to the mergers and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Salomon Smith Barney Inc. considered relevant in evaluating those of Gentle Dental and Dental Care Alliance; and

    - evaluated the potential pro forma financial impact of the mergers on Gentle Dental.

    In addition, Salomon Smith Barney Inc. conducted such other studies, analyses, inquiries and investigations as it deemed appropriate.

    In rendering its opinion, Salomon Smith Barney Inc. assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or furnished to or otherwise reviewed by or discussed with it. With respect to financial forecasts and other information and data provided to or otherwise reviewed by or discussed with Salomon Smith Barney Inc., the managements of Gentle Dental and Dental Care Alliance advised Salomon Smith Barney Inc. that such forecasts and other information and data were reasonably prepared reflecting the best currently available estimates and judgments of the respective managements of Gentle Dental and Dental Care Alliance as to the future financial performance of Gentle Dental and Dental Care Alliance and the strategic implications and operational benefits anticipated to result from the mergers. Salomon Smith Barney Inc. assumed, with the consent of the Gentle Dental Board of Directors, that the mergers will be treated as a "pooling-of-interests" in accordance with generally accepted accounting principles and as tax-free reorganizations for federal income tax purposes.

    The opinion of Salomon Smith Barney Inc., as set forth therein, relates to the relative values of Gentle Dental and Dental Care Alliance. Salomon Smith Barney Inc. did not express any opinion as to what the value of the InterDent common stock actually will be when issued to Gentle Dental shareholders pursuant to the mergers or the price at which the InterDent common stock will trade subsequent to the mergers. Salomon Smith Barney Inc. did not make, and was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Gentle Dental or Dental Care Alliance nor did Salomon Smith Barney Inc. make any physical inspection of the properties or assets of Gentle Dental or Dental Care Alliance. Salomon Smith Barney Inc. was not requested to consider, and Salomon Smith Barney Inc.'s opinion does not address, the relative merits of the mergers as compared to any alternative business strategies that might exist for Gentle Dental or the effect of any other transaction in which Gentle Dental might engage.

    In preparing its opinion, Salomon Smith Barney Inc. performed a variety of financial and comparative analyses. The summary of such analyses set forth below does not purport to be a complete description of the analyses performed and factors considered by Salomon Smith Barney Inc. in arriving at its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. Salomon Smith Barney Inc. believes that its analyses must be considered as a whole, and that selecting portions of its analyses or of the summary set forth below, without considering the analyses as a whole, could create an incomplete view of the processes underlying Salomon Smith Barney Inc.'s opinion. In arriving at its fairness determination, Salomon Smith Barney Inc. considered the results of all such reviews, calculations and analyses. The analyses were prepared solely for the purpose of Salomon Smith Barney Inc. providing its opinion to the Gentle Dental Board of Directors as to the fairness, from a financial point of view, to Gentle Dental of the exchange ratio described above. The analyses performed by Salomon Smith Barney Inc. are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. As described above, certain of the analyses performed by

Salomon Smith Barney Inc. relied on forecasts of future financial performance provided by the managements of Gentle Dental and Dental Care Alliance. Forecasts of future financial performance are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such forecasts. Accordingly, because such forecasts are inherently subject to substantial uncertainty, none of Gentle Dental, Dental Care Alliance, Salomon Smith Barney Inc. or any other person assumes responsibility for the accuracy of such forecasts.

    Salomon Smith Barney Inc.'s opinion was necessarily based on the information made available to it, and financial, stock market and other conditions and circumstances existing and disclosed to Salomon Smith Barney Inc. as of the date of its opinion.

    The following is a summary of the material financial analyses performed by Salomon Smith Barney Inc. in connection with the preparation of its opinion. These analyses were presented to the Gentle Dental Board of Directors at its meeting on October 14, 1998.

    COMPARABLE COMPANY ANALYSIS. Salomon Smith Barney Inc. reviewed and compared certain actual and estimated financial, operating and stock market information of Dental Care Alliance with that of the following group of four publicly traded companies in the dental practice management industry that Salomon Smith Barney Inc. believed to be comparable in certain relevant respects to Dental Care Alliance: Gentle Dental, American Dental Partners, Inc., Coast Dental Services, Inc. and Monarch Dental Corp. Salomon Smith Barney Inc. calculated certain financial multiples for Dental Care Alliance and each of the selected companies, including, among others:

    - market value multiples as of October 10, 1998 based on estimated calendar years 1998 and 1999 earnings per share ("EPS");

    - enterprise value (market value, plus total debt, less cash) multiples as of October 10, 1998 based on last 12 months ("LTM") earnings before interest, taxes, depreciation and amortization;

    - enterprise value multiples as of October 10, 1998 based on last quarter annualized ("LQA") EBITDA; and

    - enterprise value multiples as of October 10, 1998 based on pro forma LQA EBITDA (giving effect to recent acquisitions).

    Salomon Smith Barney Inc. calculated the average of the foregoing multiples and then calculated the high and low ranges of such multiples by multiplying such average by 1.15 (to derive the high end) and .85 (to derive the low end). EPS estimates for the selected companies mentioned above were obtained from reports published by the First Call Corporation.

    The results of applying the foregoing high and low range of multiples for the four publicly traded companies mentioned above to corresponding financial data for Dental Care Alliance are summarized in the following table:

                 SUMMARY RESULTS OF COMPARABLE COMPANY ANALYSIS

                                                                                EQUITY REFERENCE RANGE OF A SHARE
                                                                 RANGE OF                       OF
ANALYSIS                                                         MULTIPLES      DENTAL CARE ALLIANCE COMMON STOCK
-----------------------------------------------------------  -----------------  ----------------------------------
Estimated calendar 1998 EPS................................    15.3x to 20.7x          $     7.96 to $10.76
Estimated calendar 1999 EPS................................    10.5x to 14.3x          $     7.59 to $10.27
LTM EBITDA.................................................     8.5x to 11.5x          $     4.56 to $ 5.82
LQA EBITDA.................................................      7.1x to 9.5x          $     6.82 to $ 8.88
Pro forma LQA EBITDA.......................................      7.1x to 9.5x          $     8.47 to $11.11

    Salomon Smith Barney Inc. noted that none of the four publicly traded companies mentioned above was identical to Dental Care Alliance and that, accordingly, any analysis of these companies necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the public trading values of these companies.

    SELECTED GENTLE DENTAL MERGER AND ACQUISITION TRANSACTIONS ANALYSIS. Using publicly available information, Salomon Smith Barney Inc. analyzed the purchase price and implied transaction value multiples paid in 12 selected transactions involving the acquisition or proposed acquisition of all or part of certain companies in the practice management industry since November 1996. The 12 transactions selected were:

    - the acquisition of Valley Forge Dental Associates. Inc. by Monarch Dental Corporation;

    - the acquisition of MedCath Incorporated by KKR 1996 Fund, L.P. and Welsh, Carson, Anderson & Stowe VII, L.P.;

    - the acquisition of First Physician Care, Inc. by PhyCor, Inc.;

    - the acquisition of Spectrum Emergency Care, Inc. by Laidlaw Inc.;

    - the acquisition of Talbert Medical Management Holdings Corporation by MedPartners, Inc.;

    - the acquisition of Health Partners, Inc. by FPA Medical Management, Inc.;

    - the acquisition of EmCare Holdings Inc. by Laidlaw Inc.;

    - the acquisition of OccuSystems, Inc. by CRA Managed Care, Inc.;

    - the acquisition of InPhyNet Medical Management Inc. by MedPartners, Inc.;

    - the acquisition of American Ophthalmic Incorporated by Physicians Resource Group, Inc.;

    - the acquisition of AHI Healthcare Systems, Inc. by FPA Medical Management, Inc.; and

    - the acquisition of STAT Healthcare, Inc. by American Medical Response,
      Inc.

    Salomon Smith Barney Inc. compared purchase prices in the foregoing selected transactions as a multiple of, among other things, LTM net income, and transaction values as multiples of, among other things, LTM earnings before interest and taxes ("EBIT"), LTM EBITDA, LQA EBITDA and estimated forward years EPS. All multiples for the foregoing selected transactions were based on information available at the time of announcement of the selected transaction. Salomon Smith Barney Inc. calculated the average of the foregoing multiples and then calculated the high and low ranges of such multiples by multiplying such average by 1.15 (to derive the high end) and .85 (to derive the low end). The results of applying the foregoing high and low range of multiples for the foregoing selected transactions to corresponding financial data for Dental Care Alliance are summarized in the following table:

        SUMMARY RESULTS OF MERGER AND ACQUISITIONS TRANSACTIONS ANALYSIS

                                                                 RANGE OF       EQUITY REFERENCE RANGE OF A SHARE
TYPE OF ANALYSIS                                                 MULTIPLES      DENTAL CARE ALLIANCE COMMON STOCK
-----------------------------------------------------------  -----------------  ---------------------------------
LTM net income.............................................    30.4x to 41.2x          $    8.16 to $11.04
LTM EBIT...................................................    17.7x to 23.9x          $    7.15 to $ 9.33
LTM EBITDA.................................................    11.7x to 15.9x          $    5.92 to $ 7.67
LQA EBITDA.................................................    12.6x to 17.0x          $   11.39 to $15.07
Estimated calendar year 1998 EPS...........................    21.1x to 28.5x          $   10.96 to $14.83

    Salomon Smith Barney Inc. noted that none of the selected transactions was identical to the transactions contemplated by the merger agreement and that, accordingly, and analysis of the selected transactions necessarily involved complex considerations and judgments concerning differences in the financial and operating characteristics and other factors that would necessarily affect the value of Dental Care Alliance versus the acquisition values of the companies to which Dental Care Alliance was being compared.

    DISCOUNTED CASH FLOW ANALYSIS. Salomon Smith Barney Inc. calculated the estimated free cash flows of Dental Care Alliance for the five fiscal years from 1999 through 2003, based on internal estimates of the management of Dental Care Alliance. Salomon Smith Barney Inc. then calculated estimated terminal values (as of December 31, 2003) by applying terminal value multiples of 6.5x, 7.5x and 8.5x to Dental Care Alliance's estimated fiscal year 2003 EBITDA. The sum of the free cash flows for the covered period and the range of terminal values were then discounted to present using discount rates of 15.0%, 17.5% and 20.0%. This analysis was performed using estimated free cash flows and estimated fiscal year 2003

EBITDA under two scenarios, one assuming that the acquisitions contemplated by Dental Care Alliance's forecasted business plans were consummated and the other assuming that such acquisitions were not consummated.

    Assuming the above-described acquisitions were not consummated, this analysis indicated the following results:

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $9.17, $10.08 and $10.99 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 15.0%;

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $8.43, $9.25 and $10.06 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 17.5%; and

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $7.77, $8.51 and $9.25 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 20.0%.

    Assuming the above-described acquisitions were consummated, this analysis indicated the following results:

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $11.50, $12.73 and $13.97 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 15.0%;

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $10.52, $11.63 and $12.74 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 17.5%; and

    - a present value of Dental Care Alliance's common equity (after subtracting net debt) of $9.66, $10.66 and $11.65 on the basis of terminal value EBITDA multiples of 6.5x, 7.5x and 8.5x, respectively, using a discount rate of 20.0%.

    CONTRIBUTION ANALYSIS. Salomon Smith Barney Inc. analyzed the respective contributions of Gentle Dental and Dental Care Alliance to, among other things, the estimated revenues, EBIT, EBITDA and net income of the combined company for calendar years 1998 and 1999, based on internal estimates of the managements of Gentle Dental and Dental Care Alliance and assuming that the acquisitions contemplated by each of Gentle Dental's and Dental Care Alliance's respective business plans are consummated. This analysis indicated that:

    - in the estimated calendar year 1998, Gentle Dental would have contributed approximately 71.6% of revenues, 58.5% of EBITDA, 47.3% of EBIT and 33.8% of net income, and Dental Care Alliance would have contributed approximately 28.4% of revenues, 41.5% of EBITDA, 52.7% of EBIT and 66.2% of net income, of the combined company; and

    - in the estimated calendar year 1999, Gentle Dental would have contributed approximately 74.6% of revenues, 69.0% of EBITDA, 64.8% of EBIT and 50.8% of net income, and Dental Care Alliance would have contributed approximately 25.4% of revenues, 31.0% of EBITDA, 35.2% of EBIT and 49.2% of net income, of the combined company.

    Based on the exchange ratios applicable to the mergers, current stockholders of Gentle Dental and Dental Care Alliance would own approximately 53.5% and 46.5%, respectively, of the equity of InterDent upon consummation of the mergers, on a fully diluted basis.

    OTHER ANALYSES. Salomon Smith Barney Inc. conducted such other analyses as it deemed necessary, including reviewing selected investment research reports on, and earnings estimates for, Gentle Dental and Dental Care Alliance, and analyzing available information regarding the stock ownership profile of Gentle Dental and Dental Care Alliance.

    Salomon Smith Barney Inc. is an internationally recognized investment banking firm and was engaged as financial advisor to Gentle Dental in connection with the mergers because of its experience and expertise and its familiarity with Gentle Dental. As part of its investment banking business, Salomon Smith Barney Inc. is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    Pursuant to the terms of Salomon Smith Barney Inc.'s engagement, Gentle Dental has agreed to pay Salomon Smith Barney Inc. for its services in connection with the mergers an aggregate financial advisory fee based on a percentage of the aggregate transaction value. The fee payable to Salomon Smith Barney Inc. is currently estimated to be approximately $1.0 million, approximately $260,000 of which is due and payable and the balance of which is contingent upon completion of the mergers. Gentle Dental has also agreed to reimburse Salomon Smith Barney Inc. for reasonable travel and other out-of-pocket expenses incurred by Salomon Smith Barney Inc. in performing its services, including the fees and expenses of its legal counsel, and to indemnify Salomon Smith Barney Inc. and related persons against certain liabilities, including liabilities under the federal securities laws, arising out of Salomon Smith Barney Inc.'s engagement. Salomon Smith Barney Inc. and its affiliates may actively trade or hold the securities of Gentle Dental and Dental Care Alliance for their own account or for the account of customers and, accordingly, may at any time hold a long or short position in such securities.

    Salomon Smith Barney Inc. has not previously provided investment banking services to Gentle Dental. However, Salomon Smith Barney Inc. and its affiliates (including Citigroup Inc. and its affiliates) may maintain ordinary course, arms' length relationships with Gentle Dental or Dental Care Alliance.

OPINION OF DENTAL CARE ALLIANCE'S FINANCIAL ADVISOR

    Pursuant to an engagement letter dated August 22, 1998, Dental Care Alliance retained Raymond James & Associates, Inc. in connection with its consideration of the mergers because of Raymond James & Associates, Inc.'s qualifications, expertise and reputation, as well as its prior investment banking relationship with Dental Care Alliance. In connection with such engagement, Dental Care Alliance requested Raymond James & Associates, Inc. to render an opinion as to whether the exchange ratio applicable to shares of Dental Care Alliance common stock, as of the date of such opinion, was fair to stockholders of Dental Care Alliance from a financial point of view. Raymond James & Associates, Inc. is a nationally recognized investment banking firm, and as part of its investment banking business, Raymond James & Associates, Inc. is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

    THE FULL TEXT OF THE WRITTEN OPINION OF RAYMOND JAMES & ASSOCIATES, INC., DATED OCTOBER 15, 1998, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX C TO THIS DOCUMENT. DENTAL CARE ALLIANCE STOCKHOLDERS ARE URGED TO READ THIS OPINION IN ITS ENTIRETY. RAYMOND JAMES & ASSOCIATES, INC.'S OPINION, WHICH IS ADDRESSED TO THE DENTAL CARE ALLIANCE BOARD OF DIRECTORS, IS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO APPLICABLE TO SHARES OF DENTAL CARE ALLIANCE COMMON STOCK TO DENTAL CARE ALLIANCE STOCKHOLDERS FROM A FINANCIAL POINT OF VIEW AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DENTAL CARE ALLIANCE STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE DENTAL CARE ALLIANCE SPECIAL MEETING, DOES NOT ADDRESS ANY OTHER ASPECT OF THE PROPOSED MERGERS OR ANY RELATED TRANSACTION, AND SHOULD NOT BE CONSTRUED AS CREATING ANY FIDUCIARY DUTY ON THE PART OF RAYMOND JAMES TO ANY SUCH PARTY. RAYMOND JAMES & ASSOCIATES, INC. HAS CONSENTED TO THE SUMMARIZATION OF ITS OPINION IN, AND ATTACHMENT OF ITS OPINION TO, THIS DOCUMENT. THE SUMMARY OF THE OPINION OF RAYMOND JAMES & ASSOCIATES, INC. SET FORTH IN THIS DOCUMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

    The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Raymond James & Associates, Inc. believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses set forth in its opinion. In addition, Raymond James & Associates, Inc. considered the results of all such analyses and did not assign relative weights to any of the analyses, so the ranges of valuations resulting from any particular analysis described below should not be taken to be Raymond James & Associates, Inc.'s view of the actual value of Dental Care Alliance or a combination of Dental Care Alliance and Gentle Dental.

    In performing its analyses, Raymond James & Associates, Inc. made numerous assumptions with respect to industry performance, general business, economic and regulatory conditions and other matters, many of which are beyond the control of Dental Care Alliance or Gentle Dental. The analyses performed by Raymond James & Associates, Inc. are not necessarily indicative of actual values, trading values or actual future results which might be achieved, all of which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Raymond James & Associates, Inc.'s analysis of the fairness of the exchange ratio applicable to shares of Dental Care Alliance to Dental Care Alliance stockholders from a financial point of view and were provided to the Dental Care Alliance Board of Directors. The analyses do not purport to be appraisals or to reflect the prices at which a company might be sold. In addition, as described below, the opinion of Raymond James & Associates, Inc. was one of many factors taken into consideration by the Dental Care Alliance Board of Directors in making its determination to approve the mergers. Consequently, the analyses described below should not be viewed as determinative of the Dental Care Alliance Board of Directors' or Dental Care Alliance management's opinion with respect to the value of Dental Care Alliance or a combination of Dental Care Alliance and Gentle Dental, or of whether the Dental Care Alliance Board of Directors or Dental Care Alliance management would have been willing to agree to a different exchange ratio. Dental Care Alliance placed no limits on the scope of the analysis performed, or opinion expressed, by Raymond James & Associates, Inc.

    In connection with rendering its opinion, Raymond James & Associates, Inc. has, among other things:

    - reviewed the annual report to stockholders on Form 10-K filed April 1, 1998, the quarterly reports to stockholders on Forms 10-Q filed May 14, 1998 and August 14, 1998, and other publicly available financial information of Dental Care Alliance;

    - reviewed the annual report to stockholders on Form 10-K filed May 29, 1998 and amended August 3, 1998, the quarterly reports to stockholders on Forms 10-Q filed May 15, 1998 and August 14, 1998, and other publicly available financial information of Gentle Dental;

    - reviewed certain non-public information prepared by the management of Dental Care Alliance, including financial statements, financial projections, and other financial and operating data concerning Dental Care Alliance;

    - reviewed certain non-public information prepared by the management of Gentle Dental, including financial statements, financial projections, and other financial and operating data concerning Gentle Dental;

    - discussed the past and current operations and financial condition and the prospects of Dental Care Alliance and Gentle Dental with senior executives of Dental Care Alliance and Gentle Dental, respectively;

    - reviewed publicly available financial and stock market data with respect to certain other companies in lines of business generally comparable to those of Dental Care Alliance and Gentle Dental;

    - considered the pro forma effects of the mergers on Dental Care Alliance's financial statements and reviewed certain estimates of synergies prepared by the managements of Dental Care Alliance and Gentle Dental;

    - reviewed the historical market prices of the Dental Care Alliance common stock and the Gentle Dental common stock;

    - compared the financial terms of the mergers with the financial terms of certain other mergers which are generally comparable to the mergers;

    - reviewed a draft of the merger agreement; and

    - conducted other financial analyses, studies, and investigations, and considered other information as Raymond James & Associates, Inc. deemed necessary or appropriate.

    In connection with its review, Raymond James & Associates, Inc. has not assumed any responsibility for independent verification for any of the information reviewed by Raymond James & Associates, Inc. for the purpose of the opinion and has relied on its being complete and accurate in all material respects. In addition, Raymond James & Associates, Inc. has not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of Dental Care Alliance and Gentle Dental, nor has Raymond James & Associates, Inc. been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects, calculations of synergies and other information referred to below, Raymond James & Associates, Inc. has assumed, at the direction of Dental Care Alliance and Gentle Dental, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Dental Care Alliance and Gentle Dental, and Raymond James & Associates, Inc. has relied upon each party to advise Raymond James & Associates, Inc. promptly if any such information previously provided to or discussed with Raymond James & Associates, Inc. became inaccurate or was required to be updated during the period of the review. In addition, Raymond James & Associates, Inc. has assumed, with the consent of Dental Care Alliance and Gentle Dental, that the mergers will be accounted for as a "pooling-of-interests" under generally accepted accounting principles and that the mergers will be considered tax-free reorganizations for tax purposes.

    PRESENTATION BY RAYMOND JAMES & ASSOCIATES, INC. The following summarizes the material financial analyses presented by Raymond James & Associates, Inc. to the Dental Care Alliance Board of Directors at its meetings on October 13 and 15, 1998, which were considered by Raymond James & Associates, Inc. in rendering the opinion described below. This summary is not a complete description of the analyses underlying the opinion of Raymond James & Associates, Inc. or of information presented at meetings between Raymond James & Associates, Inc. and representatives of Dental Care Alliance held in advance of the consideration by the Dental Care Alliance Board of Directors of the mergers.

    HISTORICAL STOCK PERFORMANCE ANALYSIS. Raymond James & Associates, Inc. described for the Dental Care Alliance Board of Directors the relative range of implied exchange ratios which would have resulted from the application of historical share prices for Dental Care Alliance common stock and Gentle Dental common stock for the time period beginning November 4, 1997, when Dental Care Alliance common stock began trading in the public market, and ending on October 12, 1998, the day prior to Raymond James & Associates, Inc.'s presentation to the Dental Care Alliance Board of Directors. These implied Dental Care Alliance exchange ratios were calculated by dividing the price per share for Dental Care Alliance common stock by the price per share for Gentle Dental common stock. During the time period used for the analysis, the implied exchange ratio applicable to Dental Care Alliance shares of common stock ranged from 0.83 to
1.81. This range of implied Dental Care Alliance Exchange Ratios compares to the Dental Care Alliance Exchange Ratio in the Agreement of 1.67.

    PRECEDENT TRANSACTION ANALYSIS. Raymond James & Associates, Inc. also presented to the Dental Care Alliance Board of Directors a summary of a precedent transaction analysis which compared four key financial ratios for seven selected precedent healthcare company combinations announced during the three year period prior to October 13, 1998 to the same four key financial ratios projected for the mergers. The precedent combinations consisted of:

    - Monarch Dental Corp. combining with Valley Forge Dental;

    - KKR Partners II, L.P. combining with Medcath, Inc.;

    - Laidlaw, Inc. combining with Emcare Holdings, Inc.;

    - Concentra combining with CRA Managed Care, Inc.;

    - MedPartners, Inc. combining with Inphynet Medical Management, Inc.;

    - Physicians Resource Group, Inc. combining with Equivision, Inc.; and

    - FPA Medical Management, Inc. combining with Sterling Healthcare Group,
      Inc.

    Raymond James & Associates, Inc. examined the following four key financial ratios for these seven selected precedent healthcare company combinations:

    - target company enterprise value to target company net sales;

    - target company enterprise value to target company EBITDA;

    - target company enterprise value to target company EBIT; and

    - target company equity value to target company net income.

Net sales, EBITDA, EBIT and net income were calculated by annualizing the financial statistics for the last quarter reported prior to the consummation of the precedent company combinations. Net sales, EBITDA, EBIT and net income for Dental Care Alliance were calculated by annualizing Dental Care Alliance's reported financial statistics for its second fiscal quarter of 1998.

    The following table summarizes the results of the precedent transaction analysis:

                                                                       RANGE OF MULTIPLES
                                                                         FROM PRECEDENT     PROJECTED MULTIPLE FOR
                                                                          TRANSACTION        DENTAL CARE ALLIANCE
RATIO                                                                       ANALYSIS        UNDER PROPOSED MERGERS
---------------------------------------------------------------------  ------------------  -------------------------
Target company enterprise value to target company net sales..........       0.8x to 2.2x                2.3x
Target company enterprise value to target company EBITDA.............      6.9x to 17.5x               11.3x
Target company enterprise value to target company EBIT...............     12.4x to 21.0x               13.8x
Target company equity value to target company net income.............     20.9x to 39.7x               21.4x

    COMPARABLE COMPANIES ANALYSIS. Raymond James & Associates, Inc. also presented to the Dental Care Alliance Board of Directors a summary financial comparison of Dental Care Alliance and Gentle Dental to 31 public practice management companies, including multi-specialty physician practice management companies, single specialty physician management companies, and dental and orthodontic practice management companies. For comparative purposes, Raymond James & Associates, Inc. organized these companies into three groups:

    - public dental practice management companies;

    - public dental and orthodontic practice management companies; and

    - all public practice management companies which include multi-specialty physician, single specialty physician, and dental and orthodontic practice management companies.

Raymond James & Associates, Inc. then compared the following four key financial ratios for these three groupings of comparable companies to the same corresponding ratios for Dental Care Alliance under the mergers:

    - enterprise value to sales;

    - enterprise value to EBITDA;

    - enterprise value to EBIT; and

    - equity value to net income.

Sales, EBITDA, EBIT and net income were calculated for Dental Care Alliance, Gentle Dental and the comparable companies by annualizing the latest quarterly financial statistics that have been publicly reported.

    The following table summarizes the results of the comparable companies analysis for public dental practice management companies:

                                                                            RANGE OF
                                                                         MULTIPLES FROM
                                                                           COMPARABLE       PROJECTED MULTIPLE FOR
                                                                            COMPANIES        DENTAL CARE ALLIANCE
RATIO                                                                       ANALYSIS        UNDER PROPOSED MERGERS
----------------------------------------------------------------------  -----------------  -------------------------
Comparable company enterprise value to comparable company net sales...      0.4x to 1.9x                2.3x
Comparable company enterprise value to comparable company EBITDA......      2.6x to 9.4x               11.3x
Comparable company enterprise value to comparable company EBIT........     3.1x to 14.1x               13.8x
Comparable company equity value to comparable company net income......     6.3x to 24.2x               21.4x

    The following table summarizes the results of the comparable companies analysis for public dental and orthodontic practice management companies:

                                                                            RANGE OF
                                                                         MULTIPLES FROM
                                                                           COMPARABLE       PROJECTED MULTIPLE FOR
                                                                            COMPANIES        DENTAL CARE ALLIANCE
RATIO                                                                       ANALYSIS        UNDER PROPOSED MERGERS
----------------------------------------------------------------------  -----------------  -------------------------
Comparable company enterprise value to comparable company net sales...      0.3x to 2.1x                2.3x
Comparable company enterprise value to comparable company EBITDA......      2.6x to 9.4x               11.3x
Comparable company enterprise value to comparable company EBIT........     3.1x to 14.1x               13.8x
Comparable company equity value to comparable company net income......     6.3x to 24.2x               21.4x

    The following table summarizes the results of the comparable companies analysis for public practice management companies:

                                                                            RANGE OF
                                                                         MULTIPLES FROM
                                                                           COMPARABLE       PROJECTED MULTIPLE FOR
                                                                            COMPANIES        DENTAL CARE ALLIANCE
RATIO                                                                       ANALYSIS        UNDER PROPOSED MERGERS
----------------------------------------------------------------------  -----------------  -------------------------
Comparable company enterprise value to comparable company net sales...      0.3x to 3.4x                2.3x
Comparable company enterprise value to comparable company EBITDA......     0.0x to 26.9x               11.3x
Comparable company enterprise value to comparable company EBIT........     0.0x to 14.1x               13.8x
Comparable company equity value to comparable company net income......     2.9x to 24.2x               21.4x

    DENTAL CARE ALLIANCE DISCOUNTED CASH FLOW ANALYSIS. Raymond James & Associates, Inc. presented to the Dental Care Alliance Board of Directors the results of a discounted cash flow analysis for fiscal years 1999 to 2002 to estimate the present value of the stand-alone unleveraged free cash flows that Dental Care Alliance is expected to generate if Dental Care Alliance performs in accordance with certain internal management forecasts. For purposes of this analysis, unleveraged free cash flows were defined as unleveraged net income plus depreciation plus amortization less capital expenditures less investment in working capital. Raymond James & Associates, Inc. performed its analyses based on financial forecasts and assumptions provided to it by Dental Care Alliance.

    Raymond James & Associates, Inc. used the year 2002 as the terminal year for the analysis and calculated terminal values for Dental Care Alliance by applying a range of multiples of EBITDA to the projected fiscal year 2002 EBITDA for Dental Care Alliance. These multiples ranged from 4.0 to 8.1. The unleveraged projected free cash flows and terminal values were then discounted using a range of discount rates from 11.70% to 15.70%. Based on this analysis, the implied equity values for Dental Care Alliance ranged from approximately $7.97 to $19.34 per share. This range of per share values compares to the projected price per share to owners of Dental Care Alliance common stock of $10.12 under the proposed mergers based on the exchange ratio applicable to shares of Dental Care Alliance common stock of 1.67 in the merger agreement and the closing price of Gentle Dental common stock of $5.625 per share on October 12, 1998.

    IMPLIED EQUITY VALUE RATIO ANALYSIS BASED ON DISCOUNTED CASH FLOWS FOR DENTAL CARE ALLIANCE AND GENTLE DENTAL. Raymond James & Associates, Inc. presented to the Dental Care Alliance Board of Directors the summary of an analysis comparing the ratios of the implied equity values for Dental Care Alliance derived from the Dental Care Alliance discounted cash flow analysis described above to the implied equity values for Gentle Dental derived from a discounted cash flow analysis for Gentle Dental. Raymond James & Associates, Inc. compared these implied equity value ratios to the projected implied equity value ratio under the mergers. The implied equity value ratio analysis resulted in a range of ratios of 42.1% / 57.9% to 52.1% / 47.9% for Dental Care Alliance and Gentle Dental, respectively. This range of ratios compares to a projected implied equity value ratio for each company under the mergers of 46.5% / 53.5% for Dental Care Alliance and Gentle Dental, respectively, assuming conversion of Gentle Dental's preferred stock and subordinate convertible debt into common stock and treating all outstanding options, warrants and put rights for Dental Care Alliance and Gentle Dental using the treasury stock method for the calculation of common stock equivalents.

    PRO FORMA ACCRETION (DILUTION) ANALYSIS. Using forecasts and assumptions for the forecasts provided by Dental Care Alliance and Gentle Dental, Raymond James & Associates, Inc. presented to the Dental Care Alliance Board of Directors the summary of an analysis which compared estimated pro forma earnings per share for the combined company for fiscal year 1999 to the earnings per share of Dental Care Alliance on a stand alone basis. The analysis assumed Dental Care Alliance acquired Gentle Dental and included estimated cost savings from the synergies of the mergers which were estimated by Dental Care Alliance and Gentle Dental and provided to Raymond James & Associates, Inc. Raymond James & Associates, Inc. has relied upon this estimate in its analysis and has not undertaken any independent verification of the cost savings amount. The pro forma accretion dilution analysis showed that the mergers would lead to projected fiscal year 1999 combined company pro forma earnings per share greater than the Dental Care Alliance internally forecasted earnings per share on a stand alone basis.

    SUMMARY OF RELATIVE FINANCIAL STATISTICS ANALYSIS. Raymond James & Associates, Inc. also presented to the Dental Care Alliance Board of Directors a comparative summary of financial statistics for Dental Care Alliance and Gentle Dental. This analysis examined annualized projected third quarter 1998 net revenues, current estimated gross patient revenue run rate, annualized projected third quarter 1998 EBITDA, current estimated EBITDA run rate, annualized third quarter 1998 projected EBIT and annualized third quarter projected net income. The projected and estimated financial statistics were provided to Raymond James & Associates, Inc. by Dental Care Alliance and Gentle Dental.

    The following table summarizes the results of the relative financial statistics analysis:

                                                                          PERCENTAGE OF              PERCENTAGE OF
                                                                     PRO FORMA COMBINED FOR     PRO FORMA COMBINED FOR
PRO FORMA FINANCIAL STATISTIC                                         DENTAL CARE ALLIANCE           GENTLE DENTAL
------------------------------------------------------------------  -------------------------  -------------------------
Annualized projected third quarter 1998 net revenues..............               21.7%                      78.3%
Current estimated gross patient revenue run rate..................               27.7%                      72.3%
Annualized projected third quarter 1998 EBITDA....................               38.8%                      61.2%
Current estimated EBITDA run rate.................................               36.6%                      63.4%
Annualized projected third quarter 1998 EBIT......................               46.7%                      53.3%
Annualized projected third quarter 1998 net income................               56.9%                      43.1%

    All of the above percentages compare to the ownership percentages calculated using the Dental Care Alliance exchange ratio of 1.67 described in the merger agreement of approximately 46.5% and approximately 53.5% for Dental Care Alliance and Gentle Dental, respectively, assuming conversion of Gentle Dental's preferred stock and convertible subordinate notes into common stock and treating all outstanding options, warrants and put rights for Dental Care Alliance and Gentle Dental using the treasury stock method for the calculation of common stock equivalents.

    OPINION OF RAYMOND JAMES & ASSOCIATES, INC. At the October 13 and 15, 1998 meetings of the Dental Care Alliance Board of Directors, Raymond James & Associates, Inc. gave its oral and written opinion that, as of such date and based upon and subject to various qualifications and assumptions described with respect to its opinion, the Dental Care Alliance exchange ratio of 1.67 was fair from a financial point of view to the Dental Care Alliance stockholders.

    Raymond James & Associates, Inc. is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar mergers. In the past, Raymond James & Associates, Inc. has performed certain investment banking services for Dental Care Alliance, including in connection with its initial public offering, and has received customary fees for such services. Raymond James & Associates, Inc. has acted as financial advisor to the Dental Care Alliance Board of Directors in connection with the mergers and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the mergers. The fee payable to Raymond James & Associates, Inc. is currently estimated to be approximately $1 million. Dental Care Alliance has also agreed to reimburse Raymond James & Associates, Inc. for reasonable travel and other out-of-pocket expenses incurred by Raymond James & Associates, Inc. in performing its services, including the fees of its legal counsel and to indemnify Raymond James & Associates, Inc. and related persons against certain liabilities, including liabilities arising under the federal securities laws and arising out of Raymond James & Associates, Inc.'s engagement. In the ordinary course of business, Raymond James & Associates, Inc. may trade in the securities of Dental Care Alliance and Gentle Dental for its own account and for the accounts of Raymond James & Associates, Inc.'s customers and, accordingly, may at any time hold a long or short position in such securities.

    Raymond James & Associates, Inc.'s opinion was based on economic, market, and other conditions as in effect on, and the information available to it as of, the date of its opinion. Raymond James & Associates, Inc. did not express any opinion as to the price range or range of prices at which the InterDent common stock might trade subsequent to the mergers.

STRUCTURE OF THE MERGERS

    FORMATION OF INTERDENT. Prior to the execution of the merger agreement, InterDent was formed as a Delaware corporation and subsequently formed two acquisition subsidiaries, Wisdom Holdings Acquisition

Corp. I and Wisdom Holdings Acquisition Corp. II, in order to effectuate the mergers. The Certificate of Incorporation of InterDent authorizes 50,000,000 shares of InterDent common stock and 30,000,000 shares of InterDent preferred stock and contains provisions with respect to indemnity of directors, officers and others to reflect the current provisions of the Delaware General Corporation Law. Additionally, the InterDent Certificate of Incorporation and the By-Laws of InterDent, as amended, provide for a staggered board of directors comprised of between 6 and 12 members. The form of the InterDent Certificate of Incorporation is set forth as Exhibit 3.1 to the registration statement of which this document is a part, and the form of the InterDent By-Laws is set forth as Exhibit 3.2 to the registration statement. The description of such documents herein are qualified in their entirety by reference to such Exhibits. See "Where You Can Find More Information."

    THE GENTLE DENTAL MERGER. Subject to the terms and conditions of the merger agreement, simultaneously with the Dental Care Alliance merger and in accordance with the Washington Business Corporation Act, at the effective time of the Gentle Dental merger, Wisdom Holdings Acquisition Corp. I will merge with and into Gentle Dental. Gentle Dental will be the surviving corporation in the merger, and will continue its corporate existence under the Washington Business Corporation Act. At the effective time, the separate corporate existence of Wisdom Holdings Acquisition Corp. I will terminate. As a result of the Gentle Dental merger, the Articles of Incorporation of Gentle Dental and the By-Laws of Gentle Dental existing prior to the Gentle Dental merger will be the Articles of Incorporation and the By-Laws in place immediately after the Gentle Dental merger.

    THE DENTAL CARE ALLIANCE MERGER. Subject to the terms and conditions of the merger agreement, simultaneously with Gentle Dental merger and in accordance with the Delaware General Corporation Law, at the effective time of the Dental Care Alliance merger, Wisdom Holdings Acquisition Corp. II will merge with and into Dental Care Alliance. Dental Care Alliance will be the surviving corporation in the Dental Care Alliance merger, and will continue its corporate existence under the Delaware General Corporation Law. At the effective time, the separate corporate existence of Wisdom Holdings Acquisition Corp. II will terminate. As a result of the Dental Care Alliance merger, the Certificate of Incorporation of Dental Care Alliance and the By-Laws of Dental Care Alliance existing prior to the Dental Care Alliance merger will be the Certificate of Incorporation and the By-Laws of Dental Care Alliance immediately after the Dental Care Alliance merger.
EXCHANGE OF STOCK; TREATMENT OF OPTIONS AND OTHER RIGHTS TO ACQUIRE CAPITAL
  STOCK

    THE GENTLE DENTAL EXCHANGE. At the effective time of the Gentle Dental merger, each share of Gentle Dental common stock outstanding, other than such shares in respect of which dissenters' rights, shall have been properly demanded in accordance with Chapter 23B.13 of the Washington Business Corporation Act will be exchangeable into one share of InterDent common stock.

    Notwithstanding any other provision of the merger agreement, dissenting shares will not be exchanged for shares of InterDent common stock. Holders of dissenting shares will be entitled to payment of the appraised value of such dissenting shares in accordance with the provisions of Chapter 23B.13 of the Washington Business Corporation Act, provided that if any dissenting shareholder subsequently delivers a written withdrawal of such holder's demand for appraisal of such shares, or if any holder fails to establish such holder's entitlement to dissenters' rights as provided in Chapter 23B.13 of the Washington Business Corporation Act, such holder or holders will forfeit the right to appraisal of such shares of Gentle Dental common stock and each of such shares will thereupon be deemed to have been exchanged for InterDent common stock on the terms provided in the merger agreement. See "Dissenters' Appraisal Rights."

    Each stock option or other right to acquire Gentle Dental common stock granted under Gentle Dental's option plans or other such rights that are outstanding and unexercised immediately prior to the effective time of the Gentle Dental merger will be converted automatically at the effective time into, and will become, a stock option or other right to purchase InterDent common stock, and will continue, to the extent applicable, to be governed by the terms of the Gentle Dental option plans or other applicable requirements. The Gentle Dental option plans will be assumed by InterDent. In each case, the number of shares of InterDent common stock subject to the option or other right will be equal to the number of shares of Gentle Dental common stock subject to the Gentle Dental option or right and the exercise price per share of InterDent common stock subject to the InterDent option or right will be equal to the exercise price per share of Gentle Dental common stock under the Gentle Dental option or right. The duration and other terms of each such InterDent option or right will be substantially the same as the prior Gentle Dental option or right.

    If, prior to the effective time of the Gentle Dental merger, the outstanding shares of Gentle Dental capital stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio of shares of Gentle Dental capital stock for shares of InterDent capital stock.

    Each share of Gentle Dental Series A preferred stock issued and outstanding prior to the effective time of the Gentle Dental merger shall be converted into and exchanged for one share of InterDent Series A preferred stock. The terms of the InterDent Series A preferred stock will be substantially the same as the terms of the Gentle Dental Series A preferred stock. Each share of Gentle Dental Series B preferred stock issued and outstanding prior to the effective time of the Gentle Dental merger shall be converted into and exchanged for one share of InterDent Series B preferred stock. The terms of the InterDent Series B preferred stock will be substantially the same as the terms of the Gentle Dental Series B preferred stock. Each 10 shares of Gentle Dental Series C preferred stock issued and outstanding prior to the effective time shall be converted into and exchanged for one share of InterDent common stock. Each share of Gentle Dental Series D preferred stock issued and outstanding prior to the effective time of the Gentle Dental merger shall be converted into and exchanged for one share of InterDent Series D preferred stock. The terms of the InterDent Series D preferred stock will be substantially the same as the terms of the Gentle Dental Series D preferred stock. See Description of "InterDent Capital Stock and Certain Differences Between Washington and Delaware Laws." See "--Exchange of Certificates; Fractional Shares."

    THE DENTAL CARE ALLIANCE EXCHANGE. At the effective time of the Dental Care Alliance merger, each share of Dental Care Alliance common stock outstanding will be converted into and exchanged for the right to receive a number of shares of InterDent common stock equal to the exchange ratio (1.67) applicable to such shares, subject to customary antidilution adjustments as provided in the merger agreement and described below. Because the exchange ratio is fixed and because the market price of Dental Care Alliance common stock (prior to the effective time of the Dental Care Alliance merger) is subject to fluctuation, the value of the shares of InterDent common stock that holders of Dental Care Alliance common stock will receive in the Dental Care Alliance merger may increase or decrease prior to and following the Dental Care Alliance merger.

    Each stock option and warrant to acquire Dental Care Alliance common stock granted under Dental Care Alliance's option plans, or otherwise, outstanding and unexercised immediately prior to the effective time of the Dental Care Alliance merger, will be converted automatically at the effective time into, and will become, a stock option or warrant to purchase InterDent common stock and will continue to be governed by the terms of the applicable Dental Care Alliance option plan. The Dental Care Alliance option plans will be assumed by InterDent. In each case, (a) the number of shares of InterDent common stock subject to the InterDent option or warrant will be equal to the product of the number of shares of Dental Care Alliance common stock multiplied by the Dental Care Alliance exchange ratio, rounded to the nearest whole share, and (b) the exercise price per share of InterDent common stock subject to the InterDent option or warrant will be equal to the exercise price per share divided by the Dental Care Alliance exchange ratio applicable to shares of Dental Care Alliance common stock, rounded to the nearest whole cent. The duration and other terms of each such InterDent option or warrant will be substantially the same as the prior Dental Care Alliance option, except that pursuant to the Dental Care Alliance option plans, the exercisability of all options under such plans accelerate.

    If, prior to the effective time of the Dental Care Alliance merger, the outstanding shares of Dental Care Alliance common stock are increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, an appropriate and proportionate adjustment will be made to the exchange ratio applicable to shares of Dental Care Alliance common stock.

EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

    At or prior to the effective time of the mergers, InterDent will deposit, or cause to be deposited, with TranSecurities International, Inc., or another bank or trust company reasonably acceptable to each of Gentle Dental and Dental Care Alliance, which shall act as exchange agent for the Gentle Dental merger, for the benefit of the holders of certificates of Gentle Dental common stock, certificates representing the shares of InterDent capital stock to be issued pursuant to the merger agreement in exchange for outstanding shares of Gentle Dental capital stock.

    As soon as is practicable after the effective time of the Gentle Dental merger, a form of transmittal letter will be mailed by the exchange agent to the holders of Gentle Dental capital stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing Gentle Dental capital stock.

    At or prior to the effective time of the mergers, InterDent will deposit, or cause to be deposited, with TranSecurities International, Inc., 2510 North Pines, Suite 202, Spokane, WA 99206, or another bank or trust company reasonably acceptable to each of Gentle Dental and Dental Care Alliance, which shall act as exchange agent for the Dental Care Alliance merger, for the benefit of the holders of certificates of Dental Care Alliance common stock, certificates representing the shares of InterDent common stock and cash in lieu of any fractional shares to be issued and delivered pursuant to the merger agreement in exchange for outstanding shares of Dental Care Alliance common stock.

    As soon as is practicable after the effective time of the Dental Care Alliance merger, a form of transmittal letter will be mailed by the exchange agent to the holders of Dental Care Alliance common stock. The form of transmittal letter will contain instructions with respect to the surrender of certificates representing Dental Care Alliance common stock.

    NEITHER GENTLE DENTAL CAPITAL STOCK NOR DENTAL CARE ALLIANCE COMMON STOCK SHOULD BE RETURNED WITH THE ENCLOSED PROXY CARD OR FORWARDED TO THE EXCHANGE AGENT UNLESS AND UNTIL THE GENTLE DENTAL SHAREHOLDER OR THE DENTAL CARE ALLIANCE STOCKHOLDER RECEIVES A FORM OF TRANSMITTAL LETTER FOLLOWING THE EFFECTIVE TIME OF THE APPLICABLE MERGER.

    Until the certificates representing Gentle Dental capital stock and Dental Care Alliance common stock, as the case may be, are surrendered for exchange after the effective time of the applicable merger, dividends or other distributions declared after the effective time, if any, will accrue but not be paid with respect to InterDent common stock or InterDent preferred stock, as the case may be, for which their shares have been exchanged. When such certificates are surrendered, any unpaid dividends or other distributions will be paid, without interest. After the effective time of the applicable merger, there will be no transfers on the stock transfer books of Gentle Dental of shares of Gentle Dental capital stock or of Dental Care Alliance of shares of Dental Care Alliance common stock issued and outstanding immediately prior to the effective time of the applicable merger. If certificates representing shares of Gentle Dental capital stock or Dental Care Alliance common stock are presented after the effective time, they will be canceled and exchanged for the relevant certificate representing the applicable shares of InterDent common stock or InterDent preferred stock.

    No fractional shares of InterDent common stock will be issued to any holder of Dental Care Alliance common stock upon consummation of the Dental Care Alliance merger. For each fractional share that would otherwise be issued, InterDent will pay cash in an amount equal to such fraction multiplied by the average of the closing sale prices of Gentle Dental common stock as reported on the Nasdaq Small Cap Market for the five consecutive trading days immediately preceding the date of the effective time of the Gentle Dental merger. No interest will be paid or accrued on the cash in lieu of fractional shares payable to holders of such certificates.

    Neither Gentle Dental, Dental Care Alliance, InterDent, nor any other person, will be liable to any former holder of Gentle Dental capital stock or Dental Care Alliance common stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    If a certificate for Gentle Dental capital stock or Dental Care Alliance common stock has been lost, stolen or destroyed, the exchange agent will issue the consideration properly payable in accordance with the merger agreement upon receipt of appropriate evidence as to such loss, theft or destruction, appropriate evidence as to the ownership of such certificate by the claimant, and appropriate and customary indemnification.

    For a description of the InterDent capital stock and a description of the differences between the rights of the holders of Gentle Dental capital stock and Dental Care Alliance common stock, on the one hand, and holders of InterDent capital stock, on the other. See "Certain Differences Between Washington and Delaware Corporate Laws."

EFFECTIVE TIME

    The effective time of the mergers will occur when the parties file merger certificates required by applicable state laws. We expect to file these certificates on the closing date which will occur on a date to be specified by the parties, but will be no later than five business days after the satisfaction or waiver of all conditions set forth in Article IX of the merger agreement.

    Gentle Dental and Dental Care Alliance each anticipate that the mergers will be consummated during the fiscal quarter ending March 31, 1999. However, the consummation of the mergers could be delayed if there is a delay in obtaining required regulatory approvals. There can be no assurances as to if or when such approvals will be obtained or that the mergers will be consummated. If the mergers are not effected on or before March 31, 1999, the merger agreement may be terminated by either Gentle Dental or Dental Care Alliance, unless the failure to effect the mergers by such date is due to the failure of the party which seeks to terminate the merger agreement to perform or observe its covenants and agreements. See "-- Conditions to Consummation of the Mergers" and "--Regulatory Approvals Required for the Mergers."

REPRESENTATIONS AND WARRANTIES

    The merger agreement contains representations and warranties of Gentle Dental, on the one hand, and Dental Care Alliance, on the other, as to, among other things:

    - the corporate organization and existence of each party and its subsidiaries (including that each is duly organized, validly existing and in good standing with the corporate power and authority to own or lease its properties and assets and to carry on its business as currently conducted);

    - the capitalization of each party (including the number of shares of capital stock authorized, the number of shares and rights to acquire shares outstanding and the number of shares reserved for issuance);

    - ownership of outstanding shares of capital stock by each party of its subsidiaries;

    - the corporate power and authority of each party to execute and deliver the merger agreement and to consummate the transactions contemplated thereby;

    - the compliance of the merger agreement with (a) the certificate or articles of incorporation and by-laws or code of regulations, as applicable, of each party, (b) applicable law and (c) material agreements, including the absence of events of default or acceleration thereunder;

    - absence of any required governmental and third-party approvals other than those specified in the merger agreement;

    - the timely filing of required regulatory reports and other regulatory matters;

    - each party's financial statements and filings with the Securities and Exchange Commission (including that such information is a fair presentation of the financial condition and results of operations thereof and is in compliance with Generally Accepted Accounting Principles);

    - the absence of certain changes in each party's business since December 31, 1997;

    - the absence of legal proceedings and injunctions;

    - the filing and accuracy of each party's tax returns and the absence of other tax liabilities;

    - each party's employee benefit plans and related matters (including operation and administration of such plans in accordance with applicable law);

    - each party's compliance with applicable law;

    - the absence of material defaults under material contracts;

    - the absence of undisclosed liabilities;

    - insurance;

    - the absence of environmental liabilities;

    - "Year 2000" risk management plan;

    - the assets of each party; and

    - qualification of the mergers as reorganizations under Section 368(a) of the Internal Revenue Code or transfers to a controlled corporation pursuant to Section 351 of the Code and for "pooling-of-interests" accounting treatment.

CONDUCT OF BUSINESS PENDING THE MERGERS AND OTHER AGREEMENTS

    Pursuant to the merger agreement, prior to the effective time of the mergers, each of Gentle Dental and Dental Care Alliance have agreed to, and to cause their respective subsidiaries to do the following:

    - conduct its business in the usual, regular and ordinary course consistent with past practice and use reasonable best efforts to maintain and preserve intact its business organization and assets and maintain their rights, franchises and existing relationships with customers, suppliers, employees and business associates and retain the services of its employees;

    - take no action which would adversely affect or delay the ability of either Gentle Dental or Dental Care Alliance or any of their subsidiaries to perform its covenants and agreements under the merger agreement or that is reasonably likely to have a material adverse effect on it or its subsidiaries taken as a whole;

    - use its reasonable best efforts in good faith to take or cause to be taken all actions and do or cause to be done all things necessary, proper or advisable under applicable laws so as to permit consummation of the mergers as promptly as practicable and otherwise to enable consummation of the transactions contemplated by the merger agreement;

    - cooperate in obtaining necessary permits, consents, approvals and authorizations of all third parties and any court, administrative agency, department, or commission or other federal, state or local government authority or instrumentality; and

    - upon request, to furnish to the other party all information concerning itself and its subsidiaries, directors, officers and stockholders and such other matters as may be necessary or advisable in connection with the transactions contemplated by the merger agreement.

    InterDent common stock to be issued in the mergers is to be approved for listing on the Nasdaq National Market, subject to official notice of issuance, prior to the effective time of the mergers. Gentle Dental and Dental Care Alliance have also agreed that the combined company will provide employee benefit plans from and after the effective time with respect to Gentle Dental and Dental Care Alliance personnel, as the case may be, who remain as employees of the combined company and that the new benefit plans covering employees of both parties who continue to be employed by the combined company shall be no less favorable in the aggregate than those provided to similarly situated employees of InterDent or its subsidiaries.

    Subject to applicable law, each of Gentle Dental and Dental Care Alliance has further agreed to give the other party access during normal business hours throughout the period prior to the effective time of the mergers to all of its properties, books and records and to furnish such other information as the requesting party may reasonably request subject to the restrictions and for the purposes set forth in the merger agreement.

    InterDent has agreed to take, prior to the effective time of the mergers, such action as required to amend and restate the InterDent Certificate of Incorporation to state the rights, preferences and privileges of InterDent preferred stock which will be substantially similar to the rights, preferences and privileges of Gentle Dental preferred stock.

    In addition, except as expressly contemplated by the merger agreement or specified in a schedule thereto, each of Gentle Dental and Dental Care Alliance has agreed that without the consent of the other party, it and its subsidiaries will not, among other things:

    - conduct its business and the business of it subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay its ability to perform any of their obligations on a timely basis under the merger agreement, or take any action that is reasonably likely to have a material adverse effect on it or its subsidiaries;

    - other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money;

    - issue, sell, adjust, split, combine, reclassify or otherwise permit to become outstanding any additional shares of capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock;

    - sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties other than in the ordinary course and in a transaction that is not material to it and its subsidiaries taken as a whole;

    - acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity;

    - make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate;

    - except for transactions in the ordinary course of business consistent with past practice, enter into or terminate any material contract, or amend or modify in any material respect, any of its existing material contracts;

    - enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of it or its subsidiaries or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except for
      (a) normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (b) other changes that are required by applicable law, (c) actions taken to satisfy previously disclosed contractual obligations or (d) grants of awards to newly hired employees consistent with past practice;

    - enter into, establish, adopt or amend (except as may be required by applicable law or to satisfy previously disclosed contractual obligations existing as of the date of the merger agreement) any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of it or its subsidiaries, or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder;

    - solicit, encourage or authorize any individual, corporation or other entity to solicit from any third party any inquiries or proposals relating to the disposition of its business or assets, or the acquisition of its voting securities, or the merger of it or any of its subsidiaries with any corporation or other entity other than as provided by the merger agreement (and each party will promptly notify the other of all of the relevant details relating to all inquiries and proposals which it may receive relating to any of such matters);

    - settle any claim, action or proceeding involving money damages, except in the ordinary course of business consistent with past practice;

    - take any action that would prevent or impede the mergers from qualifying
      (a) for "pooling-of-interests" accounting treatment or (b) as reorganizations within the meaning of Section 368 of the Internal Revenue Code or as transfers to a controlled corporation qualifying under Section 351 of the Code;

    - amend its Articles or Certificate of Incorporation, as the case may be, or its By-Laws, as the case may be;

    - knowingly take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time prior to the effective time of the mergers, or in any of the conditions to the mergers set forth in the merger agreement not being satisfied or in a material violation of any provision of the merger agreement, except, in every case, as may be required by applicable law or regulation;

    - implement or adopt any change in its accounting principles, practices or methods, other than as may be required by Generally Accepted Accounting Principles; or

    - agree to, or make any commitment to, take any of the actions listed above.

CONDITIONS TO CONSUMMATION OF THE MERGERS

    Each party's obligations to effect the mergers are subject to the satisfaction or waiver, where permissible, of the following conditions at or prior to the effective time of such mergers:

    - the merger agreement and the transactions contemplated thereby shall have been adopted and approved by the respective requisite affirmative votes of the holders of Gentle Dental capital stock and Dental Care Alliance common stock entitled to vote thereon;

    - the shares of InterDent capital stock, as the case may be, that are to be issued to Gentle Dental shareholders and Dental Care Alliance stockholders upon consummation of the mergers shall have been authorized for listing on the Nasdaq National Market-Registered Trademark-, subject to official notice of issuance;

    - the approvals of any governmental authority shall have been obtained and will remain in full force and effect and all statutory waiting periods with respect to such approvals will have expired;

    - the registration statement, of which this document is a part, shall have become effective and no stop order suspending the effectiveness will have been issued and no proceedings for that purpose will have been initiated or threatened by the Securities and Exchange Commission;

    - permits and other authorizations under state securities laws necessary to consummate the transaction contemplated hereby and to issue the shares of capital stock to be issued in the mergers shall have been received and be in full force and effect;

    - as of the effective time of the mergers, the employment agreements of certain officers of Gentle Dental and Dental Care Alliance as set forth the merger agreement shall have been terminated and new employment agreements shall be entered into between the new company and such officers in a form mutually agreed to by Gentle Dental and Dental Care Alliance; provided, however, the employment agreement for Steven R. Matzkin and certain other agreements shall contain provisions substantially similar to the applicable provisions of the Memorandum of Terms, dated October 15, 1998, attached to the merger agreement and incorporated therein.

    - no statute, rule, regulation, order, injunction or decree shall have been enacted, issued, promulgated, enforced or entered by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits consummation of the mergers;
    - Gentle Dental shall have received all requisite consents held by third parties to the transactions contemplated by the mergers and/or waivers to certain redemption or conversion rights, or conversion price or redemption price adjustments or change in control rights or acceleration rights;

    - Gentle Dental and Dental Care Alliance each shall have received an opinion of McDermott, Will & Emery, in form and substance reasonably satisfactory to Gentle Dental and Dental Care Alliance, dated as of the closing date of the merger agreement, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the effective time of the mergers:

       - each of the mergers constitute (a) a "reorganization" within the meaning of Section 368 of the Internal Revenue Code and InterDent and, respectively, Gentle Dental and Wisdom Holdings Acquisition Corp. I and Dental Care Alliance and Wisdom Holdings Acquisition Corp. II will each be a party to the reorganization within the meaning of Section 368(b) of the Internal Revenue Code or (b) a transfer to a controlled corporation qualifying under Section 351 of the Internal Revenue Code; and

       - no gain or loss will be recognized by shareholders of Gentle Dental who receive shares of InterDent common stock or InterDent preferred stock in exchange for shares of Gentle Dental common stock or Gentle Dental preferred stock or by stockholders of Dental Care Alliance who receive shares of InterDent common stock in exchange for shares of Dental Care Alliance common stock, except with respect to cash received in lieu of fractional share interests;

    - Gentle Dental and Dental Care Alliance shall have received a letter from their respective independent accountants, addressed to Gentle Dental or Dental Care Alliance, as the case may be, to the effect that the mergers will qualify for "pooling-of-interests" accounting treatment; except that while these pooling letters are a condition to closing, there can be no assurance that the Securities and Exchange Commission will not come to a different conclusion and require the new company to account for the mergers under the purchase method of accounting;

    - the representations and warranties of the other party to the merger agreement shall be true and correct as of the date of the merger agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the closing date as though made on the closing date, provided that for purposes of this condition, such representations and warranties will be deemed to be true and correct unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, would have a material adverse effect on such party;

    - counsel to Dental Care Alliance shall have delivered to Gentle Dental its opinion and counsel to Gentle Dental shall have delivered to Dental Care Alliance its opinion, dated as of the effective time, in each case dated as of the effective time of the mergers;

    - Gentle Dental and Dental Care Alliance shall each have received a letter from the new company independent auditors dated as of the date on which the registration statement, of which this document is a part, shall become effective, and a date shortly prior to the effective time, in accordance with Statement of Accounting Standards No. 72;

    - InterDent, and its acquisition subsidiaries, shall have adopted all resolutions necessary and sufficient to effectuate the appointment of directors set forth in the merger agreement;

    - Gentle Dental and Dental Care Alliance shall each have achieved the analysts' financial expectations for the quarter ended September 30, 1998 set forth in the merger agreement; and

    - each party shall have performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the closing date.

    No assurance can be provided as to if or when the approvals of any regulatory authority necessary to consummate the mergers will be obtained or whether all of the other conditions precedent to the mergers will be satisfied or waived by the party permitted to do so. If the mergers are not effected on or before March 31, 1999, the merger agreement may be terminated by either Gentle Dental or Dental Care Alliance, unless the failure to effect the mergers by such date is due to the failure of the party seeking to terminate the merger agreement to perform or observe covenants and agreements of such party set forth therein.

REGULATORY APPROVALS REQUIRED FOR THE MERGERS

    Gentle Dental and Dental Care Alliance have agreed to use their best efforts to obtain all regulatory approvals required to consummate the transactions contemplated by the merger agreement and intend to complete the filing of applications and notifications to obtain such approvals of any governmental authority promptly after the date of this document or have completed the filing of such applications and notifications prior to such date. The mergers cannot proceed in the absence of the approvals of any government authority. There can be no assurance as to the date of any such approvals or the absence of any litigation challenging such approvals. There can likewise be no assurance that the Federal Trade Commission, United States Department of Justice or any state attorney general will not attempt to challenge the mergers on antitrust grounds, or, if such a challenge is made, as to the result thereof.

    Gentle Dental and Dental Care Alliance are not aware of any other material governmental approvals or actions that are required prior to the parties' consummation of the mergers other than those described below. It is presently contemplated that if any such additional governmental approvals or actions are required, such approvals or actions will be sought. There can be no assurance, however, that any such additional approvals or actions will be obtained.

    Certain other approvals, notices or consents may be required from certain regulatory authorities in connection with the changes, as a result of the mergers, including the Nasdaq National Market, the Nasdaq SmallCap Market, certain other securities exchanges, the National Association of Securities Dealers, Inc. and certain other self-regulatory agencies.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material United States federal income tax consequences of the mergers to Gentle Dental shareholders and Dental Care Alliance stockholders. The summary is based on the Internal Revenue Code of 1986, Treasury regulations thereunder, and administrative rulings and court decisions in effect as of the date hereof, all of which are subject to change at any time, possibly with retroactive effect. This summary is not a complete description of all of the consequences of the mergers and, in particular, may not address United States federal income considerations applicable to stockholders subject to special treatment under United States federal income tax law. In addition, no information is provided herein with respect to the tax consequences of the mergers under applicable foreign, state or local laws.

    GENTLE DENTAL SHAREHOLDERS AND DENTAL CARE ALLIANCE STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE MERGERS TO THEM.

    GENERAL. In connection with the filing of the registration statement, of which this document is a part, each of Gentle Dental and Dental Care Alliance will receive an opinion of McDermott, Will & Emery, counsel to Gentle Dental and Dental Care Alliance, dated the date thereof, addressing the United States federal income tax consequences of the mergers described below. Such opinions will be rendered on the basis of facts, representations and assumptions set forth or referred to in such opinions that are consistent with the expected state of facts existing at the effective time of the mergers. In rendering those opinions, McDermott, Will & Emery will require and rely upon factual representations contained in certificates of officers of InterDent, Gentle Dental and Dental Care Alliance and may rely on representations of others. The opinions are to the effect that, for United States federal income tax purposes:

       - Each of the Gentle Dental merger and the Dental Care Alliance merger constitutes (A) a reorganization within the meaning of Section 368(a) of the Code and InterDent, Gentle Dental, Wisdom Holdings Acquisition Corp. I, Dental Care Alliance and Wisdom Holdings Acquisition Corp. II will each be a party to the reorganization within the meaning of
         Section 368(b) of the Code or (B) transfers to a controlled corporation qualifying under Section 351 of the Code, and

       - No gain or loss will be recognized by shareholders of Gentle Dental who receive shares of InterDent common stock or InterDent Series D preferred stock in exchange for shares of Gentle Dental common stock or Gentle Dental Series D preferred stock or by stockholders of Dental Care Alliance who receive shares of InterDent common stock in exchange for shares of Dental Care Alliance common stock, except with respect to cash received in lieu of fractional share interests of InterDent.

    Neither tax opinion to be delivered in connection with the mergers is binding on the Internal Revenue Service or the courts, and the parties do not intend to request a ruling from the Internal Revenue Service with respect to the mergers. Accordingly, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reflected in such opinions or that a court will not sustain such challenge.

    The receipt of a cash payment in respect of dissenting shares by a dissenting Gentle Dental shareholder will be a taxable event for United States federal income tax purposes, and any such shareholder should consult his or her tax advisor with respect to the tax consequences of such a cash payment in his or her individual situation. Based upon the current ruling position of the Internal Revenue Service, cash received by a Dental Care Alliance stockholder in lieu of a fractional share interest in InterDent common stock will be treated as received in redemption of such fractional share interest, and a Dental Care Alliance stockholder should generally recognize capital gain or loss for United States federal income tax purposes measured by the difference between the amount of cash received and the portion of the tax basis of the stockholder's Dental Care Alliance common stock allocable to such fractional share interest. Such gain or loss will be a long-term capital gain or loss if the holding period for such share of Dental Care Alliance common stock is greater than one year at the effective time of the Dental Care Alliance merger.

    The adjusted tax basis of the InterDent common stock or Series D preferred stock received by a Gentle Dental or Dental Care Alliance stockholder pursuant to the mergers will be the same as that stockholder's adjusted tax basis in the Gentle Dental common stock, Gentle Dental Series D preferred stock or Dental Care Alliance common stock, as the case may be, surrendered in exchange therefor. The holding period of InterDent common stock or InterDent Series D preferred stock received by a Gentle Dental or Dental Care Alliance stockholder (including a fractional share interest deemed received and redeemed as described above) will include the holding period of the Gentle Dental common stock, Gentle Dental Series D preferred stock or Dental Care Alliance common stock surrendered in exchange therefor, provided that the surrendered stock was held as a capital asset at the effective time of the mergers. If a Gentle Dental or Dental Care Alliance stockholder has differing bases or holding periods in respect of his Gentle Dental or Dental Care Alliance stock, he should consult his own tax advisor prior to the mergers with regard to identifying the bases or holding periods of particular shares of InterDent common stock or InterDent Series D preferred stock received in the mergers. None of InterDent, Gentle Dental and Dental Care Alliance will recognize any gain or loss as a result of the mergers.

    BACKUP WITHHOLDING AND INFORMATION REPORTING. Under the backup withholding rules, a holder of InterDent common stock or InterDent Series D preferred stock may be subject to backup withholding at a rate of 31% with respect to dividends, unless the stockholder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number and certifies as to no loss of exemption from backup withholding on the substitute Form W-9 that will be included as part of the transmittal letter and otherwise complies with the applicable requirements of the backup withholdings rules. Any amount withheld under those rules will be credited against the stockholder's federal income tax liability or refunded, provided the appropriate information is furnished to the Internal Revenue Service. A InterDent stockholder who does not provide InterDent with his or her correct taxpayer identification number or who otherwise does not establish an exemption, in addition to being subject to backup withholding at the rate of 31% with respect to dividends, may be subject to penalties imposed by the Internal Revenue Service. The information reporting rules will apply to dividends on InterDent common stock and InterDent Series D preferred stock unless the stockholder is a corporation or is otherwise exempt from those rules.


    It is a non-waivable condition to consummation of the mergers that Gentle Dental and Dental Care Alliance receive the above-described tax opinion from McDermott, Will & Emery. See "--Conditions to Consummation of the Mergers."


ACCOUNTING TREATMENT

    The parties anticipate that the mergers will be accounted for as "pooling-of-interests" transactions under Generally Accepted Accounting Principles. Under such method of accounting, Gentle Dental shareholders and Dental Care Alliance stockholders will be deemed to have combined their existing voting common stock interests by virtue of the exchange of shares of Gentle Dental capital stock into (in the case of Gentle Dental shareholders), or the exchange of the shares of Dental Care Alliance common stock (in the case of Dental Care Alliance stockholders), for shares of InterDent common stock. Accordingly, the book value of the assets, liabilities and stockholders' equity of each of Gentle Dental and Dental Care Alliance, as reported on its respective consolidated balance sheet, will be carried over to the consolidated balance sheet of InterDent and no goodwill will be created. InterDent will be able to include in its consolidated income the consolidated income of both companies for the entire fiscal year in which the mergers occur; however, certain expenses incurred to effect the mergers must be treated as current charges against income rather than adjustments to the balance sheet.

    It is a condition to consummation of the mergers that Gentle Dental and Dental Care Alliance receive a letter from their respective independent accountants to the effect that the combining companies qualify, as of the closing date of the mergers, for use of the pooling-of-interests method of accounting for the mergers. We can waive this condition. In the event either of these conditions is waived, the companies will amend this document and resolicit their stockholders. See "--Conditions to Consummation of the Mergers."

    The unaudited pro forma financial information contained in this document has been prepared assuming that the transaction will qualify as a "pooling-of-interests." See "Summary--Selected Unaudited Comparative Per Share Data" and "Unaudited Pro Forma Condensed Combined Financial Information."

TERMINATION OF THE MERGER AGREEMENT

    The merger agreement provides that the mergers may be terminated at any time prior to the effective time, whether before or after approval by holders of Gentle Dental common stock and Dental Care Alliance common stock:

    - by mutual consent of Gentle Dental and Dental Care Alliance, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board of Directors;

    - by either the Gentle Dental Board of Directors or Dental Care Alliance Board of Directors (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the merger agreement) if there has been a breach by the other party of any of the covenants or agreements or any of the representations or warranties set forth in the merger agreement, which breach is not cured within 30 days following written notice to the party committing such breach provided that such breach would be reasonably likely to result in a material adverse effect;

    - by either the Gentle Dental Board of Directors or Dental Care Alliance Board of Directors if the mergers are not consummated on or before March 31, 1999, except by a party to the extent that the failure to be consummated arises out of or results from the knowing action or inaction of such party to the detriment of the other;

    - by either the Gentle Dental Board of Directors or Dental Care Alliance Board of Directors by a vote of a majority of the members of its entire Board of Directors if any governmental authority has denied approval of the mergers and such denial has become final and non-appealable or any governmental authority has issued a final non-appealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

    - by either Gentle Dental or Dental Care Alliance if any approval of the stockholders of Gentle Dental or Dental Care Alliance required for consummation of the mergers shall have not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment or postponement thereof; or

    - by written notice of Gentle Dental or Dental Care Alliance if either receives an acquisition proposal that meets certain parameters described more fully in the merger agreement and outside counsel advises that to proceed with the mergers would violate either the fiduciary duty of the Board of Directors of either company to its respective stockholders, and Gentle Dental or Dental Care Alliance decides to accept the acquisition proposal; provided, however, that notice is received by the non-terminating party at least two days prior to the determination to accept such proposal.

    In addition, in the event the mergers are not completed because the merger agreement is terminated under its terms for a breach, the breaching party shall be liable to the non-breaching party for an amount up to the actual out-of-pocket costs and expenses of the non-breaching party. If, however, either the Gentle Dental Board or the Dental Care Alliance Board of Directors fails to recommend the mergers due to any reason other than a termination as permitted above or either Gentle Dental or Dental Care Alliance accepts an acquisition proposal from a third party, the party that fails to recommend under such circumstances or the party that accepts a third party acquisition proposal shall pay the other party a termination fee equal to $1.5 million.

    Whether or not the mergers are consummated, all fees and expenses incurred in connection with the mergers and the transactions contemplated thereby will be paid by the party incurring such expenses.

WAIVER AND AMENDMENT OF THE MERGER AGREEMENT

    At any time prior to the effective time, any provision of the merger agreement may be (a) waived by the party benefited by the provision or (b) amended or modified by an agreement in writing between the parties to the merger agreement, except, following the meetings of the respective stockholders of Gentle Dental and Dental Care Alliance, the merger agreement may not be amended if such amendment would violate either the Washington Business Corporation Act or the Delaware General Corporation Law or reduce the consideration to be received by the stockholders of Gentle Dental or Dental Care Alliance.

EMPLOYEE BENEFITS AND PLANS

    InterDent will:

    - provide former employees of both Gentle Dental and Dental Care Alliance who remain as employees of InterDent or any of its subsidiaries with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of InterDent or its subsidiaries, including, but not limited to, allowing such employees to participate in InterDent's stock option plan or plans in accordance with the policies of InterDent with respect to such stock option plan or plans; and

    - with respect to former employees of Gentle Dental or Dental Care Alliance who remain as employees of InterDent or any of its subsidiaries, cause each employee benefit plan of InterDent or its subsidiaries in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with Gentle Dental or Dental Care Alliance (as applicable) as if such service were with InterDent or its subsidiaries, to the same extent such service was credited under a comparable plan of Gentle Dental or Dental Care Alliance (as applicable).

InterDent has agreed to pay all accrued bonuses for 1998 to former employees of Gentle Dental or Dental Care Alliance (as applicable) in accordance with Gentle Dental's or Dental Care Alliance's past practices. After the effective time, Gentle Dental's and Dental Care Alliance's benefit plans (as applicable) will be governed, managed and/or terminated by InterDent, all within InterDent's sole discretion.

    Following the effective time, InterDent will deliver to the participants in the option plans of Gentle Dental and Dental Care Alliance a notice setting forth such participant's rights pursuant thereto. The grants pursuant to these option plans shall continue in effect on the same terms and conditions (after giving effect to the mergers), and InterDent has agreed to comply with the terms of each of these plans to ensure that stock options granted under such plans that qualified as incentive stock options prior to the effective time continue to qualify as incentive stock options.

    InterDent has also agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of InterDent common stock for delivery under each Gentle Dental option plan and Dental Care Alliance option plan assumed in accordance with the merger agreement. As soon as practicable after the effective time, InterDent will file a registration statement covering such shares and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

STOCK EXCHANGE LISTING

    InterDent has agreed to cause the shares of InterDent common stock to be issued in the mergers to be approved for listing on the Nasdaq National Market. It is a condition to the consummation of the mergers that such shares of InterDent common stock be authorized for listing on Nasdaq, subject to official notice of issuance.

EXPENSES

    The merger agreement provides that each of Gentle Dental and Dental Care Alliance will pay its own expenses in connection with the mergers and the transactions contemplated thereby.

INTERESTS OF CERTAIN PERSONS IN THE MERGERS

    Due to the benefits received by certain affiliates of Gentle Dental and Dental Care Alliance in connection with the mergers, as described below, the interests of these affiliates may be different from the interests of the stockholders of Gentle Dental and Dental Care Alliance generally. Stockholders should consider such affiliates' interests in the mergers in connection with such affiliates' recommendations of the mergers.

    SEVERANCE ARRANGEMENTS. In anticipation of the consummation of the mergers, certain executive officers of Gentle Dental and Dental Care Alliance will execute employment agreements with InterDent, each of which becomes effective at the effective time of the mergers. Each employment agreement with InterDent shall be assumed by InterDent and expressly supersedes any employment agreement between such person and Gentle Dental or Dental Care Alliance, as the case may be. In addition, each Gentle Dental or Dental Care Alliance executive officer will have waived his rights to payments or other benefits which would otherwise vest at the effective time under any agreement with Gentle Dental or Dental Care Alliance. The terms and conditions, including severance arrangements, of employment agreements with InterDent for Messrs. Van Eerden, Olan and Nichols will remain substantially similar to the previous employment agreements with Gentle Dental and Dental Care Alliance, as the case may be. The employment agreements with InterDent for Mr. Fiore and Dr. Matzkin will have certain modifications from the previous employment agreement with Gentle Dental and Dental Care Alliance, respectively. See "Information About Gentle Dental--Certain Transactions Regarding Gentle Dental" for a summary of the terms of Mr. Fiore's employment agreement and new agreement with InterDent. See "Information About Dental Care Alliance--Employment Agreements" for a summary of the terms of Dr. Matzkin's employment agreement and new agreement with InterDent.

    STOCK-BASED RIGHTS. The merger agreement provides that, at the effective time, each outstanding stock option to acquire shares of Gentle Dental common stock granted under the Gentle Dental option plans or Dental Care Alliance common stock under Dental Care Alliance option plans, each warrant and other right to acquire Gentle Dental common stock or Dental Care Alliance common stock, held by certain executive officers and directors, will cease to represent the right to acquire shares of Gentle Dental common stock or Dental Care Alliance common stock and will be converted into and become a right with respect to shares of InterDent common stock. Any such option plans existing at the effective time will be assumed by InterDent.

    REGISTRATION RIGHTS. All of the affiliates of InterDent will receive registration rights as to all shares of InterDent common stock held by them following the effective time and all shares underlying any options, warrants, convertible securities and other rights to purchase or acquire shares of InterDent common stock.

    STOCKHOLDERS' AGREEMENT. As of September 30, 1998, directors and executive officers of Gentle Dental and their affiliates may be deemed to be beneficial owners of approximately 56.58% of the outstanding shares of Gentle Dental capital stock. Holders of more than 50% of the Gentle Dental capital stock, including shares held by certain executive officers and directors, have executed Stockholders' Agreements whereby they agree to vote or direct the vote of all such outstanding shares of Gentle Dental capital stock over which they have voting control in favor of the approval and adoption of the merger agreements and the transactions contemplated thereby. As of September 30, 1998, directors and executive officers of Dental Care Alliance and their affiliates may be deemed to be beneficial owners of approximately 31.3% of the outstanding shares of Dental Care Alliance common stock. Any holder of more than 50% of the Dental Care Alliance common stock, including shares held by certain executive officers and directors, will execute Stockholders' Agreements whereby each will vote or direct the vote of all such outstanding shares of Dental Care Alliance common stock over which each has voting control in favor of the approval and adoption of the merger agreement and the transactions contemplated thereby. See "The Merger-- Stockholders' Agreement."

    PERFORMANCE SHARES. Mr. Fiore and Grant M. Sadler have purchased certain shares of Gentle Dental common stock, subject to the right of Gentle Dental to repurchase the unvested portion of such shares in the event certain performance criteria are not achieved in 1997 and 1998. Such performance criteria were not achieved in 1997 and as a result 16,691 of Mr. Fiore's shares of Gentle Dental common stock and 112,755 of Mr. Sadler's shares are now subject to the repurchase option. With respect to 1998, the number of performance shares subject to the repurchase option for Messrs. Fiore and Sadler, are 16,691 and 112,755, respectively, in the event such performance criteria are not achieved in 1998.

RESTRICTIONS ON RESALES BY AFFILIATES

    The issuance of shares of InterDent common stock to holders of Gentle Dental common stock and Dental Care Alliance common stock in the mergers have been registered under the Securities Act of 1933, as amended. The shares of InterDent common stock issued in the mergers may be traded freely without restrictions by those stockholders not deemed to be "affiliates" of Gentle Dental or Dental Care Alliance as that term is defined under the Securities Act. An affiliate of Gentle Dental or Dental Care Alliance, as defined by the rules promulgated pursuant to the Securities Act, is a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, Gentle Dental or Dental Care Alliance. Any subsequent transfer of such shares of InterDent, however, by any person who is an affiliate of Gentle Dental or Dental Care Alliance at the time the mergers are submitted for vote of the holders of Gentle Dental capital stock and Dental Care Alliance common stock, respectively, will, under existing law, require:

    - the further registration under the Securities Act of the shares of InterDent common stock to be transferred;

    - compliance with Rule 145 promulgated under the Securities Act (permitting limited sales under certain circumstances); or

    - the availability of another exemption from registration.

    The foregoing restrictions are expected to apply to the directors and executive officers of Gentle Dental and Dental Care Alliance and the holders of 10% or more of any class of Gentle Dental capital stock or the Dental Care Alliance common stock (and to certain relatives or the spouse of any such person and any trusts, estates, corporations or other entities in which any such person has a 10% or greater beneficial or equity interest).

    Stock transfer instructions will be given by InterDent to its transfer agent with respect to the InterDent common stock to be received by persons subject to the restrictions described above, and the certificates for such stock will be appropriately legended.

    The Securities and Exchange Commission guidelines regarding qualifying for the "pooling-of-interests" method of accounting also limit sales of shares of the acquiring and acquired company by affiliates of either company in a business combination. These Securities and Exchange Commission guidelines provide further that the "pooling-of-interests" method of accounting generally will not be challenged on the basis of sales by affiliates of the acquiring or acquired company if such affiliates do not dispose of any of the shares of the corporation they own or shares of a corporation they receive in connection with a merger during the period beginning 30 days before the merger and ending when financial results covering at least 30 days of post-merger operations of the combined entity have been published.

    Each of Gentle Dental and Dental Care Alliance has agreed in the merger agreement to use its best efforts to cause each person who is an affiliate (for purposes of Rule 145 and for purposes of qualifying the mergers for "pooling-of-interests" accounting treatment) of such party to deliver to the other party an "affiliate representation letter" intended to ensure compliance with the Securities Act and preserve the ability to treat the mergers as a "pooling-of-interests."

    InterDent has agreed in the merger agreement to use its best efforts to publish, not later than 90 days after the end of the first month after the effective time in which there are at least 30 days of post-merger combined operations, combined sales and net income figures as contemplated by and in accordance with the terms of the Securities and Exchange Commission's Accounting Series Release No. 135.

THE STOCKHOLDERS' AGREEMENT

    Gentle Dental and Dental Care Alliance have each entered into a Stockholders' Agreement with certain significant stockholders and current directors and or officers. These stockholders, holding in the aggregate shares representing approximately 55% of the total voting power of Gentle Dental capital stock and 51% of the total voting power of Dental Care Alliance common stock as of their respective record dates, each have agreed, as a condition to Gentle Dental and Dental Care Alliance entering into the merger agreement to vote or to cause to be voted, or to execute a written consent with respect to, all of such stockholder's shares of common stock then held of record or beneficially owned, directly or indirectly, in favor of adoption and approval of the merger agreement and the mergers at every meeting of stockholders at which such matters are considered and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto.

    Each Stockholders' Agreement also provides that the stockholder will not, and will not permit any entity under its control to, deposit any of such stockholder's shares in a voting trust or subject any such shares to any agreement, arrangement or understanding with respect to the voting of such shares inconsistent with the Stockholders' Agreement entered into by that stockholder.

    The Stockholders' Agreements will terminate upon the earlier to occur of the completion of the mergers (except for certain provisions which will survive the completion of the mergers) and the date on which the merger agreement is terminated in accordance with its terms.

    The Stockholders' Agreement binds the action of the signatories thereto only in their capacity as Gentle Dental and Dental Care Alliance stockholders. Those directors of Gentle Dental and Dental Care Alliance who signed stockholders' agreement are not and could not be contractually bound to abrogate their fiduciary duties as directors of Gentle Dental and Dental Care Alliance. Accordingly, while such stockholders/directors are, under the stockholders' agreement executed by them, contractually bound to vote as Gentle Dental and Dental Care Alliance stockholders in favor of the mergers, their fiduciary duties as Gentle Dental and Dental Care Alliance directors nevertheless require them to act in their capacity as directors in the best interest of Gentle Dental or Dental Care Alliance, as the case may be, when they decided to approve mergers. In addition, such stockholders/directors will continue to be free to exercise their fiduciary duties as Gentle Dental and Dental Care Alliance directors with respect to any decisions they may take in connection with the mergers or otherwise. In addition, such stockholders are not prohibited from voting their shares in favor of other acquisition proposals, should any such proposals be brought to such stockholders for a vote.

                     OPERATIONS AND MANAGEMENT OF INTERDENT
                               AFTER THE MERGERS

OPERATIONS

    From and after the effective time, each of Gentle Dental and Dental Care Alliance will be a wholly-owned operating subsidiary of InterDent. The primary business operations conducted by each of the companies, including existing relationships with affiliated dental practices, will continue following the mergers. These operations will be conducted by Gentle Dental and Dental Care Alliance as wholly-owned subsidiaries of the new holding company. However, certain management functions will be centralized at the new holding company.

    In addition, the $30.0 million of Gentle Dental convertible subordinated debt will be transferred to and become an obligation of the new company. It is also anticipated that the new company will become a guarantor and obligor of Gentle Dental's $45.0 million credit facility. For a discussion of the treatment of outstanding securities of the companies as a result of the mergers, see "Exchange of Stock; Treatment of Options and Other Rights to Acquire Capital Stock" at page 44.

    InterDent will combine the management relationships of each of Gentle Dental and Dental Care Alliance to form an interrelated network of affiliated dental practices and dentists. InterDent is also in the initial stages of implementing an internet strategy that includes utilizing the internet to:

    - increase interaction and flow of information between InterDent and its affiliated dental practices;

    - facilitate communication between the affiliated dental practices and patients;

    - facilitate communication between InterDent and its investors; and

    - provide non affiliated dental practices with access to business information developed by InterDent.

    InterDent's main corporate offices will be located at the current offices of Gentle Dental in El Segundo, California. InterDent's East Coast regional office will be located at the current corporate offices of Dental Care Alliance in Sarasota, Florida. InterDent's West Coast regional office will be located in Vancouver, Washington. InterDent expects that decisions as to the continuing employment of Gentle Dental and Dental Care Alliance employees, (except for certain rights retained by Dr. Matzkin for a period of four years from the effective time with respect to the termination of employment of certain executive officers of InterDent who were previously employed by Dental Care Alliance) and the continuing operation of business at each of its facilities, will be made on a case-by-case basis after the effective time based upon its evaluation of the combined operations of the two companies.

EXECUTIVE OFFICERS

    Pursuant to the terms and conditions of the merger agreement, from and after the effective time, the following individuals will be executive officers of
InterDent:

EXECUTIVE OFFICER                       AGE          POSITION WITH INTERDENT                 PRESENT POSITION
-----------------------------------     ---     ----------------------------------  ----------------------------------
Michael T. Fiore...................     44      Co-Chairman and Chief Executive     Co-Chairman of the Board, Chief
                                                  Officer                             Executive Officer and President
                                                                                      of Gentle Dental
Dr. Steven R. Matzkin..............     40      Co-Chairman, President and Chief    Chairman, Chief Executive Officer
                                                  Dental Officer                      and President of Dental Care
                                                                                      Alliance
L. Theodore Van Eerden.............     43      Chief Development Officer/          Executive Vice President, Chief
                                                  Executive Vice President and        Development Officer, Secretary
                                                  Secretary                           and Director of Gentle Dental

EXECUTIVE OFFICER                       AGE          POSITION WITH INTERDENT                 PRESENT POSITION
-----------------------------------     ---     ----------------------------------  ----------------------------------
Grant M. Sadler....................     52      Co-Founder and Senior Vice          Vice Chairman of the Board of
                                                  President/Development               Gentle Dental
Norman R. Huffaker.................     52      Chief Financial Officer and         Chief Financial Officer of Gentle
                                                  Treasurer                           Dental
Randy Henry........................     48      Chief Operating Officer             Chief Operating Officer of Gentle
                                                                                      Dental
David P. Nichols...................     40      Vice President of Finance/East      Chief Financial Officer of Dental
                                                                                      Care Alliance
Mitchell B. Olan...................     40      Vice President of Operations/ East  Chief Operating Officer of Dental
                                                                                      Care Alliance
Kevin Webb.........................     39      Vice President of Operations/       Vice President of Gentle Dental
                                                  Northwest
Arnold Albert......................     48      Vice President of Operations/       Vice President of Gentle Dental
                                                  Northern California
Kenneth Davis......................     46      Vice President of Operations/       Vice President of Gentle Dental
                                                  Southwest

    For more information concerning each of the executive officers of InterDent, see "Gentle Dental's Management and Additional Information" and "Dental Care Alliance's Management and Additional Information."

DIRECTORS

    InterDent's Board of Directors is, and at the effective time will be, comprised of eight members. The following individuals have been elected as the initial directors of InterDent:

DIRECTOR                                      AGE                             PRESENT POSITION
-----------------------------------------     ---     -----------------------------------------------------------------
Robert Finzi.............................     46      Director of Gentle Dental
Michael T. Fiore.........................     44      Co-Chairman of the Board, Chief Executive Officer and President
                                                        of Gentle Dental
Eric Green...............................     37      Director of Gentle Dental
Paul H. Keckley..........................     48      Director of Gentle Dental
Steven R. Matzkin, D.D.S.................     40      Chairman, Chief Executive Officer and
                                                        President of Dental Care Alliance
H. Wayne Posey...........................     59      Director of Gentle Dental
Robert F. Raucci.........................     42      Director of Dental Care Alliance
Curtis Lee Smith, Jr.....................     70      Director of Dental Care Alliance

    For information on each of the directors of InterDent who presently are directors or executive officers of Gentle Dental or Dental Care Alliance, see "Gentle Dental's Management and Other Information" and "Dental Care Alliance's Management and Other Information."

    InterDent's Board of Directors will be comprised of three classes of directors. The first class will serve until the annual meeting of stockholders held in 2000 and will initially consist of Eric Green, Paul H. Keckley and Curtis Lee Smith, Jr. The second class of directors shall serve until the annual meeting of stockholders held in 2001 and shall initially consist of Robert Finzi, H. Wayne Posey and Robert F. Raucci. The third class of directors shall serve until the annual meeting of stockholders held in 2002 and shall initially consist of Michael T. Fiore and Steven R. Matzkin, D.D.S. All subsequent terms of each class of directors after such class first stands for re-election shall expire at the third succeeding annual meeting of stockholders after their election.

PRINCIPAL STOCKHOLDERS OF INTERDENT AFTER THE MERGERS

    The following table sets forth certain information regarding the beneficial ownership of InterDent common stock as of December 31, 1998, giving effect to the mergers as if completed on such date, by (a) each person we believe will own benefically more than five percent of the InterDent common stock, (b) each director of InterDent, and (c) the named executive officers of InterDent listed in the table. Unless otherwise indicated below, the address of each named person listed in the table is 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245. Unless otherwise noted, it is believed that all persons listed in the table have sole voting and investment power with respect to all shares of InterDent common stock.

                                                                                          SHARES ISSUABLE UPON
                                                                                         CONVERSION OR EXERCISE
                                           AMOUNT AND NATURE OF                          OF OPTIONS, WARRANTS,
                                           BENEFICIAL OWNERSHIP                          PREFERRED STOCK AND/OR
                                             (INCLUDES SHARES       PERCENTAGE OF       CONVERTIBLE NOTES ON OR
NAME AND ADDRESS OF BENEFICIAL OWNER       LISTED IN COLUMN 3)   OUTSTANDING SHARES       BEFORE MARCH 1, 1999
-----------------------------------------  --------------------  -------------------  ----------------------------
Sprout Capital VII L.P. and certain
  related entities (1)...................         3,169,658              14.20%                  1,520,096
  3000 Sand Hill Road
  Bldg. 3, Suite 170
  Menlo Park, CA 94025
  Attention: Robert Finzi

SRM Trust................................         2,478,527              11.92%                    --

CB Capital Investors, L.P. (2)...........         2,714,431              11.55%                  2,714,431
  380 Madison Avenue
  12th Floor
  New York, NY 10017
  Attention: Eric Green

Michael T. Fiore (3).....................           356,772               1.72%                    --

Dr. Steven R. Matzkin ...................         2,508,031              12.05%                     13,360

L. Theodore Van Eerden...................            43,275               *                         43,275

Norman R. Huffaker (4)...................            11,127               *                         11,127
Randy Henry..............................           --                    *                        --

Grant M. Sadler (4)......................           395,541               1.90%                    --

David P. Nichols.........................            96,152               *                         96,152

Mitchell B. Olan.........................           268,728               1.30%                     13,360

Robert Finzi (5).........................         3,169,658              14.20%                  1,520,096

Eric Green (6)...........................         2,714,431              11.55%                  2,714,431

Paul H. Keckley..........................             1,800               *                          1,800

H. Wayne Posey...........................            31,799               *                          5,564

Robert F. Raucci.........................            42,505               *                          8,350

Curtis Lee Smith, Jr.....................           763,145               3.67%                      8,350

All directors and officers as a group (14
  persons) (7)...........................        10,327,814              40.93%                  7,253,130

------------------------

*Less than one percent

 (1)DLJ Capital Corp. is the Managing General Partner of each of The Sprout CEO Fund, L.P., Sprout Growth II, L.P. and Sprout Capital VII, L.P. and has voting and investment control over the shares held by each of these three shareholders. DLJ Capital Corp. is a wholly-owned subsidiary of

    Donaldson, Lufkin & Jenrette, Inc., which has voting and investment control over DLJ Capital Corp. DLJ LBO Plans Management Corporation is the manager of DLJ First ESC L.L.C. and has voting and investment control over the shares held by DLJ First ESC L.L.C. DLJ LBO Plans Management Corporation is an indirect wholly-owned subsidiary of DLJ, Inc., which has voting and investment control over DLJ LBO Plans Management Corporation.

 (2)The general partner of C.B. Capital Investors, L.P. is C.B. Capital Investors, Inc., a wholly-owned subsidiary of the Chase Manhattan Bank, which has voting and investment control over C.B. Capital Investors, L.P.

 (3) Includes 16,691 shares currently subject to repurchase by InterDent and 16,691 shares subject to repurchase by InterDent in January 1999 if certain performance targets are not met, all at $0.45 per share.

 (4) Includes 110,255 shares currently subject to repurchase by InterDent and 110,255 shares subject to repurchase by InterDent in January 1999 if certain performance targets are not met, all at $0.225 per share. Also includes 77,792 shares subject to repurchase by InterDent at a price of $0.225 per share, which rights lapse at a rate of 2,431 shares per month until August 31, 2001, at which time InterDent's rights will have lapsed as to all such 77,792 shares.

 (5) Includes 3,169,658 shares beneficially owned by Sprout Capital VII, L.P. and certain related entities, as described in footnote 1 above. Mr. Finzi, as a general partner of a general partner of entities within this group, may be deemed to share voting and dispositive power with respect to such shares. Mr. Finzi disclaims beneficial ownership of these shares.

 (6)Includes 2,714,431 shares beneficially owned by CB Capital Investors, L.P. Mr. Green, as an affiliate of CB Capital Investors, L.P., may be deemed to share voting and dispositive power with respect to such shares. Mr. Green disclaims beneficial ownership of these shares.

 (7)Includes 126,946 shares subject to repurchase by InterDent and 126,946 shares subject to repurchase by InterDent in early 1999 if certain performance targets are not met. Also includes 77,792 shares subject to repurchase by InterDent at a price of $0.225 per share, which repurchase rights lapse at a rate of 2,431 shares per month until August 31, 2001, at which time InterDent's repurchase rights will have lapsed as to all such 77,792 shares.

                        INFORMATION ABOUT GENTLE DENTAL
GENERAL

    Gentle Dental is one of the largest providers of dental practice management services to multi-specialty dental practices in the United States. Gentle Dental provides management services to dental practices at 102 dental offices with 380 dentists, including 115 specialists and 984 operatories in selected markets in California, Washington, Oregon, Idaho, Hawaii and Nevada. As part of a multi-specialty dental care delivery network, Gentle Dental provides management services to dental practices under long-term management service agreements. Under the terms of the management service agreements, Gentle Dental, among other things, bills and collects patient receivables and provides all administrative support services to affiliated dental practices. The dentists employed through Gentle Dental's network of affiliated dental practices provide comprehensive general dentistry services and offer specialty dental services, which include orthodontics, periodontics, endodontics, pedodontics, prosthodontics, oral surgery and oral pathology. Gentle Dental's practice management services facilitate the delivery of convenient, high quality, comprehensive and affordable dental care. Gentle Dental seeks to build geographically dense dental practice networks in selected markets through a combination of affiliating with existing dental practices and selectively developing new dental offices. Gentle Dental is incorporated in Washington and has operated as a dental practice management company since its inception in December 1992. Gentle Dental's executive offices are located at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California, and the telephone number is (310) 765-2400.

SELECTED CONSOLIDATED FINANCIAL DATA

    The following selected consolidated financial data has been prepared by Gentle Dental based on Gentle Dental's Consolidated Financial Statements for the years ended December 31, 1995, 1996 and 1997 and the nine month periods ended Sepember 30, 1997 and 1998. The financial data presented below for the nine month periods ended September 30, 1997 and 1998 and at September 30, 1998 are unaudited and were prepared by management of Gentle Dental on the same basis as the audited Consolidated Financial Statements included herein and, in the opinion of management of Gentle Dental, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998 or future periods. The following information should be read in conjunction with "Gentle Dental Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and other financial information relating to Gentle Dental included elsewhere and incorporated by reference herein.

                                                                                              NINE MONTHS ENDED
                                                               YEARS ENDED DECEMBER 31,         SEPTEMBER 30,
                                                            -------------------------------  --------------------
                                                              1995       1996       1997       1997       1998
                                                            ---------  ---------  ---------  ---------  ---------
Dental group net patient service revenue..................  $  --      $   3,701  $  29,327  $  19,810  $  67,534
Net management fees.......................................      9,781     10,712     14,076     10,148      1,408
                                                            ---------  ---------  ---------  ---------  ---------
  Net revenues............................................      9,781     14,413     43,403     29,958     68,942
Clinical salaries and benefits............................     --          1,493     13,701      9,246     30,762
Practice nonclinical salaries and benefits................      2,418      4,279      8,177      5,764     10,028
Dental supplies and lab expenses..........................      1,633      2,830      6,271      4,545      8,000
Practice occupancy expenses...............................        911      1,563      3,527      2,395      3,814
Practice selling, general and administrative..............      1,311      1,805      4,912      3,169      6,434
Corporate selling, general and administrative.............      2,153      2,998      5,700      3,868      4,531
Corporate restructure and merger costs....................     --         --          1,809     --         --
Depreciation and amortization.............................        482        990      1,847      1,282      2,877
                                                            ---------  ---------  ---------  ---------  ---------
  Total operating expenses................................      8,908     15,958     45,944     30,269     66,446
                                                            ---------  ---------  ---------  ---------  ---------
  Operating income (loss).................................        873     (1,545)    (2,541)      (311)     2,496
Interest expense, net.....................................       (290)      (749)      (653)      (362)    (1,820)
Other (expense)/income--net...............................        (92)       (48)       (74)        19        (11)
                                                            ---------  ---------  ---------  ---------  ---------
  Income (loss) before income taxes and minority
    interest..............................................        491     (2,342)    (3,268)      (654)       665
Income tax expense/(benefit)..............................        234       (655)       (81)    --             19
                                                            ---------  ---------  ---------  ---------  ---------
  Net income (loss).......................................        257     (1,687)    (3,187)      (654)       646
Dividends on redeemable convertible preferred stock.......     --           (240)      (932)      (829)    --
Accretion of redeemable common stock......................     --            (91)       (34)       (27)       (15)
                                                            ---------  ---------  ---------  ---------  ---------
  Net income (loss) attributable to common stock..........  $     257  $  (2,018) $  (4,153) $  (1,510) $     631
                                                            ---------  ---------  ---------  ---------  ---------
                                                            ---------  ---------  ---------  ---------  ---------

Net income (loss) per share:
Basic.....................................................  $    0.19  $   (1.18) $   (0.91) $   (0.38) $    0.08
Diluted...................................................  $    0.19  $   (1.18) $   (0.91) $   (0.38) $    0.07

Shares outstanding:
Basic.....................................................      1,380      1,707      4,559      3,931      8,196
Other information:
Diluted...................................................      1,380      1,707      4,559      3,931      9,500

                                                                                                  AT SEPTEMBER 30,
                                                                                                        1998
                                                                                                    (UNAUDITED)
                                                                                                  ----------------
Balance Sheet Data:
Working capital.................................................................................    $      2,222
Total assets....................................................................................         104,924
Long-term debt, including current maturities....................................................          47,270
Redeemable common stock.........................................................................           2,095
Shareholders' equity............................................................................          43,039

GENTLE DENTAL'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
  RESULTS OF OPERATIONS

    The following discussion of the results of operations and financial condition of Gentle Dental should be read in conjunction with Gentle Dental's audited financial statements and the notes thereto included elsewhere in this document.

RESULTS OF OPERATIONS

    Gentle Dental reports dental practice net patient revenue and associated clinical salaries and benefits costs in those instances where Gentle Dental meets certain specific consolidation requirements established by the Emerging Issues Task Force of the Financial Accounting Standards Board. In those instances where such consolidation requirements are not met, Gentle Dental reports net management fees revenue and does not record any associated clinical salaries and benefits costs. Through December 31, 1997, certain affiliations in Oregon and Washington (representing a significant portion of overall net patient revenues) were not included within Gentle Dental's consolidated financial statements, as the consolidation requirements described above were not met. As of January 1, 1998, Gentle Dental entered into new management service agreements with such affiliations. Consequently, all of the dental practices affiliated with Gentle Dental, except one, are now accounted for under the consolidation requirements described above. The remaining dental practice, acquired effective April 1, 1997, has not met the Emerging Issues Task Force consolidation requirements.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1997

    DENTAL PRACTICE NET PATIENT SERVICE REVENUE AND NET MANAGEMENT FEES. Dental practice net patient revenue increased from $3.7 million for the year ended December 31, 1996 to $29.3 million for the year ended December 31, 1997. This 692% growth was due to five affiliations completed in 1996 and six affiliations completed in 1997, representing 23 clinical locations. These affiliations have management agreements that meet the Emerging Issues Task Force consolidation requirements.

    Net management fee revenue represents management services to certain unconsolidated affiliated dental practices. Net management fees revenue increased 31.4% from $10.7 million for the year ended December 31, 1996 to $14.1 million for the year ended December 31, 1997. This growth was primarily a result of three affiliations completed in 1997. Also, approximately 15.0% of the increase in support services revenue was attributable to increases in the percentages of patient revenue payable under the management agreements with the Washington and Oregon affiliated dental practices, from 50.0% to 51.0% and 50.0% to 53.0%, respectively.

    CLINICAL SALARIES AND BENEFITS. Clinical salaries and benefits costs include all patient service provider staff compensation and related payroll costs at the consolidated dental practices, including dentists, hygienists and dental assistants. Clinical salaries and benefits increased from $1.5 million for the year ended December 31, 1996 to $13.7 million for the year ended December 31, 1997. Practice clinical salaries and benefits as a percentage of dental practice net patient revenue for the years ended December 31, 1996 and 1997 were 40.3% and 46.7%, respectively. The affiliation of dental practices with Gentle Dental in 1996 and 1997 contributed to these increases.

    PRACTICE NONCLINICAL SALARIES AND BENEFITS. Practice nonclinical salaries and benefits costs include all staff compensation and related payroll costs at the dental facilities other than dentists, hygienists and dental assistants. Total nonclinical salary costs increased 91% from $4.3 million for the year ended December 31, 1996 to $8.2 million for the year ended December 31, 1997. This increase was primarily due to the addition of costs from affiliations completed during 1996 and 1997.

    DENTAL SUPPLIES AND LAB EXPENSES. Dental supplies and lab costs increased 122% from $2.8 million for the year ended December 31, 1996 to $6.3 million for the year ended December 31, 1997. This increase was primarily due to the addition of costs from affiliations completed during 1996 and 1997.

    PRACTICE OCCUPANCY EXPENSES. Practice occupancy expenses increased 126% from $1.6 million for the year ended December 31, 1996 to $3.5 million for the year ended December 31, 1997. This increase was primarily due to the addition of costs from affiliations completed during 1996 and 1997.

    PRACTICE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. These costs include general office, advertising, professional services (excluding dentistry), travel and entertainment, local taxes, insurance, and other miscellaneous costs at the dental facilities. Practice selling, general and administrative expenses increased 172% from $1.8 million for the year ended December 31, 1996 to $4.9 million for the year ended December 31, 1997. This increase was primarily due to the addition of costs from affiliations completed during 1996 and 1997.

    CORPORATE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Corporate selling, general and administrative expenses increased 90.1% from $3.0 million for the year ended December 31, 1996 to $5.7 million for the year ended December 31, 1997. The increase in these expenses is the result of putting the infrastructure in place to accommodate expected future growth, a substantial part of which occurred in 1997. In addition to such expenses incurred during the year ended December 31, 1997, Gentle Dental recorded $1.8 million in expenses associated with the merger of Gentle Dental with GMS Dental Group, Inc. and Gentle Dental's related restructuring plan.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense for the years ended December 31, 1996 and 1997 was $1.0 million and $1.8 million, respectively. This increase was primarily due to the addition of costs from affiliations completed during 1996 and 1997.

    INTEREST EXPENSE. Interest expense decreased from 12.8% from $749,000 for the year ended December 31, 1996 to $653,000 for the year ended December 31, 1997. This decrease resulted from the repayment by Gentle Dental of $4.4 million in debt with the proceeds from Gentle Dental's initial public offering which was partly offset by additional debt incurred to complete dental practice affiliations in 1997.

    PROVISION FOR INCOME TAXES. For the years ended December 31, 1996 and 1997, Gentle Dental recognized tax benefits resulting from its taxable losses for those years. In 1996, the effective tax rate for the tax benefit was lower than the statutory rate due to the tax-free merger structure of certain dental practice affiliations. As a result, the amortization of certain intangible assets reduced earnings, but was not deductible for tax purposes. In 1997, the tax benefit was reduced primarily by the valuation allowance for the net operating loss carry-forward.

NINE MONTHS ENDED SEPTEMBER 30, 1997 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30,
  1998

    DENTAL PRACTICE NET PATIENT SERVICE REVENUE AND NET MANAGEMENT FEES. Dental practice net patient revenue increased from $19.8 million for the nine months ended September 30, 1997 to $67.5 million for the nine months ended September 30, 1998, an increase of 241%. Of this growth, approximately $27.5 million is primarily due to five affiliations completed during the second half of 1997 and ten affiliations completed during the nine months ended September 30, 1998, representing forty-nine current clinical locations. These affiliations have management services agreements that meet the Emerging Issues Task Force consolidation requirements. The remaining growth of $20.2 million is due to consolidating the operating results of certain Oregon and Washington affiliations during 1998 as a result of their new management services agreements dated January 1, 1998 meeting the Emerging Issues Task Force criteria for consolidation.

    Net management fees decreased from $10.1 million for the nine months ended September 30, 1997 to $1.4 million for the nine months ended September 30, 1998. This decrease is directly related to Gentle Dental consolidating the operating results of the Oregon and Washington affiliations discussed above, thereby eliminating management fees revenue in the consolidated financial statements. Currently, there is one remaining affiliation that does not meet the Emerging Issues Task Force criteria for consolidation.

    CLINICAL SALARIES AND BENEFITS. Clinical salaries and benefits increased 233% from $9.2 million for nine months ended September 30, 1997 to $30.8 million for the nine months ended September 30, 1998. Of this growth, approximately $12.7 million is due to five affiliations completed during the second half of 1997 and ten affiliations completed during the nine months ended September 30, 1998, representing forty-nine current clinical locations. These affiliations have management services agreements that meet the Emerging Issues Task Force consolidation requirements. The remaining growth of $8.9 million is due to consolidating the operating results of certain Oregon and Washington affiliations during 1998.

    Practice clinical salaries and benefits as a percentage of dental practice net patient revenue for the nine months ended September 30, 1997 and 1998 were 46.7% and 45.6%, respectively. Consolidating the operating results of the Oregon and Washington affiliations and the affiliation of dental practices with Gentle Dental in the second half of 1997 and the nine months ended September 30, 1998 contributed to this percentage decrease.

    PRACTICE NONCLINICAL SALARIES AND BENEFITS. Practice nonclinical salaries and benefits costs increased 73.9% from $5.8 million for the nine months ended September 30, 1997 to $10.0 million for the nine months ended September 30, 1998. This increase was primarily due to the addition of costs from affiliations completed during the second half of 1997 and during the nine months ended September 30, 1998.

    DENTAL SUPPLIES AND LAB EXPENSES. Dental supplies and lab costs increased 76.0% from $4.5 million for nine months ended September 30, 1997 to $8.0 million for the nine months ended September 30, 1998. This increase was primarily due to the addition of costs from affiliations completed during the second half of 1997 and the nine months ended September 30, 1998.

    PRACTICE OCCUPANCY EXPENSES. Practice occupancy expenses increased 59.2% from $2.4 million for the nine months ended September 30, 1997 to $3.8 million for the nine months ended September 30, 1998. This increase was primarily due to the addition of costs from affiliations completed during the second half of 1997 and the nine months ended September 30, 1998.

    PRACTICE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Practice selling, general and administrative expenses increased 103% from $3.2 million for the nine months ended September 30, 1997 to $6.4 million for the nine months ended September 30, 1998. This increase was primarily due to the addition of costs from affiliations completed during the second half of 1997 and the nine months ended September 30, 1998.

    CORPORATE SELLING, GENERAL AND ADMINISTRATIVE EXPENSES. Corporate selling, general and administrative expenses increased 17.1% from $3.9 million for the nine months ended September 30, 1997 to $4.5 million for the nine months ended September 30, 1998. The increase in these expenses is the result of putting the infrastructure in place to accommodate expected future growth.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense for the nine months ended September 30, 1997 and 1998 was $1.3 million and $2.9 million, respectively. This increase was primarily due to the addition of costs from affiliations completed during the second half of 1997 and the nine months ended September 30, 1998.

    INTEREST EXPENSE, NET. Interest expense increased from $362,000 for the nine months ended September 30, 1997 to $1.8 million for the nine months ended September 30, 1998. This increase in interest expense was due to additional debt incurred under Gentle Dental's credit facility and private placement to complete certain dental practice affiliations.

    PROVISION FOR INCOME TAXES. For the nine months ended September 30, 1997 Gentle Dental recognized no tax benefit resulting from its taxable loss as the probable utilization of any loss carryforwards was uncertain. For the nine months ended September 30, 1998, Gentle Dental did not accrue a provision for income taxes as management believes that Gentle Dental will be able to utilize available federal and state tax loss carryforwards. The income tax expense recorded during the nine months ended September 30, 1998 represents incidental filing fees for various federal and state income tax returns.

LIQUIDITY AND CAPITAL RESOURCES

    At September 30, 1998, Gentle Dental's cash and cash equivalents were $1.8 million, representing a $1.5 million increase in cash and cash equivalents available at December 31, 1997 of $302,000. Working capital at September 30, 1998 of $2.2 million represents a decrease of $616,000 from working capital of $2.8 million at December 31, 1997. The decrease is the result of the use of working capital for acquisitions.

    Net cash provided by operations was $902,000 and $174,000 for the nine months ended September 30, 1997 and 1998, respectively. The reduction of net cash provided by operating activities during the nine months ended September 30, 1998 was directly attributable to the reduction of accounts payable and accrued liabilities outstanding at December 31, 1997. The significant level of such liabilities at December 31, 1997 was attributed to merger and restructure plan related costs between Gentle Dental and GMS Dental Group, Inc. as a result of the merger effective in November 1997. The remaining liabilities related to the restructuring amounted to $195,000 at September 30, 1998. Net cash used in investing activities, principally dental practice affiliations, was $9.0 million and $42.6 million for the nine months ended September 30, 1997 and 1998, respectively. Net cash provided from financing activities was $6.0 million and $44.0 million for the nine months ended September 30, 1997 and 1998, respectively. The increase in net cash provided by financing activities during the nine months ended September 30, 1998 was primarily attributed to the $45 million private placement completed during 1998 as further discussed below.

    On January 1, 1998, Gentle Dental and certain Washington and Oregon affiliated dental practices entered into asset purchase and management service agreements. Under the terms of such agreements, Gentle Dental acquired all of the fixed assets and assumed certain liabilities of such affiliated dental practices. In exchange, Gentle Dental gave consideration of $1.7 million in addition to the assumption of certain liabilities, which was offset by Gentle Dental's $1.7 million receivable from such affiliated dental practices. In addition, Gentle Dental is required to pay $575,000 in cash over 18 monthly installments.

    During the nine months ended September 30, 1998, Gentle Dental acquired substantially all of the assets of 27 dental office locations, including cash, accounts receivable, supplies and fixed assets. Additionally, Gentle Dental acquired all of the outstanding capital stock of Managed Dental Care of Oregon, Inc., a dental care entity that contracts with the Oregon Health Plan. Gentle Dental also acquired all of the outstanding capital stock of Dedicated Dental Systems, Inc., a Bakersfield, California company which owns and operates eleven staff model dental offices under a license granted within the California Knox-Keene Health Care Service Plan Act of 1975. All such affiliations have been accounted for using the purchase method of accounting.

    Gentle Dental's credit facility provides for a maximum credit line of $45 million. Gentle Dental intends to use the credit facility for working capital requirements, to purchase non-professional dental practice assets of additional dental practices that Gentle Dental may seek to affiliate with, and to purchase operating assets for existing affiliated dental practices. The ability of Gentle Dental to incur indebtedness under the credit facility is subject to delivery of customary opinions, certificates and closing documents by Gentle Dental. The revolving feature of the credit facility expires on September 30, 2001, at which time it will convert into a four year term loan to be repaid in 16 equal quarterly installments. Principal amounts owed under the credit facility bear interest, at Gentle Dental's option at varying margins over LIBOR (1%-1.75%) or the prime rate (0.5%-1%), at Gentle Dental's option, based on the level of Gentle Dental's leverage ratio. The credit facility requires Gentle Dental to pay an unused commitment fee in an amount of ranging from 0.375% to 0.750% per annum (depending on amounts of unused available credit) on the average daily amount by which the bank commitment under the credit facility exceeds the aggregate amount of all loans then outstanding. The credit facility contains several covenants including (i) restrictions on the ability of Gentle Dental to incur indebtedness and repurchase, or make dividends with respect to, its capital stock; and (ii) requirements relating to maintenance of a specified net worth and compliance with specified financial ratios. In addition, the credit facility requires Gentle Dental to notify the lenders prior to making any acquisition and to obtain the consent of the lenders prior to making acquisitions with purchase prices exceeding $12 million or when cash consideration exceeds $7.5 million. The credit facility also requires Gentle Dental to convert to a holding company that owns no assets other than the stock of its subsidiaries on or before July 31, 1999. Gentle Dental's obligations under the credit facility are guaranteed by each of its non-dental insurance business subsidiaries. The obligations of Gentle Dental under the credit facility and the subsidiaries under the guarantees are secured by a security interest in the equipment, fixtures, inventory, receivables, subsidiary stock, certain debt instruments, accounts and general intangibles of each of such entities.

    On June 3, 1998, Gentle Dental completed a $45 million private placement, consisting of $30 million of subordinated notes and $15 million of preferred stock of Gentle Dental. The subordinated notes have eight year terms and are convertible into shares of Gentle Dental common stock at $9.21 for each share of common stock issuable upon conversion of outstanding principal and accrued but unpaid interest on such subordinated notes. If certain events of default occur, the subordinated notes then outstanding will automatically convert into shares of Gentle Dental Series B preferred stock at a rate of one share of Gentle Dental Series B preferred stock for each thousand dollars in outstanding principal and accrued but unpaid interest on the subordinated notes, subject to adjustment for stock splits, reverse splits, stock dividends, reorganizations and the like. The subordinated notes and all outstanding shares of Gentle Dental preferred stock shall be automatically converted into Gentle Dental common stock (or, in the case of the Gentle Dental Series A preferred stock and Gentle Dental Series C preferred stock, redeemed at nominal cost) if the rolling 21-day average closing market price of the common stock on 20 out of any 30 consecutive trading days is more than $15.73 on or prior to May 18, 1999, more than $16.85 on or prior to May 18, 2000, or more than $17.98 at any time thereafter.

    The presently authorized series of Gentle Dental preferred stock include the following series: 100 shares of Gentle Dental Series A preferred stock, all of which is issued and outstanding; 70,000 shares of Gentle Dental Series B preferred stock, none of which is presently outstanding but which will be issued automatically upon conversion of the then outstanding subordinated notes; 100 shares of Gentle Dental Series C preferred stock, all of which is issued and outstanding; and 2,000,000 shares of Gentle Dental Series D preferred stock of which 1,628,663 shares are issued and outstanding. The shares of convertible Gentle Dental Series B preferred stock are convertible into shares of Gentle Dental common stock at the rate of 108.58 shares of Gentle Dental common stock for each share of Gentle Dental Series B preferred stock, and the shares of Gentle Dental Series D preferred stock are convertible into shares of Gentle Dental common stock on a share for share basis, in each case subject to adjustment for stock splits, reverse splits, stock dividends, reorganizations and the like. The Gentle Dental Series A preferred stock and Series C preferred stock are not convertible.

    Gentle Dental believes that proceeds from its existing credit facility and cash flow from operations, if any, will be sufficient to fund its operations for the near future. Gentle Dental also believes that such funds will be sufficient to complete a number of other future dental practice affiliations and any possible future consideration from existing affiliations. However, to execute its long term business strategy, Gentle Dental will require substantial additional funding through additional long-term or short-term borrowing arrangements or through the public or private issuance of additional debt or equity securities to affiliate new practices and to expand and maintain existing affiliated practices. There can be no assurance that any such financing will be available to Gentle Dental or will be available on terms acceptable to Gentle Dental.

RECENT DEVELOPMENTS

    On October 30, 1998, Gentle Dental acquired all of the issued and outstanding shares of capital stock of Capitol Dental Care, Inc., an Oregon corporation, and purchased substantially all of the assets of Dental Maintenance of Oregon, P.C., an Oregon professional corporation, and entered into a management agreement with Dental Maintenance of Oregon, P.C., whereby Gentle Dental would provide management and administrative service to the dental practice. As consideration for purchase of the stock of Capitol Dental Care, Inc., Gentle Dental issued a promissory note in the amount of $800,000, bearing interest at the annual rate of 8% and payable in equal quarterly installments of principal and interest. As consideration for purchase of the assets of Dental Maintenance of Oregon, P.C., Gentle Dental paid $6.0 million in cash, and issued a $1.7 million promissory note payable in equal quarterly installments of principal and interest over a three year term with an annual interest rate of 8%. Dental Management of Oregon, P.C., can earn additional cash consideration if its earnings increase over a two-year period based on a formula described in the acquisition agreements.

    Capitol Dental Care, Inc. provides capitated dental services under the Oregon Health Plan governed by a contract with the State of Oregon Office of Medical Assistance Programs. Dental Maintenance of Oregon, P.C. is a dental practice with nine offices which provides professional dental care to patients and which also subcontracts with Capitol Dental Care, Inc. to provide professional dental services to beneficiaries under the Oregon Health Plan.

    In connection with certain completed affiliation transactions, Gentle Dental agreed to pay to the sellers possible future consideration in the form of cash and Gentle Dental capital stock. The amount of future consideration payable by Gentle Dental under earn-outs is generally computed based upon financial performance of the affiliated dental practices during certain specified periods. Gentle Dental accrues for earn-out payments with respect to prior practice acquisitions when such amounts are probable and reasonably estimable. As of September 30, 1998, Gentle Dental had accrued $1.8 million for future earn-out payments, of which $578,000 is included in additional paid-in capital for anticipated stock issuances while the remaining accrual for anticipated cash payments is included in other current liabilities. For those acquisitions with earn-out provisions, Gentle Dental estimates the total maximum earn-out to be paid, including amounts already accrued, is between $15 and $20 million from November, 1998 to December, 2002, of which up to $15 million is expected to be paid in cash. In future years, such additional earn-out consideration would result in additional amortization of $600,000-$800,000 annually.

    A total of 254,901 outstanding shares of Gentle Dental common stock issued at a price of $.45 per share and 339,246 outstanding shares of Gentle Dental common stock issued at a price of $.225 per share are subject to, under certain events, repurchase by Gentle Dental at cost. One-half of these shares are currently subject to repurchase as a result of Gentle Dental's failure to achieve certain specified performance targets during 1997 and are expected to be repurchased in the future.

YEAR 2000 COMPLIANCE

    Many existing computer programs use only two digits to identify a year in a data field. These programs were designed and developed without considering the impact of the upcoming change in the century. If not corrected, many computer applications could fail or create erroneous results by or at the Year 2000 or earlier. The Year 2000 issue affects us in that the dental practice management business is dependent on computer applications, such as management information systems and financial and accounting systems.

    In order to address the Year 2000 issues facing Gentle Dental, management initiated a program to prepare Gentle Dental's computer systems and applications for the Year 2000. As to the primary focus of its Year 2000 plans, Gentle Dental has converted its affiliated dental practices to target systems identified and believed to be Year 2000 compliant. Gentle Dental has divided its Year 2000 plan into five phases, and charts its progress in each of the phases, expressed as an approximate percentage of completion of that phase:

                                                                               APPROXIMATE
PHASE                                                                     PERCENTAGE COMPLETED
------------------------------------------------------------------------  ---------------------
Awareness...............................................................             100%
Assessment..............................................................             100%
Renovation..............................................................              60%
Validation..............................................................              80%
Implementation..........................................................              50%

    Pursuant to its Year 2000 plan, Gentle Dental has substantially completed its validation of its mission critical systems and the computer-related interactive vendor systems expects to complete all validation by June 1999. In addition, Gentle Dental expects to complete all phases of its Year 2000 plan by June 30, 1999.

    Gentle Dental expects to incur internal staff costs as well as consulting and other expenses related to infrastructure enhancements necessary to prepare for the Year 2000. Validation and conversion of primary system applications and hardware is expected to cost approximately $500,000, all of which will be incurred in fiscal year 1999.

    As part of its Year 2000 plan, Gentle Dental is not only undertaking the infrastructure and facilities enhancement and testing necessary to ensure that it adequately prepared for the Year 2000, but is also communicating with its vendors upon whose services it relies and third-party payors to ensure that such vendors and third-party payors are taking appropriate steps to address their Year 2000 issues. Gentle Dental is also preparing contingency plans to try to minimize the harm to it in the event that it or any or all of the third parties with which it interacts is unable to attain Year 2000 compliance in certain applications according to Gentle Dental's Year 2000 plan. The contingency plans being prepared are system and application specific and are intended to ensure that in the event that one or more of such systems and/or applications fails by or at the Year 2000, Gentle Dental will be able to engage in its core business functions in spite of such failure. Gentle Dental's most likely worst case Year 2000 scenario would be that it experiences significant delays in billing and collecting professional fees due its affiliated dental practices. This delay would directly impact the ability of the affiliated dental practices to pay the management fees due the company. A material delay in receipt of fees due Gentle Dental would affect its cash flow and could have a material adverse effect on its business, financial condition or results of operations.

    Although Gentle Dental believes that its Year 2000 plan and other steps being taken are adequate to ensure that it will not be materially affected by the Year 2000 problem, there can be no assurance that the Year 2000 plan and Gentle Dental's other Year 2000 remedial and contingency plans will fully protect it from the risks associated with the Year 2000 problem. The analysis of, and preparation for, the Year 2000 and related problems necessarily rely on a variety of assumptions about future events, and there can be no assurance that management has accurately predicted such future events or that the remedial and contingency plans for Gentle Dental will adequately address such future events. In the event that the business of Gentle Dental or Gentle Dental's vendor or patients are disrupted as a result of the Year 2000 problem such disruption could have a material adverse effect on Gentle Dental.

CERTAIN TRANSACTIONS REGARDING GENTLE DENTAL

    The outstanding capital stock of certain professional corporations located in Oregon and Washington is owned in whole or in part by Dany Y. Tse and Gerald
R. Aaron, each of a director and/or executive officer of Gentle Dental. Gentle Dental is a party to certain management agreements with each of these professional corporations pursuant to which Gentle Dental earns a significant portion of its revenues. Effective January 1, 1998, Gentle Dental entered into agreements to amend these management agreements to conform them to the existing management agreements of dental practices historically affiliated with GMS Dental Group, Inc. and to increase Gentle Dental's control over these professional corporations. As consideration for entering into the amended management agreements, Gentle Dental agreed to pay to the Oregon and one of the Washington professional corporations or certain of their respective designated dental practitioners, in the aggregate, the following:

    - approximately $1.7 million in cash offset by approximately $1.7 million of Gentle Dental receivables due from such professional corporations;

    - the right to receive an aggregate of either $575,000 in cash in 18 equal monthly installments or options to acquire 230,000 shares of Gentle Dental common stock at an exercise price of $8.375 per share, subject to five year vesting, plus options to acquire an aggregate of 110,000 shares of Gentle Dental common stock exercisable at $8.375 per share, subject to five year vesting; and

    - future cash or options subject to five year vesting in amounts to be determined according to a formula based upon the operating revenues of such Oregon and Washington professional corporations for fiscal years ending December 31, 1998 and 1999.

    On May 31, 1996, Gentle Dental executed a modification of its former loan and security agreement with Silicon Valley Bank. In connection with the modification, 14 officers, directors, and shareholders of Gentle Dental including Dr. Tse, Dr. Wong and Mr. Van Eerden, provided continuing personal guarantees on $1,000,000 of Gentle Dental's indebtedness to Silicon Valley Bank in connection with a $1,000,000 increase in availability under such credit facility. In consideration for the personal guarantees, Gentle Dental issued warrants to purchase an aggregate total of 115,000 shares of Gentle Dental common stock at $7.50 per share. Each guarantor received warrants to purchase 1,150 shares of Gentle Dental common stock for each $10,000 of indebtedness guaranteed. All of these guarantees terminated in February 1997 upon the repayment of the loan.

    On April 1, 1997, Mr. Fiore was granted stock options by GMS Dental Group, Inc. exercisable for 750,000 shares of GMS Dental Group, Inc. common stock at an aggregate exercise price of $150,000. On the same date, Mr. Fiore exercised the options for all such shares. The exercise price was paid in the form of a secured promissory note in the principal amount of $150,000 which bears annual interest at the rate of 6.84% compounded annually. All unpaid principal and accrued interest becomes due and payable to Gentle Dental on March 31, 2001. In the merger of GMS Dental Group, Inc. with and into Gentle Dental, the shares purchased on exercise of Mr. Fiore's options were converted into 333,816 shares of Gentle Dental common stock. Of these shares, 300,434 shares are subject to a four year vesting schedule under which 25% of the shares vested on April 1, 1998 and the remaining shares vest in equal amounts over the next 36 months. All unvested shares are subject to repurchase by Gentle Dental at $0.45 per share upon termination of Mr. Fiore's service to Gentle Dental for cause. The unvested shares will become fully vested in the event Mr. Fiore's service to Gentle Dental is terminated for any reason other than for cause. Of the remaining 33,382 shares of Gentle Dental common stock held by Mr. Fiore, one half are currently subject to repurchase by Gentle Dental at $0.45 per share because Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. The second half of the remaining shares are subject to repurchase by Gentle Dental at the same price if, among other things, Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of the second half will be subject to repurchase if such EBITDA does not exceed $16,911,000.

    In 1996, Mr. Sadler purchased from GMS Dental Group, Inc. 888,681 shares of GMS Dental Group, Inc. common stock for $88,868. The purchase price was paid in part in the form of a secured promissory

note in the principal amount of $87,911, which bears interest at the rate of 6.84%, compounded annually. All unpaid principal and accrued interest on such promissory note becomes due and payable on August 31, 2000. In the merger of GMS Dental Group, Inc. with and into Gentle Dental, the foregoing shares were converted into 395,541 shares of Gentle Dental common stock. Of these shares, 175,031 shares are subject to a four year vesting schedule under which one fourth of the shares vested immediately upon issuance, another one fourth vested on October 11, 1997 and the remaining shares vest in equal amounts over the next 36 months thereafter. All unvested shares are subject to repurchase by Gentle Dental at $0.225 per share upon termination of Mr. Sadler's service to Gentle Dental for any reason. In addition, 110,255 shares of common stock held by Mr. Sadler are currently subject to repurchase by Gentle Dental at $0.225 per share because Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. Another 110,255 shares are subject to repurchase by Gentle Dental at the same price if, among other things, Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of those shares will be subject to repurchase if such EBITDA does not exceed $16,911,000.

    An additional 340,255 shares of common stock held by certain other former GMS Dental Group, Inc. stockholders (including 42,060 shares held by Sprout Capital VII and certain related entities) are also subject to repurchase by Gentle Dental at an average price of $0.37 per share ($.45 per share for Sprout Capital VII L.P. and certain related entities). One half of the shares are currently subject to repurchase because Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1997 did not exceed $4,723,500. The second half of the shares are subject to repurchase if, among other things, Gentle Dental's EBITDA (excluding CEO salary and related expense) for 1998 does not exceed $12,683,250, and a portion of the second half will be subject to repurchase if such EBITDA does not exceed $16,911,000.

    Gentle Dental has entered into employment agreements, dated as of June 1, 1998, with Michael T. Fiore, Gentle Dental's President and Chief Executive Officer, and with L. Theodore Van Eerden, its Executive Vice President and Chief Development Officer. Under these employment agreements, the annual base salaries of Messrs. Fiore and Van Eerden are $250,000 and $140,000, respectively. The executive officers are also entitled to participate in bonus plans maintained or established by Gentle Dental. The employment agreements for Mr. Fiore and Mr. Van Eerden are "at-will" in that either the employee or Gentle Dental can terminate the employee's employment at any time for any reason, with or without cause. Mr. Fiore and Mr. Van Eerden are each entitled to severance payments based on their base salaries for 18 months and 12 months, respectively, if their employment is terminated by Gentle Dental without "cause" or if they voluntarily terminate their employment for "good reason."

    For purposes of each of the employment agreements, "cause" means

    - the employee's continuous and willful inattention to employee's duties after at least one written notice has been given to employee and employee has been given an opportunity to correct the problem within thirty days after such notice;

    - any breach by employee of certain sections of the employment agreement relating to covenants of non-solicitation, non-competition and confidentiality;

    - any act committed by employee with respect to the property or the business of Gentle Dental which constitutes gross recklessness, willful or gross misconduct or fraud; or

    - criminal conduct which has caused material injury to Gentle Dental and which could reasonably result in conviction of a felony which involves fraud, dishonesty or moral turpitude.

    The employee shall not be considered to have been terminated for "cause" if terminated by Gentle Dental solely:

    - as a result of employee's bad judgment or negligence;

    - because of any act or omission believed by employee in good faith to have been in or not opposed to the best interests of Gentle Dental (without the intent of gaining directly or indirectly a profit to which employee was not legally entitled) and reasonably believed by employee not to have been improper or unlawful;

    - because of an act or omission for which a determination could properly have been made by the Board of Directors that employee met the applicable standard of conduct prescribed for indemnification or reimbursement under the bylaws or charter of Gentle Dental, or the laws of the State of Washington, in each case in effect at the time of such acts or omissions; or

    - because of any act or omission for which notice of termination is given more than twelve months after the earliest date on which a non-employee director of Gentle Dental who is not a party to such act or omission knew or should have known of such act or omission.

    For purposes of each of the employment agreements, "good reason" shall mean termination of employee's employment by employee within thirty days following:

    - any relocation of Gentle Dental's executive offices where employee is employed at a new location which is in excess of 25 miles from its current location;

    - a demotion in position from the employee's positions with Gentle Dental as of the date the employment agreement was executed; or

    - the assignment of duties and responsibilities of materially lesser status, dignity and character, or a substantial reduction in the nature or status of employee's duties and responsibilities.

    Gentle Dental also entered into an employment agreement, dated as of July 1, 1998, with Dany Y. Tse, DMD, Gentle Dental's Co-Chairman of the Board and President of Clinical Services Council. Under that employment agreement, Dr. Tse's annual base salary was $243,000. The employment agreement for Dr. Tse provided for an initial term through June 30, 2003, subject to a renewal term through June 30, 2008, and further provided that Dr. Tse may not be terminated without cause prior to April 30, 2002 and that after April 30, 2002, Dr. Tse's employment will be at-will. Pursuant to his employment agreement, if Dr. Tse voluntarily terminated his employment for "good reason" prior to July 1, 2001, he would have been entitled to enter into a 12-month consulting agreement at his base salary; upon termination of the 12-month consulting agreement, Dr. Tse would have been entitled to severance payments for 24 months based on his base salary. If Dr. Tse voluntarily terminated his employment for "good reason" after July 1, 2001, Dr. Tse would have been entitled to enter into a 12-month consulting agreement at his base salary; upon termination of the 12-month consulting agreement, Dr. Tse would have been entitled to severance payments for 12 months based on his base salary. If Gentle Dental terminated Dr. Tse's employment without "cause" after April 30, 2002, Dr. Tse would have been entitled to receive severance payments based on his base salary for the period through June 30, 2003.

    In the event that:

    - Dr. Tse's employment with Gentle Dental is terminated by Gentle Dental for any reason other than "cause;"

    - Dr. Tse's employment with Gentle Dental is terminated by Employee for "good reason;"

    - Dr. Tse's employment with Gentle Dental is terminated because of death or physical disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986; or

    - a "change in control" of Gentle Dental occurs,

all shares of Gentle Dental's common stock subject to outstanding options or shares subject to restrictions held by Dr. Tse at the time of the event shall be fully vested as of the date of such event.

    On December 23, 1998, Gentle Dental and Dr. Tse entered into a Separation Agreement and Mutual Release whereby Dr. Tse resigned as an employee, officer and director of Gentle Dental effective as of December 31, 1998. The separation agreement supersedes and replaces all post-termination obligations of either party under Dr. Tse's employment agreement. Pursuant to the separation agreement, Dr. Tse will provide consulting services to the new company from January 1, 1999 through December 31, 2000. Dr. Tse shall be paid aggregated consulting payments of $257,580 and $273,035 payable in equal monthly installments less applicable taxes for the years 1999 and 2000, respectively. Further, from January 1, 2001 through June 30, 2003, Dr. Tse shall be paid aggregated severance payments of $289,417, $306,782 and $162,594 payable in equal monthly installments less applicable taxes for the years 2001, 2002 and 2003, respectively. Additionally, all stock options to purchase Gentle Dental common stock granted to Dr. Tse will be fully vested and exercisable on December 31, 1998. With respect to the stock options granted to Dr. Tse prior to 1998, those options will be exercisable until March 31, 1999. With respect to the stock options granted to Dr. Tse in 1998, those options will be exercisable until March 31, 2001.

    The above-described transactions with related parties were on terms the Gentle Dental Board of Directors believed to be fair to Gentle Dental and no less favorable to Gentle Dental than terms that could have been obtained from an unrelated party. Future transactions between Gentle Dental and affiliated dental practices controlled by officers, directors, and principal shareholders of Gentle Dental will be carried out pursuant to a related party transaction policy adopted by the Gentle Dental Board of Directors. The policy provides that any transaction between Gentle Dental and (a) an officer, director, or principal shareholder of Gentle Dental or (b) any entity that is controlled by officers, directors, or principal shareholders of Gentle Dental must be approved by at least a majority of the members of the Gentle Dental Board of Directors who do not have an interest in the transaction. The terms of such transactions must be no less favorable to Gentle Dental than those that are generally available from unaffiliated third parties.

    It is anticipated that upon consummation of the mergers, Mr. Fiore will enter into a three-year employment agreement with the combined company that will have substantially the same terms and provisions as contained in his existing employment agreement with Gentle Dental, but will entitle Mr. Fiore to severance payments based on his base salary for a period 36 months if he is terminated without cause or if he terminates his employment for good reason.

                     GENTLE DENTAL'S PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Gentle Dental common stock as of December 31, 1998 by (a) each person known by Gentle Dental to own beneficially more than five percent of Gentle Dental common stock, (b) each director of Gentle Dental, and (c) the Chief Executive Officer and each other executive officer listed in the table. Except as otherwise noted, Gentle Dental believes the persons listed below have sole investment and voting power with respect to the Gentle Dental common stock owned by them. On December 31, 1998, there were 9,022,490 shares of Gentle Dental common stock outstanding. Unless otherwise indicated below, the address of each named person listed in the table is 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245. Unless otherwise noted, it is believed that all persons listed in the table have sole voting and investment power with respect to all shares of Gentle Dental common stock beneficially owned by them.

                                                  SHARES
                                               BENEFICIALLY                              SHARES ISSUABLE UPON
                                                  OWNED                                 CONVERSION OF OPTIONS,
                                             (INCLUDES SHARES      PERCENTAGE OF       WARRANTS, PREFERRED STOCK
                                             LISTED IN COLUMN      COMMON STOCK       AND/OR CONVERTIBLE NOTES ON
NAME AND ADDRESS OF BENEFICIAL OWNER                3)          BENEFICIALLY OWNED      OR BEFORE MARCH 1, 1999
------------------------------------------  ------------------  -------------------  -----------------------------
Sprout Capital VII L.P. and certain              3,169,658               29.98%                 1,520,096
  related entities(1).....................
  3000 Sand Hill Road
  Bldg. 3, Suite 170
  Menlo Park, CA 94025
  Attention: Robert Finzi
CB Capital Investors, L.P.(2) ............       2,714,431               23.06%                 2,714,431
  380 Madison Avenue, 12th Floor
  New York, NY 10017
  Attention: Eric Green
Accel V L.P. and certain related                   814,246                8.72%                   289,538
  entities(3).............................
  c/o Accel Partners
  428 University Avenue
  Palo Alto, CA 94301
Bessemer Venture Partners GMS(4) .........         610,684                6.58%                   217,154
  83 Walnut Street
  Wellesley Hills, MA 02181
Michael T. Fiore(5).......................         356,772                3.94%                   --
Dany Y. Tse, DMD..........................         629,378                6.86%                   124,300
Grant M. Sadler(6)........................         395,541                4.37%                   --
L. Theodore Van Eerden....................          43,275               *                         43,275
Norman R. Huffaker........................          11,127               *                         11,127
Randy Henry...............................          --                   *                        --
Gerald R. Aaron, DDS......................          11,250               *                          9,000
Kenneth D. Hooten(7)......................         200,000                2.19%                   100,000
Paul H. Keckley...........................           1,800               *                          1,800
Craig W. Wong, DMD........................          91,100                1.00%                    10,100
Wayne Posey...............................          31,799               *                          5,564
Robert Finzi(8)...........................       3,169,658               29.98%                 1,520,096
Kathleen D. La Porte(8)...................       3,169,658               29.98%                 1,520,096
Eric Green(9).............................       2,714,431               23.06%                 2,714,431
All directors and officers as a group (14        7,656,131               56.45%                 5,046,386
  persons)(10)............................

------------------------

  * Less than one percent.

 (1)DLJ Capital Corp. is the Managing General Partner of each of The Sprout CEO Fund, L.L.P., Sprout Growth II, L.P. and Sprout Capital VII, L.P. and has voting and investment control over the shares held by each of these three shareholders. DLJ Capital Corp. is a wholly-owned subsidiary of Donaldson, Lufkin & Jenrette, Inc., which has voting and investment control over DLJ Capital Corp. DLJ LBO Plans Management Corporation is the manager of DLJ First ESC, L.L.C. and has voting and investment control over the shares held by DLJ First ESC, L.L.C. DLJ LBO Plans Management Corporation is an indirect wholly-owned subsidiary of DLJ, Inc., which has voting and investment control over DLJ LBO Plans Management Corporation.

 (2)The general partner of C.B. Capital Investors, L.P. is C.B. Capital Investors, Inc., a wholly-owned subsidiary of the Chase Manhattan Bank, which has voting and investment control over C.B. Capital Investors, L.P.

 (3)Arthur C. Patterson, ACP Family Partnership L.P., James R. Swartz, James W. Breyer, The Breyer 1995 Trust dated 10/4/95, Eugene D. Hill, Swartz Family Partnership L.P., Luke B. Evnin, and G. Carter Sednaoui share control of Accel V L.P., Accel Internet/Strategic Technology Fund L.P., Accel Investors '96 L.P., Ellmore C. Patterson Partners and Accel Keiretsu V L.P., the security holders of record, and disclaim beneficial ownership of the shares held by these entities except to the extent of their respective pecuniary interests.

 (4)Bessemer Venture Partners IV L.P. is the Managing Partner of Bessemer Venture Partners GMS, and has voting and investment control over the shares held by Bessemer Ventures Partners GMS. Deer IV & Co. LLC is the General Partner of Bessemer Venture Partners IV L.P. and has voting and investment control over Bessemer Venture Partners IV L.P. In October 1998, Bessemer Venture Partners GMS distributed these securities to its partners on a pro rata basis, according to partial interest.

 (5) Includes 16,691 shares currently subject to repurchase by Gentle Dental and 16,691 shares subject to repurchase by Gentle Dental in January 1999 if certain performance targets are not met, all at $0.45 per share.

 (6) Includes 110,255 shares currently subject to repurchase by Gentle Dental and 110,255 shares subject to repurchase by Gentle Dental in January 1999 if certain performance targets are not met, all at $0.225 per share. Also includes 77,792 shares subject to repurchase by Gentle Dental at a price of $0.225 per share, which rights lapse at a rate of 2,431 shares per month until August 31, 2001, at which time Gentle Dental's rights will have lapsed as to all such 77,792 shares.

 (7) Includes 200,000 shares beneficially owned by ServiceMaster Venture Fund L.L.C. of which 100,000 shares are issuable upon exercise of a warrant. Mr. Hooten, as a Vice President of The ServiceMaster Company, which manages ServiceMaster Venture Fund L.L.C., may be deemed to share voting and dispositive power with respect to such shares. Mr. Hooten disclaims beneficial ownership of these shares.

 (8) Includes 3,169,658 shares beneficially owned by Sprout Capital VII, L.P. and certain related entities. Mr. Finzi and Ms. La Porte, as general partners of a general partner of entities within this group, may be deemed to share voting and dispositive power with respect to such shares. Mr. Finzi and Ms. La Porte each disclaims beneficial ownership of these shares.

 (9) Includes 2,714,431 shares beneficially owned by CB Capital Investors, L.P. Mr. Green, as an affiliate of CB Capital Investors, L.P., may be deemed to share voting and dispositive power with respect to such shares. Mr. Green disclaims beneficial ownership of these shares.

 (10)Includes:

       - 147,976 shares currently subject to repurchase by the Gentle Dental;
         and

       - 105,916 shares subject to repurchase by Gentle Dental if certain performance targets are not met.

GENTLE DENTAL'S MANAGEMENT AND ADDITIONAL INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

    Information with respect to the executive officers and directors of Gentle Dental is set forth below.

NAME                                    AGE                                      POSITION
----------------------------------      ---      ------------------------------------------------------------------------
Michael T. Fiore..................          44   Co-Chairman of the Board, Chief Executive Officer and President

Grant M. Sadler...................          51   Vice Chairman of the Board and Co-Founder

L. Theodore Van Eerden............          42   Executive Vice President, Chief Development Officer and Director

Norman R. Huffaker................          51   Chief Financial Officer

Gerald R. Aaron, DDS..............          51   Director

Eric Green........................          37   Director

Robert Finzi......................          46   Director

Kenneth D. Hooten.................          35   Director

Arthur G. Kaiser, DDS.............          53   Director

Paul H. Keckley...................          48   Director

Kathleen D. La Porte..............          36   Director

H. Wayne Posey....................          59   Director

Craig W. Wong, DMD................          42   Director

    MICHAEL T. FIORE. Mr. Fiore has served as Co-Chairman of the Board, Chief Executive Officer and President of Gentle Dental since November 1997. Before joining Gentle Dental in November 1997, Mr. Fiore was the Chief Executive Officer, President and a director of GMS Dental Group, Inc. from April 1997 to October 1997. From 1986 to March 1996, Mr. Fiore served in various management positions at Salick Health Care, Inc., a provider of diagnostic and therapeutic services to patients with catastrophic illness, principally in the areas of cancer and kidney failure, including serving as a director, Executive Vice President and Chief Operating Officer, and as President of its principal subsidiary, Comprehensive Cancer Centers, Inc.

    GRANT M. SADLER. Mr. Sadler has been Vice-Chairman of the Board since November 1997. Prior to joining Gentle Dental in November 1997, Mr. Sadler founded and served as the Chief Executive Officer, President and Secretary of GMS Dental Group, Inc. from its inception in October 1996 to April 1997, at which time he vacated those positions and assumed the position of Chairman of the Board and served in that capacity until November 1997. Prior to GMS Dental Group, Inc. Mr. Sadler served as President of Group Management Services, Inc., a dental group consulting practice formed by Mr. Sadler in 1991.

    L. THEODORE VAN EERDEN. Mr. Van Eerden has served as Executive Vice President, Chief Development Officer and as a director since November 1997. He served as Chief Financial Officer from March 1996 until November 1997. Before joining Gentle Dental as Chief Financial Officer in March 1996, Mr. Van Eerden was Vice President--Administration for HOSTS Corporation, a Vancouver, Washington company that provides proprietary educational software products and instructional delivery systems to schools throughout the United States. From April 1993 to April 1994, Mr. Van Eerden was Director of Development for The ServiceMaster Company where he focused on mergers and acquisitions and new business development. Before that, Mr. Van Eerden was Vice President and Chief Financial Officer of Medical SafeTec, Inc., a manufacturer of medical waste destruction equipment. Prior to Medical

SafeTec, Inc., Mr. Van Eerden served in various positions with ServiceMaster focusing on mergers and acquisitions.

    NORMAN R. HUFFAKER. Mr. Huffaker has served as Chief Financial Officer of Gentle Dental since November 1997. Prior to joining Gentle Dental in November 1997, Mr. Huffaker served as Chief Financial Officer of GMS Dental Group, Inc. from December 1996 to November 1997. Mr. Huffaker previously served as Vice President of Finance for Community Dental Services, Inc. (SmileCare Dental Group), an Irvine, California based dental HMO and staff model practice company. Prior to employment at SmileCare Dental Group, Mr. Huffaker was Senior Vice President of Finance at Abbey/Foster, a national home health care business.

    GERALD R. AARON, DDS. Dr. Aaron has been a director of Gentle Dental since December 1996. He has been certified as a pediatric dentist since 1976 and has been employed since 1991 by the Professional Corporation in Washington, which is affiliated with Gentle Dental.

    ERIC GREEN. Mr. Green has been a director of Gentle Dental since June 4, 1998. Mr. Green has been a Managing Director of Chase Capital Partners since February 1998. From 1990 to 1997, he was a member of the merchant banking group of Banque Paribas in various capacities, including managing director responsible for mezzanine investments. Previously, Mr. Green was employed at GE Capital and the General Electric Company.

    ROBERT FINZI. Mr. Finzi has been a director of Gentle Dental since November 1997 and served as a director of GMS Dental Group, Inc. from October 1996 until Gentle Dental's merger with GMS Dental Group, Inc. in November 1997. Since May 1991, Mr. Finzi has been a Vice President of the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Capital VII, L.P. and Sprout Growth II, L.P., and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. Mr. Finzi is also a general partner of the general partner of a series of investment funds managed by the Sprout Group and a limited partner of the general partner of ML Venture Partners II, L.P. From 1984 to 1991, Mr. Finzi was a Vice President of Merrill Lynch Venture Capital. Mr. Finzi serves on the board of directors of the Cerplex Group and six privately held companies.

    KENNETH D. HOOTEN. Mr. Hooten has been a director of Gentle Dental since June 1996. Since 1995, Mr. Hooten has been Vice President of The ServiceMaster Company responsible for managing the ServiceMaster Ventures Group, an internal venture capital firm. From 1990 to 1995, Mr. Hooten served as Vice President of Lasalle Partners Ltd., a real estate company.

    ARTHUR G. KAISER, DDS. Dr. Kaiser has been a director of Gentle Dental since September 10, 1998. Dr. Kaiser has been the President and a director of Dedicated Dental Services, Inc. since December 1986. Dr. Kaiser is a licensed dentist in California.

    PAUL H. KECKLEY. Mr. Keckley has been a director of Gentle Dental since December 1996. Since 1994, he has been Vice President Strategic Development at PhyCor, Inc. Mr. Keckley previously served as a director of PhyCor, Inc., and from 1985 to 1994 he was President of The Keckley Group, a market research and strategic planning firm for hospitals, health systems, medical practices and health maintenance organizations.

    KATHLEEN D. LA PORTE. Ms. La Porte has been a director of Gentle Dental since November 1997 and served as a director of GMS Dental Group, Inc. from October 1996 until the GMS Dental Group, Inc. merger. From January 1993 to the present, Ms. La Porte has been affiliated with the Sprout Group, a division of DLJ Capital Corporation, which is the managing general partner of Sprout Capital II, L.P. and Sprout Growth II, L.P. and an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. Ms. La Porte has served as a general partner of the Sprout Group since December 1993. From August 1987 to January 1993, Ms. La Porte was a principal at Asset Management Company, a venture capital firm focused on early stage health care and technology investments. Ms. La Porte currently serves on the board of directors of FemRx, Hall Kinion, Onyx Pharmaceuticals and Lynx Therapeutics and two privately held companies.

    H. WAYNE POSEY. Mr. Posey has been a director of Gentle Dental since November 1997 and served as a director of GMS Dental Group, Inc. from December 1996 until Gentle Dental's merger with GMS Dental Group, Inc. Since its inception in 1994, Mr. Posey has served as President, Chief Executive Officer, director, and a member of the executive committee of ProMedCo. Mr. Posey was a healthcare consultant from 1975 until 1994, most recently as the principal in charge of the healthcare services division of McCaslin & Company, P.C., a public accounting and consulting company in Fort Worth, Texas.

    CRAIG W. WONG, DMD. Dr. Wong has been a director of Gentle Dental since March 1995. Dr. Wong has been an oral and maxillofacial surgeon licensed to practice in the states of Washington and Oregon since 1986. Dr. Wong serves as the Chief of the Department of Oral and Maxillofacial Surgery for the affiliated dental practices in Oregon and Washington. Dr. Wong also serves as Section Chief of Oral and Maxillofacial Surgery for the Veterans Administration Medical Center in Portland, Oregon.

CLASSIFIED BOARD OF DIRECTORS

    Gentle Dental's Restated Articles of Incorporation provide for three classes of directors. Directors Sadler, Van Eerden and Aaron have been appointed to serve in Class III until the meeting of shareholders in 1999; directors La Porte, Hooten, Keckley and Wong have been appointed to serve in Class I until the annual meeting of shareholders in 2000; and directors Fiore, Finzi, Posey and Kaiser have been appointed as Class II directors and will serve until the meeting of shareholders in 2001. A vacancy exists for a Class III director as a result of a resignation. No director has been appointed to fill this vacancy. After these directors' terms expire, newly elected directors shall serve for a three-year term or until their successors are duly elected and qualified or until they resign, become disqualified or disabled, or are otherwise removed.

BOARD COMMITTEES

    Gentle Dental's Board of Directors maintains an Executive Committee, an Audit Committee and a Compensation Committee. The Executive Committee, consisting of directors Finzi, Fiore, La Porte and Van Eerden, has all of the authority of the Board of Directors except as limited by applicable law. The Audit Committee, consisting of directors La Porte and Posey, oversees actions taken by Gentle Dental's independent auditors, and reviews Gentle Dental's internal controls. The Compensation Committee, consisting of directors Finzi, Keckley and Posey, reviews the compensation levels of Gentle Dental's employees and makes recommendations to Gentle Dental's board regarding compensation.

ADDITIONAL INFORMATION

    Certain information relating to executive compensation, various benefit plans (including stock option plans), certain relationships and related transactions and other related matters as to Gentle Dental is incorporated by reference or set forth in Gentle Dental's Annual Report on Form 10-KSB, as amended, for the year ended December 31, 1997, incorporated herein by reference. Shareholders desiring copies of such documents may contact Gentle Dental at its address or telephone number indicated under "Where You Can Find More Information."

                     INFORMATION ABOUT DENTAL CARE ALLIANCE

GENERAL

    Dental Care Alliance was formed on October 23, 1996 to effect a reorganization among Dental Care Alliance, Golden Care Holdings, the predecessor to Dental Care Alliance which was incorporated in 1993, and Dental Care Alliance's majority owned subsidiaries. Dental Care Alliance provides management and licensing services to dental practices in Florida, Georgia, Michigan and Indiana. As of September 30, 1998, Dental Care Alliance provided management and licensing services to a total of 55 managed dental centers operated by 38 professional corporations and associations. Management and administrative services provided to dental practices include financial, accounting, billing, assistance in obtaining third-party financing, training and education of dental professionals, efficiency and productivity enhancement, recruiting, human resource management, team building, marketing, advertising, purchasing, collection, assistance with management information services, quality assurance, patient scheduling and other services, as well as the provision of management and administrative personnel. Licensing services include marketing, advertising and purchasing. Dental Care Alliance does not provide dental services. Dental Care Alliance currently is expanding in Florida, Georgia, Michigan and Indiana and intends to expand selectively into new markets.

    The professional associations employ and maintain full control over the general dental and specialty dental practitioners (such as orthodontists, periodontists, endodontists and oral surgeons), hygienists and other dental professionals and set standards of care in order to promote the provision of high quality dental care. The individual professional associations are responsible for compliance with state and local regulations of the practice of dentistry and with licensing and certification requirements, and each professional association is responsible for acquiring and maintaining professional liability insurance.

    Almost all of its management agreements provide that Dental Care Alliance:

    - assist in the identification of areas in which the performance of the managed dental centers and their dental professionals can be improved to increase revenues and operating income;

    - provide, maintain and repair all offices, equipment and furnishings;

    - employ all non-professional personnel necessary for the operation of the managed dental centers;

    - provide payroll services;

    - implement standard business systems and procedures and provide or facilitate systems and efficiencies training;

    - order all general business inventory and supplies required by the managed dental centers and handle accounts payable;
    - establish and maintain information systems and provide accounting and bookkeeping services;

    - monitor compliance with rules and regulations applicable to the managed dental centers' business;

    - provide marketing assistance; and

    - provide assistance in billing and collections, all to the extent permitted by law.

    These management agreements also provide that the professional associations are responsible for, among other things:

    - employing and supervising all dentists and dental hygienists;

    - complying with all laws, rules and regulations relating to dentists and dental hygienists;

    - participating in quality assurance/utilization review programs;

    - maintaining proper dental patient records;

    - obtaining and maintaining professional liability insurance with limits of not less than $300,000 per claim and aggregate policy limits of not less than $1.0 million; and

    - any other requirements to carry out the practice of dentistry.

    As compensation for its management services under the standard management agreements, the professional associations pay Dental Care Alliance a management fee equal to 67%-74% of the net collected revenues earned by the professional association. Dental Care Alliance pays all of the operating and nonoperating expenses incurred by the professional associations except for:

    - salaries and benefits to the dentists and dental hygienists;

    - licensing fees paid to Dental Care Alliance;

    - debt and asset carrying costs related to the acquisition of the dental practice; and

    - any other direct cost to the professional association not covered under the management agreement.

    Dental Care Alliance divides the geographic areas in which it operates into regions, each of which is under the supervision of one or more dentists. The primary purpose of these dental directors is to promote the provision of high quality dental care and to refine operating efficiencies at the managed dental centers. Dental directors continually monitor and evaluate the performance of the dentists and the managed dental centers within their region by identifying operational inefficiencies and implementing solutions to address these inefficiencies. Each dental director performs periodic spot checks in which the performance of each managed dental center is scrutinized in detail. The dental directors also assist the professional associations in their region with hiring, training and supervision of dental professionals. Dental Care Alliance believes that close relationships among the dental directors, the professional associations they supervise and Dental Care Alliance allow for the identification of specific inefficiencies, the quick remediation of such inefficiencies and the realization of the benefits produced by Dental Care Alliance's management approach.

                              DENTAL CARE ALLIANCE
                      SELECTED CONSOLIDATED FINANCIAL DATA

    Dental Care Alliance commenced operations in November 1993. The following selected consolidated financial data at December 31, 1993 and for the year then ended are derived from the unaudited Consolidated Financial Statements of the predecessors of Dental Care Alliance. The following selected consolidated financial data at December 31, 1994, 1995, 1996 and 1997 and for the years then ended are derived from the Consolidated Financial Statements of Dental Care Alliance and its predecessors which have been audited by PricewaterhouseCoopers LLP, independent certified public accountants. The financial data presented below for the nine month periods ended September 30, 1997 and 1998 and at September 30, 1998 are unaudited and were prepared by management of Dental Care Alliance on the same basis as the audited Consolidated Financial Statements included elsewhere herein, and, in the opinion of management of Dental Care Alliance, include all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information set forth therein. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results to be expected for the year ending December 31, 1998 or future periods. The following information should be read in conjunction with "Dental Care Alliance's Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and other financial information relating to Dental Care Alliance included elsewhere herein.

                                                                                           NINE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                      SEPTEMBER 30,
                                -------------------------------------------------------  ---------------------
                                               1994       1995       1996       1997       1997        1998
                                             ---------  ---------  ---------  ---------  ---------  ----------
                                   1993
                                -----------
                                (UNAUDITED)                                                   (UNAUDITED)
INCOME STATEMENT DATA:
Management fees...............   $  83,700   $ 673,304  $ 513,705  $1,289,828 $7,588,193 $4,692,756 $19,661,806
Consulting and licensing
  fees........................      --          42,763    262,769    347,600    290,885    216,284     465,315
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
    Total revenues............      83,700     716,067    776,474  1,637,428  7,879,078  4,909,040  20,127,121

Managed dental center
  expenses(1):
  Staff salaries and
    benefits..................      --          --         --        223,657  2,021,497  1,294,446   5,449,512
  Dental supplies.............      --          --         --         79,448    650,444    391,315   1,393,777
  Laboratory fees.............      --          --         --         98,222    971,024    627,610   2,176,457
  Marketing...................      --          --         --         38,128    414,519    263,031     734,273
  Occupancy...................      --          --         --        106,501    998,141    614,980   2,192,823
  Other.......................      --          --         --         57,182    851,631    585,621   1,389,025
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
    Total managed dental
      center expenses.........      --          --         --        603,138  5,907,256  3,777,003  13,335,867
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
                                    83,700     716,067    776,474  1,034,290  1,971,822  1,132,037   6,791,254
Salaries and benefits.........       8,339     408,716    400,669    521,683    786,795    557,528   1,223,020
General and administrative....      16,064     204,901    234,577    260,558    600,657    313,054   1,316,869
Advisory services(2)..........      --          --        127,768     --         --         87,062      --
Depreciation and
  amortization................      --          15,150     22,106     27,654    163,681     --         698,827
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
    Operating income (loss)...      59,297      87,300     (8,646)   224,395    420,689    174,393   3,552,538
Interest income (expense),
  net.........................      --          22,584      6,494     20,781    263,568     45,809     513,931
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
    Income (loss) before
      income taxes and
      minority interest.......      59,297     109,884     (2,152)   245,176    684,257    220,202   4,066,469
Provision for income taxes....      --          19,919     --         35,500    263,952     84,943   1,567,591
Minority interest.............      --           2,440      8,654      7,674     --         --          --
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
    Net income (loss).........   $  59,297   $  87,525  $ (10,806) $ 202,002  $ 420,305  $ 135,259  $2,498,878
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------

                                                                                           NINE MONTHS ENDED
                                               YEARS ENDED DECEMBER 31,                      SEPTEMBER 30,
                                -------------------------------------------------------  ---------------------
                                               1994       1995       1996       1997       1997        1998
                                             ---------  ---------  ---------  ---------  ---------  ----------
                                   1993
                                -----------
                                (UNAUDITED)
                                                                                              (UNAUDITED)
Adjustment to redemption value
  of common and preferred
  securities..................      --          39,951     85,709   (191,237)   (10,500)   (10,500)     --
Cumulative preferred stock
  dividend....................      --          --         --         (6,485)  (100,000)   (90,000)     --
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
Net income (loss) applicable
  to common stock.............   $  59,297   $ 127,476  $  74,903  $   4,280  $ 309,805  $  34,759  $2,498,878
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
                                -----------  ---------  ---------  ---------  ---------  ---------  ----------
Net income (loss) per common
  share:
  Basic.......................                          $     .02  $  --      $    0.07  $    0.01  $     0.36
  Diluted.....................                          $     .02  $  --      $    0.07  $    0.01  $     0.35
Weighted average common shares
  outstanding
  Basic.......................                          3,791,610  3,829,029  4,610,331  4,169,197   6,985,295
  Diluted.....................                          3,864,291  3,907,492  4,697,809  4,256,666   7,084,768

                                               AT DECEMBER 31,
                           --------------------------------------------------------
                                          1994       1995       1996        1997
                                        ---------  ---------  ---------  ----------  AT SEPTEMBER 30,
                                                                                           1998
                              1993                                                   ----------------
                           -----------                                                 (UNAUDITED)
                           (UNAUDITED)
BALANCE SHEET DATA:
Working capital..........   $ 144,497   $ 113,385  $  98,676  $ 965,853  $19,756,744   $ 10,895,164
Total assets.............     187,203     466,820    524,543  3,122,939  28,554,487      33,926,724
Long-term debt, including
  current maturities.....      22,100     209,437    163,745    214,002   1,012,111       3,099,693
Redeemable common and
  preferred securities...      --          --         --      1,593,799      --             --
Stockholders' equity.....      47,845     118,400    296,837    632,385  24,553,825      27,149,441

------------------------------

(1) Effective October 1996, Dental Care Alliance revised the terms of all of its 12 then existing management agreements such that Dental Care Alliance is responsible for the payment of all non-professional expenses of the managed dental centers. Ten management agreements were also revised to base Dental Care Alliance's management fee from a percentage of net profits at each professional association to a percentage of net patient revenues from each professional association. Accordingly, prior to these revisions to such 12 management agreements, all non-professional expenses of the managed dental centers and related revenues were reflected in each professional associations financial statements. See "Dental Care Alliance's" Management's Discussion and Analysis of Financial Condition and Results of Operations."
(2) Represents non-cash charges for warrants issued in consideration for certain financial advisory services.

DENTAL CARE ALLIANCE'S MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
  CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

    With respect to management services it provides to dental practices, Dental Care Alliance enters into management agreements with professional associations that own the practices. Dental Care Alliance commenced operations in November 1993 by providing management and licensing services to five dental practices located in Sarasota, Palmetto, Largo, Port Charlotte and Venice, Florida. In 1994, Dental Care Alliance entered into its first management agreement for a newly developed practice located in Englewood, Florida and entered into a management agreement to manage an additional existing practice in Fort Myers, Florida. In 1995, Dental Care Alliance entered into four new management agreements, two of which were with respect to newly developed practices located in Kissimmee and Bradenton, Florida and the remaining two of which were with respect to existing practices located in Sarasota and Port Richey, Florida. Dental Care Alliance entered into four additional management agreements in 1996 to manage practices located in Orlando, Tampa, Ocoee and Clearwater, Florida. In addition, Dental Care Alliance terminated its management agreements with respect to the managed dental centers at Palmetto and Venice in 1995 and in Port Richey in 1996. In 1997, Dental Care Alliance entered into seventeen additional management agreements to manage five practices in Michigan and 12 in Florida. As of September 30, 1998, Dental Care Alliance provided management and licensing services to 55 managed dental centers, 35 of which are located in Florida, nine of which are located in Michigan, eight of which are located in Georgia, and three of which are located in Indiana.

    Prior to October 1996, the management fee paid to Dental Care Alliance pursuant to the management agreements had been equal to a percentage ranging from 50-90% of the net profits of the individual managed dental centers plus reimbursement to Dental Care Alliance of its non-professional expenses. Effective October 1996, Dental Care Alliance revised all of its 12 then existing management agreements. Ten of these agreements were revised such that Dental Care Alliance would earn management fees based on 74% of total net patient revenues and so that payment would be based on cash collected minus any patient refunds and Dental Care Alliance would assume responsibility for the payment of the non-professional expenses of the managed dental centers. The remaining two management agreements continued to have management fee structures based upon 50-55% of the net profit, as defined, of the two managed dental centers. Since then, virtually all management agreements have been similar in form to the revised agreements mentioned above, except that management fees have ranged from 67% to 74% of the net collected revenues.

    Dental Care Alliance will seek to cause future management agreements to be on terms substantially similar to those of the standard management agreements. The method by which Dental Care Alliance manages the revenue and profitability of managed dental centers is fundamentally the same, regardless of whether the management agreement with any particular professional association provides for a management fee based upon net profits or net patient revenue. In the "net profits" type of management agreement, both the professional association owner and Dental Care Alliance share proportionally in the favorable impact of any initiatives. In the "net patient revenues" type of management agreement, the cost benefits resulting from such initiatives accrue to the party responsible for such costs and both parties share proportionally in revenue enhancements. Period to period comparisons of Dental Care Alliance's results of operations set forth below should be considered in light of the significant changes in Dental Care Alliance's growth and in recognition of revenues and expenses resulting from the revisions to the management agreements in October 1996.

    Dental Care Alliance believes that certain of the management agreements are material to Dental Care Alliance as a whole. The managed dental center in Flint, Michigan, contributed approximately 14% of Dental Care Alliance's aggregate revenue in 1997 and may contribute in excess of 10% of Dental Care Alliance's aggregate revenue in 1998. Further, the professional association located in Port Charlotte, Florida contributed approximately 18% and 9% to Dental Care Alliance's revenues in 1996 and 1997. The management agreement for the managed dental center in Flint has a term of 25 years and provides for a management fee equal to 74% of the net collected revenues earned by the associated professional association. The management agreement for the managed dental center in Port Charlotte expires in 2003 and provides for a management fee of 55% of the net profits of the associated professional association. In addition, the Port Charlotte management agreement provides that the professional association may, during the period commencing on October 20, 1998 and ending 90 days thereafter, terminate the agreement by paying Dental Care Alliance an amount equal to $185,460 less the amount by which the aggregate fees paid to Dental Care Alliance pursuant to such management agreement during either or both of the successive one year periods following October 20, 1996 exceeds $100,000, and satisfying other conditions set forth therein. The professional association has indicated that it intends to exercise its option to terminate the agreement effective February 1, 1999. Dental Care Alliance earned fees of $121,900 for the year ended December 31, 1997 and $95,700 for the nine months ended September 30, 1998.

    All patient revenues are billed to patients and providers under the authority and identification numbers of the individual professional associations. Patient revenues and receivables are recorded on the accounts of the professional associations. Funds are dispersed initially to pay all the professional costs of the professional associations. Thereafter, funds are disbursed to Dental Care Alliance under the terms of the management agreements. Any remaining funds are retained by the professional association. If funds are insufficient to pay Dental Care Alliance under the terms of the relevant management agreement, a payable from the professional association to Dental Care Alliance is recorded on Dental Care Alliance's books.

    Dental Care Alliance also enters into license agreements with each Dental Center pursuant to which Dental Care Alliance provides licensing and advertising services to the Dental Centers. In return for such services, Dental Care Alliance has collected fees generally ranging from $800 to $1,000 per month from each managed dental center and $600 from each licensed dental center.

    Historically, in connection with the execution of a management agreement, a professional association has typically acquired both the dental and the non-dental assets of a managed dental center. Dental Care Alliance has either made loans to the acquiring professional association or has assisted the professional association in obtaining third-party financing to purchase such assets. Recently, Dental Care Alliance has begun acquiring certain of the non-dental assets of managed dental centers while the professional associations acquire the dental assets of such managed dental centers. In addition, due to changing market conditions, Dental Care Alliance has begun compensating professional associations for the execution of management agreements.

    Dental Care Alliance from time to time has made loans to newly formed professional associations with which it has entered into management agreements to purchase the dental assets of the related dental practices. In return the professional associations execute promissory notes to Dental Care Alliance in the amount of such loans. At September 30, 1998, the total outstanding balance of such loans was $762,430. The notes underlying such loans generally have terms ranging from two to ten years, bear interest at rates ranging between 8.5% and 18.5% and are secured by the assets of the related dental practice. The professional associations to which such loans are made are newly formed and have no assets other than the assets of the dental practices being acquired and no liabilities other than the liabilities relating to the loans. In addition, Dental Care Alliance from time to time makes working capital advances to individual professional associations, although it is not obligated contractually or otherwise to make such advances. The extension of loans and advances to the professional associations by Dental Care Alliance is not considered upon entering into management agreements with Dental Care Alliance. Extension of any such loans or advances is entirely within Dental Care Alliance's discretion. These advances are due within 12 months of issuance, bear interest at 8.5%, subject to adjustment based on changes in the rates at which Dental Care Alliance may borrow from its lenders. All advances made to professional associations are guaranteed by the relevant professional association owner, although there is no independent collateral for these working capital advances. A repayment default under such advances is also a default under the relevant management agreement which permits Dental Care Alliance, among other things, to liquidate the assets of the dental practice. At September 30, 1998, the total outstanding balance of such advances was $3,015,900. There have been no revisions to the terms of any such loans or advances. The professional associations are current in the payment of their loans or advances and Dental Care Alliance believes that the financial condition of the professional associations to which it has made loans or advances is satisfactory. Prior to making any loan or advance, Dental Care Alliance analyzes the collectibility of the receivables resulting from such loans or advances based on the projected cash flow of the relevant professional association and the estimated fair market value of the assets to be owned or owned by such professional association. Dental Care Alliance, through its obligations under the management agreements, is able to assess on a periodic basis the collectibility of its receivables since it has access to the billing and collection information relating to the professional associations' patient receivables and operational cash flow, and evaluate on a periodic basis outstanding receivables versus accounts payable and revenue trends. Accordingly, Dental Care Alliance is in a position to quickly assess the ability of each professional association to meet its obligations under the notes and advances. As a result, Dental Care Alliance is able to react quickly in the event that there is a material change in the creditworthiness of any of the professional associations. Dental Care Alliance also analyzes any historical trends of the professional associations relating to bad debts or the inability of the professional associations to generate collectible patient receivables. Dental Care Alliance assesses the guaranty of its professional association owners for financial stability and creditworthiness through periodic reviews which include analysis of credit reports, bank references, personal and business tax returns and personal financial statements. In addition, the reputation of each professional association owner in the business community and the length and quality of the professional associations' relationship with Dental Care Alliance are examined by Dental Care Alliance to assess the professional association owners as guarantors of the loans and advances. Dental Care Alliance may modify the terms of management agreements prospectively if the professional association does not perform at a level sufficient to repay the advances.

    None of the professional association owners are officers, directors or employees of Dental Care Alliance. Dr. Dennis A. Corona and Dr. Morris Socoloff, the owners of professional associations operating a majority of the managed dental centers, own collectively approximately one percent of Dental Care Alliance common stock. In addition, five managed dental centers in Michigan are owned by professional associations commonly controlled by Dr. Ross Johnson.

    The professional associations are primarily liable for repayment of the notes and advances to Dental Care Alliance with the professional association owners being secondarily liable for repayment under the notes and advances. The professional associations and professional association owners bear the primary risk under the notes and advances. Dental Care Alliance also bears the risk of non-payment to the extent that the assets of professional associations or professional association owners are insufficient to pay the outstanding balances under the notes or advances upon any default.

    The professional associations take reserves against, and, when appropriate, write-off bad debts on, patient receivables. To date, there have been no defaults under, or write-offs in connection with, notes receivable from or advances to professional associations, although there can be no assurance that there will be no such defaults or write-offs in the future. Although there has to date been no default or material delinquency under the notes or advances, Dental Care Alliance has established a reserve for such defaults in the amount of $120,000 as of September 30, 1998. Dental Care Alliance will consider establishing reserves against such defaults should future circumstances demonstrate the need for such reserves.

    The management agreements for professional associations that have acquisition loans from Dental Care Alliance and for most professional associations with working capital advances provide that the professional associations must meet their repayment obligations under any outstanding indebtedness, whether owed to Dental Care Alliance or any third party, prior to paying any management fees. A default under any such obligation is by its terms a default under the management agreement. In the event of such a default, Dental Care Alliance or its designee is entitled to purchase the assets and liabilities or the capital stock of the relevant professional association at a price equal to 60% of the annualized gross revenues of such professional association owner over the previous 24 months, minus any liabilities, including outstanding indebtedness, if any, to Dental Care Alliance of the professional association at the date of purchase. In such event, Dental Care Alliance would evaluate whether, at its option, to have another professional association owner or other licensed dentist assume control of the practice and continue to generate management fees or to liquidate the assets of such professional association.

    Dental Care Alliance does not consolidate the balance sheets or the operating results (including revenue and expenses) of the dental practices under the management agreements since these revenues and expenses are earned and incurred by the professional associations, not Dental Care Alliance. Dental Care Alliance has recorded goodwill and other intangible assets in cases where Dental Care Alliance has paid a professional association in consideration for a modification to an existing management agreement or entering into new management agreements. Where Dental Care Alliance acquires the assets of another management company, such a transaction constitutes a business combination and Dental Care Alliance recognizes the related goodwill, if any, in accordance with the purchase method of accounting.

    Prior to October 1996, the majority of Dental Care Alliance's operations were performed through limited liability companies. Except for the period from January through September 1994 with respect to one of Dental Care Alliance's predecessors in interest, Dental Care Alliance's statements of operations prior to October 1996 do not include a provision for income taxes. Included in Dental Care Alliance's tax accruals are amounts related to establishing a deferred tax liability for book/tax differences arising from its reorganization from limited liability corporation to C corporation status.

    In October 1997, Dental Care Alliance expanded its management information system hardware and software in the corporate office. In 1998, Dental Care Alliance has begun testing of new dental practice management software in several of its managed dental centers. It is anticipated that all of the dental practices currently under management will have installed the new software and, where necessary, upgraded its hardware requirements. Dental Care Alliance believes that the cost for the hardware and software will not be in excess of $500,000. The new software installed at several of the managed dental centers and the corporate offices have addressed the Year 2000 issues for those systems under Dental Care Alliance's control. Dental Care Alliance has not determined the level of preparedness of third parties with which it deals nor the implications that a failure on their part could have on Dental Care Alliance. Dental Care Alliance is in the process of making that determination. In analyzing potential new affiliations, Dental Care Alliance will consider the cost and timing of a practice's ability to meet the Year 2000 issue before executing an agreement.

ACQUISITIONS

    On December 29, 1997, Dental Care Alliance acquired all of the outstanding capital stock of Marketplace Dental, Inc. pursuant to the merger of Marketplace Dental with and into Dental Care Alliance of Florida, Inc., a wholly-owned subsidiary of Dental Care Alliance. This transaction has been recorded under the purchase method of accounting.

    Pursuant to the merger, Dental Care Alliance acquired all of the assets of Marketplace Dental. All shares of Marketplace Dental common stock were converted into the right to receive, in the aggregate, 80,000 shares of common stock of Dental Care Alliance and an amount in cash of approximately $500,000. In addition, the merger agreement calls for the issuance of additional common stock if certain operating results are achieved. Marketplace Dental is a dental practice management company which manages six dental practices in Palm Beach County, Florida. The assets consisted primarily of non-dental assets (including dental equipment) and management agreements.

    The effective date specified in the merger agreement was December 1, 1997, based upon the assumption of defined net assets per the final November 30, 1997 balance sheet. Since the articles of merger were not executed and accepted by the State of Florida until December 29, 1997, Dental Care Alliance's statement of operations excludes the revenue and expenses of Marketplace Dental for the period from December 1, 1997 until December 29, 1997. Had the effective date been December 1, 1997 as specified in the merger agreement, Dental Care Alliance's revenues and managed dental center expenses for the year ended December 31, 1997 would have been as follows (unaudited):

Total revenue...................................................  $7,970,228
Total managed dental center expenses............................  5,970,939

    On April 1, 1998, Dental Care Alliance acquired all the outstanding capital stock of Dental One Associates, Inc. pursuant to a stock purchase agreement effective March 20, 1998. The assets of Dental One Associates, Inc. consisted primarily of non-dental assets (including dental equipment) and management agreements.

    The purchase price was (a) $2,400,000 in cash; (b) a promissory note in the amount of $1,470,510, bearing an annual interest rate equal to 8.5%, payable in equal quarterly installments of principal and interest amortized over a period of five years with a balloon payment for the remaining principal balance and accrued interest on the third anniversary; and
(c) a promissory note in the amount of $1,200,000, payable in equal monthly installments over a period of 120 days.

RESULTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 1998 COMPARED TO THE NINE MONTHS ENDED SEPTEMBER
  30, 1997

    MANAGEMENT FEES. Management fees increased 319.5% from $4.7 million for the nine months ended September 30, 1997 to $19.7 million for the nine months ended September 30, 1998. Revenues at existing practices grew ten percent to approximately $2.8 million, while the balance of the increase relates to the addition of 43 managed dental centers since January 1, 1997.

    CONSULTING AND LICENSING FEES. Consulting and licensing fees increased 115% from $216,284 for the nine months ended September 30, 1997 to $465,315 for the nine months ended September 30, 1998. The increase is attributable to the addition of 43 managed dental centers, offset by the cessation of approximately $85,000 on four Michigan practices which were converted effective July 1, 1997 into managed dental centers. Income from consulting fees is now included in management fees.

    MANAGED DENTAL CENTER EXPENSES. Managed dental center expenses increased from $3.8 million for the nine months ended September 30, 1997 to $13.3 million for the nine months ended September 30, 1998. As a percentage of net patient revenue at managed dental centers, managed dental center expenses decreased from 56% to 48%. The decrease is due to economies in purchasing of dental supplies and laboratories (2%), reduced marketing expenditures (1%) in new affiliations with established reputations and other general and administrative expenses (4%).

    SALARIES AND BENEFITS. Salaries and benefits increased 119% from $557,528 for the nine months ended September 30, 1997 to $1.2 million for the nine months ended September 30, 1998. This increase is attributable primarily to the hiring of additional personnel in Dental Care Alliance's accounting and business development departments and regional offices in Michigan, Georgia and Palm Beach, Florida to administer the additional 43 managed dental centers. As a percentage of net patient revenue, salaries and benefits decreased from 8% to 5%.

    GENERAL AND ADMINISTRATIVE. General and administrative expenses increased 321% from $313,054 for the nine months ended September 30, 1997 to $1.3 million for the nine months ended September 30, 1998. This increase is attributable primarily to opening of regional offices, additional professional costs associated with the change from a privately-held to publicly-held company and increased occupancy and travel costs associated with the additional 43 managed dental centers. As a percentage of the net patient revenue, general and administrative was 5% for both periods.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 703% from $87,062 for the nine months ended September 30, 1997 to $698,827 for the nine months ended September 30, 1998. This increase is attributable to the depreciation on the acquired non-dental assets and amortization on the management agreements obtained in connection with the 43 additional managed dental centers. As a percentage of net patient revenue, depreciation and amortization increased from 1% to 3%.

    INTEREST INCOME, NET. Interest income, net increased from $45,809 for the nine months ended September 30, 1997 to $392,955 for the six months ended June 30, 1998. This increase is attributable primarily to earnings on the higher cash balance associated with Dental Care Alliance's public offering in November 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

    MANAGEMENT FEES. Management fees consist of a percentage of the net realizable patient-related revenue at the majority of the PAs and a percentage of the net realizable profits earned by the remaining professional associations. Management fees increased 488% from $1.3 million for the year ended December 31, 1996, to $7.6 million for the year ended December 31, 1997. Of this increase, $3.1 million is derived from the addition of seventeen managed dental centers during the year, while the balance primarily relates to the October 1996 revision to the management agreements. Prior to October 1996, Dental Care Alliance was not responsible for any managed dental center expenses.

    CONSULTING AND LICENSING FEES. Consulting and licensing fees consist of fees earned by Dental Care Alliance for licensing services to all of the dental centers and consulting services to four managed dental centers in Michigan. Consulting and licensing fees decreased 16.3% from $347,600 for the year ended December 31, 1996, to $290,885 for the year ended December 31, 1997. The decrease is attributable to the cessation of consulting fees on four Michigan practices which were converted effective July 1, 1997 into managed dental centers, as income formerly attributable to these consulting fees are now included in the management fees, offset by the addition of seventeen managed dental centers in 1997.

    MANAGED DENTAL CENTER EXPENSES. Managed dental center expenses consist of non-professional expenses at the managed dental centers. Managed dental center expenses increased 879% from $603,138 for the year ended December 31, 1996, to $5.9 million for the year ended December 31, 1997. Of this increase, $2.3 million is derived from the addition of seventeen managed dental centers, while the balance relates to the October 1996 revision to the management agreements. Prior to October 1996, Dental Care Alliance was not responsible for any managed dental center expenses.

    SALARIES AND BENEFITS. Salaries and benefits consist of costs for salaries and benefits for employees at Dental Care Alliance's corporate and regional offices. Salaries and benefits increased 50.8% from $521,683 for the year ended December 31, 1996, to $786,795 for the year ended December 31, 1997. This increase was attributable primarily to the hiring of additional personnel in Dental Care Alliance's accounting and business development departments to administer the additional seventeen managed dental centers.

    GENERAL AND ADMINISTRATIVE EXPENSE. General and administrative expenses consists of expenses related to the operation of Dental Care Alliance's corporate and regional offices, such as rent, legal, accounting and travel expenses. General and administrative expense increased 130.5% from $260,558 for the year ended December 31, 1996, to $600,657 for the year ended December 31, 1997. This increase was primarily attributable to the establishment of a regional office in Michigan, increased legal, insurance and other costs required of a public company, and increased costs associated with expanding Dental Care Alliance's corporate office to administer the additional seventeen managed dental centers.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense consists of the depreciation expense on capital assets owned by Dental Care Alliance and located at either the corporate offices or at managed dental centers and amortization expense on management agreements or other intangible assets. Depreciation and amortization expense increased 491.9% from $27,654 for the year ended December 31, 1996, to $163,681 for the year ended December 31, 1997. This increase was attributable to the depreciation on the acquired non-dental assets and amortization on the acquired management agreements related to the seventeen additional managed dental centers, as well as a full year's amortization on the management agreements capitalized in October 1996.

    INTEREST INCOME, NET. Interest income, net increased 1168.3% from $20,781 income for the year ended December 31, 1996, to $263,568 income for the year ended December 31, 1997. This increase was attributable primarily to earnings on cash balances associated with Dental Care Alliance's public offering in November 1997.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

    MANAGEMENT FEES. Management fees increased 151.1% from $513,705 in 1995 to $1.3 million in 1996. This increase resulted primarily from the October 1996 revision to the management agreements and, to a significantly lesser extent, the execution of four new management agreements.

    CONSULTING AND LICENSING FEES. Consulting and licensing fees increased 32.3% from $262,769 in 1995 to $347,600 in 1996. This increase was attributable primarily to an increase in the consulting fees earned from the Michigan practices, additional license fees earned from four new managed dental centers and a full year of license fees from four managed dental centers acquired in 1995.

    MANAGED DENTAL CENTER EXPENSES. Managed dental center expenses increased from $0 in 1995 to $603,138 in 1996. This increase was attributable to the revisions to the management agreements in October 1996. Prior to 1996, Dental Care Alliance was not responsible for any managed dental center expenses.

    SALARIES AND BENEFITS. Salaries and benefits increased 30.2% from $400,669 in 1995 to $521,683 in 1996. This increase was attributable primarily to the hiring of additional staff at four new managed dental centers.

    GENERAL AND ADMINISTRATIVE. General and administrative expense increased 11.1% from $234,577 in 1995 to $260,558 in 1996. This increase was attributable to increased expense associated with the revised management agreements and the cost of incorporating and recapitalizing Dental Care Alliance.

    ADVISORY SERVICES. Advisory services expense relates to non-cash charges for warrants issued in consideration of certain advisory services rendered to Dental Care Alliance by a third party. Advisory services expense decreased from $127,768 in 1995 to $0 in 1996 as a result of a one time recognition in 1995 of such expense.

    DEPRECIATION AND AMORTIZATION. Depreciation and amortization expense increased 25.1% from $22,106 in 1995 to $27,654 in 1996. This increase was attributable to depreciation of additional equipment, amortization of incorporation costs and amortization of management agreements capitalized in October 1996 in connection with the revision of the management agreements.
    INTEREST INCOME, NET. Interest income, net increased 220.0% from $6,494 in 1995 to $20,781 in 1996. This increase was attributable primarily to earnings on increased cash balances and earnings on notes receivable from managed dental centers.

SEASONALITY

    Dental Care Alliance historically has experienced seasonal fluctuations in its quarterly revenue. Specifically, the first and fourth quarters reflect the highest patient volume, while the third quarter has traditionally had the lowest patient volume. The managed dental centers in Florida have traditionally experienced increased patient visits in November through March due to an increase in the population base during these months, while patient visits decrease during the summer. Dental Care Alliance began managing additional managed dental centers in Michigan and Georgia in July 1997 and March 1998, respectively, and has recently commenced management of additional managed dental centers in Indiana. Dental Care Alliance expects that the seasonality in Florida will be offset to some extent by fewer seasonal fluctuations in Michigan, Georgia and Indiana.

QUARTERLY FINANCIAL INFORMATION

    The following table sets forth unaudited quarterly operating results for each of Dental Care Alliance's last four quarters. This information has been prepared on a basis consistent with Dental Care Alliance's audited financial statements and includes all adjustments (consisting only of normal recurring adjustments) that management considers necessary for a fair presentation of the data. These quarterly results are not necessarily indicative of future results of operations.

                                                               QUARTER ENDED
                                          -------------------------------------------------------
                                          SEPTEMBER 30,  DECEMBER 31,   MARCH 31,      JUNE 30,    SEPTEMBER 30,
                                              1997           1997          1998          1998          1998
                                          -------------  ------------  ------------  ------------  -------------
Number of managed dental centers as of
  the end of the period.................            20            29             44            49            55
Total revenues..........................     2,256,950     2,970,035      4,932,971     7,163,744     8,030,406
Managed dental center expenses..........     1,753,070     2,130,256      3,266,401     4,728,111     5,341,355
Operating income........................       115,246       246,296        909,898     1,195,913     1,446,727
Net income..............................        75,648       285,046        700,928       833,813       964,137

LIQUIDITY AND CAPITAL RESOURCES

    Since its inception and until Dental Care Alliance's public offering on November 4, 1997, Dental Care Alliance financed its operations primarily through internal cash flow, the sale of equity securities and commercial bank borrowings. Net cash provided by operations for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998 was $75,873, $270,121 $557,767 and $718,050, respectively. Net cash provided by operating activities for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998 consisted primarily of net income, adjusted for non-cash expenses, and increases in accounts payable and accrued liabilities, offset by increases in consulting and license fee receivables and management fees receivable.

    Cash used in investing activities for the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998 was ($5,649), ($487,858), ($2.0 million) and ($13.1 million), respectively. For the year ended December 31, 1995, payments on notes receivable offset a $20,000 increase in other assets. For the year ended December 31, 1996, the investing activities were primarily related to organizational costs associated with the formation of Dental Care Alliance in October 1996 through a reorganization of its predecessor entities. For the year ended December 31, 1997, the investing activities included $1.0 million related primarily to the purchase of management agreements for the four Michigan managed dental centers and $613,006 related primarily to the purchase of non-dental assets for three additional managed dental centers and certain equipment purchases for the corporate office expansion. For the nine months ended September 30, 1998, the investing activities included $9.3 million related primarily to the purchase of management agreements, $2.9 million related to the purchase of non-dental assets, $468,487 related to satisfaction of outstanding obligations on acquisitions and affiliations and $450,000 related to an increase in notes receivable to professional associations.

    Cash (used in) provided by financing activities for the and the years ended December 31, 1995, 1996 and 1997 and the nine months ended September 30, 1998 was ($69,926), $1,428,803, $20,572,424 and ($352,543), respectively. In the year ended December 31, 1995, the financing activities included $45,692 in debt repayments and $40,000 in dividends on Dental Care Alliance's preferred stock. For the years ended December 31, 1996, the financing activities were primarily related to net proceeds on Dental Care Alliance's issuance of preferred stock. For the year ended December 31, 1997, Dental Care Alliance had $21.2 million in net proceeds on common stock issuances offset by $466,967 in advances to professional associations and $167,945 in net repayment of debt. For the nine months ended September 30, 1998 Dental Care Alliance had $2.3 million in net proceeds on long-term debt offset by $2.5 million in working capital advances to professional associations.

    In August 1997, Dental Care Alliance entered into a revolving line of credit which provides for an aggregate of $1.2 million. Under the terms of the credit agreement, Dental Care Alliance may use up to $600,000 of the credit line for the purchase of non-dental assets of dental centers provided that each borrowing is repaid within 45 days of its drawdown. The remaining $600,000 may be used for general working capital needs. The revolving line of credit bears interest at 0.75% per annum above the lender's prime rate and is payable on demand. Interest only is payable monthly. Amounts borrowed pursuant to the credit agreement are secured by a first security interest in most of Dental Care Alliance's assets, including receivables and equipment. Additionally, any outstanding balances under the working capital line are guaranteed by Dr. Matzkin.

    On May 14, 1998, Dental Care Alliance executed a $15 million revolving note with NationsBank, N.A. which replaced the credit agreement. The revolving note is intended to provide funds for the acquisition and affiliation with dental practices and working capital uses in a revolving line of credit facility. The note matures in one year, with annual renewals thereafter. Dental Care Alliance, and its subsidiaries, have pledged substantially all of its assets as collateral. The note bears interest at 1.75% over LIBOR, payable monthly. Dental Care Alliance is required to maintain certain financial covenants during the term of the note. As of September 30, 1998, Dental Care Alliance had $1.0 million outstanding against the revolving note.

    Dental Care Alliance previously has made loans to various professional associations in connection with the professional associations' acquisition of assets of dental practices and has made working capital advances to various professional associations for their operations. The loans, which are evidenced by interest-bearing notes that are payable upon demand, are being paid in accordance with their terms. Both the loans and advances are generally personally guaranteed by the professional association owners or secured by specific assets.

    Dental Care Alliance intends to enter into additional management agreements with respect to, as well as purchase the non-dental assets of, additional practices. In addition, Dental Care Alliance intends to acquire management agreements or lend money to professional associations to fund the purchase of the assets of additional dental practices. Dental Care Alliance plans to finance these activities through a combination of the available cash, cash flow from operations, bank financing and issuances of Dental Care Alliance common stock.

    On November 4, 1997, Dental Care Alliance completed the public offering of 2,000,000 shares of Dental Care Alliance common stock at $12 per share resulting in proceeds, net of underwriter commissions and offering costs, of approximately $21.2 million. Based upon Dental Care Alliance's anticipated needs for acquisition of non-dental assets of dental practices, working capital and general corporate purposes, management believes that the combination of existing cash, cash flow from operations, available credit lines and net proceeds from its initial public offering will be sufficient to meet its capital requirements for the next 12 months.

INFLATION

    Inflation has not had a significant impact on Dental Care Alliance in the past nor is it expected to have a significant impact in the foreseeable future.

YEAR 2000 COMPLIANCE

    Dental Care Alliance has taken certain measures intended to avoid Year 2000 problems. In evaluating the Year 2000 readiness of its information technology systems, Dental Care Alliance has taken certain preventive measures. In November 1997, Dental Care Alliance installed a new back-end (corporate office) information technology system specifically designed to avoid Year 2000 concerns. Dental Care Alliance continues to update and enhance this system with Year 2000 -compliant software. The front-end (dental office) information technology systems vary from office to office, and many of such systems are not Year 2000 compliant. Dental Care Alliance intends to take advantage of Gentle Dental's in-house management information systems staff to resolve these front-end deficiencies. In addition, it is expected that the new company will integrate an entirely new front-end package to deal with these deficiencies.

    There are also potential Year 2000 problems associated with non-information technology systems of certain entities with whom Dental Care Alliance conducts business-related activities: its banks, a co-employer and entities from whom Dental Care Alliance receives reimbursements, such as insurance companies and state agencies. The banks and the co-employer have indicated that they have taken or will take steps to ensure that their systems are Year 2000 compliant. Dental Care Alliance does not believe that failure of these parties successfully to rectify Year 2000 problems will materially adversely affect its business, except to the extent that third party reimbursements are delayed as a result of Year 2000 problems.

    Dental Care Alliance estimates its cost of Year 2000 compliance will aggregate approximately $500,000.

    The most reasonably likely worst case scenario for Dental Care Alliance resulting from Year 2000 issues are as follows: billing and cash collection will be delayed if Dental Care Alliance is unable to deliver information technology-based billings to patients and receive information technology-based reimbursements from third parties. If Year 2000 problems were to effect Dental Care Alliance's front-end systems, it would be necessary to bill patients based upon manual calculation, which could delay cash flows for up to several months. If this problem were to occur, Dental Care Alliance would attempt to collect payments from patients at the time of service.

    Dental Care Alliance has outlined a contingency plan to deal with potential Year 2000 problems. First, it has obtained an alternative Year 2000 compliant front-end system, now being tested, in the event there are unforeseen problems with installing the front-end system currently utilized by Gentle Dental. In addition, Dental Care Alliance is maintaining some availability under its loan agreement in anticipation of any cash flow shortages resulting from Year 2000 problems.

                             DENTAL CARE ALLIANCE'S
                     MANAGEMENT AND ADDITIONAL INFORMATION

DIRECTORS AND EXECUTIVE OFFICERS

    Dental Care Alliance's executive officers and directors who will become executive officers and/or directors of the new company, their ages and positions with Dental Care Alliance are as follows:

NAME                                     AGE                                  TITLE
------------------------------------     ---     ---------------------------------------------------------------
Dr. Steven R. Matzkin...............         40  Chairman of the Board, Chief Executive Officer and President

Mr. Mitchell B. Olan................         40  Vice President, Chief Operating Officer and Director

Mr. David P. Nichols................         40  Chief Financial Officer

Mr. Curtis Lee Smith, Jr............         71  Director

Mr. Robert F. Raucci................         42  Director

    DR. STEVEN R. MATZKIN founded Dental Care Alliance's predecessors in 1992 and 1993 and serves full-time as Dental Care Alliance's Chairman of the Board, Chief Executive Officer and President. Dr. Matzkin has over 14 years of experience in the administration and management of dental practices. He practiced dentistry in Michigan for six years, during which time he owned five dental practices and managed over 25 dental practices through an affiliate management company. Dr. Matzkin has also been featured as a guest speaker at regional practice management conferences, including the national meeting for the National Association of Dental Plans. Dr. Matzkin earned his BA degree in 1980 from the Indiana School of Biology and his DDS degree in 1984 from Northwestern University.

    MITCHELL B. OLAN has served as Dental Care Alliance's Vice President, Chief Operating Officer, and as a director since 1994. From 1991 to 1994, Mr. Olan served in various capacities, including area Vice President and Regional Vice President at Optioncare Incorporated, a publicly traded national franchiser of home infusion therapy businesses. From 1980 to 1990, Mr. Olan served in various capacities, including sales, sales management, general management and administration with the ORMCO Division of Sybron Corporation. ORMCO is the leading manufacturer and marketer of dental orthodontic appliances, equipment and supplies. Mr. Olan earned a BS degree in Business Administration in 1980 from Indiana University School of Business.

    DAVID P. NICHOLS has served as Dental Care Alliance's Chief Financial Officer since 1997. From 1994 until 1997, Mr. Nichols served as Chief Financial Officer at Biodynamics International, Inc., a publicly traded company in the biotechnology business. From 1993 until 1994, Mr. Nichols served as Vice President--Finance of Biodynamics. He was also Managing Director, United States Operations, of Biodynamics from 1996 until 1997. From 1992 until 1993, Mr. Nichols served as Chief Financial Officer of KiMed Corporation, a medical device company. Prior to joining Dental Care Alliance, Mr. Nichols had over sixteen years experience in the health care field. He served as Chief Financial Officer of the long term care division of Trizec Corporation, Ltd., and was in public accounting with the audit divisions of PricewaterhouseCoopers, LLP and Deloitte & Touche LLP. Mr. Nichols earned his BS degree from the University of Florida in 1979 and a masters degree in Accounting from the University of Florida in 1980. He is a Certified Public Accountant and a Certified Management Accountant.

    CURTIS LEE SMITH, JR. has been a director of Dental Care Alliance since 1996. Beginning in 1987, Mr. Smith served as Chairman of the Board and Chief Executive Officer of Handex Corporation, an environmental consulting and remediation company which became a public company in 1989. Handex Corporation acquired New Horizons Computer Learning Centers, a software training company, in 1994.

Handex Corporation sold its environmental division in 1996 and now operates as New Horizons Worldwide, of which Mr. Smith serves as Chairman of the Board and Chief Executive Officer. Mr. Smith serves as a director of Strategic Diagnostics I.

    ROBERT F. RAUCCI has been a director of Dental Care Alliance since 1996. Mr. Raucci has been a managing member of Newlight Management, LLC, a technology oriented venture capital fund, since 1997. Mr. Raucci also has served as president of RAM Investment Corporation, a venture capital investment and advisory company, since 1994. Between 1985 and 1994, Mr. Raucci served as a private equity investment manager for Alliance Capital Management Corporation, a global investment management company. Mr. Raucci serves as a director of Acrodyne Communications, Inc., a publicly traded manufacturer and marketer of television transmitters and translators.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation paid by Dental Care Alliance during the fiscal years ended December 31, 1996 and 1997 to the executive officers identified in the table.

                           SUMMARY COMPENSATION TABLE

                                                                                               LONG-TERM
                                                       ANNUAL COMPENSATION                   COMPENSATION
                                        --------------------------------------------------  ---------------
                                                                            OTHER ANNUAL      SECURITIES
                                                                            COMPENSATION      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION               YEAR     SALARY($)   BONUS($)        ($)(1)        OPTIONS(#)(2)    COMPENSATION
--------------------------------------  ---------  ---------  -----------  ---------------  ---------------  ---------------
Dr. Steven R. Matzkin ................       1997    200,000      --             --                8,000           --
  Chairman of the Board                      1996    200,000      --             --               --               --
  Chief Executive Officer
  and President(3)

Mitchell B. Olan .....................       1997    135,000      --             --                8,000           --
  Vice President, Chief                      1996    126,000
  Operating Officer and
  Director(3)

------------------------
(1) The aggregate amount of perquisites and other personal benefits provided to such named executive officer is less than 10% of the total annual salary and bonus of such officer.

(2) All options are exercisable at $12.00 per share of Dental Care Alliance common stock.

(3) See "Dental Care Alliance's Management and Additional
    Information--Employment Agreements" for information regarding current and future compensation arrangements.

OPTION GRANTS

    The following table sets forth certain information with respect to options to purchase shares of Dental Care Alliance common stock granted to the executive officers identified in the table during 1997 and represents all options granted by Dental Care Alliance to such executive officers during such period. In accordance with rules promulgated by the Securities and Exchange Commission, the table also describes the hypothetical gains that would exist for the respective options based on assumed rates of annual compound stock appreciation of 5% and 10% from the date of grant to the end of the option term. These hypothetical gains are based on assumed rates of appreciation and, therefore, the actual gains, if any, on stock option exercises are dependent on the future performance of Dental Care Alliance common stock, overall stock market conditions, and the executive officer's continued employment with Dental Care Alliance. As a result, the amounts reflected in this table may not necessarily be achieved.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR(1)

                                                                                                    POTENTIAL REALIZABLE
                                                            INDIVIDUAL GRANTS                         VALUE AT ASSUMED
                                       -----------------------------------------------------------    ANNUAL RATES OF
                                         NUMBER OF       % OF TOTAL                                     STOCK PRICE
                                         SECURITIES     OPTIONS/SARS                                  APPRECIATION FOR
                                         UNDERLYING      GRANTED TO      EXERCISE OR                   OPTION TERM(2)
                                        OPTIONS/SARS    EMPLOYEES IN     BASE PRICE    EXPIRATION   --------------------
NAME                                    GRANTED (#)    FISCAL YEAR (%)     ($/SH)         DATE        5%($)     10%($)
-------------------------------------  --------------  ---------------  -------------  -----------  ---------  ---------
Dr. Steven R. Matzkin................       8,000(3)           11.1           12.00       11/2007     136,827    217,874

Mitchell B. Olan.....................       8,000(3)           11.1           12.00       11/2007     136,827    217,874

------------------------

(1) Dental Care Alliance has not granted any stock appreciation rights. Does not include information relating to options granted under Dental Care Alliance's 1997 Non-Qualified Stock Option Plan, which options are not granted to employees of Dental Care Alliance.

(2) Potential realizable value assumes that any shares acquired by the exercise of options are held until the end of the 10-year term.

(3) Options were granted pursuant to Dental Care Alliance's 1997 Executive Incentive Compensation Plan in November 1997. All such options are for a term of ten years and vest 3,000 in May 1998 and the remaining 5,000 in one-third increments over the next three years.

    OPTION EXERCISES. The following table sets forth stock option exercises during 1997 by the named executive officers, including the value realized upon exercise. In addition, this table describes the number of unexercised options and the value of unexercised in-the-money options at the end of the 1997 fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                   AND DECEMBER 31, 1997 OPTION/SAR VALUES(1)

                                                                       NUMBER OF SECURITIES  VALUE OF UNEXERCISED
                                                                            UNDERLYING           IN-THE-MONEY
                                                                           UNEXERCISED          OPTIONS/SARS AT
                                                                         OPTIONS/SARS AT       DECEMBER 31, 1997
                                                                       DECEMBER 31, 1997(#)         ($)(2)
                                                                       --------------------  ---------------------
                                 SHARES ACQUIRED ON   VALUE REALIZED       EXERCISABLE/          EXERCISABLE/
NAME                                EXERCISE (#)           ($)            UNEXERCISABLE          UNEXERCISABLE
-------------------------------  ------------------  ----------------  --------------------  ---------------------
Dr. Steven R. Matzkin..........             0                    0           4,667/3,333           $    0/$0

Mitchell B. Olan...............       163,080(3)           272,768           4,667/3,333           $    0/$0

------------------------

(1) Dental Care Alliance has not granted any stock appreciation rights. Does not include information relating to options granted under Dental Care Alliance's 1997 Non-Qualified Stock Option Plan, which options are not granted to employees of Dental Care Alliance.

(2) At September 30, 1998, the closing market price of a share of Dental Care Alliance common stock was $10.125 and the value of unexercised in-the-money options was $0 for the options held by Messrs. Matzkin and Olan.

(3) Such shares were issued pursuant to warrants to purchase 81,540 shares of Dental Care Alliance common stock granted to Mr. Olan in January 1994 and warrants to purchase 81,540 shares of Dental Care Alliance common stock granted to Mr. Olan in October 1996.

EMPLOYMENT AGREEMENTS

    Dental Care Alliance has entered into employment agreements with Dr. Steven
R. Matzkin, Chairman of the Board, Chief Executive Officer and President of Dental Care Alliance, Mitchell B. Olan, Vice President and Chief Operating Officer of Dental Care Alliance, and David P. Nichols, Chief Financial Officer of Dental Care Alliance. The employment agreements of Messrs. Matzkin and Olan were entered into as of October 25, 1996, and are for terms of five years and four years, respectively. The employment agreement of Mr. Nichols was entered into as of January 1997 and is for a term of four years. These agreements provide for annual base salaries to Messrs. Matzkin, Olan and Nichols of $200,000, $120,000 and $120,000, respectively, subject to increase at Dental Care Alliance's discretion. Pursuant to the agreements, Dr. Matzkin and Messrs. Olan and Nichols are entitled to receive 60%, 25% and 15%, respectively, of an annual bonus pool which is equal to 50% of Dental Care Alliance's net income in excess of Dental Care Alliance's budgeted net income for each year. Bonuses paid to Dr. Matzkin, Mr. Olan and Mr. Nichols in any year may not exceed $200,000, $100,000, and $50,000, respectively. Dr. Matzkin's, Mr. Olan's and Mr. Nichols' employment agreements entitle them to participate in any stock option plan of Dental Care Alliance at a level commensurate with their positions. Mr. Olan's employment agreement entitled him to warrants to purchase 163,080 shares of common stock for an aggregate exercise price of $272,768. These warrants were exercised in February 1997. Upon Dental Care Alliance's constructive discharge of Dr. Matzkin or termination of the employment of Dr. Matzkin without cause, as specified in his employment agreement, Dr. Matzkin shall be entitled to receive his base salary for the period commencing on the effective date of the termination and ending on the later to occur of (x) the second anniversary of the date of termination or (y) the end of the five-year term of the employment agreement. Upon Dental Care Alliance's termination of Mr. Olan without cause, as specified in his employment agreement, Mr. Olan shall be entitled to receive his base salary for the period commencing on the date of termination and ending on the date nine months thereafter. Upon Dental Care Alliance's termination of Mr. Nichols without cause as specified in his employment agreement, Mr. Nichols shall be entitled to receive his base salary for the period commencing on the date of termination and ending on the date six months thereafter. Upon termination with cause or voluntary termination of either Dr. Matzkin, Mr. Olan or Mr. Nichols, such executive shall be entitled to receive his base salary through the effective date of such termination.

    Dr. Matzkin's employment agreement also provides that upon termination of his employment for any reason, if Dental Care Alliance's securities are then publicly traded, Dr. Matzkin has the right to request that Dental Care Alliance register, as expeditiously as possible, any or all of Dental Care Alliance common stock then owned by Dr. Matzkin, including all shares of Dental Care Alliance common stock issuable pursuant to any derivative securities of Dental Care Alliance then held by Dr. Matzkin.

    The parties anticipate that upon consummation of the mergers, Dr. Matzkin will enter into a three-year employment agreement with InterDent, pursuant to which Dr. Matzkin shall

    - hold the offices of Co-Chairman, President and Chief Dental Officer of InterDent;

    - receive a base salary of $245,000 per annum and shall be entitled to participate in bonus, benefit and stock option plans generally available to other senior executive officers of the combined company;

    - receive an automobile allowance of $1,000 per month;

    - be subject to covenants prohibiting disclosure of confidential information of InterDent and competition with, or solicitation of employees of, InterDent; and

    - be entitled to severance payments for a period of 36 months if he is terminated without cause or if he terminates his employment for good reason.

CERTAIN TRANSACTIONS REGARDING DENTAL CARE ALLIANCE

    In 1993, Dr. Matzkin sold four dental practices in Michigan to Dr. David Ross Johnson, a dental director, for a $237,000 note under which payments commenced in May 1997. In connection with that sale Profit Dental Management, Inc., a corporation controlled by Dr. Matzkin, agreed to provide consulting services to these practices for $18,000 per month until May 1997 and $15,000 per month thereafter through May 2005. In July 1997, Dental Care Alliance purchased the right to manage these practices for $846,000 and entered into a global management agreement pursuant to which it will provide management services to these practices until 2005. Dental Care Alliance subcontracted the day-to-day management services to an affiliate of Dr. Johnson, but retains most other management functions for which it retains 20% of net profits of these practices, after certain adjustments, and Dr. Johnson's affiliate is paid 80% of such net profits. Dental Care Alliance also receives $800 per month from each practice as a licensing fee.

    In July 1997, Dental Care Alliance entered into a management agreement with a professional association in Michigan which was controlled by Dr. Matzkin. As of September 30, 1997, Dr. Matzkin assigned the ownership of the capital stock and all rights relating thereto to Dr. David Ross Johnson in consideration for Dr. Johnson's assumption of all obligations to pay for such capital stock and all obligations relating to such capital stock.

    Certain of the managed dental centers lease their office facilities from entities controlled by Dr. Matzkin. Such leases terminate at various times between 2000 and 2004. Managed dental centers and Dental Care Alliance paid rent pursuant to the leases in the aggregate amount of $193,900 in 1997 and have paid $111,000 from January 1, 1998 through September 30, 1998. Dr. Matzkin also owns certain dental laboratories that perform laboratory services for the managed dental centers, primarily relating to the making of prostheses. In 1997 the amount paid by the managed dental centers to such laboratories was $133,448 of which $60,000 was advanced by Dental Care Alliance in 1996 and remains outstanding at September 30, 1998, while the amount paid from January 1, 1998 through September 30, 1998 was $120,606. Dr. Matzkin owns 33.3% of the capital stock of Equipment Management Services, an equipment leasing company. Certain managed dental centers have entered into capitalized equipment leases with

Equipment Management Services. Amounts paid by such managed dental centers to Equipment Management Services pursuant to such leases aggregated approximately $123,000 in 1997 and $20,000 from January 1, 1998 through September 30, 1998.
Dental Care Alliance believes that such arrangements are no less favorable to such managed dental centers than could have been obtained in arms-length transactions with unrelated third parties. In addition, Dr. Matzkin has personally guaranteed an aggregate of approximately $1.6 million of indebtedness of certain of the managed dental centers. Dental Care Alliance is currently negotiating with the lenders to whom Dr. Matzkin has given such guarantees to release Dr. Matzkin from his obligations thereunder and to cause Dental Care Alliance to guaranty such obligations.

    Pursuant to a Stockholders' Agreement among Dental Care Alliance and Dr. Matzkin, Mr. Smith, Mr. Raucci, the SRM 1993 Children's Trust and Crescent International Holdings, Inc. initially entered into in connection with the sale of Dental Care Alliance's Series A preferred stock in October 1996, each stockholder a party thereto received each of the following:

    - "piggyback" registration rights;

    - a right of first refusal with respect to a greater than 50% share transfer by a stockholder prior to an initial public offering meeting certain conditions;

    - co-sale rights to participate on a pro rata basis in certain resales of Dental Care Alliance common stock by other stockholders party to the agreement (other than in connection with an initial public offering meeting certain conditions; and

    - participation rights with respect to certain issuances of securities by Dental Care Alliance made prior to an initial public offering meeting certain conditions.

In addition, stockholders party to the agreement who are also directors of Dental Care Alliance, other than Dr. Matzkin, also were granted demand registration rights under the Stockholders' Agreement. Mitchell B. Olan has been granted certain "piggyback" registration rights with respect to an aggregate of 163,080 shares of Dental Care Alliance common stock pursuant to an agreement with Dental Care Alliance. Pursuant to Dr. Matzkin's employment agreement, upon termination of his employment for any reason, if Dental Care Alliance's securities are then publicly traded, Dr. Matzkin has the right to request that Dental Care Alliance register any or all of Dental Care Alliance common stock then owned by Dr. Matzkin.

    Upon consummation of the mergers, each affiliate of InterDent, including the above-mentioned stockholders, will receive, with respect to the shares issued to such affiliates pursuant to the mergers and the shares issuable upon exercise of options and warrants held by such affiliates, (a) "piggyback" registration rights, and (b) one demand registration right per calendar year. InterDent will, however, be obligated to effect no more than one demand registration during any calendar year. Upon a request for a demand registration by any affiliate, all other affiliates will be entitled to participate in such registration with all other affiliates electing to participate pro rata on the basis of the number of registrable shares held by each participating affiliate. Further, the combined company will not be required to cause a registration under the above-described demand registration rights unless the aggregate offering price of all registrable shares to be registered pursuant to such demand registration rights, before deduction of underwriting discounts and commissions exceeds $5,000,000.

    For information regarding employment agreements with certain executive officers and directors, see "--Employment Agreements." Dental Care Alliance has adopted a policy whereby all transactions between Dental Care Alliance and one or more of its affiliates must be approved in advance by a majority of Dental Care Alliance's disinterested directors.

DENTAL CARE ALLIANCE'S PRINCIPAL STOCKHOLDERS

    The following table sets forth, as of December 31, 1998, the number of shares of Dental Care Alliance common stock which were owned beneficially by (a) each person known by Dental Care Alliance to own beneficially more than 5% of Dental Care Alliance common stock, (b) the Chief Executive Officer and the other most highly paid executive officers who were serving as such at December 31, 1998 and whose compensation for 1997 exceeded $100,000 (see "--Executive Compensation"), (c) each director and (d) all directors and executive officers of Dental Care Alliance as a group. The address of each of the beneficial owners identified below is c/o Dental Care Alliance, Inc., 1343 Main Street, 7th floor, Sarasota, Florida 34236. Unless otherwise noted, Dental Care Alliance believes that all persons named in the table have sole voting and investment power with respect to all shares of Dental Care Alliance common stock beneficially owned by them.

                                                 AMOUNT AND NATURE OF                           SHARES ISSUABLE UPON
                                                 BENEFICIAL OWNERSHIP                           EXERCISE OF OPTIONS
                                                   (INCLUDES SHARES         PERCENTAGE OF           ON OR BEFORE
NAME AND ADDRESS OF BENEFICIAL OWNER             LISTED IN COLUMN 3)     OUTSTANDING SHARES        MARCH 1, 1999
----------------------------------------------  ----------------------  ---------------------  ----------------------
Dr. Steven R. Matzkin.........................          1,501,815                 21.4%                    4,667

SRM '93 Children's Trust(1)...................          1,484,148                 21.1%                  --

Curtis Lee Smith, Jr..........................            453,640                  6.4%                    1,667

Robert F. Raucci..............................             22,119                 *                        1,667

Mitchell B. Olan..............................            157,582                  2.2%                    4,667

David P. Nichols..............................             52,243                 *                       52,243

Crescent International Holdings Limited(2)....            593,119                  8.4%                  --

All directors and executive officers as a
  group (5 persons)...........................          2,187,399                 31.3%                   64,911

------------------------

   * Less than one percent.

 (1) Theodore L. Koenig is the sole trustee of SRM '93 Children's Trust and has sole voting and investment control with respect to such shares.

 (2) Camile Saba and John Wolcott are attorneys-in-fact for Crescent International Holdings Limited, a Greek corporation, and have joint voting and investment control with respect to such shares.

                     DESCRIPTION OF INTERDENT CAPITAL STOCK

    The following description contains a summary of material features of InterDent's capital stock but does not purport to be complete and is subject in all respects to the applicable provisions of the Delaware General Corporation Law, and is qualified in its entirety by reference to InterDent's Certificate of Incorporation.

INTERDENT COMMON STOCK

    Each holder of InterDent common stock will be entitled to one vote for each share held on all matters voted upon by stockholders. Stockholders will not be permitted to cumulate their votes for the election of directors. In the event of the liquidation, dissolution or distribution of InterDent's assets, InterDent common stockholders will ratably share any of its remaining assets legally available for distribution after payment of all liabilities and amounts owed to any outstanding InterDent preferred stockholders. InterDent common stockholders are not entitled to preemptive rights.

INTERDENT PREFERRED STOCK

    Under InterDent's Certificate of Incorporation, the Board of Directors is authorized without further stockholder action to provide for the issuance of up to 30 million shares of InterDent preferred stock in one or more series and to fix their respective rights, preferences and privileges.

    SERIES OF PREFERRED STOCK. Currently, no shares of any series or class of InterDent preferred stock are outstanding. At the effective time of the mergers, shares of InterDent Series A preferred stock, Series B preferred stock and Series D preferred stock will be authorized, and the rights, preferences and privileges of such shares will be substantially identical to the rights, preferences and privileges of the Gentle Dental Series A preferred stock, Series B preferred stock, and Series D preferred stock, as the case may be. The rights, preferences and privileges of these series of Gentle Dental preferred stock is described below. See "Description of Gentle Dental Capital Stock--Gentle Dental Preferred Stock."

                   DESCRIPTION OF GENTLE DENTAL CAPITAL STOCK

    The following description contains a summary of material features of the capital stock of Gentle Dental.

GENTLE DENTAL COMMON STOCK

    Each Gentle Dental common stock shareholder is entitled to one vote for each share held on all matters voted upon by shareholders. Shareholders are not permitted to cumulate their votes for the election of directors. Because Gentle Dental's Board of Directors is classified into three classes, shareholders elect only the members of the Board of Directors whose class term is expiring at the annual meeting.

    In the event of the liquidation, dissolution or distribution of assets of Gentle Dental, Gentle Dental common stock shareholders will ratably share in any remaining assets of Gentle Dental legally available for distribution after payment of all liabilities and amounts owed to Gentle Dental preferred stock shareholders. Gentle Dental common stock shareholders are not entitled to preemptive or redemption rights.

    At December 31, 1998, there were 9,052,549 shares of Gentle Dental common stock outstanding. In addition, options to purchase 1,311,076 shares of Gentle Dental common stock had been granted under Gentle Dental's 1993 Stock Incentive Plan, but not exercised or terminated, leaving 671,618 shares available for further grants under such plans.

GENTLE DENTAL PREFERRED STOCK

    Under Gentle Dental's Restated Articles, the Gentle Dental Board of Directors is authorized without further shareholder action to provide for the issuance of up to 30 million shares of Gentle Dental preferred stock in one or more series and to establish their respective rights, preferences and privileges.

    As of December 31, 1998, Gentle Dental has designated the following series of Gentle Dental preferred stock:

    - 100 shares of Gentle Dental Series A preferred stock, all of which are issued and outstanding;

    - 70,000 shares of Gentle Dental Series B preferred stock, none of which are presently outstanding, but which will be issued upon a conversion of outstanding convertible notes of Gentle Dental, which automatically convert into shares of Gentle Dental Series B preferred stock upon a default on such notes;

    - 100 shares of Gentle Dental Series C preferred stock, all of which are issued and outstanding; and

    - 2,000,000 shares of Gentle Dental Series D preferred stock, of which 1,628,664 shares are issued and outstanding.

    GENTLE DENTAL SERIES A PREFERRED STOCK. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Gentle Dental, after shareholders with senior rights are provided for, Series A preferred stock shareholders will be entitled to receive a liquidation preference over the common stock shareholders of $1.00 per share, or any lesser available amount. There is no dividend preference associated with the Gentle Dental Series A preferred stock. The Gentle Dental Series A preferred stock has no conversion rights but may be redeemed at the option of Gentle Dental under certain circumstances and must be redeemed by Gentle Dental under certain other circumstances, provided Gentle Dental has legally available funds.

    The Series A preferred stock shareholders have the right as a class to elect one member of Gentle Dental's Board of Directors, who as of December 31, 1998 was Eric Green. Under certain circumstances, the Series A preferred stock shareholders will be entitled to elect one additional individual to the Board of Directors.

    GENTLE DENTAL SERIES B PREFERRED STOCK. Although there presently are no shares of Gentle Dental Series B preferred stock outstanding, if certain events of default on Gentle Dental's 7% convertible subordinated notes occur, the convertible subordinated notes then outstanding will automatically convert into shares of Gentle Dental Series B preferred stock at a rate of one share of Series B preferred stock for each $1,000 in principal and accrued but unpaid interest.

    In the event of a liquidation, Gentle Dental Series B preferred stock shareholders will be entitled to receive a liquidation preference per share over all other Gentle Dental equity securities equal to the greater of $1,000 or the amount such holder would receive if the Series B preferred stock was then converted into Gentle Dental common stock.

    Gentle Dental Series B preferred stock shareholders are entitled to receive a cumulative dividend of $1,000 per share when a dividend is declared by the Board of Directors, plus an additional amount determined by a formula which considers (a) whether there exists an event of default under the securities purchase agreement between Gentle Dental and the Series B preferred stock shareholders and (b) the interest rate applicable to the convertible subordinated notes for the dividend period in question.

    Upon the occurrence of certain events, Gentle Dental is required to redeem the outstanding shares of Gentle Dental Series B preferred stock at the greater of $1,000 per share, or the fair value per share determined in good faith by Gentle Dental and the Series B preferred stock shareholders. Holders of a majority of Gentle Dental Series B preferred stock may elect to have Gentle Dental redeem all such shares any time on or after the occurrence of an event of default under the securities purchase agreement between Gentle Dental and the Series B preferred stock shareholders. The redemption price per share is $1,000, plus accumulated but unpaid dividends, provided there has not been a change in control. If there is a change in control of Gentle Dental, the redemption price is equal to $1,010 per share, plus accumulated but unpaid dividends. Gentle Dental may elect to redeem all or any portion of any Gentle Dental Series B preferred stock outstanding at $1,000 per share, plus any accrued but unpaid dividends. The holders of such redeemed shares shall be entitled to receive a warrant initially exercisable for the number of shares of Gentle Dental common stock equal to the quotient of $1,000, plus any accrued but unpaid dividends on such redeemed shares, divided by $9.21. In the event of a change in control of Gentle Dental, the redemption price applicable to a company-elected redemption shall be increased by $10 per share.

    Each Gentle Dental Series B preferred stock shareholder may at such holder's option and at any time convert any such shares, or the accumulated but unpaid dividends thereon, into the number of shares of common stock equal to the quotient of $1,000, plus any accrued but unpaid dividends on such shares of Series B preferred stock, divided by $9.21 (initially a rate of 108.58 shares of common stock for each share of Series B preferred stock, assuming no accrued but unpaid dividends are outstanding). Such a conversion is subject to certain anti-dilution adjustments. In addition, upon the occurrence of certain events and the giving of notice and the passage of an applicable time period, all shares of Gentle Dental Series B preferred stock then outstanding shall be deemed automatically converted into shares of Gentle Dental common stock. However, such an automatic conversion will not occur unless the Gentle Dental common stock is then listed on a national securities exchange or is reported by the Nasdaq National Market and is either registered under the Securities Act or is freely tradable under Rule 144 of the Securities Act within six months of the date of issuance.

    In addition to the rights provided under the Washington Business Corporation Act, Gentle Dental Series B preferred stock shareholders are entitled to vote on all matters holders of Gentle Dental common stock are entitled to vote on, together with the common shareholders as a single class. Each share of Gentle Dental Series B preferred stock is entitled to the number of votes the holder of such share would be entitled to if such holder voluntarily converted that share of Gentle Dental Series B preferred stock into shares of Gentle Dental common stock.

    GENTLE DENTAL SERIES C PREFERRED STOCK. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of Gentle Dental, after shareholders with senior rights are provided for, Series C preferred stock shareholders will be entitled to receive $1.00 per share in preference to the Gentle Dental common stock. There is no dividend preference for Gentle Dental Series C preferred stock shareholders.

    The shares of Series C preferred stock have no conversion rights. Upon the occurrence of certain events, the holders of outstanding shares of Gentle Dental Series C preferred stock shall be entitled to elect one member of the Gentle Dental Board of Directors. Series C preferred stock shareholders generally do not have voting rights, except for a vote required under the Washington Business Corporation Act or under the Gentle Dental's Restated Articles. The Series C preferred stock shareholders are entitled to a separate vote on the mergers. The shares of Gentle Dental Series C preferred stock must be redeemed under certain circumstances at $1.00 per share.

    GENTLE DENTAL SERIES D PREFERRED STOCK. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Gentle Dental, after shareholders with senior rights are provided for, holders of Gentle Dental Series D preferred stock then outstanding will be entitled to receive in preference to the Gentle Dental common stock the greater of $9.21 per share or the amount such holder would receive as a holder of Gentle Dental common stock if such share was voluntarily converted.

    The holders of Series D preferred stock shall be entitled to receive a cumulative dividend of $.64 per share each dividend period, commencing February 17, 1999. In addition, Gentle Dental Series D preferred stock shareholders participate, on an as converted basis, in any dividends declared and paid on Gentle Dental common stock.

    Holders of a majority of Gentle Dental Series D preferred stock may elect to have Gentle Dental redeem all such shares at any time on or after the occurrence of an event of default under the securities purchase agreement between Gentle Dental and the Series D preferred stock shareholders. The redemption price per share is $9.21, plus accumulated but unpaid dividends, provided there has not been a change in control. If there is a change in control, the redemption price is $9.30 per share, plus accumulated but unpaid dividends. Gentle Dental may elect to redeem all or any portion of the Gentle Dental Series D preferred stock outstanding at $9.21 per share, plus accumulated but unpaid dividends. The holders of such redeemed shares shall be entitled to receive a warrant initially exercisable for the same number of shares of Gentle Dental common stock such holder would receive upon voluntary conversion of such redeemed shares into Gentle Dental common stock. In the event of a change in control of Gentle Dental, the redemption price applicable to a company-elected redemption shall be $9.30 per share.

    Each holder of a share of Gentle Dental Series D preferred stock may at any time and at such holder's option, convert such share, or the accumulated but unpaid dividends thereon, into the number of shares of common stock equal to the quotient of $9.21, plus any accrued but unpaid dividends on such shares of Series B preferred stock, divided by $9.21 (initially a rate of one share of common stock for each share of Series D preferred stock, assuming no accrued but unpaid dividends are outstanding). Such conversion is

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subject to certain anti-dilution adjustments. In addition, upon the occurrence of certain events, the giving of notice and the passage of an applicable time period, all shares of Gentle Dental Series D preferred stock then outstanding shall be deemed automatically converted into shares of Gentle Dental common stock. However, such a conversion will not occur unless the Gentle Dental common stock is then listed on a national securities exchange or reported by the Nasdaq National Market and is either registered under the Securities Act or freely tradable under Rule 144 of the Securities Act within six months of the date of issuance.

    In addition to the rights provided under the Washington Business Corporation Act, Series D preferred stock shareholders are entitled to vote on all matters which holders of Gentle Dental common stock are entitled to vote on, together with the common shareholders as a single class. Each share of Gentle Dental Series D preferred stock shall entitle its holder to the number of votes the holder would be entitled had such holder converted such share into shares of Gentle Dental common stock.

    7% CONVERTIBLE SUBORDINATED NOTES. On May 18, 1998 Gentle Dental issued $25,500,000 of convertible subordinated notes and on June 3, 1998, Gentle Dental issued an additional $4,500,000 of convertible subordinated notes. The convertible subordinated notes have an 8-year term and are convertible into shares of Gentle Dental common stock at a rate of one share of common stock for each $9.21 of outstanding principal and accrued but unpaid interest on such convertible subordinated notes. If certain events of default occur, the convertible subordinated notes then outstanding will automatically convert into shares of Gentle Dental Series B preferred stock at a rate of one share for each $1,000 in principal, plus accrued but unpaid interest. Under the securities purchase agreement between Gentle Dental and the convertible subordinated noteholders, the consent of the holders of a majority of the Gentle Dental common stock equivalents issuable upon conversion of the convertible subordinated notes is required for approval of the mergers. In addition, CB Capital Investors, L.P., one of the holders of the convertible subordinated notes, must consent to the mergers.

               DESCRIPTION OF DENTAL CARE ALLIANCE CAPITAL STOCK

DENTAL CARE ALLIANCE COMMON STOCK

    The holders of Dental Care Alliance common stock are entitled to one vote per share of record on all matters to be voted upon by stockholders and to vote together as a single class for the election of directors and in respect of other corporate matters. At a meeting of stockholders at which a quorum is present, for all matters other than the election of directors, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or Dental Care Alliance's Certificate of Incorporation or By-laws. Directors will be elected by a plurality of the votes of the shares present at a meeting. There is no cumulative voting with respect to the election of directors (or any other matter).

    The holders of Dental Care Alliance common stock have no preemptive rights and have no rights to convert their Dental Care Alliance common stock into any other securities. Subject to the rights of holders of Dental Care Alliance preferred stock, if any, in the event of a liquidation, dissolution or winding up of Dental Care Alliance, holders of Dental Care Alliance common stock are entitled to participate equally and ratably in all assets remaining after payment of liabilities and distribution of any preferential amount.

    The holders of Dental Care Alliance common stock are entitled to receive ratably such dividends as the Dental Care Alliance Board of Directors may declare out of funds legally available therefor; when and if so declared, subject to any preference in favor of outstanding shares of preferred stock, if any. The payment by Dental Care Alliance of dividends, if any, rests within the discretion of the Board of Directors and will depend upon Dental Care Alliance's results of operations, financial condition and capital expenditure plans, as well as other factors considered relevant by the Dental Care Alliance Board of Directors.

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DENTAL CARE ALLIANCE PREFERRED STOCK

    At the effective time of the mergers, no shares of Dental Care Alliance preferred stock will be outstanding. The Dental Care Alliance Board of Directors, without further action by the stockholders, is authorized to issue up to 5 million shares of Dental Care Alliance preferred stock in one or more series and to fix and determine as to any series all the relative rights and preferences of shares in such series, including, without limitation, relative voting, dividend, redemption, liquidation, conversion and other powers, preferences, rights, qualifications and limitations. The issuance of shares of Dental Care Alliance preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal that some, or a majority, of the Dental Care Alliance stockholders might believe to be in the best interests of Dental Care Alliance or in which Dental Care Alliance stockholders might receive a premium for their stock over the then market price of such stock. In addition, under certain circumstances, the issuance of Dental Care Alliance preferred stock could adversely affect the voting power of the holders of Dental Care Alliance common stock.

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                     CERTAIN DIFFERENCES BETWEEN WASHINGTON
                          AND DELAWARE CORPORATE LAWS

    The Washington Business Corporation Act governs the rights of Gentle Dental shareholders and the Delaware General Corporation Law governs the rights of Dental Care Alliance stockholders and will govern the rights of Gentle Dental shareholders and Dental Care Alliance stockholders who will become stockholders of InterDent upon consummation of the merger. The Washington Business Corporation Act and the Delaware General Corporation Law differ in many respects, some of which could materially affect the rights of Gentle Dental shareholders. These differences are discussed below.

AMENDMENT OF ARTICLES/CERTIFICATES OF INCORPORATION

    Under the Washington Business Corporation Act, with certain exceptions, amendments to a corporation's articles of incorporation must be recommended to the shareholders by the board of directors, unless the board of directors determines that because a conflict of interest or other special circumstances exist it should make no recommendation and the board of directors communicates the reasons for its determination to the shareholders with the amendment. Amendments to the Gentle Dental Articles of Incorporation, subject to limited exceptions, must be approved by a majority of the holders of the outstanding shares of each class or series of capital stock entitled to vote as a separate voting group, unless another proportion is specified in the Gentle Dental Articles of Incorporation, is specified by the Board of Directors as a condition to its recommendation of such amendment or is called for by a provision of the Washington Business Corporation Act. Under the Washington Business Corporation Act and the Gentle Dental Articles of Incorporation, each separate class or series of capital stock is entitled to a class vote on certain extraordinary transactions, such as the merger and related transactions described in the merger agreement. See "--Class Voting" below.

    Under the Delaware General Corporation Law, amendments to the Dental Care Alliance and InterDent Certificate of Incorporation require the approval of stockholders holding a majority of the outstanding shares entitled to vote on such amendment, and if a class vote on such amendment is required by the Delaware General Corporation Law, a majority of the outstanding stock of each such class entitled to vote, unless a greater portion is specified in the Certificate of Incorporation or by a provision of the Delaware Law. Amendments to the Dental Care Alliance Certificate of Incorporation governing the number, term and removal of directors and the calling of special meetings of stockholders must be approved by at least eighty percent of the holders of the outstanding shares entitled to vote as a single class. The InterDent Certificate of Incorporation will require the affirmative vote of at least a majority of the outstanding InterDent capital stock to approve an amendment. Also, under the Delaware General Corporation Law and the InterDent Certificate of Incorporation, each separate class or series of capital stock will be entitled to a class vote on certain extraordinary transactions. See "--Class Voting" below.

RIGHT TO CALL SPECIAL MEETING OF STOCKHOLDERS

    The Washington Business Corporation Act provides that a special meeting of shareholders of a corporation may be called by its board of directors, by holders of at least 10 percent of all the shares entitled to vote on any issue proposed to be considered at the proposed special meeting, or by other persons authorized to do so by the articles of incorporation or bylaws of the corporation. However, the Washington Business Corporation Act allows the right of shareholders to call a special meeting to be limited or denied entirely by provision of the corporation's articles of incorporation. Gentle Dental's Bylaws provide that its Board of Directors, Chairman of the Board, President, a majority of the Board of Directors and any shareholder or shareholders holding in the aggregate one-tenth of the voting power of all shareholders may call a special meeting.

    Under the Delaware General Corporation Law, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or the bylaws. The Dental Care Alliance Certificate of Incorporation provides that special meetings may be called only by the Chairman of the Board of Directors or the Chief Executive Officer or by the Board of

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Directors pursuant to a resolution approved by a majority of the entire Board of
Directors. Pursuant to InterDent's Certificate of Incorporation, only the InterDent Board of Directors, an authorized committee of members of the Board of Directors or any other persons specified in any amendments to or designations under InterDent's Certificate of Incorporation may call special meetings of the stockholders.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND EMPLOYEES

    Under the Washington Business Corporation Act, if authorized by its articles of incorporation, a bylaw adopted or ratified by its shareholders generally, or a resolution adopted or ratified, before or after the event by its shareholders, a corporation has the power to indemnify a director, officer or employee made a party to a proceeding, or advance or reimburse expenses incurred in a proceeding. However, no such indemnification is allowed for any of the following:

    - acts or omissions of a director, officer or employee finally adjudged to have engaged in intentional misconduct or a knowing violation of the law;

    - conduct of a director, officer or employee finally adjudged to be an unlawful distribution; or

    - any transaction with respect to which it was finally adjudged that such director, officer or employee personally received a benefit in money, property or services to which the director, officer or employee was not legally entitled.

    The legislative history of the Washington Business Corporation Act suggests that a corporation may indemnify its directors, officers and employees for amounts paid in settlement of derivative actions, provided that the director's, officer's or employee's conduct does not fall within one of the categories set forth above. The Gentle Dental Articles of Incorporation authorize the corporation to indemnify any of its directors to the fullest extent permitted by its By-laws and the Washington Business Corporation Act, including an advance of expenses. Generally, Gentle Dental's By-Laws provide that Gentle Dental shall indemnify its directors, officers and employees to the fullest extent permitted by the Washington Business Corporation Act, including indemnification of persons seeking to enforce indemnification rights through a proceeding authorized by the Gentle Dental Board of Directors and initiated by such person.

    Under the Delaware General Corporation Law, directors and officers as well as other employees and agents may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in a settlement regarding specified actions, suits or proceedings, which do not include derivative actions. This indemnification is permitted, however, only if the director, officer or employee reasonably believed his or her actions were in the best interests of the corporation. If the matter involves a criminal action or proceeding, this indemnification is permitted only if the director, officer or employee had no reasonable cause to believe that his or her conduct was unlawful. InterDent's and Dental Care Alliance's Certificates of Incorporation each provide for the indemnification of directors and officers to the fullest extent authorized by Delaware General Corporation Law.

PROVISIONS AFFECTING CONTROL SHARE ACQUISITIONS AND BUSINESS COMBINATIONS

    The Washington Business Corporation Act generally prohibits a "target corporation," from engaging in certain "significant business transactions" with a person or group of persons that beneficially owns 10% or more of the voting securities of a target corporation for a period of five years after the acquisition of such securities. This prohibition does not apply if the transaction or acquisition of shares is approved by a majority of the members of the target corporation's board of directors prior to the date of the acquisition. Significant business transactions with an acquiring person includes, among other things, a merger or consolidation, disposition of assets or issuance or redemption of stock. A termination of 5% or more of the employees of the target corporation employed in State of Washington as a result of the acquiring person's acquisition of 10% or more of the shares allowing the acquiring person to receive any disproportionate benefit as a shareholder would also be a significant business transaction. Target corporations include domestic corporations with their principal executive offices in and either a majority or over 1,000 of their

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employees residing in the State of Washington. Gentle Dental does not believe that it currently meets these standards or that it is subject to the statute. A corporation may not "opt out" of this statute.

    Section 203 of the Delaware General Corporation Law prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person becomes an interested stockholder. Generally, an interested stockholder is a person or group who owns 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise or conversion of exchange rights), or is an affiliate or associate of the corporation and was the owner of 15% or more of such voting stock at any time within the previous three years.

    For purposes of Section 203, the term "business combination" is defined broadly to include the following:

    - mergers with or caused by an interested stockholder;

    - sales or other dispositions to an interested stockholder (except pro rata with the corporation's other stockholders) of assets of the corporation or a subsidiary having 10% or more of the aggregate market value of the corporation's consolidation assets or its outstanding stock;

    - the issuance of transfer by the corporation or a subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock); or

    - receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year restriction on business combinations under Section 203 does not apply in the following circumstances:

    - prior to the date at which the stockholder becomes an interested stockholder the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested stockholder;

    - the interested stockholder owns 85% of the corporation's voting stock upon consummation of the transaction which made him or her an interested stockholder (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans which do not permit employees to decide confidentially whether to accept a tender or exchange offer); or

    - on or after the date such person becomes an interested stockholder, the board of directors approves the business combination and it is also approved at a shareholder meeting by at least 66 2/3% of the voting stock not owned by the interested stockholder.

    Section 203 does not apply if the business combination is proposed prior to the consummation or abandonment of the proposed transaction, and after the earlier to occur of the public announcement of the proposed transaction or the notice required under Section 203 and the proposed transaction:

    - constitutes certain (x) mergers or consolidations, (y) sales or other transfers of assets having an aggregate market value equal to 50% or more of the aggregate market value of all of the assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation or (z) proposed tender or exchange offers for 50% or more of the corporation's outstanding voting stock;

    - is with or by a person who was either not an interested stockholder during the last three years or who became an interested stockholder with the approval of the corporation's board of directors; and

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    - is approved or not opposed by a majority of the members of the corporation's board of directors elected prior to any person becoming an interested stockholder during the previous three years (or their chosen successors).

    A Delaware corporation may elect to "opt out" of, and not be governed by,
Section 203 through a provision in either its original certificate of incorporation or its bylaws, or an amendment to its original certificate of incorporation or bylaws, which amendment must be approved by a majority vote of the stockholders entitled to vote thereon. With a limited exception, such an amendment would not become effective until 12 months following its adoption. Neither Dental Care Alliance nor InterDent has opted out of Section 203.

MERGERS, SALES OF ASSETS AND OTHER TRANSACTIONS

    Under the Washington Business Corporation Act, a merger, share exchange or dissolution of a corporation must be approved by the affirmative vote of a majority of directors when a quorum is present, and by each group entitled to vote separately on the plan by two-thirds of all shares of voting stock for each group entitled to a separate vote on the plan by that voting group, unless another proportion is specified in the articles of incorporation. The Gentle Dental Articles of Incorporation provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

    The Washington Business Corporation Act also generally provides that a corporation may sell, lease, exchange or otherwise dispose of all, or substantially all, of its property, other than in the usual and regular course of business, or dissolve, if the board of directors recommends the proposed transaction to the shareholders and the shareholders approve the transaction by the affirmative vote of the holders of at lease two-thirds of shares of each group entitled to vote separately on such proposed transaction, unless another proportion is specified in the articles of incorporation. The Gentle Dental Articles of Incorporation provide for the affirmative vote of shareholders holding a majority of the outstanding voting shares to approve such a transaction.

    Under the Delaware General Corporation Law, a merger, consolidation or sale of all or substantially all of the assets of a corporation must be approved by the board of directors and by a majority (unless the certificate of incorporation requires a higher percentage) of outstanding stock of the corporation entitled to vote. No vote of stockholders of a constituent corporation surviving a merger is required, unless specifically required by the certificate of incorporation if:
    - the merger agreement does not amend the surviving corporation's certificate of incorporation;

    - each share of stock of the surviving corporation outstanding immediately prior to the merger is to be an identical outstanding or treasury share of the surviving corporation after the merger; and

    - the number of shares to be issued by the surviving corporation in the merger does not exceed twenty percent of the shares outstanding immediately prior to the merger. Neither the Dental Care Alliance Certificate of Incorporation nor the InterDent Certificate of Incorporation contains a provision requiring a higher percentage of stockholder votes to approve such a transaction.

ACTION WITHOUT A MEETING

    Under the Washington Business Corporation Act, shareholder action that may be taken at a shareholders' meeting may be taken by a public company without a meeting if written consents describing such action are signed by all shareholders entitled to vote thereon. The Gentle Dental By-Laws provide for shareholder action without a meeting and by written consent.

    Under the Delaware General Corporation Law, unless otherwise provided in a corporation's certificate of incorporation, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote if the holders of outstanding capital stock, having not less than the minimum number of votes that would be necessary to authorize such action, consent in writing.

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The Dental Care Alliance By-Laws provide that stockholders may not take action by written consent. The InterDent By-Laws provide that its stockholders may take action by written consent.

CLASS VOTING

    Under the Washington Business Corporation Act, a corporation's articles of incorporation may authorize one or more classes of stock to have special, conditional or limited voting rights, including the right to vote on certain matters as a group. The articles of incorporation may not limit the rights of holders of a class to vote as a group with respect to certain amendments to the articles of incorporation and certain extraordinary transactions that adversely affect the rights of holders of that class. The Gentle Dental Articles of Incorporation authorize the issuance of future series of Gentle Dental preferred stock. Generally, each series is vested with class voting rights regarding (a) the issuance or authorization of any additional class of equity stock ranking prior to the series affected and (b) any amendment of the Gentle Dental Articles which would adversely affect the powers, preferences or other rights or privileges of the series. One hundred shares of Gentle Dental Series A preferred stock, one hundred shares of Gentle Dental Series C preferred stock and 1,628,633 shares of Gentle Dental Series D preferred stock are presently issued and outstanding and each series is entitled to such class vote to approve the mergers.

    The Delaware General Corporation Law generally does not require class voting, except for amendments to the certificate of incorporation that change the number of authorized shares or the par value of shares of a specific class or that adversely affect such class of shares. In addition, the InterDent Series A preferred stock, InterDent Series C preferred stock and InterDent Series D preferred stock that will be deemed outstanding at the effective time of the mergers will each be entitled to a class vote regarding (a) the authorization or issuance, or increase in the authorized amount, of any class of stock ranking senior to such series of InterDent preferred stock and (b) the approval of any amendment to the InterDent Certificate of Incorporation that would materially and adversely change the specific terms of such series of InterDent preferred stock.

TRANSACTIONS WITH OFFICERS OR DIRECTORS

    The Washington Business Corporation Act sets forth a safe harbor for transactions between a corporation and one or more of its directors. A conflicting interest transaction may not be enjoined, set aside or give rise to damages if: (a) it is approved by a majority of qualified directors (but no fewer than two); (b) it is approved by the affirmative vote of the majority of all qualified shares after notice and disclosure to the shareholders; or (c) at the time of commitment, the transaction is established to have been fair to the corporation. For purposes of this provision, a "qualified director" is one who does not have either a conflicting interest respecting the transaction or a familial, financial, professional or employment relationship with a second director who does have a conflicting interest respecting the transaction, which relationship would, under the circumstances, reasonably be expected to exert an influence on the first director's judgment when voting on the transaction. "Qualified shares" are generally defined as shares other than those beneficially owned, or the voting of which is controlled, by a director or an affiliate of the director, who has a conflicting interest in the transaction.

    Under the Delaware General Corporation Law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. Under the Delaware General Corporation Law, either the stockholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts or the contract or transaction must have been "fair" as to the corporation at the time it was approved. If board approval is sought, the contract or transaction must be approved by a majority of disinterested directors (even if less than a majority of quorum).

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DISSENTERS' OR APPRAISAL RIGHTS

    Under the Washington Business Corporation Act, a shareholder is entitled to dissent from and, upon perfection of the shareholder's appraisal right, to obtain the fair value of his or her shares in the event of certain corporate actions, including certain mergers, share exchanges, sales of substantially all assets of the corporation, and certain amendments to the corporation's articles of incorporation that materially and adversely affect shareholder rights. However, shareholders generally will not have such dissenters' rights if shareholder approval is not required to effect the corporate action being taken.

    Under the Delaware General Corporation Law, a stockholder of a corporation participating in certain major corporate transactions may be entitled, under varying circumstances, to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Unless a corporation's certificate of incorporation provides otherwise, such appraisal rights are not available in the following circumstances:

    - with respect to the sale, lease or exchange of all or substantially all of the assets of the corporation,

    - with respect to a merger or consolidation by a corporation with shares either listed on a national securities exchange, the Nasdaq Small Cap Market, or the Nasdaq National Market or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation, or shares of any other corporation with similarly listed shares or with shares which are either listed on a national securities exchange or on Nasdaq or held of record by more than 2,000 holders, plus cash in lieu of fractional shares, or

    - to stockholders of the corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

DIVIDENDS

    Under the Washington Business Corporation Act, a corporation may make a distribution in cash or in property to its shareholders upon the authorization of its board of directors unless, after giving effect to such distribution, (1) the corporation would not be able to pay its debts as they become due in the usual course of business or (2) the corporation's total assets would be less than the sum of its total liabilities plus, unless the corporation's articles of incorporation permit otherwise, the amount that would be needed if the corporation were to be dissolved at the time of the distribution to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the distribution.

    The Delaware General Corporation Law permits a corporation to declare and pay dividends out of statutory surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the Delaware General Corporation Law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

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                             ADDITIONAL INFORMATION

DISSENTERS' OR APPRAISAL RIGHTS

    The merger agreement constitutes a plan of merger for which shareholder approval is required under the Washington Business Corporation Act. Pursuant to
Section 23B.3.010 through 23B.13.310 of the Washington Business Corporation Act, any shareholder of Gentle Dental who gives proper notice and who does not vote in favor of the mergers will, upon proper demand, have the right under the Washington Business Corporation Act to obtain payment of the fair value of his or her shares of InterDent common stock, without giving effect to the mergers.

    Any shareholder electing to exercise dissenters' rights must file a written notice of this intent with Gentle Dental, attention of the Secretary, at 222 North Sepulveda Boulevard, Suite 740, El Segundo, California 90245, prior to the vote, and must not vote his or her shares in favor of the merger agreement. As provided in Section 23B.13.030, a shareholder whose shares are held in a brokerage account or by some other nominee must either have the record holder of the shares file the dissenters' notice on the shareholder's behalf or obtain the written consent of the record holder and file the shareholder's dissenters' notice. These documents must be filed with the Secretary of InterDent prior to the vote on the merger agreement. A beneficial shareholder of InterDent common stock who chooses to exercise dissenters' rights must exercise such rights with respect to all shares of InterDent common stock either beneficially held by such shareholder or over which such shareholder has power to direct the vote. A VOTE IN FAVOR OF THE MERGER AGREEMENT WILL CONSTITUTE A WAIVER OF DISSENTERS' RIGHTS. A VOTE AGAINST THE MERGER AGREEMENT WILL NOT SATISFY THE REQUIREMENT THAT WRITTEN NOTICE BE FILED WITH INTERDENT IN ORDER TO ASSERT DISSENTERS' RIGHTS.

    For the purpose of dissenters' rights, the fair value of Gentle Dental shares will be their value immediately prior to the effectiveness of the mergers, excluding any appreciation or depreciation in anticipation of the mergers, if any, unless exclusion would be inequitable. Shareholders considering exercising their dissenters' rights should recognize that the fair value of their shares of capital stock as determined under Section 23B.13.010 through 23B.13.310 could be more than, the same as or less than the value of their shares if they do not exercise their appraisal rights.

    If the merger agreement is approved by the requisite vote of shareholders, InterDent will, within ten days following the effective date of the mergers, mail a notice to each shareholder who gave Gentle Dental due notice of his or her intention to demand payment and who did not vote in favor of the merger agreement. The notice will provide, among other things:

    - the form of payment demand (including the date of the first announcement to the shareholders of the terms of the mergers);

    - where the payment demand must be delivered;

    - when and where the certificated shares must be deposited; and

    - the date by which Gentle Dental must receive the payment demand.

A shareholder who fails to make a timely or proper demand for payment (including the deposit of certificates) in accordance with the notice is not entitled to payment under the Washington Business Corporation Act for his or her shares. A shareholder who fails to certify that he or she acquired beneficial ownership of the shares prior to the date of the first announcement of the terms of the mergers to the shareholders may not receive immediate payment for his or her shares, as described below with respect to after acquired shares (as described below).

    Except with respect to those shareholders who held after-acquired shares, InterDent will remit, within 30 days of the later of the date of effectiveness of the mergers or the date the payment demand is received, to all shareholders who made proper demand, an amount that InterDent estimates to be the fair value of their shares of Gentle Dental common stock, together with any interest that has accrued from the effective date of the mergers until the date of payment. The remittance will be accompanied by certain financial information of Gentle Dental, an explanation of how the fair value of the shares was estimated and an explanation of how the accrued interest was calculated. If InterDent fails so to remit or if the dissenting shareholder believes the amount remitted is less than the fair value of his or her shares, the dissenting shareholder may send InterDent his or her own estimate of the fair value of the shares and amount of accrued interest due and demand payment of the deficiency. The dissenting shareholder must notify InterDent in writing of his or her estimate with 30 days after the date InterDent mails its remittance, if any. If InterDent and the dissenting shareholder are unable to agree on a fair value within 60 days after the receipt of a demand for payment of a deficiency, InterDent will petition that the fair value of the shares and interest thereon be determined by an appropriate court.

    If a dissenting shareholder acquired his or her shares of Capital Stock after the date set forth in the dissenters' notice, InterDent may elect to withhold the payment described in the preceding paragraph and to offer to pay fair value for said Gentle Dental after-acquired shares subject to such dissenting shareholder's agreement to accept payment as satisfaction in full of the dissenting claim. InterDent will send with its offer an explanation of how the fair value of the Gentle Dental after-acquired shares was estimated and how the accrued interest was calculated.

    If the dissenting shareholder believes that the amount offered is less than the fair value of his or her Gentle Dental after-acquired shares, the dissenting shareholder may send InterDent his or her own estimate of the fair value of the Gentle Dental after-acquired shares and amount of accrued interest due. The dissenting shareholder must notify InterDent in writing of his or estimate within 30 days after the date InterDent makes its offer. If InterDent and the dissenting shareholder are unable to agree on a fair value for the Gentle Dental after-acquired shares within 60 days after the receipt of the dissenting shareholder's estimate of the fair value of the Gentle Dental After-Acquired Shares, InterDent will petition that the fair value of the Gentle Dental after-acquired shares and interest thereon be determined by an appropriate court.

    With respect to a judicial proceeding commenced by InterDent to determine the fair value of the shares and interest thereon with respect to any shares of capital stock (including Gentle Dental after-acquired shares), the court will determine the costs of such proceeding and will assess such costs against InterDent, except that the court may assess such costs against one or more of the dissenting shareholders party to such proceeding, in amounts the court finds equitable, to the extent that such court finds that the dissenting shareholder acted arbitrarily, vexatiously or not in good faith in demanding payment.

    The foregoing is a summary of dissenters' rights found at Sections 23B.13.010 through 23B.13.310 of the Washington Business Corporation Act. YOU MAY READ THE ACTUAL PROVISIONS OF THE WASHINGTON DISSENTERS' RIGHTS LAWS WHICH ARE ATTACHED TO THIS DOCUMENT AS APPENDIX E.

LEGAL MATTERS

    The validity of InterDent capital stock to be issued in connection with the mergers will be passed upon by McDermott, Will & Emery, Newport Beach, California.

EXPERTS

    The Consolidated Financial Statements of Gentle Dental and its subsidiaries, as of December 31, 1997 and the year ended December 31, 1997 have been included and incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, included and incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. KPMG LLP previously audited and reported on the consolidated balance sheet of GMS Dental Group, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations and shareholders' equity and cash flows for the year ended December 31, 1996, prior to their restatement for the 1997 pooling of interests between Gentle Dental and subsidiaries and GMS Dental Group, Inc. and subsidiaries. The contribution of GMS Dental Group, Inc. and subsidiaries to total assets, revenues and net loss represented 50%, 26% and 42% of the respective restated totals. Separate financial statements of

Gentle Dental included in the 1996 restated consolidated balance sheet and statements of operations and cash flows were audited and reported on separately by other auditors. KPMG LLP also audited the combination of the accompanying consolidated balance sheet as of December 31, 1996 and the related consolidated statements of operations and cash flows for the year ended December 31, 1996, after restatement for the pooling of interests; KPMG LLP's opinion states that such consolidated statements have been properly combined on the basis described in note three of the notes to the consolidated financial statements.

    The Consolidated Financial Statements of Gentle Dental and its subsidiaries as of December 31, 1996 and for the year then ended have been included herein in reliance upon the report of PricewaterhouseCoopers LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The Consolidated Financial Statements of Dental Care Alliance Inc., successor to Golden Care Holdings, Inc. and its subsidiaries at December 31, 1996 and 1997 and for each of the three years in the period ended December 31, 1997 have been included herein in reliance on the report of PricewaterhouseCoopers LLP given on the authority of said firm as experts in accounting and auditing.

    The Combined Financial Statements of Capitol Dental Care, Inc. and Dental Maintenance of Oregon, P.C. as of December 31, 1997 and 1996 and for each of the years in the two-year period ended December 31, 1997 have been included herein in reliance upon the report of KPMG LLP, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

    The Combined Financial Statements of Affordable Dental Care, Inc. and Managed Dental Care of Oregon, Inc. as of December 31, 1997 and 1996 and for the years ended December 31, 1997 and 1996 have been incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The Consolidated Financial Statements of Pacific Dental Services, Inc. and consolidated partnership as of December 31, 1997 and for the year then ended have been incorporated by reference herein in reliance upon the report of KPMG LLP, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

    The Financial Statements of Dedicated Dental Systems, Inc. as of December 31, 1996, and for the year then ended, have been audited by Ernst & Young LLP, independent auditors, and as of December 31, 1997, and for the year then ended, by PricewaterhouseCoopers LLP, as set forth in their respective reports thereon incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

STOCKHOLDER PROPOSALS

    Stockholders of InterDent may submit proposals to be considered for stockholder action at the InterDent 2000 Annual Meeting of Stockholders if they do so in accordance with applicable regulations of the Securities and Exchange Commission. Any such proposals must be submitted to the Secretary of InterDent no later than December 31, 1999 in order to be considered for inclusion in the corporation's 2000 proxy materials.
    As of the date of this document, the Gentle Dental and the Dental Care Alliance Boards of Directors each know of no matters that will be represented for consideration at the Gentle Dental special meeting of shareholders or the Dental Care Alliance special meeting of stockholders, other than as described in this document. If any other matters shall properly come before either of such special meetings or any adjournments or postponements thereof and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies therein to vote the shares represented by such proxies as to any such matters. The individuals named as proxies intend to vote or not to vote in accordance with the recommendation of the respective managements of Gentle Dental and Dental Care Alliance.

    Assuming the mergers are not consummated, a stockholder of either Gentle Dental or Dental Care Alliance who intends to present a proposal at the respective company's 1999 annual meeting must present such proposal to such company for inclusion in that company's 1999 Proxy Statement and Proxy Card not later than March 31, 1999. Proposals must be mailed to the attention of the respective company's secretary at such company's headquarters as follows:

    - If to Gentle Dental:
       222 North Sepulveda Boulevard, Suite 740,
       El Segundo, California 90245

    - If to Dental Care Alliance:
       1343 Main Street, Suite 700
       Sarasota, Florida 34236

WHERE YOU CAN FIND MORE INFORMATION

    InterDent has filed with the Securities and Exchange Commission a registration statement under the Securities Act that registers the shares of InterDent common stock to be issued in exchange for shares of Gentle Dental common stock and Dental Care Alliance common stock and which may be issued upon conversion of shares of InterDent preferred stock of convertible debt to be issued in exchange for shares of Gentle Dental preferred stock or convertible debt in connection with the mergers. The registration statement, including the attached exhibits and schedules, contain additional relevant information about InterDent and its capital stock. The rules and regulations of the Commission allow us to omit certain information included in the registration statement from this document.

    In addition, Gentle Dental and Dental Care Alliance file reports, proxy statements and other information with the Commission under the Securities Exchange Act. You may read and copy this information at the following locations of the Commission:

Public Reference Room         New York Regional Office      Chicago Regional Office
450 Fifth Street, N. W.       7 World Trade Center          Citicorp Center
Room 1024                     Suite 1300                    500 West Madison Street
Washington, D.C. 20549        New York, NY 10048            Suite 1400
                                                            Chicago, IL 60661-2511

    You may also obtain copies of this information by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

    The Commission also maintains an internet world wide web site that contains reports, proxy statements and other information about issuers, like InterDent, Gentle Dental and Dental Care Alliance, who file electronically with the Commission. The address of that site is http://www.sec.gov.

    The Commission allows Gentle Dental to "incorporate by reference" certain information into this document. This means that Gentle Dental can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is considered to be a part of this document, except for any information that is superseded by information that is included directly in this document.

    This document incorporates by reference the documents listed below that Gentle Dental has previously filed with the Commission. They contain important information about Gentle Dental and its financial condition.

Annual Report on Form 10-KSB................  Year ended December 31, 1997, as filed March
                                              31, 1998, as amended by the Form 10KSB/As
                                                filed May 29 and August 3, 1998
Quarterly Report on Form 10-QSB.............  Quarter ended March 31, 1998, as filed May 15,
                                                1998
Quarterly Report on Form 10-QSB.............  Quarter ended June 30, 1998, as filed August
                                              14, 1998
Quarterly Report on Form 10-QSB.............  Quarter ended September 30, 1998, as filed
                                                November 16, 1998, as amended by the Form
                                                10QSB/A filed January 26, 1999

    The description of Gentle Dental common stock set forth in the Gentle Dental Registration Statement filed under Section 12 of the Securities Exchange Act on Form 8-A on May 1, 1998, including any amendment or report filed with the Commission for the purpose of updating such description.

                                                                                     PERIOD
                                                               ---------------------------------------------------
Current Reports on Form 8-K.......................  Filed:
                                                    *          March 16, 1998, as amended by Form 8-K/A filed on
                                                               May 15, 1998
                                                    *          July 2, 1998
                                                    *          August 14, 1998, as amended by Form 8-K/A filed on
                                                               October 14, 1998
                                                    *          July 15, 1998 as amended by Form 8-K/A filed on
                                                               September 14, 1998
                                                    *          October 30, 1998
                                                    *          November 12, 1998, as amended by Form 8-K/A filed
                                                               on January 14, 1999

    Gentle Dental incorporates by reference additional documents that it may file with the Commission between the date of this document and the date of the Gentle Dental special meeting of shareholders. These documents include periodic reports, such as Annual Reports on Form 10-KSB, Quarterly Reports on Form 10-QSB and Current Reports on Form 8-K, as well as proxy statements.

    Gentle Dental has supplied all information contained or incorporated by reference in this document relating to Gentle Dental, as well as all pro forma financial information, and Dental Care Alliance has supplied all such information relating to Dental Care Alliance.

    You can obtain any of the documents incorporated by reference in this document through Gentle Dental or from the Commission through its web site at the address described above. Documents incorporated by reference are available from Gentle Dental without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from the appropriate company at the following address:

                             Gentle Dental Service Corporation
                             222 Sepulveda Boulevard
                             Suite 740
                             El Segundo, California 90245-4340
                             Telephone (310) 765-2400

    If you would like to request documents, please do so by February 26, 1999 to receive them before the special meetings. If you request any incorporated documents from us, we will mail them to you by first class mail, or another equally prompt means, within one business day after we receive your request.

    We have not authorized anyone to give any information or make any representation about the mergers or our companies that is different from, or in addition to, that contained in this document or in any of the materials that we've incorporated into this document. Therefore, if anyone goes give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxy is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

FORWARD-LOOKING STATEMENTS

    This document (including information included or incorporated by reference herein) contains certain forward looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of each of InterDent, Gentle Dental and Dental Care Alliance, as well as certain information relating to the merger, including, without limitation (a) statements relating to the cost savings estimated to result from the mergers, (b) statements relating to the restructuring charges estimated to be incurred in connection with the merger and (c) statements preceded by, followed by or that include the words "believes," "expects," "anticipates," "estimates," or similar expressions. These forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by such forward-looking statements due to, among others, the following factors:

    - expected cost savings from the merger may not be fully realized or realized within the expected time frame;

    - revenues following the merger may be lower than expected;

    - costs or difficulties related to the integration of the businesses of Gentle Dental and Dental Care Alliance may be greater than expected;

    - general economic or business conditions, either nationally or in the states in which Gentle Dental or Dental Care Alliance are doing business, may be less favorable than expected;

    - legislative or regulatory changes may adversely affect the business in which Gentle Dental and Dental Care Alliance are engaged;

    - technological changes may be more difficult or expensive than anticipated; and

    - changes may occur in the securities markets.

                         INDEX OF FINANCIAL STATEMENTS

INTERDENT, INC.
Unaudited Pro Forma Combined Financial Data................................................................        F-2

GENTLE DENTAL SERVICE CORPORATION
Reports of KPMG LLP........................................................................................       F-14
Report of PricewaterhouseCoopers LLP.......................................................................       F-16
Consolidated Balance Sheets as of December 31, 1996 and 1997...............................................       F-17
Consolidated Statements of Operations for the years ended December 31, 1996 and 1997.......................       F-19
Consolidated Statements of Shareholders' Equity for the years ended December 31, 1996 and 1997.............       F-20
Consolidated Statements of Cash Flows for the years ended December 31, 1996 and 1997.......................       F-22
Notes to Consolidated Financial Statements.................................................................       F-24

DENTAL CARE ALLIANCE, INC.
Report of PricewaterhouseCoopers LLP.......................................................................       F-44
Consolidated Balance Sheets as of December 31, 1996 and 1997...............................................       F-45
Consolidated Statements of Operations for the years ended December 31, 1995, 1996 and 1997.................       F-46
Consolidated Statements of Stockholders' Equity for the years ended December 31, 1995, 1996 and 1997.......       F-47
Consolidated Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997.................       F-48
Notes to Consolidated Financial Statements.................................................................       F-49
Unaudited Consolidated Balance Sheets as of September 30, 1998.............................................       F-71
Unaudited Consolidated Statements of Operations for the three months ended September 30, 1997 and 1998 and
  for the nine months ended September 30, 1997 and 1998....................................................       F-72
Unaudited Consolidated Statements of Cash Flows for the nine months ended September 30, 1997 and 1998......       F-73
Notes to Unaudited Interim Financial Statements............................................................       F-74

CAPITOL DENTAL CARE, INC. AND DENTAL MAINTENANCE OF OREGON, P.C.
Report of KPMG LLP.........................................................................................       F-77
Combined Balance Sheets as of December 31, 1997 and 1996...................................................       F-78
Combined Statements of Income for the years ended December 31, 1997 and 1996...............................       F-79
Combined Statements of Shareholders' Equity for the years ended December 31, 1997 and 1996.................       F-80
Combined Statements of Cash Flows for the years ended December 31, 1997 and 1996...........................       F-81
Notes to Combined Financial Statements.....................................................................       F-82
Unaudited Condensed Combined Balance Sheets as of September 30, 1998.......................................       F-88
Unaudited Condensed Combined Statements of Income for the nine months ended September 30, 1998 and 1997....       F-89
Unaudited Condensed Combined Statements of Cash Flows for the nine months ended September 30, 1998 and
  1997.....................................................................................................       F-90
Notes to Unaudited Condensed Combined Financial Statements.................................................       F-91

                  UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

    The Unaudited Pro Forma Combined Balance Sheet and Pro Forma Combined Statements of Operations Data have been prepared by InterDent based on the Gentle Dental and Dental Care Alliance Consolidated Financial Statements for the year ended December 31, 1997 and the nine month period ended September 30, 1998 and the financial statements of the entities involved in acquisitions completed during 1997 and 1998. The Pro Forma Combined Financial Data is based on certain assumptions and adjustments described in the notes hereto and should be read in conjunction therewith and in conjunction with the complete Gentle Dental Consolidated Financial Statements and the notes thereto and the Dental Care Alliance Financial Statements and the notes thereto, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this Prospectus. The following Pro Forma Combined Financial Data for the year ended December 31, 1997 and the nine month period ended September 30, 1998 are unaudited and were prepared by management of the Company on the same basis as the audited financial statements included elsewhere herein and, in the opinion of management of the Company, include all adjustments necessary to present fairly the information set forth herein.

    The Pro Forma Combined Statement of Operations Data for the year ended December 31, 1997 and the nine month period ended September 30, 1998 give effect to the following, as if each had occurred on January 1, 1997: (i) the mergers with Gental Dental, Dental Care Alliance and InterDent; (ii) the May and June private placement; (iii) completed acquisitions (including the effect of all cash, common stock and debt issued or expected to be issued in connection therewith); and (iv) the effect of the amended Management Agreements with the Oregon and Washington Professional Corporations.

    The Pro Forma Combined Statements of Operations for the years ended December 31, 1995 and 1996 reflect the mergers of InterDent, Gentle Dental and Dental Care Alliance, accounted for using the pooling-of-interests method. The Pro Forma Combined Statements of Operations for the years ended December 31, 1995 and 1996 have been prepared on the basis of the audited financial statements of the respective companies. Such 1996 financial statements for Gentle Dental and 1995 and 1996 financial statements for Dental Care Alliance are included elsewhere in this document. The 1995 financial statements for Gentle Dental were previously filed in its Form 10-K.

    The Pro Forma Combined Financial Data does not purport to be indicative of the combined results of operations that actually would have occurred if the transactions described above had been effected at the dates indicated or to project future results of operations for any period.

                                INTERDENT, INC.

                        PRO FORMA COMBINED BALANCE SHEET

                            AS OF SEPTEMBER 30, 1998
                                  (UNAUDITED)
                                   (IN 000'S)

                                                                                                                      COMPLETED
                                                                                                                    ACQUISITIONS
                                                                                                           GDSC     -------------
                                                                                                         ---------       (A)
Cash and cash equivalents..............................................................................  $   1,817    $   3,452
Accounts receivable....................................................................................      9,376          185
Other current assets...................................................................................      4,832        1,682
                                                                                                         ---------       ------
Total current assets...................................................................................     16,025        5,319
Property and equipment.................................................................................     14,850          657
Intangible assets......................................................................................     72,840           19
Other long-term assets.................................................................................      1,209          842
                                                                                                         ---------       ------
  Total assets.........................................................................................  $ 104,924    $   6,837
                                                                                                         ---------       ------
                                                                                                         ---------       ------
Current liabilities....................................................................................  $  13,803          714
Long-term liabilities and capital lease obligations, net...............................................     45,855           91
Other long-term obligations............................................................................        132            0
Redeemable common stock................................................................................      2,095            0
Shareholders' equity...................................................................................     43,039        6,032
                                                                                                         ---------       ------
  Total liabilities, redeemable stock and shareholders' equity.........................................  $ 104,924    $   6,837
                                                                                                         ---------       ------
                                                                                                         ---------       ------


                                                                                                           PROFORMA        GDSC
                                                                                                          ADJUSTMENTS    PROFORMA
                                                                                                         -------------  -----------
Cash and cash equivalents..............................................................................    $  (3,275)(b)  $   1,994
Accounts receivable....................................................................................            0         9,561
Other current assets...................................................................................       (1,631)(b)      4,883
                                                                                                         -------------  -----------
Total current assets...................................................................................       (4,906)       16,438
Property and equipment.................................................................................         (357)(c)     15,150
Intangible assets......................................................................................        7,872(d)     80,731
Other long-term assets.................................................................................         (301)(e)      1,750
                                                                                                         -------------  -----------
  Total assets.........................................................................................    $   2,308     $ 114,069
                                                                                                         -------------  -----------
                                                                                                         -------------  -----------
Current liabilities....................................................................................           76(f)     14,593
Long-term liabilities and capital lease obligations, net...............................................        8,264(g)     54,210
Other long-term obligations............................................................................            0           132
Redeemable common stock................................................................................            0         2,095
Shareholders' equity...................................................................................       (6,032)(h)     43,039
                                                                                                         -------------  -----------
  Total liabilities, redeemable stock and shareholders' equity.........................................    $   2,308     $ 114,069
                                                                                                         -------------  -----------
                                                                                                         -------------  -----------


                                                                                                                     INTERDENT

                                                                                                            DCA      PROFORMA

                                                                                                         ---------  -----------

Cash and cash equivalents..............................................................................  $   7,654   $   9,648

Accounts receivable....................................................................................      6,951      16,512

Other current assets...................................................................................        628       5,511

                                                                                                         ---------  -----------

Total current assets...................................................................................     15,233      31,671

Property and equipment.................................................................................      3,738      18,888

Intangible assets......................................................................................     13,670      94,401

Other long-term assets.................................................................................      1,286       3,036

                                                                                                         ---------  -----------

  Total assets.........................................................................................  $  33,927   $ 147,996

                                                                                                         ---------  -----------

                                                                                                         ---------  -----------

Current liabilities....................................................................................      4,338      18,931

Long-term liabilities and capital lease obligations, net...............................................      1,604      55,814

Other long-term obligations............................................................................        836         968

Redeemable common stock................................................................................          0       2,095

Shareholders' equity...................................................................................     27,149      70,188

                                                                                                         ---------  -----------

  Total liabilities, redeemable stock and shareholders' equity.........................................  $  33,927   $ 147,996

                                                                                                         ---------  -----------

                                                                                                         ---------  -----------


                                INTERDENT, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                      NINE MONTHS ENDED SEPTEMBER 30, 1998

                                  (UNAUDITED)
                                   (IN 000'S)

                                                                               COMPLETED      PRIVATE
                                                                              ACQUISITONS    PLACEMENT     PROFORMA        GDSC
                                                                    GDSC     -------------   FINANCING    ADJUSTMENTS    PROFORMA
                                                                  ---------       (J)       -----------  -------------  -----------
Dental group net patient service revenue........................  $  67,534    $  32,225     $  --         $   5,243(l)  $ 105,002
Net management fees.............................................      1,408        2,915             0        (2,915)(l)      1,408
                                                                  ---------  -------------  -----------  -------------  -----------
  Net revenues..................................................     68,942       35,140             0         2,328       106,410
Clinical salaries and benefits..................................     30,762       17,459             0         1,825(l)     50,046
Practice nonclinical salaries and benefits......................     10,028        3,950             0           920(m)     14,898
Dental supplies and lab expenses................................      8,000        2,686             0                      10,686
Practice occupancy expenses.....................................      3,814        1,342             0           (26)(o)      5,130
Practice selling, general and administrative....................      6,434        2,906             0          (554)(p)      8,786
Corporate selling, general and administrative...................      4,531        1,253             0        (1,225)(m)      4,559
Depreciation and amortization...................................      2,877          558             0           727(q)      4,162
                                                                  ---------  -------------  -----------  -------------  -----------
  Total operating expenses......................................     66,446       30,154             0         1,667        98,267
                                                                  ---------  -------------  -----------  -------------  -----------
  Operating income (loss).......................................      2,496        4,986             0           661         8,143
Interest expense, net...........................................      1,820           53           788(k)         546(r)      3,207
Other expense, net..............................................         11         (122)            0           124(t)         13
                                                                  ---------  -------------  -----------  -------------  -----------
  Income (loss) before income taxes.............................        665        5,055          (788)           (9)        4,923
Income tax expense/(benefit)....................................         19          573             0         1,423(s)      2,015
                                                                  ---------  -------------  -----------  -------------  -----------
  Net income (loss).............................................        646        4,482          (788)       (1,432)        2,908
Accretion of redeemable common stock............................         15            0             0             0            15
                                                                  ---------  -------------  -----------  -------------  -----------
  Net income (loss) attributable to common stock................  $     631    $   4,482     $    (788)    $  (1,432)    $   2,893
                                                                  ---------  -------------  -----------  -------------  -----------
                                                                  ---------  -------------  -----------  -------------  -----------
Net income (loss) per share :
Basic...........................................................  $    0.08                                              $    0.32
Diluted.........................................................  $    0.07                                              $    0.26
Weighted average common shares outstanding :
Basic...........................................................      8,196          875(j)                                  9,071
Diluted.........................................................      9,500          875(j)        816(w)                   11,191
                                                                  ---------  -------------  -----------  -------------  -----------
                                                                  ---------  -------------  -----------  -------------  -----------

                                                                               COMPLETED
                                                                             ACQUISITIONS      PROFORMA          DCA
                                                                     DCA     -------------    ADJUSTMENTS     PROFORMA
                                                                  ---------                 ---------------  -----------
Dental group net patient service revenue........................  $  --        $  --           $              $  --
Net management fees.............................................     20,127        1,151               0         21,278
                                                                  ---------       ------           -----     -----------
  Net revenues..................................................     20,127        1,151               0         21,278
Clinical salaries and benefits..................................          0            0               0              0
Practice nonclinical salaries and benefits......................      5,450          412               0          5,862
Dental supplies and lab expenses................................      3,570          223               0          3,793
Practice occupancy expenses.....................................      2,193          146               0          2,339
Practice selling, general and administrative....................      2,123          113               0          2,236
Corporate selling, general and administrative...................      2,540          103               0          2,643
Depreciation and amortization...................................        699           28              35(q)         762
                                                                  ---------       ------           -----     -----------
  Total operating expenses......................................     16,575        1,025              35         17,635
                                                                  ---------       ------           -----     -----------
  Operating income (loss).......................................      3,552          126             (35)         3,643
Interest expense, net...........................................       (514)          27              72(r)        (415)
Other expense, net..............................................          0            0               0              0
                                                                  ---------       ------           -----     -----------
  Income (loss) before income taxes.............................      4,066           99            (107)         4,058
Income tax expense/(benefit)....................................      1,568           51             (41)(s)      1,578
                                                                  ---------       ------           -----     -----------
  Net income (loss).............................................      2,498           48             (66)         2,480
Accretion of redeemable common stock............................          0            0               0              0
                                                                  ---------       ------           -----     -----------
  Net income (loss) attributable to common stock................  $   2,498    $      48       $     (66)     $   2,480
                                                                  ---------       ------           -----     -----------
                                                                  ---------       ------           -----     -----------
Net income (loss) per share :
Basic...........................................................  $    0.36                                   $    0.36
Diluted.........................................................  $    0.35                                   $    0.35
Weighted average common shares outstanding :
Basic...........................................................      6,985                                       6,985(x)
Diluted.........................................................      7,085                                       7,085
                                                                  ---------       ------           -----     -----------
                                                                  ---------       ------           -----     -----------


                                                                     POOLING      INTERDENT
                                                                   ADJUSTMENTS    PROFORMA
                                                                  -------------  -----------

Dental group net patient service revenue........................    $  --         $ 105,002
Net management fees.............................................            0        22,686
                                                                       ------    -----------
  Net revenues..................................................            0       127,688
Clinical salaries and benefits..................................            0        50,046
Practice nonclinical salaries and benefits......................            0        20,760
Dental supplies and lab expenses................................            0        14,479
Practice occupancy expenses.....................................            0         7,469
Practice selling, general and administrative....................            0        11,022
Corporate selling, general and administrative...................            0         7,202
Depreciation and amortization...................................            0(i)      4,924
                                                                       ------    -----------
  Total operating expenses......................................            0       115,902
                                                                       ------    -----------
  Operating income (loss).......................................            0        11,786
Interest expense, net...........................................                      2,792
Other expense, net..............................................                         13
                                                                       ------    -----------
  Income (loss) before income taxes.............................            0         8,981
Income tax expense/(benefit)....................................            0         3,593
                                                                       ------    -----------
  Net income (loss).............................................            0         5,388
Accretion of redeemable common stock............................                         15
                                                                       ------    -----------
  Net income (loss) attributable to common stock................    $       0     $   5,373
                                                                       ------    -----------
                                                                       ------    -----------
Net income (loss) per share :
Basic...........................................................                  $    0.26
Diluted.........................................................                  $    0.23
Weighted average common shares outstanding :
Basic...........................................................        4,682(x)     20,738
Diluted.........................................................        4,747(x)     23,022
                                                                       ------    -----------
                                                                       ------    -----------

                                INTERDENT, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)
                                   (IN 000'S)

                                                                                                            PRIVATE
                                                                                                           PLACEMENT
                                                                                                           FINANCING
                                                                                            COMPLETED         AND
                                                                                          ACQUISITIONS     PROFORMA        GDSC
                                                                                 GDSC     -------------   ADJUSTMENTS    PROFORMA
                                                                               ---------       (J)       -------------  -----------
Dental group net patient service revenue.....................................  $  29,327       68,939         10,486(l)    132,380
                                                                                                              23,628(n)
Net management fees..........................................................     14,076        6,438         (5,997)(l)      1,890
                                                                                                             (12,627)(n)
                                                                               ---------       ------    -------------  -----------
  Net revenues...............................................................     43,403       75,377         15,490       134,270
Clinical salaries and benefits...............................................     13,701       34,475          2,949(l)     61,468
                                                                                                              10,343(n)
Practice nonclinical salaries and benefits...................................      8,177       10,051          1,812(m)     20,040
Dental supplies and lab expenses.............................................      6,271        6,801                       13,072
Practice occupancy expenses..................................................      3,527        3,270            (46)(o)      6,751
Practice selling, general and administrative.................................      4,912        6,901           (834)(p)     10,979
Corporate selling, general and administrative................................      5,700        2,919         (2,919)(m)      5,700
Corporate restructure and merger costs.......................................      1,809            0              0         1,809
Depreciation and amortization................................................      1,847        1,289          2,153(q)      5,289
                                                                               ---------       ------    -------------  -----------
  Total operating expenses...................................................     45,944       65,706         13,458       125,108
                                                                               ---------       ------    -------------  -----------
  Operating income (loss)....................................................     (2,541)       9,671          2,032         9,162
Interest expense, net........................................................        653          467          1,265(r)      4,485
                                                                                                               2,100(k)
Other expense, net...........................................................         74         (153)           335(t)        256
                                                                               ---------       ------    -------------  -----------
  Income (loss) before income taxes..........................................     (3,268)       9,357         (1,668)        4,421
Income tax expense/(benefit).................................................        (81)         767          1,082(s)      1,768
                                                                               ---------       ------    -------------  -----------
  Net income (loss)..........................................................     (3,187)       8,590         (2,750)        2,653
Dividends on redeemable convertible preferred stock..........................        932            0           (932)(u)          0
Accretion of redeemable common stock.........................................         34            0              0            34
                                                                               ---------       ------    -------------  -----------
  Net income (loss) attributable to common stock.............................  $  (4,153)   $   8,590      $  (1,818)    $   2,619
                                                                               ---------       ------    -------------  -----------
                                                                               ---------       ------    -------------  -----------
Net income (loss) per share:
Basic........................................................................  $   (0.91)                                     0.31
Diluted......................................................................  $   (0.91)                                     0.24

Weighted average common shares outstanding:
Basic........................................................................      4,559        1,464(j)       2,321(u)      8,344
Diluted......................................................................      4,559        1,464(j)       4,721(w)     10,744


                                                                                             COMPLETED
                                                                                           ACQUISITIONS      PROFORMA
                                                                                  DCA     ---------------   ADJUSTMENTS
                                                                               ---------                   -------------
Dental group net patient service revenue.....................................          0             0               0

Net management fees..........................................................      7,879         5,869               0

                                                                               ---------         -----          ------
  Net revenues...............................................................      7,879         5,869               0
Clinical salaries and benefits...............................................          0             0               0

Practice nonclinical salaries and benefits...................................      2,021         2,285               0
Dental supplies and lab expenses.............................................      1,621         1,047               0
Practice occupancy expenses..................................................        998           810               0
Practice selling, general and administrative.................................      1,267           591               0
Corporate selling, general and administrative................................      1,387           636               0
Corporate restructure and merger costs.......................................          0             0               0
Depreciation and amortization................................................        164           274             181(q)
                                                                               ---------         -----          ------
  Total operating expenses...................................................      7,458         5,643             181
                                                                               ---------         -----          ------
  Operating income (loss)....................................................        421           226            (181)
Interest expense, net........................................................       (264)          216             278(r)

Other expense, net...........................................................          0           (45)              0
                                                                               ---------         -----          ------
  Income (loss) before income taxes..........................................        685            55            (459)
Income tax expense/(benefit).................................................        264            25            (164)(s)
                                                                               ---------         -----          ------
  Net income (loss)..........................................................        421            30            (295)
Dividends on redeemable convertible preferred stock..........................        100             0               0
Accretion of redeemable common stock.........................................         11             0               0
                                                                               ---------         -----          ------
  Net income (loss) attributable to common stock.............................  $     310     $      30       $    (295)
                                                                               ---------         -----          ------
                                                                               ---------         -----          ------
Net income (loss) per share:
Basic........................................................................       0.07
Diluted......................................................................       0.07
Weighted average common shares outstanding:
Basic........................................................................      4,610            80          --
Diluted......................................................................      4,698            80          --


                                                                                               POOLING
                                                                                   DCA        AND OTHER     INTERDENT
                                                                                PROFORMA     ADJUSTMENTS    PROFORMA
                                                                               -----------  -------------  -----------

Dental group net patient service revenue.....................................           0             0     $ 132,380

Net management fees..........................................................      13,748             0        15,638

                                                                               -----------  -------------  -----------
  Net revenues...............................................................      13,748             0       148,018
Clinical salaries and benefits...............................................           0             0        61,468

Practice nonclinical salaries and benefits...................................       4,306             0        24,346
Dental supplies and lab expenses.............................................       2,668             0        15,740
Practice occupancy expenses..................................................       1,808             0         8,559
Practice selling, general and administrative.................................       1,858             0        12,837
Corporate selling, general and administrative................................       2,023             0         7,723
Corporate restructure and merger costs.......................................           0             0         1,809
Depreciation and amortization................................................         619             0(i)      5,908
                                                                               -----------  -------------  -----------
  Total operating expenses...................................................      13,282             0       138,390
                                                                               -----------  -------------  -----------
  Operating income (loss)....................................................         466             0         9,628
Interest expense, net........................................................         230                       4,715

Other expense, net...........................................................         (45)            0           211
                                                                               -----------  -------------  -----------
  Income (loss) before income taxes..........................................         281             0         4,702
Income tax expense/(benefit).................................................         125             0         1,893
                                                                               -----------  -------------  -----------
  Net income (loss)..........................................................         156             0         2,809
Dividends on redeemable convertible preferred stock..........................         100             0           100
Accretion of redeemable common stock.........................................          11             0            45
                                                                               -----------  -------------  -----------
  Net income (loss) attributable to common stock.............................   $      45     $       0     $   2,664
                                                                               -----------  -------------  -----------
                                                                               -----------  -------------  -----------
Net income (loss) per share:
Basic........................................................................                                    0.17
Diluted......................................................................                                    0.14
Weighted average common shares outstanding:
Basic........................................................................       4,690         3,142(x)     16,176
Diluted......................................................................       4,778         3,201(x)     18,723

                                INTERDENT, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                                   (IN 000'S)

                                                                                                         INTERDENT
                                                                                     GDSC        DCA     PRO FORMA
                                                                                   ---------  ---------  ----------
Dental group net patient service revenue.........................................  $   3,701  $  --      $    3,701
Net management fees..............................................................     10,712      1,637      12,349
                                                                                   ---------  ---------  ----------
  Net revenues...................................................................     14,413      1,637      16,050
Clinical salaries and benefits...................................................      1,493        224       1,717
Practice nonclinical salaries and benefits.......................................      4,279        522       4,801
Dental supplies and lab expenses.................................................      2,830        177       3,007
Practice occupancy expenses......................................................      1,563        107       1,670
Practice selling, general and administrative.....................................      1,805         95       1,900
Corporate selling, general and administrative....................................      2,998        261       3,259
Depreciation and amortization....................................................        990         28       1,018
                                                                                   ---------  ---------  ----------
  Total operating expenses.......................................................     15,958      1,414      17,372
                                                                                   ---------  ---------  ----------
  Operating Income (loss)........................................................     (1,545)       223      (1,322)

Interest income (expense), net...................................................       (749)        21        (728)
Other expense, net...............................................................        (48)    --             (48)
                                                                                   ---------  ---------  ----------
  Income (loss) before income taxes and minority interest........................     (2,342)       244      (2,098)

Income tax expense/(benefit).....................................................       (655)        36        (619)
Minority interest................................................................     --              8           8
                                                                                   ---------  ---------  ----------
  Net income (loss)..............................................................     (1,687)       200      (1,487)
Dividends on redeemable convertible preferred stock..............................       (240)        (6)       (246)
Accretion of redeemable common stock.............................................        (91)    --             (91)
Adjustment to redemption value of common and preferred stock.....................     --           (191)       (191)
                                                                                   ---------  ---------  ----------
Net income (loss) attributable to common stock...................................  $  (2,018) $       3  $   (2,015)
                                                                                   ---------  ---------  ----------
                                                                                   ---------  ---------  ----------

Net loss per share:
Basic............................................................................  $   (1.18)    --      $    (0.25)
Diluted..........................................................................  $   (1.18)    --      $    (0.25)

Weighted average common shares outstanding:
Basic............................................................................      1,707      3,829       8,101
Diluted..........................................................................      1,707      3,907       8,101

                                INTERDENT, INC.

                   PRO FORMA COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1995
                                  (UNAUDITED)
                                   (IN 000'S)

                                                                                                            INTERDENT
                                                                                       GDSC        DCA      PRO FORMA
                                                                                     ---------  ---------  -----------
Net management fees................................................................  $   9,781  $     776   $  10,557
                                                                                     ---------  ---------  -----------
  Net revenues.....................................................................      9,781        776      10,557
Practice nonclinical salaries and benefits.........................................      2,418        401       2,819
Dental supplies and lab expenses...................................................      1,633     --           1,633
Practice occupancy expenses........................................................        911     --             911
Practice selling, general and administrative expenses..............................      1,311     --           1,311
Corporate selling, general and administrative expenses.............................      2,153        360       2,513
Depreciation and amortization......................................................        482         22         504
                                                                                     ---------  ---------  -----------
  Total operating expenses.........................................................      8,908        783       9,691
                                                                                     ---------  ---------  -----------
  Operating income (loss)..........................................................        873         (7)        866
Interest income (expense), net.....................................................       (290)         6        (284)
Other expense, net.................................................................        (92)                   (92)
                                                                                     ---------  ---------  -----------
  Income (loss) before income taxes and minority interest..........................        491         (1)        490
Income tax expense.................................................................        234     --             234
Minority interest..................................................................     --              9           9
                                                                                     ---------  ---------  -----------
  Net income (loss)................................................................        257        (10)        247
Adjustment to redemption value of common and preferred stock.......................     --             86          86
                                                                                     ---------  ---------  -----------
  Net income attributable to common stock..........................................  $     257  $      76   $     333
                                                                                     ---------  ---------  -----------
                                                                                     ---------  ---------  -----------
Net income per share:
Basic..............................................................................  $    0.19  $    0.02   $    0.04
Diluted............................................................................  $    0.19  $    0.02   $    0.04

Weighted average common shares outstanding:
Basic..............................................................................      1,380      3,792       7,713
Diluted............................................................................      1,380      3,864       7,833

                   NOTES TO PRO FORMA COMBINED FINANCIAL DATA
                                  (UNAUDITED)

    The accompanying pro forma combined financial data presents the pro forma financial position of InterDent as of September 30, 1998 and the pro forma results of operations for the years ended December 31, 1995, 1996, and 1997 and the nine month period ended September 30, 1998.

    The pro forma combined financial statements reflect the combination of Gentle Dental Service Corporation and Dental Care Alliance into InterDent in a merger expected to be accounted for as a pooling of interests. Accordingly, the historical amounts have been combined, with adjustments to conform the accounting policies for depreciation and amortization.

    From January 1, 1997 through December 30, 1998, Gentle Dental acquired 20 dental practices in acquisitions accounted for as purchases. The accompanying Pro Forma Combined Balance Sheet as of September 30, 1998 includes the effect of the significant acquisitions completed subsequent to that date and the acquired non-professional dental practice assets and liabilities and payment of cash, issuance of common stock and borrowings in connection with completed affiliations by Gentle Dental, as if they had been completed at September 30, 1998. The accompanying Pro Forma Combined Statements of Operations for the nine months ended September 30, 1998 and the year ended December 31, 1997 include the affects of the acquisitions, including their results of operations, amortization of intangible assets acquired and the impact of financing the acquisitions, as if they had been completed on January 1, 1997.

    From January 1, 1997 through December 30, 1998, Dental Care Alliance acquired 2 dental practice management companies in acquisitions accounted for as purchases.

    The pro forma adjustments reflected in the Condensed Pro Forma Combined Balance Sheet and Pro forma Combined Statements of Operations are as follows:

a) Represents the historical value of acquired assets and liabilities resulting from the acquisitions of Capitol Dental Care, Inc. and Dental Maintenance of Oregon, P.C. which were the only material acquisitions completed between October 1, 1998 and December 30, 1998. See additional information at F-76.

b)  Represents portion of cash and investments that were not acquired by GDSC.

c) Represents adjustments made to reflect acquired property and equipment at its estimated fair value. These adjustments represent the difference that has occurred between the seller's depreciation policy and the actual decline of the fair value of the equipment.

d) Represents intangible assets resulting from the excess of purchase price over the estimated fair value of net tangible assets acquired. The following is a summary of the purchase price allocation:

                                                                                 SEPTEMBER 30,
                                                                                     1998
                                                                                 -------------
Tangible assets acquired.......................................................    $   1,895
Liabilities assumed............................................................         (748)
                                                                                      ------
Net tangible assets acquired...................................................        1,147
Intangible assets acquired.....................................................        7,872
                                                                                      ------
Purchase price.................................................................    $   9,019
                                                                                      ------
                                                                                      ------

   The purchase price consists of $6,088 cash, issuance of $2,183 in promissory notes payable and the assumption of $748 in liabilities. Addition future consideration potentially payable to the sellers could total up to $9 million over the next 3 years. The purchase price less the fair value of the tangible assets has been assigned to the intangible assets acquired, which consist of non-compete agreements with the selling dentists and the management services agreement with the professional corporations. These intangible assets are amortized over 25 years, or the term of the agreement, if shorter.

   The earn-out payments over the next three years will increase the purchase price, if earned by the seller, and the intangible assets accounted for in the purchase transaction.

   Gentle Dental estimates that the total maximum earn-out to be paid on other completed acquisitions, including $1,789 accrued at September 30, 1998, is between $15 and $20 million over the next four years, of which up to $15 million is expected to be paid in cash. The earn-outs will be accrued as intangible assets and a current liability as the earn-out becomes probable.

e) Represents shareholder notes receivable and other intangible assets which were not acquired.

f) Represents liabilities which were incurred in connection with the transaction.

g) Represents the issuance of $2,183 of debt to the sellers and $6,081 of proceeds from GDSC's credit facility which were used to pay for the acquisitions for affiliations occurring after September 30, 1998. The interest expense related to this debt is included in note r).

h) Represents the elimination of shareholders' equity of the acquired entity resulting from the use of purchase accounting to account for the acquisition.

i) The cumulative reduction in depreciation expense and corresponding increase in property and equipment resulting from conforming the depreciation policies of DCA with those of GDSC would be $10 and $69 for the year ended December 31, 1997 and the nine months ended September 30, 1998. Depreciation of property and equipment is recorded using the straight-line method over the shorter of the related lease term or the estimated useful lives, which are as follows:

                                                                                  RANGE OF
                                                                                    LIVES
                                                                                -------------
Dental equipment..............................................................   3-15 years
Computer equipment............................................................     3 years
Furniture, fixtures and equipment.............................................   3-15 years
Leasehold improvements........................................................   3-20 years
Vehicles......................................................................     5 years
Buildings.....................................................................    25 years

j) Represents the historical statements of operations of all acquired dental practices from the beginning of the period through the date such acquisition was consummated (at which time its results of operations are included with the results of operations of Gentle Dental, and the shares issued in connection with such acquisitions as if such shares were outstanding at the beginning of the period).

    The proforma balance sheet reflects the affiliations below which have been included in the proforma statements of operations. The following table presents the individual statements of operations of the completed acquisitions for the year ended December 31, 1997 and period from January 1, 1998 to the date of affiliation:

           YEAR ENDED DECEMBER 31, 1997 OR TO THE DATE OF AFFILIATION

                                                AFFORDABLE    PACIFIC    DEDICATED    CAPITOL
                                                  DENTAL      DENTAL      DENTAL      DENTAL      OTHER      TOTAL
                                                -----------  ---------  -----------  ---------  ---------  ---------
Dental group net patient service revenue......   $   9,578   $  --       $  17,961   $  18,261  $  23,139  $  68,939
Net management fee............................      --           5,830         167      --            441      6,438
                                                -----------  ---------  -----------  ---------  ---------  ---------
Net revenues..................................       9,578       5,830      18,128      18,261     23,580     75,377
Clinical salaries and benefits................       4,593      --           6,476      13,212     10,194     34,475
Practice nonclinical salaries and benefits....         656       3,139       1,105         951      4,200     10,051
Dental supplies and lab expenses..............         540         465       1,848         613      3,335      6,801
Practice occupancy expenses...................         531         490         651         309      1,289      3,270
Practice selling, general and
 administrative...............................         373         802       1,777       1,270      2,679      6,901
Corporate selling, general and
 administrative...............................      --          --           2,919      --         --          2,919
Depreciation and amortization.................         130         275         345         101        438      1,289
                                                -----------  ---------  -----------  ---------  ---------  ---------
Total operating expenses......................       6,823       5,171      15,121      16,456     22,135     65,706
                                                -----------  ---------  -----------  ---------  ---------  ---------
Operating income..............................       2,755         659       3,007       1,805      1,445      9,671
Interest (income) expense, net................         (98)        192         138        (265)       500        467
Other (income) expense, net...................          (6)         91        (215)        (17)        (6)      (153)
                                                -----------  ---------  -----------  ---------  ---------  ---------
Income before income taxes....................       2,859         376       3,084       2,087        951      9,357
Income tax expense............................      --              16          30         556        165        767
                                                -----------  ---------  -----------  ---------  ---------  ---------
Net income....................................   $   2,859   $     360   $   3,054   $   1,531  $     786  $   8,590
                                                -----------  ---------  -----------  ---------  ---------  ---------
                                                -----------  ---------  -----------  ---------  ---------  ---------

             PERIOD FROM JANUARY 1, 1998 TO THE DATE OF AFFILIATION

                                                AFFORDABLE    PACIFIC    DEDICATED    CAPITOL
                                                  DENTAL      DENTAL      DENTAL      DENTAL      OTHER      TOTAL
                                                -----------  ---------  -----------  ---------  ---------  ---------
Dental group net patient service revenue......   $   2,118   $  --       $  11,584   $  13,309  $   5,214  $  32,225
Net management fee............................      --           2,915      --          --         --          2,915
                                                -----------  ---------  -----------  ---------  ---------  ---------
Net revenues..................................       2,118       2,915      11,584      13,309      5,214     35,140
Clinical salaries and benefits................       1,197      --           4,758       8,742      2,762     17,459
Practice nonclinical salaries and benefits....         111       1,570         851         713        705      3,950
Dental supplies and lab expenses..............          92         233       1,091         533        737      2,686
Practice occupancy expenses...................         124         245         377         245        351      1,342
Practice selling, general and
 administrative...............................          86         401         910         987        522      2,906
Corporate selling, general and
 administrative...............................      --          --           1,253      --         --          1,253
Depreciation and amortization.................          24         137         218          94         85        558
                                                -----------  ---------  -----------  ---------  ---------  ---------
Total operating expenses......................       1,634       2,586       9,458      11,314      5,162     30,154
                                                -----------  ---------  -----------  ---------  ---------  ---------
Operating income..............................         484         329       2,126       1,995         52      4,986
Interest expense (income), net................          25          96          79        (170)        23         53
Other expense (income), net...................           1          45        (154)        (15)         1       (122)
                                                -----------  ---------  -----------  ---------  ---------  ---------
Income before income taxes....................         458         188       2,201       2,180         28      5,055
Income tax expense............................      --               8          20         545     --            573
                                                -----------  ---------  -----------  ---------  ---------  ---------
Net income....................................   $     458   $     180   $   2,181   $   1,635  $      28  $   4,482
                                                -----------  ---------  -----------  ---------  ---------  ---------
                                                -----------  ---------  -----------  ---------  ---------  ---------
Date of affiliation:                               2/28/98     6/30/98     7/31/98     8/31/98    Various

k) Represents the amount of additional interest expense that would have been incurred had the private placement taken place at the beginning of the period. The following is a summary of the convertible debt and convertible preferred stock issued by Gentle Dental:

                                                         AMOUNT
                                                         ISSUED                       DIVIDEND/    COMMON EQUIVALENT
                                                           (IN          DATE          INTEREST         SHARES IF
                         TYPE                            000'S)        ISSUED           RATE           CONVERTED
------------------------------------------------------  ---------  ---------------  -------------  ------------------
Subordinated debt.....................................  $  25,500     May 15, 1998           7%          2,768,729
Subordinated debt.....................................  $   4,500     June 1, 1998           7%            488,599
Preferred stock.......................................  $  13,500     May 15, 1998       --              1,465,798
Preferred stock.......................................  $   1,500     June 1, 1998       --                152,867

    Proforma interest expense is calculated as follows:

                                                                                                      INTEREST EXPENSE
                                                                                        AVERAGE    ----------------------
                                                                           PRINCIPAL     RATE       9-30-98    12-31-97
                                                                           ---------  -----------  ---------  -----------
Convertible subordinated debt............................................  $  25,500           7%  $     656   $   1,785
Convertible subordinated debt............................................  $   4,500           7%        132         315
                                                                                              --
                                                                           ---------               ---------  -----------
  Total..................................................................  $  30,000               $     788   $   2,100
                                                                           ---------               ---------  -----------
                                                                           ---------               ---------  -----------

See note r) for additional interest adjustments for other financing required to complete the acquisitions.

l) Represents the impact of consolidating the results of operations of acquired dental practices in accordance with EITF 97-2. In connection with Gentle Dental's acquisition of these dental practices, revised management service and other agreements were entered into which required Gentle Dental to consolidate the results of operations of these dental practices. When the Company affiliates with dental practices, but does not control the operations, such managed dental practices are not consolidated and Gentle Dental reports only the management fee revenue. When Gentle Dental controls the dental practices, such dental practices are consolidated and Gentle Dental reports the net patient service revenue and the related clinical salaries and benefits. Consequently, when Gentle Dental shows the impact of consolidating dental practices, the effect is to increase revenues and also clinical salaries and benefits. The difference in the net income as a result of this adjustment is the profit or loss that was experienced at the professional corporation which previously was not consolidated.

    In Gentle Dental's typical affiliation with consolidated dental practices, Gentle Dental acquired the operating assets and assumed certain liabilities of the dental groups and entered into long-term service agreements with the dental groups. Because of corporate practice of medicine laws in the states in which Gentle Dental operates, Gentle Dental does not own dental practices, but instead enters into exclusive long-term management services agreements with the dental groups. Gentle Dental designates a majority shareholder or other owner of the dental group as its nominee. Additionally, advisory boards are established which govern the activities of the dental practices. Gentle Dental appoints a majority of the advisory board members. Through the management services agreements and its control of the advisory board and nominee shareholders of the dental practices, Gentle Dental has exclusive authority over the decision making related to all major ongoing operations of the underlying dental groups with the exception of the professional aspects of dentistry practice as required by applicable state law. Under the management services agreements, Gentle Dental establishes annual operating and capital budgets for the dental groups and compensation guidelines for the licensed dental professionals. Gentle Dental consolidates the operating results and accounts of the dental groups in accordance with EITF 97-2 since Gentle Dental has control over the operations of the dental practices.

m) Represents reclassification of payroll and related expenses from Corporate selling, general and administrative expense to Practice nonclinical salaries and benefits. Practice nonclinical salaries and benefits have also been partially offset by a decrease of $1,107 for the year ended December 31, 1997 and $333 for the nine months ended September 30, 1998 in costs related to various positions which were eliminated. As part of the acquisition by GDSC, it was agreed to either contractually or verbally with the selling dentists, that the positions held by these employees would be eliminated.

n) Represents the impact of consolidating the results of operations of the Oregon and Washington Professional Corporations as a result of the renegotiated management agreements in accordance with EITF 97-2.

    As consideration for entering into the amended management agreements, GDSC has agreed to pay to the Oregon and one of the Washington Professional Corporations or certain of their respective designated dental practitioners, in the aggregate, the following: (i) approximately $1.7 million in cash offset by approximately $1.7 million of GDSC receivables previously due from such Oregon and Washington Professional Corporations; (ii) the right to receive an aggregate of either $575,000 cash in 18 equal monthly installments or options to acquire 230,000 shares of common stock at an exercise price of $8.375 per share, subject to five year vesting plus options to acquire an aggregate of 110,000 shares of common stock exercisable at $8.375 per share, subject to five year vesting; and (iii) future cash or options subject to five year vesting in amounts to be determined according to a formula based upon the operating revenues of such Oregon and Washington Professional Corporations for fiscal years ending December 31, 1998 and 1999. GDSC recorded intangible assets of approximately $2.0 million on January 1, 1998, which resulted from the amended management agreements. The agreements became effective January 1, 1998. Amounts included as pro forma adjustments for these renegotiated agreements for the year ended December 31, 1997 are:

Dental Group net patient service revenue..........................  $  23,628
Net management fee................................................    (12,627)
                                                                    ---------
Net revenues......................................................     11,001
Clinical salaries and benefits....................................      9,898
Practice selling, general and administrative......................      1,103
Depreciation and amortization.....................................         80
                                                                    ---------
Total operating expenses..........................................     11,081
                                                                    ---------
Operating loss....................................................  $     (80)
                                                                    ---------
                                                                    ---------

    See related discussion at note l) for other affiliations.

o) Represents contractually negotiated reductions in building lease expenses. As part of the acquisition by GDSC, certain building lease agreements were renegotiated and new or modified leases were entered into with the selling dentists or facility owners at fair market value rates.

p) Represents reductions in legal, accounting, certain personal expenses of the selling dentists and operating lease expenses. As part of the acquisition by GDSC, the selling dentists have agreed to directly pay for legal and accounting fees related to the personal matters of the selling dentists and certain other expenses, such as automobile expenses. Prior to the acquisition by GDSC, the selling dentists had the dental practice pay for these expenses.
q) Represents the increase in amortization expense associated with intangible assets of acquired dental practices as if the acquisitions had occurred at the beginning of the period. The amortization of intangible assets of $94,401 on a pro forma combined basis is over the lesser of the life of the contract or 25 years, whichever is shorter. The amortization period will be reviewed periodically to determine its appropriateness.

r) Represents the increase in interest expense that would have been incurred if the acquisitions and related financing had occurred at the beginning of the period. The adjustment includes interest for acquisitions completed before and after September 30, 1998, to the extent such acquisitions were financed through sources other than the private placement described in note k).

s) Represents the increase in income taxes that would have been incurred if all acquired dental practices that were taxed as subchapter S corporations and partnerships prior to acquisition by GDSC or DCA had been taxed at full corporate income tax rates, considering the effect of Gentle Dental's income or loss before income taxes and proforma adjustments.

t) Represents the elimination of interest income associated with cash and investments held throughout the year by the acquiree since such cash and investments were not acquired by GDSC.

u) Represents the elimination of dividends on redeemable convertible preferred stock which was converted into common stock in connection with the 1997 merger of Gentle Dental and GMS Dental Group as if such stock was converted into common stock at January 1, 1997, and the related additional shares which would have been outstanding.

v) Represents management fees and related expenses of the acquired management agreements contained in the management company purchased, based on the historical statements of operations of the underlying dental practices, as if such acquisitions had occurred at the beginning of the period.

w) Represents dilutive shares as a result of the private placement of convertible preferred stock as if such shares were outstanding the entire period.

x) Represents the number of additional shares that each DCA stockholder would receive upon the exchange of DCA shares for InterDent shares:

                                                                     1997                    1998
                                                            ----------------------  ----------------------
                                                              BASIC      DILUTED      BASIC      DILUTED
                                                            ---------  -----------  ---------  -----------
DCA Shares................................................      4,690       4,778       6,986       7,085
Exchange ratio less 1.....................................       x.67        x.67        x.67        x.67
                                                            ---------       -----   ---------       -----
InterDent shares..........................................      3,142       3,201       4,681       4,747
                                                            ---------       -----   ---------       -----
                                                            ---------       -----   ---------       -----

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors and Shareholders

Gentle Dental Service Corporation:

    We have audited the accompanying consolidated balance sheet of Gentle Dental Service Corporation and subsidiaries as of December 31, 1997 and the related consolidated statements of operations and shareholders' equity and cash flows for the year ended December 31, 1997 (as restated, see note 15). These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

    We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Gentle Dental Service Corporation and subsidiaries as of December 31, 1997 and the results of their operations and their cash flows for the year ended December 31, 1997, in conformity with generally accepted accounting principles.

    We previously audited and reported on the consolidated balance sheet of GMS Dental Group, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations and shareholders' equity and cash flows for the year ended December 31, 1996, prior to their restatement for the 1997 pooling of interests between Gentle Dental Service Corporation and subsidiaries and GMS Dental Group, Inc. and subsidiaries. The contribution of GMS Dental Group, Inc. and subsidiaries to total assets, revenues and net loss represented 50 percent, 26 percent and 42 percent of the respective restated totals. Separate financial statements of Gentle Dental Service Corporation included in the 1996 restated consolidated balance sheet and statements of operations and cash flows were audited and reported on separately by other auditors. We also audited the combination of the accompanying consolidated balance sheet as of December 31, 1996 and the related consolidated statements of operations and cash flows for the year ended December 31, 1996, after restatement for the pooling of interests; in our opinion, such consolidated statements have been properly combined on the basis described in note 3 of the notes to the consolidated financial statements.

                                          /s/ KPMG LLP

Orange County, California

February 20, 1998, except as to note 14
which is as of March 16, 1998

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
GMS Dental Group, Inc.:

We have audited the consolidated balance sheet of GMS Dental Group, Inc. and subsidiaries as of December 31, 1996 and the related consolidated statements of operations, stockholders' equity and cash flows for the period from October 11, 1996 (inception) through December 31, 1996, not presented separately herein. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GMS Dental Group, Inc. and subsidiaries as of December 31, 1996 and the results of their operations and their cash flows for the period from October 11, 1996 (inception) through December 31, 1996 in conformity with generally accepted accounting principles.

                                          /s/ KPMG LLP

Orange County, California
May 12, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Shareholders and Board of Directors of Gentle Dental Service Corporation

    In our opinion, the balance sheet and the related statements of operations, of redeemable common stock and nonredeemable shareholders' equity and of cash flows, not presented separately herein, present fairly, in all material respects, the financial position of Gentle Dental Service Corporation at December 31, 1996, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

    As disclosed in Note 10 to the financial statements, the Company has certain related party transactions.

                                    /s/ PRICE WATERHOUSE LLP

Portland, Oregon

February 28, 1997

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                           DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                1996       1997
                                                                                              ---------  ---------
                                                      ASSETS

Current assets:
  Cash and cash equivalents.................................................................  $   2,220  $     302
  Accounts receivable, net of allowances of approximately $1,706 and $4,159 in 1996 and
    1997, respectively......................................................................      4,826      6,331
  Receivables from affiliates...............................................................      1,197      1,731
  Income taxes receivable...................................................................        169        115
  Supplies..................................................................................        554      1,109
  Prepaid and other current assets..........................................................        877      1,611
                                                                                              ---------  ---------
    Total current assets....................................................................      9,843     11,199
                                                                                              ---------  ---------
Property and equipment, net (notes 4 and 6).................................................      5,766     10,084
Intangible assets, net of accumulated amortization (note 5).................................     10,330     22,843
Other assets................................................................................        457        282
                                                                                              ---------  ---------
    Total assets............................................................................  $  26,396  $  44,408
                                                                                              ---------  ---------
                                                                                              ---------  ---------

                                LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED AND
                                      COMMON STOCK AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable..........................................................................  $   1,650  $   2,452
  Accrued payroll and payroll related costs.................................................      1,033      2,084
  Other current liabilities.................................................................      1,667      3,174
  Current portion of long-term debt and capital lease obligations (notes 6 and 10)..........      1,124        651
  Short-term borrowings (note 6)............................................................      2,097     --
                                                                                              ---------  ---------
    Total current liabilities...............................................................      7,571      8,361
                                                                                              ---------  ---------
Long-term liabilities:
  Obligations under capital leases, net of current portion (note 13)........................        572        581
  Long-term debt, net of current portion (note 6)...........................................      1,822     13,842
  Other long-term liabilities...............................................................         91        115
                                                                                              ---------  ---------
    Total long-term liabilities.............................................................      2,485     14,538
                                                                                              ---------  ---------
    Total liabilities.......................................................................  $  10,056  $  22,899
                                                                                              ---------  ---------

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                           DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                                                                1996       1997
                                                                                              ---------  ---------
Redeemable convertible preferred stock--Series B, $.001 par value, 9,270,000 shares authorized; 6,180,000 and zero shares issued and outstanding in 1996 and 1997, respectively (note 8).....................................................................  $  11,055  $  --
                                                                                              ---------  ---------
Redeemable common stock, no par value, 190,302 and 183,686 shares issued and outstanding in
  1996 and 1997, respectively (note 8)......................................................      2,199      2,130
                                                                                              ---------  ---------
Shareholders' equity (notes 7 and 9):
  Preferred stock, 30,000,000 shares authorized, no shares issued and outstanding...........     --         --
  Convertible preferred stock--Series A, $.001 par value; 395,000 shares authorized; 395,000
    and zero shares issued and outstanding in 1996 and 1997, respectively...................          1     --
  Convertible preferred stock--Series C, $.001 par value; 5,000 shares authorized; 1,777 and
    zero shares issued and outstanding in 1996 and 1997, respectively.......................          1     --
  Common stock, no par value, 50,000,000 shares authorized, 2,181,622 and 7,530,781 shares
    issued and outstanding in 1996 and 1997, respectively...................................      2,890     21,784
  Additional paid-in capital................................................................      1,443      3,165
  Shareholder notes receivable..............................................................       (136)      (304)
  Accumulated deficit.......................................................................     (1,113)    (5,266)
                                                                                              ---------  ---------
    Total shareholders' equity..............................................................      3,086     19,379
                                                                                              ---------  ---------
Commitments and contingencies (notes 13 and 14)

  Total liabilities, redeemable convertible preferred and common stock and shareholders'
    equity..................................................................................  $  26,396  $  44,408
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                                                1996       1997
                                                                                              ---------  ---------
Dental practice net patient service revenue--consolidated (note 2)..........................  $   3,701  $  29,327
Net management fees (notes 2 and 10)........................................................     10,712     14,076
                                                                                              ---------  ---------
    Net revenues............................................................................     14,413     43,403

Cost and expenses:
  Clinical salaries and benefits............................................................      1,493     13,701
  Practice nonclinical salaries and benefits................................................      4,279      8,177
  Dental supplies and lab expenses..........................................................      2,830      6,271
  Practice occupancy expenses...............................................................      1,563      3,527
  Practice selling, general and administrative expenses.....................................      1,805      4,912
  Corporate selling, general and administrative expenses....................................      2,998      5,700
  Corporate restructure and merger costs (note 3)...........................................     --          1,809
  Depreciation and amortization.............................................................        990      1,847
                                                                                              ---------  ---------
    Operating loss..........................................................................     (1,545)    (2,541)
                                                                                              ---------  ---------
Nonoperating income (expense):
  Interest expense, net.....................................................................       (749)      (653)
  Other expense, net........................................................................        (48)       (74)
                                                                                              ---------  ---------
                                                                                                   (797)      (727)
                                                                                              ---------  ---------
    Loss before income taxes................................................................     (2,342)    (3,268)
Income tax benefit (note 11)................................................................       (655)       (81)
                                                                                              ---------  ---------
    Net loss................................................................................     (1,687)    (3,187)
Dividends on redeemable convertible preferred stock--Series B (note 8)......................       (240)      (932)
Accretion of redeemable common stock (note 8)...............................................        (91)       (34)
                                                                                              ---------  ---------
    Net loss attributable to common stock...................................................  $  (2,018) $  (4,153)
                                                                                              ---------  ---------
                                                                                              ---------  ---------
Loss per share attributable to common stock--basic and diluted--as restated (note 15).......  $   (1.18) $    (.91)
                                                                                              ---------  ---------
                                                                                              ---------  ---------

          See accompanying notes to consolidated financial statements.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             CONVERTIBLE              CONVERTIBLE
                                                          PREFERRED STOCK--        PREFERRED STOCK--
                                                               SERIES A                 SERIES C               COMMON STOCK
                                                        ----------------------  ------------------------  ----------------------
                                                         SHARES      AMOUNT       SHARES       AMOUNT      SHARES      AMOUNT
                                                        ---------  -----------  -----------  -----------  ---------  -----------

Balance December 31, 1995.............................     --       $  --           --        $  --       1,366,145   $   2,795
Redeemable convertible preferred stock--Series B
  initial issuance and issuance costs.................     --          --           --           --          --          --
Convertible preferred stock--Series A issued for
  acquisitions........................................    395,000           1       --           --          --          --
Convertible preferred stock--Series C issued for
  acquisitions........................................     --          --            1,777            1      --          --
Issuance of common stock in connection with:
  Exchange for shareholder notes receivable...........     --          --           --           --         608,524           1
  Acquisitions........................................     --          --           --           --         226,453          68
Stock warrants issued related to debt financing.......     --          --           --           --          --          --
Exercise of stock options.............................     --          --           --           --           2,000           2
Stock options granted to nonemployees.................     --          --           --           --          --          --
Stock warrants issued related to line of credit
  guarantees..........................................     --          --           --           --          --          --
Accretion of put rights...............................     --          --           --           --          --          --
Repurchase of common stock............................     --          --           --           --         (24,000)         (1)
Common stock granted to nonemployees..................     --          --           --           --           2,500          25
Payments on shareholder notes receivable..............     --          --           --           --          --          --
Dividends on redeemable convertible preferred stock--
  Series B............................................     --          --           --           --          --          --
Net loss..............................................     --          --           --           --          --          --
                                                        ---------       -----   -----------       -----   ---------  -----------
Balance, December 31, 1996............................    395,000           1        1,777            1   2,181,622       2,890
                                                        ---------       -----   -----------       -----   ---------  -----------
                                                        ---------       -----   -----------       -----   ---------  -----------


                                                        ADDITIONAL    SHAREHOLDER
                                                          PAID-IN        NOTES       ACCUMULATED
                                                          CAPITAL     RECEIVABLE       DEFICIT
                                                        -----------  -------------  -------------
Balance December 31, 1995.............................   $     152     $     (40)     $     905
Redeemable convertible preferred stock--Series B
  initial issuance and issuance costs.................      (1,266)       --             --
Convertible preferred stock--Series A issued for
  acquisitions........................................         295        --             --
Convertible preferred stock--Series C issued for
  acquisitions........................................       1,733        --             --
Issuance of common stock in connection with:
  Exchange for shareholder notes receivable...........         136          (136)        --
  Acquisitions........................................          99        --             --
Stock warrants issued related to debt financing.......           9        --             --
Exercise of stock options.............................      --            --             --
Stock options granted to nonemployees.................          52        --             --
Stock warrants issued related to line of credit
  guarantees..........................................         233        --             --
Accretion of put rights...............................      --            --                (91)
Repurchase of common stock............................      --            --             --
Common stock granted to nonemployees..................      --            --             --
Payments on shareholder notes receivable..............      --                40         --
Dividends on redeemable convertible preferred stock--
  Series B............................................      --            --               (240)
Net loss..............................................      --            --             (1,687)
                                                        -----------        -----    -------------
Balance, December 31, 1996............................       1,443          (136)        (1,113)
                                                        -----------        -----    -------------
                                                        -----------        -----    -------------

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                             CONVERTIBLE              CONVERTIBLE
                                                          PREFERRED STOCK--        PREFERRED STOCK--
                                                               SERIES A                 SERIES C               COMMON STOCK
                                                        ----------------------  ------------------------  ----------------------
                                                         SHARES      AMOUNT       SHARES       AMOUNT      SHARES      AMOUNT
                                                        ---------  -----------  -----------  -----------  ---------  -----------

Balance, December 31, 1996............................    395,000           1        1,777            1   2,181,622       2,890
Convertible preferred stock--Series C issued for
  acquisitions........................................         --          --        1,156           --          --          --
Common stock issued in connection with:
  Acquisitions........................................         --          --           --           --     109,039         475
  Initial public offering, net of issuance costs......         --          --           --           --   1,500,000       6,125
  Employee purchase plan..............................         --          --           --           --       1,902          17
  Pursuant to options for shareholder notes
    receivable........................................         --          --           --           --     333,816           1
Exercise of stock options.............................         --          --           --           --      20,100         100
Stock options granted to nonemployees.................         --          --           --           --          --          --
Accretion of put rights...............................         --          --           --           --          --          --
Interest accrued on shareholder notes receivable......         --          --           --           --          --          --
Dividends on redeemable convertible preferred stock--
  Series B............................................         --          --           --           --          --          --
Issuance of common stock warrants for acquisitions....         --          --           --           --          --          --
Shares reserved for earnout                                    --          --           --           --          --          --
Conversion of convertible preferred stock--Series A,
  B, and C into common stock..........................   (395,000)         (1)      (2,933)          (1)  3,384,302      12,176
Net loss..............................................         --          --           --           --          --          --
                                                        ---------       -----   -----------       -----   ---------  -----------
Balance, December 31, 1997............................         --   $      --           --    $      --   7,530,781   $  21,784
                                                        ---------       -----   -----------       -----   ---------  -----------
                                                        ---------       -----   -----------       -----   ---------  -----------


                                                        ADDITIONAL    SHAREHOLDER
                                                          PAID-IN        NOTES       ACCUMULATED
                                                          CAPITAL     RECEIVABLE       DEFICIT
                                                        -----------  -------------  -------------
Balance, December 31, 1996............................       1,443          (136)        (1,113)
Convertible preferred stock--Series C issued for
  acquisitions........................................       1,156            --             --
Common stock issued in connection with:
  Acquisitions........................................          --            --             --
  Initial public offering, net of issuance costs......          --            --             --
  Employee purchase plan..............................          --            --             --
  Pursuant to options for shareholder notes
    receivable........................................         150          (150)            --
Exercise of stock options.............................          --            --             --
Stock options granted to nonemployees.................          56            --             --
Accretion of put rights...............................          --            --            (34)
Interest accrued on shareholder notes receivable......          --           (18)            --
Dividends on redeemable convertible preferred stock--
  Series B............................................          --            --           (932)
Issuance of common stock warrants for acquisitions....           4            --             --
Shares reserved for earnout                                    356            --             --
Conversion of convertible preferred stock--Series A,
  B, and C into common stock..........................          --            --             --
Net loss..............................................          --            --         (3,187)
                                                        -----------        -----    -------------
Balance, December 31, 1997............................   $   3,165     $    (304)     $  (5,266)
                                                        -----------        -----    -------------
                                                        -----------        -----    -------------

          See accompanying notes to consolidated financial statements.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                               1996        1997
                                                                                             ---------  ----------
Cash flows from operating activities:
  Net loss.................................................................................  $  (1,687) $   (3,187)
  Adjustments to reconcile net loss to net cash used in operating activities:
    Depreciation and amortization..........................................................        990       1,847
    Loss on disposal of assets.............................................................         63          31
    Loss on investment in joint venture....................................................         87         135
    Stock options granted to nonemployees..................................................         52          56
    Stock issued for fees and compensation.................................................         25      --
    Interest accrued on shareholder notes receivables......................................     --             (18)
    Amortization of warrants...............................................................        242      --
    Deferred income taxes..................................................................       (146)         14
  Change in assets and liabilities, net of the effect of acquisitions:
    Accounts receivable, net...............................................................       (997)         47
    Receivables from affiliates............................................................       (562)       (621)
    Income taxes receivable................................................................          5          54
    Supplies...............................................................................        (48)       (269)
    Prepaid expenses and other current assets..............................................         52      (1,209)
    Other assets...........................................................................         46          65
    Accounts payable.......................................................................        346         268
    Accrued payroll and payroll related costs..............................................      1,145       1,956
    Other liabilities......................................................................          5        (144)
                                                                                             ---------  ----------
      Net cash used in operating activities................................................       (382)       (975)
                                                                                             ---------  ----------
  Cash flows from investing activities:
    Purchase of property and equipment.....................................................       (873)     (2,822)
    Proceeds from sale of property and equipment...........................................     --              22
    Cash paid for investment in joint venture..............................................        (75)     --
    Cash paid for organizations costs......................................................         (5)     --
    Cash paid for acquisitions, including other direct costs, net of cash acquired.........     (7,268)     (9,706)
                                                                                             ---------  ----------
      Net cash used in investing activities................................................  $  (8,221) $  (12,506)
                                                                                             ---------  ----------
  Cash flows from financing activities:
    Net proceeds (payments) on short-term borrowings.......................................  $   1,048  $   (2,097)
    Proceeds from issuance of long-term debt...............................................        466      10,000
    Payments on long-term debt and obligations under capital leases........................     (1,231)     (3,122)
    Payments of deferred financing costs...................................................       (150)     --
    Proceeds from issuance of common stock and preferred stock.............................     10,551       7,703
    Common stock issuance costs............................................................       (500)       (918)
    Payments of shareholder notes receivable...............................................         40      --
    Exercise of put rights.................................................................        (90)       (103)
    Exercise of stock options..............................................................     --             100
                                                                                             ---------  ----------
      Net cash provided by financing activities............................................     10,134      11,563
                                                                                             ---------  ----------
      Increase (decrease) in cash and cash equivalents.....................................      1,531      (1,918)

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                               1996        1997
                                                                                             ---------  ----------
  Cash and cash equivalents, beginning of year.............................................        689       2,220
                                                                                             ---------  ----------
  Cash and cash equivalents, end of year...................................................      2,220         302
                                                                                             ---------  ----------
                                                                                             ---------  ----------
  Supplemental disclosure of cash flow information:
  Cash paid during period:
    Interest paid..........................................................................        489         601
    Income taxes paid (received)...........................................................  $    (159) $        1
                                                                                             ---------  ----------
                                                                                             ---------  ----------
  Supplemental schedule of noncash investing and financing activities:
    Purchases of property and equipment under capital lease agreements.....................  $     825  $      278
    Issuance of shareholder notes receivable for purchase of common stock..................        136         150
    Interest accrued on shareholder notes receivable.......................................     --              18
    Accretion of put rights................................................................         91          34
    Issuance of common stock to founders and to purchase the predecessor companies.........        530      --
    Issuance of redeemable convertible preferred stock--Series B to investment bankers for
      services.............................................................................        314      --
    Conversion of convertible preferred stock series A, B and C into 7,603,677 shares of
      GMS common stock.....................................................................     --          12,176
    Conversion of 10,218,578 shares of GMS common stock into 4,548,161 shares of the
      Company's common stock...............................................................     --          --
  Acquisition of clinics:
    Intangible assets acquired.............................................................  $   8,501  $   13,213
    Liabilities assumed or issued..........................................................      2,921       5,762
    Common and convertible preferred stock and warrants issued.............................      2,725       1,635
    Tangible assets acquired...............................................................      4,413       4,246
    Shares reserved for earnout agreements.................................................     --             356
    Dental clinic prepayments..............................................................  $     309  $   --
                                                                                             ---------  ----------
                                                                                             ---------  ----------

          See accompanying notes to consolidated financial statements.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(1) ORGANIZATION

    Gentle Dental Service Corporation ("GDS" or the "Company"), incorporated on December 14, 1992, is a Washington corporation headquartered in Yorba Linda, California. The Company, as part of a multi-specialty dental care delivery network, provides management services to dental practices ("DPs") under long-term management service agreements. Under the terms of the management service agreements, the Company, among other things, bills and collects patient receivables and provides all administrative support services to the DPs.

    On February 13, 1997, the Company completed its initial public offering of 1,500,000 shares of no par value common stock (the "Offering"). The price per share in the Offering was $5.00, resulting in gross offering proceeds of $7,500. The Company received net proceeds of approximately $6,125 net of underwriters' discount and offering expenses. Concurrent with the receipt of the net proceeds, the company utilized $4,426 to repay certain outstanding principal under the Company's various bank loan arrangements (see note 6).

(2) BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES

    The consolidated financial statements include the accounts of GDS and its subsidiaries. All significant intercompany transactions and accounts have been eliminated. As described more fully in Note 3, on November 4, 1997, GMS Dental Group, Inc. ("GMS") was merged with and into the Company, with former stockholders of GMS owning 59% of the combined company upon completion of the merger. These consolidated financial statements have been prepared following the pooling-of-interests method of accounting and reflect the combined financial position and operating results of GDS and GMS (and certain affiliated DPs as discussed below) for all periods presented. GMS commenced operations on October 11, 1996. Accordingly, its results of operations for 1996 included only approximately 2 2/3 months.

    The Emerging Issues Task Force ("EITF") of the Financial Accounting Standards Board recently evaluated certain matters relating to the physician practice management industry (EITF issue number 97-2) and reached a consensus on the accounting for transactions between physician practice management companies and physician practices and the financial reporting of such entities. For financial reporting purposes, EITF 97-2 mandates the consolidation of physician practice activities with the practice management company when certain conditions have been met, even though the practice management company does not have an equity investment in the physician practice. The accompanying financial statements are prepared in conformity with the consensus reached in EITF 97-2.

    Corporate practice of medicine laws in the states in which the Company currently operates prohibit the Company from owning dental practices. In response to these laws the Company has executed management services agreements ("MSAs") with various DPs. Based upon the terms of MSAs with certain of the DPs, the Company has met the criteria for consolidation of those DPs with the Company. In these circumstances, all the accounts of the DPs are included in the accompanying consolidated financial statements. Accordingly, the consolidated statements of operations include the net patient revenues and related expenses of the DPs.

    In addition to the MSAs discussed above, the Company has entered into MSAs with certain DPs where the Company has not met the criteria for consolidation of the DPs activities. In these circumstances, the Company does not consolidate the accounts of the DPs. Accordingly, the consolidated statements of operations exclude the net patient revenues and expenses of the DPs. Rather, the statements of operations

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) include only the Company's net management fees revenue generated from those MSAs and the Company's expenses associated with those MSAs. Subsequent to December 31, 1997, the Company entered into new MSAs with the Oregon and Washington DPs. Effective January 1, 1998 the criteria has been met for consolidation of these DPs financial statements with the Company (see note 14).

    The Company has a 50% equity investment in Celebration Dental Services L.L.C., a Florida limited liability company, which is accounted for on the equity basis of accounting and is included in other expense, net.

    NET REVENUES

    Revenues consist primarily of DP net patient service revenue (net patient revenue) and Company net management fees. Net patient revenue represents the consolidated revenue of the DPs reported at the estimated net realizable amounts from patients, third party payors and others for services rendered, net of contractual adjustments. Net management fees represent amounts charged to the unconsolidated DPs on an agreed-upon percentage of the DPs net patient service revenue under MSAs, net of provisions for contractual adjustments and doubtful accounts. The components of net revenues are as follows:

                                                                           1996        1997
                                                                        ----------  ----------
DP net patient service revenue--unconsolidated........................  $   21,424  $   26,289
Less amounts retained by the DPs......................................     (10,712)    (12,583)
Retail sales and other................................................      --             370
                                                                        ----------  ----------
Net management fees...................................................      10,712      14,076
DP net patient service revenue--consolidated..........................       3,701      29,327
                                                                        ----------  ----------
    Net revenues......................................................  $   14,413  $   43,403
                                                                        ----------  ----------
                                                                        ----------  ----------

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

    ACCOUNTS RECEIVABLE

    Accounts receivable principally represent receivables from patients and insurance carriers for dental services provided by the related DPs and are recorded net of contractual adjustments and allowance for doubtful accounts. Contractual allowances represent an estimate of the difference between the amount billed by the Company and the amount which the patient, third party payor or other is contractually obligated to pay the Company. An allowance for doubtful accounts is provided based upon historical collection experience.

    RECEIVABLES FROM AFFILIATES

    Receivables from affiliates consist primarily of amounts owed to the Company from unconsolidated DPs to reimburse the Company for payment of the DPs payroll and other direct costs, net of amounts due to the DPs related to the acquisitions and the DPs share of revenues (see notes 10 and 14)

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    SUPPLIES

    Supplies consist primarily of disposable dental supplies and instruments stored at the clinics. Supplies are stated at the lower of cost (first-in, first-out basis) or market (net realizable value).

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost net of accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to expense as incurred and expenditures for additions and betterments are capitalized. Equipment held under capital leases is stated at the present value of minimum lease payments at the inception of the lease. Depreciation of property and equipment is recorded using the straight-line method over the shorter of the related lease term or the estimated useful lives, which are as follows:

                                                                                  RANGE OF
                                                                                    LIVES
                                                                                -------------
Dental equipment..............................................................   3-15 years
Computer equipment............................................................     3 years
Furniture, fixtures and equipment.............................................   3-15 years
Leasehold improvements........................................................   3-20 years
Vehicles......................................................................     5 years
Buildings.....................................................................    25 years

    INTANGIBLE ASSETS

    Intangible assets result primarily from the excess of cost over the fair value of net tangible assets purchased. Such intangibles relate primarily to noncompetition covenants and management services agreements. Intangibles relating to management service agreements consist of the costs of purchasing the rights to provide management support services to DPs over the initial noncancelable 40-year terms of the related agreements. Under these agreements, the DPs have agreed to provide dental services on an exclusive basis only through facilities provided by the Company. Pursuant to the terms of the agreements, the Company is the exclusive administrator of all non-dental aspects of the acquired DPs, providing facilities, equipment, support staffing, management and other ancillary services. The agreements are noncancelable except for performance defaults.

    Intangible assets are amortized on the straight-line method over their estimated useful lives, 5 years for organizational costs, 25 years for management services agreements and other acquired intangibles, and 40 years for trademarks.

    LONG-LIVED ASSETS

    The Company reviews its assets balances for impairment at the end of each quarter or more frequently when events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. To perform that review, the Company estimates the sum of expected future undiscounted net cash flows from assets. If the estimated net cash flows are less than the carrying amount of the asset, the Company recognizes an impairment loss in an amount necessary to write-down the asset to a fair value as determined from expected future discounted cash flows. No write-down of assets was recorded for the years ended December 31, 1996 and 1997.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(2) BASIS OF PRESENTATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) FAIR VALUE OF FINANCIAL ASSETS, LIABILITIES AND REDEEMABLE COMMON STOCK

    The Company estimates the fair value of its monetary assets, liabilities and redeemable common stock based upon the existing interest rates related to such assets, liabilities and redeemable common stock compared to current market rates of interest for instruments with a similar nature and degree of risk. The Company estimates that the carrying value of all of its monetary assets, liabilities and redeemable common stock approximates fair value as of December 31, 1996 and 1997.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    NET LOSS PER SHARE

    Net loss per share is computed based on the weighted average number of shares of common stock and dilutive common stock equivalents outstanding during the periods. Common stock equivalents consist of the number of shares issuable upon exercise of the outstanding common stock warrants and common stock options (using the treasury stock method). Common stock equivalents have been excluded from the computation of loss per share as their effect is anti-dilutive. The weighted average common shares utilized for the years ended December 31, 1996 and 1997 were 1,707,095 and 4,559,140 (as restated--see note 15), respectively.

    NEW ACCOUNTING PRONOUNCEMENTS

    In February 1997, the Financial Accounting Standards Board issued SFAS No. 128 Earnings Per Share. In accordance with this pronouncement, the Company adopted the new standard for the years ended December 31, 1996 and 1997. The adoption of this pronouncement did not have an effect on reported loss per share information.

    STOCK-BASED COMPENSATION

    In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123"), Accounting for Stock-Based Compensation. Under SFAS 123, the Company may elect to recognize stock-based compensation expense based on the fair value of the awards or continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees' and disclose in the financial statements the effects of SFAS 123 as if the recognition provisions were adopted. The Company has elected to account for stock-based compensation under Accounting Principles Board Opinion No. 25 ("APB 25").

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3) BUSINESS COMBINATIONS AND DENTAL PRACTICE ACQUISITIONS

    BUSINESS COMBINATIONS

    On November 4, 1997, GMS merged into GDS. In connection with the merger transaction, all of the issued and outstanding shares of GMS common stock were converted into 4,548,161 shares of common stock of the Company.

    The merger has been accounted for using the pooling-of-interests method of accounting. Accordingly, the historical financial statements for the periods prior to the completion of the combination have been restated as though the companies had been combined. The restated financial statements have been adjusted to conform the lives in computing depreciation of equipment and amortization of intangible assets. Such adjustments resulted in no change in amortization expense in 1996 and in a decrease in depreciation expense of $24 in 1996. Additionally, such adjustments resulted in a decrease in the 1996 income tax benefit of $10.

    The results of operations of GMS and GDS for 1997 through the date of the merger are as follows:

                                                                             GMS        GDS
                                                                          ---------  ---------
DP net patient service revenue..........................................  $  22,683  $  --
Net management fees.....................................................     --         11,841
                                                                          ---------  ---------
    Net income (loss)...................................................  $  (1,087) $     308
                                                                          ---------  ---------
                                                                          ---------  ---------

    As a result of the merger, the Company recorded direct merger expenses of $677. These expenses consist primarily of accounting, legal and other advisory fees. Also, the Company recorded a restructuring charge of $1,132, or $.25 per share (as restated, see note 15), in the fourth quarter of 1997. The charge included $289 for employee related costs, $311 for facility consolidation and related leasehold and fixed asset write-offs and $532 for the redirection of certain duplicative operations and programs and other costs. These charges are scheduled to be substantially completed in 1998. At December 31, 1997, the Company's remaining obligation related to the restructuring charges was $853 and is included in other current liabilities in the accompanying financial statements.

    DENTAL PRACTICE ACQUISITIONS

    In 1996, the Company acquired substantially all of the assets of 15 dental office locations, including cash, accounts receivable, supplies and fixed assets. The total price for the fair value of the assets acquired, including intangible assets was $12,914. Approximately $8,501 of the purchase price has been allocated to intangible assets. The total purchase consideration included $7,268 in cash, $2,725 in redeemable and nonredeemable preferred and common stock and $2,921 in liabilities issued or assumed.

    In 1997, the Company acquired substantially all of the assets of 15 dental office locations, including cash, accounts receivable, supplies and fixed assets. The total price for the fair value of the assets acquired, including intangible assets was $17,459. Approximately $13,213 of the purchase price has been allocated to intangible assets. The total purchase consideration included $9,706 in cash, $1,991 in nonredeemable preferred and common stock and warrants and $5,762 in liabilities issued or assumed.

    In connection with the affiliation of certain dental practices, the Company is obligated to pay additional consideration, depending upon the achievement of certain financial results, as defined by the

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(3) BUSINESS COMBINATIONS AND DENTAL PRACTICE ACQUISITIONS (CONTINUED) purchase agreements. During 1997, the Company accrued $356 for the portion of 1997 earnouts which the Company expects to pay in common stock. Additional consideration may be payable in cash or stock depending upon the performance of certain affiliated practices. The additional consideration to be paid under these agreements is not presently determinable. However, such additional consideration, if any, is not expected to have a material impact on the financial condition or on the results of operations of the Company.

    The above asset purchases in 1996 and 1997 have been accounted for using the purchase method of accounting. The excess of the total purchase price over the fair value of the net tangible and identifiable intangible assets acquired representing the estimated future value of the management services agreements are being amortized over the lesser of the term of the related management service agreements or 25 years using the straight-line method. The results of operations for these practices have been included in the consolidated financial statements of the Company since the dates of their affiliation.

    The following unaudited pro forma information presents the condensed consolidated results of operations as if the 1996 and 1997 affiliations discussed above had occurred as of January 1, 1996. The pro forma results have been prepared for comparative purposes only and are not necessarily indicative of what the actual results of operations would have been had the practices been affiliated as of that date, nor does it purport to represent future operations of the Company:

                                                                            1996       1997
                                                                          ---------  ---------
Pro forma:
  DP net patient service revenue--consolidated..........................  $  31,006  $  14,076
  Net management fees...................................................     13,182     35,242
  Net loss..............................................................     (1,084)    (1,918)
                                                                          ---------  ---------
    Net loss per share..................................................  $    (.40) $    (.41)
                                                                          ---------  ---------
                                                                          ---------  ---------

(4) PROPERTY AND EQUIPMENT

    Property and equipment are summarized as follows:

                                                                             1996       1997
                                                                           ---------  ---------
Dental equipment.........................................................  $   3,328  $   5,697
Computer equipment.......................................................      1,098      1,941
Furniture, fixtures and equipment........................................        728      1,053
Leasehold improvements...................................................      1,681      3,576
Vehicles.................................................................         22         32
Buildings................................................................         48         48
Land.....................................................................         10         10
                                                                           ---------  ---------
    Total property and equipment.........................................      6,915     12,357

Less accumulated depreciation and amortization...........................     (1,149)    (2,273)
                                                                           ---------  ---------
    Property and equipment, net..........................................  $   5,766  $  10,084
                                                                           ---------  ---------
                                                                           ---------  ---------

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(4) PROPERTY AND EQUIPMENT (CONTINUED)
    At December 31, 1996 and 1997, property and equipment include assets under capital leases with an original cost of $1,262 and $1,524, respectively and accumulated amortization of $235 and $456, respectively.

(5) INTANGIBLE ASSETS

    Intangible assets consists of the following:

                                                                            1996       1997
                                                                          ---------  ---------
Management services agreements..........................................  $  10,430  $  23,338
Trademarks..............................................................         50         44
Organizational costs....................................................         75          5
Other...................................................................         56     --
                                                                          ---------  ---------
                                                                             10,611     23,387
Less accumulated amortization...........................................       (281)      (544)
                                                                          ---------  ---------
                                                                          $  10,330  $  22,843
                                                                          ---------  ---------
                                                                          ---------  ---------

(6) DEBT

    SHORT-TERM BORROWINGS

    At December 31, 1996, the Company had a total of $2,097 outstanding under two bank operating lines of credit with a bank secured by substantially all assets of the Company. In February 1997, the entire outstanding amount was fully repaid from the net proceeds from the Offering (see note 1).

    LONG-TERM DEBT

    At December 31, 1997, the Company had a credit facility from a bank in the amount of $10,000 (which was increased to a $25,000 credit facility on January 7, 1998, see note 14). The proceeds of the credit facility are available for working capital needs and to finance dental practice asset acquisitions. Principal amounts owed under the credit facility through December 31, 1997 bear interest up to 1% above the prime rate or up to 3.25% above LIBOR, at the Company's option, dependent on the Company's leverage ratio. The outstanding balance on this facility as of December 31, 1997 was $10,000. The obligations under this credit agreement are secured by substantially all assets of the Company and its subsidiaries.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(6) DEBT (CONTINUED)
    Long term debt is summarized as follows:

                                                                             1996       1997
                                                                           ---------  ---------
Note payable to bank due in monthly installments of principal and
  interest at prime plus 1.25%, paid during 1997.........................  $     667  $  --
Notes payable to bank with interest-only payments for the first 12 months
  at prime plus 1.5%, paid during 1997...................................      1,699     --
Secured notes payable, bearing interest at rates ranging from 9.75% to
  9.99%; monthly principal and interest payments of $5; maturing at
  various dates through June 2000; secured by mortgage...................         70     --
Credit facility, bearing interest at 3.25% in excess of LIBOR rate (9.1%
  at December 31, 1997), unpaid balance due in equal quarterly installments of principal and interest commencing October, 1998 through
  October 2001...........................................................         48     10,000
Subordinated note payable, bearing interest at 8%, interest payable annually beginning December 31, 1997 through January 2002; principal
  due 2002...............................................................     --            742
Senior subordinated note payable, bearing interest at 8%; due in 60 monthly installments of principal and interest of $14, beginning August
  1, 1997 through July 2002..............................................     --            637
Subordinated note payable bearing interest at 8%; payable in 36 monthly
  installments of $5, beginning December 1, 1997 through December 2001...     --            155
Senior subordinated note payable, face value of $500 discounted at 8%;
  due in July 1999.......................................................     --            441
Senior subordinated note payable, face value of $2,083 discounted at 8%;
  due in July 2002.......................................................     --          1,448
Various unsecured notes payable, due in monthly installments of principal and interest at rates ranging from 8.25% to 10.75%, maturing through
  November 2003..........................................................        210        702
                                                                           ---------  ---------
                                                                               2,694     14,125
Less current portion.....................................................       (872)      (283)
                                                                           ---------  ---------
                                                                           $   1,822  $  13,842
                                                                           ---------  ---------
                                                                           ---------  ---------

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(6) DEBT (CONTINUED)
    At December 31, 1997, the aggregate maturities of long-term debt for each of the next five years are as follows:

1998...............................................  $     283
1999...............................................      1,381
2000...............................................      3,061
2001...............................................      3,815
2002...............................................      5,564
Thereafter.........................................         21
                                                     ---------
                                                     $  14,125
                                                     ---------
                                                     ---------

(7) SHAREHOLDERS' EQUITY

    As of December 31, 1996, the Company had only common stock outstanding and GMS had two classes of stock outstanding: common stock and preferred stock. GMS preferred stock outstanding consisted of convertible preferred stock--Series A, redeemable convertible preferred stock--Series B and convertible preferred stock--Series C. The redeemable convertible preferred stock--Series B, including dividends and the convertible preferred stock--Series A and C, were converted into 7,603,677 shares (3,384,302 shares of GDS common stock) of GMS common stock on November 4, 1997 prior to the GMS merger. Upon closing of the merger between GMS and the Company, all 10,218,578 outstanding GMS common shares were converted into 4,548,161 shares of the Company's common stock.

    COMMON STOCK

    An aggregate of 608,524 shares of common stock were issued in 1996 at a purchase price of $.225 per share, which equaled the fair market value of the stock on the date of issuance, to the founders of GMS. 269,278 of these shares are subject to a four-year vesting schedule whereby one-quarter of the shares vested upon issuance and one-quarter of the shares vested in October 1997. The remaining shares vest on a monthly basis during the remaining thirty-six months.

    An aggregate of 254,901 shares issued to certain other shareholders, which were issued at a price of $.45 per share, and 339,246 shares out of the 608,524 shares issued to GMS founders, are subject to, in certain events, a right of repurchase by the Company, at cost. One half of the shares are currently subject to repurchase because the Company's EBITDA (excluding CEO salary and related expenses) for 1997 did not exceed $4,724. The second half of the shares will be subject to repurchase if, among other things, the Company's EBITDA (excluding CEO salary and related expenses) for 1998 does not exceed $12,683, and a portion of the second half will be subject to repurchase if such EBITDA does not exceed $16,911.

    PREFERRED STOCK

    Preferred stock may be issued by the Board of Directors with preferences to be determined at the time of issuance. Through December 31, 1997, none of the 30,000,000 authorized shares of the Company's preferred stock has been issued or is outstanding.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(7) SHAREHOLDERS' EQUITY (CONTINUED)
    STOCK WARRANTS ISSUED IN CONJUNCTION WITH DEBT ISSUANCE AND ACQUISITIONS

    In May 1996 the Company issued warrants to purchase 4,333 shares of the Company's common stock at $7.50 per share to a lender in connection with a line of credit agreement. The stock warrants were valued at $9 and have been recorded as debt issuance costs and additional paid-in capital. The estimated fair value of the stock warrants was amortized over the six-month term of the line of credit. Such amortization expense has been included in interest expense in the statement of operations. The stock warrants expire on May 31, 2001 and carry certain piggyback registration rights. The stock warrants have not been exercised to date.

    In addition, in May 1996, the Company issued to certain directors, officers and shareholders of the Company warrants to purchase 115,000 shares of the Company's common stock at $7.50 per share in consideration for guaranteeing a total of $1,000 of a line-of-credit which is no longer available and has been fully repaid. The fair value of the stock warrants of $233 was amortized over the six-month term of the line of credit. Such amortization expense has been included in interest expense in the statement of operations. All stock warrants expire in May 2001 and no such stock warrants have been exercised to date.

    In connection with the Company's $10 million credit facility, warrants were issued in 1996 entitling the bank to purchase up to 81,942 shares of the Company's common stock at a price of $3.93 per share. The warrants were recorded at their estimated fair market value of $1 which is included in interest expense in the accompanying financial statements. These warrants expire in October 2001.

    In connection with the Company's initial public offering, warrants were issued in 1997 entitling representatives of the underwriters to purchase up to 150,000 shares of the Company's common stock at a price of $6.00 per share. These warrants were recorded at their estimated fair value of $1.

    In connection with the acquisition of the net assets of dental practices in 1997, the Company issued warrants to purchase approximately 189,160 shares of common stock at $7.86 per share. The warrants expire in 2004; no such stock warrants have been exercised to date. Warrants for 22,254 shares become exercisable only if certain performance conditions are met by the acquired dental practices. The estimated fair value of $4 was recorded as part of the consideration for the acquisition.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(8) REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK

    The following summary presents the changes in the redeemable convertible preferred stock--Series B and redeemable common stock:

                                                 SHARES OF
                                                 REDEEMABLE        REDEEMABLE
                                                CONVERTIBLE       CONVERTIBLE       SHARES OF
                                                 PREFERRED         PREFERRED        REDEEMABLE      REDEEMABLE
                                              STOCK-- SERIES B  STOCK-- SERIES B   COMMON STOCK    COMMON STOCK
                                              ----------------  ----------------  --------------  ---------------
Balance, December 31, 1995..................         --            $   --               57,551       $     711
Issued in connection with private
  placement.................................       6,180,000           10,815          100,000             957
Issued in connection with acquisitions......         --                --               38,994             530
Accretion of put rights.....................         --                --               --                  91
Exercise of put rights......................         --                --               (6,243)            (90)
Dividends on redeemable convertible
  preferred stock--Series B.................         --                   240           --              --
                                              ----------------       --------          -------          ------
Balance, December 31, 1996..................       6,180,000           11,055          190,302           2,199
                                              ----------------       --------          -------          ------
Issued in connection with private
  placement.................................         107,142              188           --              --
Dividends on redeemable convertible
  preferred stock--Series B.................         --                   932           --              --
Accretion of put rights.....................         --                --               --                  34
Exercise of put rights......................         --                --               (6,616)           (103)
Conversion into common stock................      (6,287,142)         (12,175)          --              --
                                              ----------------       --------          -------          ------
Balance, December 31, 1997..................         --            $   --              183,686       $   2,130
                                              ----------------       --------          -------          ------
                                              ----------------       --------          -------          ------

    REDEEMABLE COMMON STOCK

    In connection with certain acquisitions, the Company granted put rights to certain shareholders that may require the Company to redeem up to 96,545 shares of its common stock, at a redemption price ranging from $13.38 to $19.62 per share. If all shareholders with such put rights exercise their options, the Company would be required to repurchase the above shares of common stock for $1,409. The redemption periods began April 1, 1996 and continue through January 4, 2003. If the shareholder does not place a redemption request during the redemption period, the put right will expire on the stated expiration date. Put rights for all but 20,000 shares terminate in the event of the Company successfully completing a public offering at a price of at least $20.00 per share. The Company redeemed 6,243 shares of redeemable common stock for $90 during 1996 and 6,616 shares for $103 during 1997.

    The shares of common stock subject to the put rights are reported on the balance sheet as redeemable common stock. Such shares have been recorded at their fair value as of date of acquisition, inclusive of accretion during each of the two years in the period ended December 31, 1997. The Company records accretion on a ratable basis over the redemption period of the respective stock. Such accretion for the years ended December 31, 1996 and 1997 was $91 and $34, respectively.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(8) REDEEMABLE CONVERTIBLE PREFERRED AND COMMON STOCK (CONTINUED)
    Such common stock at December 31, 1997 is redeemable as follows:

                                                             SHARES     AMOUNT     PRICE RANGE
                                                            ---------  ---------  --------------
1998......................................................      2,974  $      50  $16.82
1999......................................................      2,754         50  13.38-18.16
2000......................................................     40,849        576  13.60-19.62
2001......................................................     29,681        438  13.60-18.80
2002......................................................      3,714         51  13.60
Thereafter................................................      3,714         51  13.60
                                                            ---------  ---------
                                                               83,686  $   1,216
                                                            ---------  ---------
                                                            ---------  ---------

    PRIVATE PLACEMENT OF REDEEMABLE COMMON STOCK AND WARRANTS

    In June 1996, the Company completed a private placement offering (the "Placement Offering") of 100,000 shares Company's redeemable common stock which include warrants to purchase 100,000 additional shares of the Company's common stock at an exercise price of $7.50 per share. Total proceeds from the Placement Offering (net of Placement Offering costs of $43) were $957. The net proceeds allocated to common stock aggregated $732. The stock warrants were recorded at their estimated fair value of $225 and are entitled to certain piggyback registration rights. The stock warrants expire on December 14, 2001; no stock warrants have been exercised to date.

    In connection with the private placement, the shareholder received certain put rights which are exercisable after June 21, 2001 but not later than June 21, 2003 if the Company has not completed a public offering of its common stock by June 21, 2001 at a price of at least $22.00 per share and with net proceeds to the Company of at least $10,000. The per share price applicable to the put rights is 20 times the Company's average adjusted net income per share for the two most recent fiscal years preceding the exercise of the rights. As of December 31, 1997, the Company has not recorded any accretion related to the above put rights.

(9) STOCK OPTIONS

    The Company has adopted a Stock Incentive Plan (the "Plan"). The Plan provides for issuance of up to 1,000,000 shares of common stock in connection with various stock grants, awards and sales granted under such plan to employees and non-employees (primarily key dental group personnel). The Plan authorizes the grant of incentive stock options, non-statutory stock options, stock appreciation rights or bonus rights; award of stock bonuses; and/or sale of restricted stock. The exercise price for incentive stock options may not be less than fair market value of the underlying shares on the date of grant. The Plan is administered by the Company's Board of Directors. The Board has the authority to determine the persons to whom awards will be made, the amounts, and other terms and conditions of the awards. Shares issued under the Plan are generally subject to a five- year vesting schedule from the date of grant and expire ten years from the original grant date.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) STOCK OPTIONS (CONTINUED)
    On February 13, 1997 (the offering date), the Company repriced all employee stock options than outstanding to the offering price of $5.00 per share (except for certain stock options held by a principal shareholder, which were repriced at 110% of the offering price). All other terms with respect to such options were maintained. The Company did not recognize compensation expense related to the repricing of the employee stock options as the adjusted exercise price was not below the fair value of the common stock as of the repricing date.

    Prior to the merger, GMS had two stock-based option plans ("Former Plans") which offered essentially the same awards and stock option terms as the Plan. Upon consummation of the merger of GMS with the Company, the Former Plans were frozen to allow no additional option grants under those plans. The number of options and option price for the options granted under the Former Plans were converted to the Company share and share price equivalent utilizing the same conversion ratio of GMS common stock to Company common stock.

    Stock options issued to non-employees have been recorded at their estimated fair market value and are being expensed over their respective vesting lives of up to five years. Total compensation expense recorded for the years ended December 31, 1996 and 1997 was $52 and $56, respectively.

    STATEMENT OF FINANCIAL ACCOUNTING STANDARDS NO. 123 ("SFAS 123")

    The Financial Accounting Standards Board has issued SFAS 123, Accounting for Stock Based Compensation, which defines a fair value based method of accounting for employee stock option or similar compensation plans. However, it also allows an entity to continue to measure compensation cost related to stock options issued to employees under these plans using the method of accounting prescribed by the Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees. Entities electing to remain with the accounting in APB 25 must make pro forma disclosures of net income and earnings per share, as if the fair value based method of accounting defined in this Statement had been applied.

    The Company has elected to account for its stock-based compensation plans under APB 25; however, the Company has computed for pro forma disclosure purposes the value of all options granted during the years ended December 31, 1996 and 1997. The 1996 options were valued using the minimum value pricing model as prescribed by SFAS 123 for nonpublic companies. The options issued subsequent to the Company's 1997 initial public offering have been valued using the Black-Scholes pricing model as prescribed by SFAS 123. The following weighted average assumptions have been used for grants of stock options:

                                                                             1996       1997
                                                                           ---------  ---------
Risk free interest rate..................................................        6.5%       6.4%
Expected dividend yield..................................................     --         --
Expected lives...........................................................    5 years    5 years
Expected volatility......................................................     --             60%

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) STOCK OPTIONS (CONTINUED)
    Options were assumed to be exercised over the five-year expected life for the purpose of this valuation. Adjustments are made for options forfeited prior to vesting. The total value of options granted was computed as the following approximate amounts, which would be amortized on the straight-line basis over the vesting period of the options:

Year ended December 31, 1996........................................  $     705
Year ended December 31, 1997........................................      1,175

    If the Company had accounted for stock options issued to employees in accordance with SFAS 123, the Company's net loss attributable to common stock and pro forma net loss per share would have been reported as follows:

    Net loss attributable to common stock:

                                                                             1996       1997
                                                                           ---------  ---------
As reported..............................................................  $  (2,018) $  (4,153)
Pro forma................................................................     (2,133)    (4,523)

    Pro forma net loss per common and common equivalent share:

                                                                                        1997
                                                                                   (AS RESTATED--
                                                                          1996      SEE NOTE 15)
                                                                        ---------  ---------------
As reported--basic....................................................  $   (1.18)    $    (.91)
Pro forma--basic......................................................      (1.25)         (.99)
As reported--diluted..................................................      (1.18)         (.91)
Pro forma--diluted....................................................      (1.25)         (.99)

    The effects of applying SFAS 123 for providing pro forma disclosures for 1996 and 1997 are not likely to be representative of the effects on reported net loss and net loss per common equivalent share for future years, because options vest over several years and additional awards generally are made each year.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(9) STOCK OPTIONS (CONTINUED)
    The following summary presents the options granted and outstanding under the Plan and Former Plans as of December 31, 1997:

                                                                                      WEIGHTED
                                                  NUMBER OF SHARES                     AVERAGE
                                              -------------------------               EXERCISE
                                               EMPLOYEE   NON-EMPLOYEE     TOTAL        PRICE
                                              ----------  -------------  ----------  -----------
Outstanding, December 31, 1995..............     215,000       67,750       282,750   $    5.47
  Granted...................................     192,112       38,705       230,817        3.43
  Exercised.................................      (2,000)      --            (2,000)     --
  Canceled..................................     (96,549)      (5,833)     (102,382)       8.19
                                              ----------  -------------  ----------       -----
Outstanding, December 31, 1996..............     308,563      100,622       409,185        3.66
  Granted...................................     746,306        1,200       747,506        3.03
  Exercised.................................    (353,918)      --          (353,918)        .71
  Canceled..................................    (142,100)      (1,200)     (143,300)       4.78
                                              ----------  -------------  ----------       -----
Outstanding, December 31, 1997..............     558,851      100,622       659,473   $    4.85
                                              ----------  -------------  ----------       -----
                                              ----------  -------------  ----------       -----

    The following table sets forth the exercise prices, the number of options outstanding and exercisable, and the remaining contractual lives of the Company's stock options granted under the Plan and Former Plans at December 31, 1997:

                  NUMBER OF OPTIONS       WEIGHTED AVERAGE
  EXERCISE     ------------------------   CONTRACTUAL LIFE
    PRICE      OUTSTANDING  EXERCISABLE       REMAINING
-------------  -----------  -----------  -------------------
  $     .20        15,250       15,250             7.57years
        .45        84,118       19,195             8.90
        .67        15,355       --                 9.63
       4.13        45,500       --                 6.76
       5.00       305,250       48,170             8.45
       5.50        81,000       81,000             5.83
       8.02        68,000        1,000             9.64
      10.00        45,000       27,672             7.35
     ------    -----------  -----------             ---
  $    4.85       659,473      192,287             8.02
     ------    -----------  -----------             ---
     ------    -----------  -----------             ---

    As of December 31, 1997, there are 354,538 options available for future grant under the Plan.

(10) TRANSACTIONS WITH AND RECEIVABLES FROM RELATED DP'S

    The Company currently derives a portion of its management fees from three DPs with which it is related through common ownership of certain shareholders.

    The Company provides management support services to these related DPs under management agreements with forty-year terms. In 1996 and 1997, the Company earned management fees based on

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(10) TRANSACTIONS WITH AND RECEIVABLES FROM RELATED DP'S (CONTINUED) specified percentages of net dental practice patient revenues as defined in the agreements. Such percentages ranged from 51% to 53% and were negotiated with the DPs and have been developed and revised as necessary based on the Company's services and operating needs. Subsequent to December 31, 1997, the Company and the DPs have entered into new management services agreements (see note 14).

    Affiliate receivables consist primarily of amounts owed to the Company by the unconsolidated DPs to reimburse the Company for payment of the unconsolidated DPs payroll and other direct costs, net of amounts due to the unconsolidated DPs related to the asset acquisitions and the unconsolidated DPs share of revenues. The Company also transacts various other business with the related DPs, including short-term operating advances.

(11) INCOME TAXES

    Income tax benefit consists of the following:

                                                                                  1996
                                                                   -----------------------------------
                                                                     CURRENT     DEFERRED      TOTAL
                                                                   -----------  -----------  ---------
U.S. Federal.....................................................   $    (175)   $    (420)  $    (595)
State and local..................................................          (6)         (54)        (60)
                                                                        -----        -----   ---------
                                                                    $    (181)   $    (474)  $    (655)
                                                                        -----        -----   ---------
                                                                        -----        -----   ---------

                                                                                  1997
                                                                   -----------------------------------
                                                                     CURRENT     DEFERRED      TOTAL
                                                                   -----------  -----------  ---------
U.S. Federal.....................................................   $    (123)   $      34   $     (89)
State and local..................................................           8       --               8
                                                                        -----        -----   ---------
                                                                    $    (115)   $      34   $     (81)
                                                                        -----        -----   ---------
                                                                        -----        -----   ---------

    The effective tax rate differed from the U.S. statutory Federal rate due to the following:

                                                                               1996       1997
                                                                             ---------  ---------
Statutory federal rate.....................................................  $    (796) $  (1,111)
Increase (reduction) in income taxes resulting from:
  State income taxes, net of federal income tax benefit....................        (90)         3
  Amortization of nondeductible goodwill and other nondeductible items.....        163         80
  Valuation allowance for deferred tax assets allocated to income tax
    expense................................................................         75        691
  Prior year reconciliation................................................     --            189
  Other....................................................................         (7)        67
                                                                             ---------  ---------
Effective tax rate.........................................................  $    (655) $     (81)
                                                                             ---------  ---------
                                                                             ---------  ---------

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(11) INCOME TAXES (CONTINUED)
    Deferred tax assets (liabilities) are comprised of the following components:

                                                                             1996       1997
                                                                           ---------  ---------
Deferred tax assets:
  Net operating loss carryforward........................................  $     647  $     645
  Accrued payroll/bonus related..........................................     --             85
  Allowance for doubtful accounts........................................        618      1,663
  Compensated absences, principally due to accrual for financial
    reporting purposes...................................................        114        146
  Intangible assets, principally due to differences in amortization and
    capitalized cost.....................................................     --            164
  Other..................................................................         12         38
                                                                           ---------  ---------
      Total gross deferred tax assets....................................      1,391      2,741
Less valuation allowance.................................................        (75)      (766)
                                                                           ---------  ---------
      Deferred tax assets, net of valuation allowance....................      1,316      1,975
                                                                           ---------  ---------
Deferred tax liabilities:
  Accounts receivable....................................................       (759)    (1,410)
  Plant and equipment, principally due to differences in depreciation and
    capitalized cost.....................................................       (444)      (525)
  Intangible assets, principally due to accrual for financial reporting
    purposes.............................................................        (11)    --
  Cash versus accrual reporting for tax purposes.........................        (68)       (38)
  Other..................................................................     --             (2)
                                                                           ---------  ---------
      Deferred tax liabilities...........................................     (1,282)    (1,975)
                                                                           ---------  ---------
      Net deferred tax asset.............................................  $      34  $  --
                                                                           ---------  ---------
                                                                           ---------  ---------

(12) MALPRACTICE INSURANCE

    The dental group's dentists are insured with respect to dentistry malpractice risks on a claims-made basis. There are known claims and incidents that may result in the assertion of additional claims, as well as claims from unknown incidents that may be asserted arising from services provided to patients. Management is not aware of any claims against the Company or its affiliated groups which might have a material impact on the Company's financial position or results of operations.

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(13) COMMITMENTS AND CONTINGENCIES

    LEASE COMMITMENTS

    The Company has primarily entered into operating leases of commercial property. Commercial properties under operating leases mostly include space required to perform dental services and space for administrative facilities. Lease expense, including month-to-month rentals, for the years ended December 31, 1996 and 1997 was $1,432 and $3,012, respectively.

    The future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consist of the following at December 31, 1997:

                                                                            CAPITAL    OPERATING
                                                                           ---------  -----------
1998.....................................................................  $     465   $   3,246
1999.....................................................................        312       3,169
2000.....................................................................        232       2,838
2001.....................................................................        103       2,506
2002.....................................................................         36       2,029
Thereafter...............................................................     --           8,284
                                                                           ---------  -----------
    Total minimum lease obligation.......................................      1,148   $  22,072
                                                                                      -----------
                                                                                      -----------
Less portion attributable to interest....................................        199
                                                                           ---------
    Obligations under capital leases.....................................        949
Less current portion.....................................................        368
                                                                           ---------
                                                                           $     581
                                                                           ---------
                                                                           ---------

    LITIGATION

    The Company is subject to various claims and legal actions which arise in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations

(14) SUBSEQUENT EVENTS

    On January 7, 1998, the Company amended its $10 million credit facility (the "Credit Facility") to provide for a maximum credit line of $25 million, which may be increased at the option of the Company to $30 million following completion of an equity offering by the Company in which the Company receives at least $20 million in net cash proceeds. The Company intends to use the Credit Facility for working capital requirements, to purchase non-professional dental practice assets of additional dental practices that the Company may seek to affiliate with, and to purchase operating assets for existing affiliated dental practices. The Credit Facility provides that the aggregate amount borrowed under the Credit Facility for working capital purposes and letter of credit obligations may not exceed $4 million, and that remaining amounts available under the Credit Facility may be used by the Company for permitted acquisitions and capital expenditures. The revolving feature of the Credit Facility expires on September 30, 1999, at which time it will convert into a three year term loan to be repaid in 12 equal quarterly installments. Principal

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(14) SUBSEQUENT EVENTS (CONTINUED)
amounts owed under the Credit Facility bear interest, at the Company's option and dependent upon the Company's leverage ratio, of (i) up to 1.0% over prime or
(ii) up to 3.25% above LIBOR. The Credit Facility requires the Company to pay an unused commitment fee based upon a range from .375-.50% of the amount by which the bank commitment under the Credit Facility exceeds the aggregate amount of all loans then outstanding. The Credit Facility contains several covenants including (i) restrictions on the ability of the Company to incur indebtedness and repurchase, or pay dividends with respect to, its capital stock; and (ii) requirements relating to maintenance of a specific net worth and specified ratios of current assets to current liabilities, debt to cash flow and EBITDAR (earnings before interest expense, taxes, depreciation, amortization and operating lease rental expense) to fixed charges. In addition, the Credit Facility requires the Company to notify the lenders prior to making any acquisition and to obtain the consent of the lenders prior to making (i) certain acquisitions with purchase price exceeding $3 million, (ii) all acquisitions with purchase prices exceeding $5 million and (iii) capital expenditures exceeding $5 million in any fiscal year. The Credit Facility also requires the Company to convert to a holding company that owns no assets other than the stock of its operating subsidiaries on or before May 31, 1998. If the Company does not attain holding company status on or before May 31, 1998, the interest rate applicable to amounts borrowed under the Credit Facility will be increased by 0.5% and if holding company status is not obtained on or before July 31, 1998 an event of default will exist under the terms of the Credit Facility. The Company's obligations under the Credit Facility are guaranteed by each of the subsidiaries of the Company. The obligations of the Company under the Credit Facility and the subsidiaries under the guarantees are secured by a security interest in the equipment, fixtures, inventory, receivables, subsidiary stock, certain debt instruments, accounts and general intangibles of each of such entities.

    The Company and its related Washington and Oregon DPs entered into asset purchase and management service agreements (collectively, the Agreements) on January 1, 1998. The new management service agreements meet the criteria for consolidation of the DP accounts with the Company for financial reporting purposes as outlined in EITF 97-2.

    Under the terms of the Agreements, the Company acquired all of the fixed assets and assumed certain liabilities of the DPs. In exchange, the Company paid consideration of $1,674, which was offset by the Company's $1,674 receivable from the DPs. In addition, the Company issued options to purchase 110,000 shares of Company common stock at an exercise price of $8.38 per share, subject to a five-year vesting schedule and will pay $575 in cash over 18 equal monthly installments. Also, the Company may pay possible minimal future consideration in cash or options to be determined upon the achievement of certain financial results, as defined in the Agreements.

    In 1998 the Company completed the acquisitions of two DPs located in northern California and western Oregon, representing ten clinical office locations. The purchase price for these affiliations totalled $8,410 and included cash and 43,077 shares of common stock. These affiliations will be accounted for using the purchase method of accounting.

    On February 28, 1998 the Company signed a definitive agreement to acquire Managed Dental Care of Oregon, Inc. (MDC). MDC is a dental care organization that contracts with the state of Oregon to provide care under the Oregon Health Plan. MDC in turn contracts with dental care providers to provide dental care to Oregon Health Plan participants. The cash purchase price is $950 and the acquisition is subject to

               GENTLE DENTAL SERVICE CORPORATION AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1996 AND 1997

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

(14) SUBSEQUENT EVENTS (CONTINUED)
Oregon state regulatory approval. The acquisition is expected to close during 1998 and will be accounted for using the purchase method of accounting.

    During September 1997, the Company entered into definitive agreements to acquire Dedicated Dental Systems, Inc. (DDS) and the assets of certain related practices. The acquisition includes 15 dental offices located in and around Bakersfield, CA. On February 28, 1998 the definitive agreements were amended and now provide for a purchase price of $16,431 in cash and 705,101 shares of common stock valued at $5,769 plus potential future amounts based on performance. The acquisition of DDS is expected to close during 1998 and is subject to California state regulatory approval. The acquisition will be accounted for using the purchase method of accounting.

    During March 1998, the Company entered into an agreement to lease office space for a period of sixty months commencing May 1998 at a monthly base rent of $15.

(15) RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

    The Company has restated its consolidated financial statements for the correction of an error in the weighted average number of shares of common stock outstanding for the year ended December 31, 1997. As a result of this correction, the following amounts were restated as of and for the year ended December 31, 1997:

                                                                                              AS
                                                                                          PREVIOUSLY       AS
                                                                                           REPORTED     RESTATED
                                                                                         ------------  ----------
Loss per share attributable to common stock--basic and diluted.........................       $(1.17)       $(.91)
Weighted average common shares utilized for the year ended December 31, 1997 (note
  2)...................................................................................    3,544,149    4,559,140
Per share amount of restructuring plan charge recorded in the fourth quarter of 1997
  (note 3).............................................................................        $ .32        $ .25
Pro forma net loss per common and common equivalent share:
As reported--basic and diluted.........................................................       $(1.17)       $(.91)
Pro forma--basic and diluted (note 9)..................................................       $(1.28)       $(.99)

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and
Stockholders of Dental Care Alliance, Inc.

    In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of Dental Care Alliance, Inc. (the "Company") successor to Golden Care Holdings, Inc. and its subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

Price Waterhouse LLP
Tampa, Florida
March 30, 1998

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

                          CONSOLIDATED BALANCE SHEETS

                                                                                              DECEMBER 31,
                                                                                       ---------------------------
                                                                                           1996          1997
                                                                                       ------------  -------------
                                                      ASSETS
Current assets:
  Cash and cash equivalents..........................................................  $  1,253,259  $  20,367,722
  Consulting and license fees receivable.............................................        59,000         64,116
  Management fee receivable from PAs.................................................       397,441        914,026
  Advances to PAs, net...............................................................        16,454        483,421
  Other current assets...............................................................        27,644        254,412
  Current portion of long-term notes receivable from PAs.............................        68,460         83,522
                                                                                       ------------  -------------
    Total current assets.............................................................     1,822,258     22,167,219

Property and equipment, net..........................................................        40,230      1,113,050
Intangible assets, net...............................................................       803,753      4,747,303
Long-term notes receivable from PAs, less current portion............................       129,935        313,940
Consulting and license fees receivable, noncurrent...................................       251,925       --
Other assets.........................................................................        74,838        212,975
                                                                                       ------------  -------------
    Total assets.....................................................................  $  3,122,939  $  28,554,487
                                                                                       ------------  -------------
                                                                                       ------------  -------------

                                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................................................................  $    491,509  $     638,030
  Accrued payroll and payroll related costs..........................................       124,236         64,933
  Other accrued liabilities..........................................................        31,508        412,952
  Acquisition and affiliation obligations payable....................................       --             920,000
  Income taxes payable...............................................................        35,500        179,367
  Current portion of long-term debt and capital leases...............................       173,652        195,193
                                                                                       ------------  -------------
    Total current liabilities........................................................       856,405      2,410,475
Deferred income taxes................................................................       --             773,269
Long-term debt and capital leases, less current portion..............................        40,350        816,918
                                                                                       ------------  -------------
    Total liabilities................................................................       896,755      4,000,662
                                                                                       ------------  -------------
Commitments and contingencies (Notes 7 and 18).......................................       --            --
Mandatorily redeemable preferred stock, $.01 par value, 15,000 shares authorized,
  issued and outstanding.............................................................     1,402,562       --
Put rights associated with common stock..............................................       191,237       --
                                                                                       ------------  -------------
                                                                                          1,593,799       --
                                                                                       ------------  -------------
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares authorized, 3,995,460 and 6,977,700
    issued and outstanding at December 31, 1996 and 1997, respectively...............        39,955         69,777
  Additional paid-in capital, net of $272,268 loan receivable at December 31, 1997...       554,696     24,126,009
  Retained earnings..................................................................        37,734        358,039
                                                                                       ------------  -------------
    Total stockholders' equity.......................................................       632,385     24,553,825
                                                                                       ------------  -------------
    Total liabilities and stockholders' equity.......................................  $  3,122,939  $  28,554,487
                                                                                       ------------  -------------
                                                                                       ------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                              FOR THE YEARS ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Management fees.........................................................  $    513,705  $  1,289,828  $  7,588,193
Consulting and licensing fees...........................................       262,769       347,600       290,885
                                                                          ------------  ------------  ------------
    Total revenues......................................................       776,474     1,637,428     7,879,078
                                                                          ------------  ------------  ------------
Managed dental center expenses:
  Staff salaries and benefits...........................................       --            223,657     2,021,497
  Dental supplies.......................................................       --             79,448       650,444
  Laboratory fees.......................................................       --             98,222       971,024
  Marketing.............................................................       --             38,128       414,519
  Occupancy.............................................................       --            106,501       998,141
  Other.................................................................       --             57,182       851,631
                                                                          ------------  ------------  ------------
    Total managed dental center expenses................................       --            603,138     5,907,256
                                                                          ------------  ------------  ------------
Gross profit............................................................       776,474     1,034,290     1,971,822
  Salaries and benefits.................................................       400,669       521,683       786,795
  General and administrative............................................       234,577       260,558       600,657
  Advisory services.....................................................       127,768            --            --
  Depreciation and amortization.........................................        22,106        27,654       163,681
                                                                          ------------  ------------  ------------
      Operating income (loss)...........................................        (8,646)      224,395       420,689
  Interest income, net..................................................         6,494        20,781       263,568
                                                                          ------------  ------------  ------------
Income (loss) before income taxes and minority interest.................        (2,152)      245,176       684,257
Provision for income taxes..............................................       --             35,500       263,952
Minority interest.......................................................         8,654         7,674       --
                                                                          ------------  ------------  ------------
Net income (loss).......................................................       (10,806)      202,002       420,305
  Adjustment to redemption value of common and preferred securities.....        85,709      (191,237)      (10,500)
  Cumulative preferred stock dividend...................................       --             (6,485)     (100,000)
                                                                          ------------  ------------  ------------
Net income applicable to common stock...................................  $     74,903  $      4,280  $    309,805
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Basic net income per common share.....................................  $       0.02       --       $       0.07
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Diluted net income per common share...................................  $       0.02       --       $       0.07
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Basic weighted average common shares outstanding......................     3,791,610     3,829,029     4,610,331
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
  Diluted weighted average common shares outstanding....................     3,864,291     3,907,492     4,697,809
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                             COMMON      ADDITIONAL
                                                 COMMON    STOCK ($.01     PAID-IN      RETAINED
                                                 STOCK        PAR)         CAPITAL      EARNINGS        TOTAL
                                               ----------  -----------  -------------  -----------  -------------
Balance, January 1, 1995.....................   3,791,610   $  37,916   $      12,959  $    67,525  $     118,400
Net loss.....................................                                              (10,806)       (10,806)
Cash contribution from stockholder...........                                  15,766                      15,766
Common stock--accretion to put value.........                                  85,709                      85,709
Issuance of warrants.........................                                 127,768                     127,768
Dividends....................................                                              (40,000)       (40,000)
                                               ----------  -----------  -------------  -----------  -------------
Balance, December 31, 1995...................   3,791,610      37,916         242,202       16,719        296,837
Net Income--January 1 to October 25, 1996....                                              157,783        157,783
Purchase of minority interest................                                  18,768                      18,768
Reclassification of members capital upon
  C-Corporation election (see Note 1)........                                 174,502     (174,502)      --
Issuance of common stock.....................     203,850       2,039         310,461                     312,500
Common stock--accretion to put value.........                                (191,237)                   (191,237)
Accrued dividends on mandatorily redeemable
  preferred stock............................                                               (6,485)        (6,485)
Net income--October 26 to December 31,
  1996.......................................                                --             44,219         44,219
                                               ----------  -----------  -------------  -----------  -------------
Balance, December 31, 1996...................   3,995,460      39,955         554,696       37,734        632,385
Adjustment to redemption value of preferred
  stock......................................                                              (10,500)       (10,500)
Accrued dividends on mandatorily redeemable
  preferred stock............................                                             (100,000)      (100,000)
Issuance of common stock.....................     163,080       1,630         271,158                     272,788
Issuance of common stock for marketplace
  acquisition................................      80,000         800         799,200                     800,000
Exercise of warrants under advisory
  agreement..................................      84,802         848          19,152                      20,000
Stock subscription receivable................                                (272,768)                   (272,768)
Conversion of preferred stock................     654,358       6,544       1,778,492       10,500      1,795,536
Elimination of put rights on common stock....                                (191,237)                   (191,237)
Net proceeds from initial public
  offering...................................   2,000,000      20,000      21,167,316      --          21,187,316
Net Income...................................                                              420,305        420,305
                                               ----------  -----------  -------------  -----------  -------------
Balance, December 31, 1997...................   6,977,700   $  69,777   $  24,126,009  $   358,039  $  24,553,825
                                               ----------  -----------  -------------  -----------  -------------
                                               ----------  -----------  -------------  -----------  -------------

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                 FOR THE YEARS ENDED DECEMBER 31,
                                                                                 --------------------------------
                                                                                   1995       1996        1997
                                                                                 ---------  ---------  ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income (loss)............................................................  $ (10,806) $ 202,002  $  420,305
  Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
    Depreciation and amortization..............................................     22,106     27,654     163,681
    Issuance of warrants for advisory services.................................    127,768     --          --
    Minority interest..........................................................      8,654      7,674      --
  (Increase) decrease in:
    Consulting and license fees receivable.....................................    (72,765)  (147,158)    (53,191)
    Management fee receivable from P.A.s.......................................      2,463   (353,790)   (516,585)
    Other current assets.......................................................     (3,580)   (96,147)     90,896
  Increase (decrease) in:
    Accounts payable...........................................................     13,324    457,038      86,126
    Other accrued liabilities..................................................      1,868     29,503     263,702
    Income taxes payable.......................................................     --         35,500     104,867
    Deferred income taxes......................................................     --         --          57,269
    Accrued payroll and payroll related costs..................................    (13,159)   107,845     (59,303)
                                                                                 ---------  ---------  ----------
      Net cash provided by operating activities................................     75,873    270,121     557,767
                                                                                 ---------  ---------  ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment..........................................     (4,703)    (4,444)   (613,006)
  (Advances made) payments received on long-term notes receivable from P.A.s...     19,054      3,075    (369,957)
  Purchase of intangible and other assets (Notes 4, 5 and 8)...................    (20,000)  (486,489) (1,032,765)
                                                                                 ---------  ---------  ----------
      Net cash used in investing activities....................................     (5,649)  (487,858) (2,015,728)
                                                                                 ---------  ---------  ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Contribution from stockholder................................................     15,766     --          --
  Proceeds from issuance of mandatorily redeemable preferred stock, net........     --      1,395,000      --
  Proceeds from issuance of common stock, net..................................     --         --      21,207,336
  Payments of long-term debt...................................................    (45,692)   (67,257)   (494,925)
  Proceeds from issuance of long-term debt.....................................     --        117,514     326,980
  Advances to P.A.s............................................................     --        (16,454)   (466,967)
  Dividends....................................................................    (40,000)    --          --
                                                                                 ---------  ---------  ----------
      Net cash (used in) provided by financing activities......................    (69,926) 1,428,803  20,572,424
                                                                                 ---------  ---------  ----------
      Net increase in cash and cash equivalents................................        298  1,211,066  19,114,463

Cash and cash equivalents at beginning of period...............................     41,895     42,193   1,253,259
                                                                                 ---------  ---------  ----------
Cash and cash equivalents at end of period.....................................  $  42,193  $1,253,259 $20,367,722
                                                                                 ---------  ---------  ----------
                                                                                 ---------  ---------  ----------

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the year for income taxes...................................  $  23,903     --      $  127,065
  Cash paid during the year for interest.......................................  $  19,282  $  13,955  $   52,943
  Issuance of common stock for noncash consideration...........................     --      $ 312,500      --
  Assumption of accounts payable and accrued liabilities related to revision of
    management service agreements..............................................     --      $ 438,300      --
  Elimination of minority interest.............................................     --      $  18,768
  Elimination of put rights on common stock....................................     --         --      $  191,237
  Conversion of preferred stock................................................     --         --      $1,795,536
  Intangible assets--noncash portion (Notes 4, 5 and 8)........................     --         --      $3,125,429

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. OPERATIONS AND ORGANIZATION

    Dental Care Alliance, Inc. ("DCA" or the "Company") was formed on October 23, 1996 with a nominal capital contribution, to effect a reorganization (the "Reorganization") among DCA, Golden Care Holdings L.C. ("GCH"), the predecessor entity, and its majority owned subsidiaries Golden Care Network, L.C. ("GCN"), and Prophet Management L.C. ("PM"). DCA and GCH completed the Reorganization on October 25, 1996 by transferring substantially all of the assets, liabilities and operations of GCH, GCN and PM to DCA. Concurrently, shares of DCA were issued in exactly the same proportion as the shareholders of GCH. Effective November 4, 1997, the Company completed an Initial public offering of its stock. All per share amounts have been adjusted retroactively to reflect the stock split completed in anticipation of this transaction.

    As the shareholders of DCA and GCH, and their related ownership percentages, were identical at the time of the Reorganization, the Reorganization has been accounted for in a manner similar to a pooling of interests. The effects of the Reorganization, resulting in the recording of deferred income taxes upon conversion to C corporation status, have been reflected in these financial statements.

    GCH was incorporated in 1993 as a Florida Limited Liability Corporation which held 99% of GCN and 90% of PM. Concurrent with the Reorganization, the 10% minority shareholder interest of PM transferred his ownership interest in the assets of PM in exchange for 81,540 shares of the stock of DCA. These shares were issued to the minority shareholder at fair market value of $1.53 per share as determined by an independent third party appraisal of the common stock of the Company as of this date. As a result of this transaction, $125,000 was capitalized and is reflected as a component of intangible assets in the underlying financial statements and is being amortized over fifteen years. No step up in basis for the 1% minority share of GCH has been reflected, as the stockholders and stockholders' percentages of DCA and GCH were exactly the same on the date of the Reorganization, and the fair value of the 1% ownership interest is not material.

    The Company and its predecessor provide management, consulting and licensing services to dental practices in Florida, Michigan and, effective in March 1998, Georgia. The dental practices are owned by separate Professional Associations (the "PAs"), and the Company has entered into long-term Administrative Services Agreements ("Management Agreements") with the P.A.s to provide administrative, financial and technical support and expertise to the P.A.s in exchange for management, consulting and licensing fees, as described in Note 3.

    Each PA employs and directs the professional dental staff, including the dentists and hygienists, and provides all of the clinical services to the patients. The Company employs and directs the administrative staff and manages in collaboration with the PA owner, all of the remaining administrative, financial, marketing and professional services of the practice. As of December 31, 1997, the Company provided these management services to 29 Managed Dental Centers, 24 located in Florida and 5 in Michigan. As of December 31, 1995, 1996 and 1997, of the 9, 12 and 29 Managed Dental Centers, 6, 10 and 16 centers were owned and controlled by the same individual and resulted in $288,000, $1,022,000 and $4,508,000, for each of the years then ended, of the Company's management fees, respectively. As further described in Note 3, in 1996, the 10 Management Agreements were modified concurrent with the Reorganization, in exchange for 81,540 shares of the Company's common stock and assumption of the existing working capital liabilities of the PAs of $438,300. The fair value of these shares ($125,000) and the working capital liabilities assumed have been recorded as an intangible asset and are being amortized over the 25 year life of the agreements.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1. OPERATIONS AND ORGANIZATION (CONTINUED)
    The Company also provides consulting services to other PAs, under contracts in which the PA employs the administrative staff. Under such agreements, the Company reviews and consults on the financial and operational efficiencies of the practices. These consulting agreements were originally held by an entity which is approximately 80% controlled by the Company's President and controlling stockholder. The 20% minority stockholder assigned his interest in these agreements to the Company on October 25, 1996 in exchange for 40,770 shares of the Company's common stock which was valued at $1.53 per share, as determined by an independent third party appraisal. As a result of this transaction, $62,500 was capitalized and is reflected as a component of intangible assets in the underlying financial statements and is being amortized over the eight year remaining life of these agreements. As of December 31, 1996, the Company provided these consulting services to four Managed Dental Centers, all located in Michigan.

    In July 1997, the Company acquired the Management Agreements for these four Managed Dental Centers for $846,000, including a credit related to outstanding receivables for consulting services of $300,000 (which is forgiven ratably over the term of the associated Management Agreements), wherein it provides management services to the related practices for eight years. The acquired Management Agreements are executed under the net revenue contract (see Note 3). Unaudited net practice revenue of the dental practice was approximately $3.4 million for the period ended December 31, 1996. The Company had previously recognized revenue of $160,000 in 1996 and $53,000 for six months ended June 30, 1997, for consulting and licensing services. The Company has agreed to subcontract the day to day management of these four practices for eighty percent of the net profits of the PA, subject to certain adjustments to a Michigan based company owned by the PA owner resulting, in effect, in the acquisition of a twenty percent interest. Costs associated with this subcontract are included in General and Administrative. The Company will continue to receive license fees of $40,000 per year.

2. SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION/BASIS OF CONSOLIDATION

    The accompanying consolidated financial statements have been prepared on the accrual basis of accounting and include only those operations which are under the ownership and financial control of the Company. All intercompany accounts and transactions have been eliminated in consolidation. The Company's predecessor subsidiaries were consolidated for the year ended 1995. The Company does not have any ownership in or exercise control over the dentistry activities of the PAs and accordingly, the accompanying financial statements do not consolidate the results of the PAs.

    STOCK SPLIT

    On October 6, 1997 the Company's Board of Directors authorized a 81.54 to 1 stock split. The increase in authorized shares and the stock split have been retroactively reflected in these financial statements. The Company also authorized an increase of its authorized common shares to 50 million.

    REVENUE RECOGNITION

    The Company records its revenue in accordance with Management Agreements and other consulting and licensing agreements further described in Note 3.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    ADVERTISING

    The costs of advertising, promotion and marketing, aggregating $14,437, $42,272 and $29,502 for the years ended December 31, 1995, 1996 and 1997, respectively, are expensed when incurred and are included in general and administrative expenses.

    FAIR VALUE OF FINANCIAL INSTRUMENTS

    The estimated fair value of amounts reported in the financial statements have been determined by using available market information and appropriate valuation methodologies. The carrying value of all current assets and current liabilities approximates fair value because of their short-term nature. The carrying value of all non-current financial instruments are considered to approximate fair value based upon current market rates and instruments with similar risks and maturities.

    CASH AND CASH EQUIVALENTS

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

    CONSULTING AND LICENSE FEES RECEIVABLE

    Consulting and license fees receivable represents amounts owed to the Company from various PAs for consulting and license fees provided under contracts. The Company reviews the collectibility of its receivables related to consulting and license fees. This review is based upon the cash flow of the PAs and the fair market value of the collateral of the assets of the PAs.

    MANAGEMENT FEE RECEIVABLE FROM PA

    Management fee receivable from PA consists of amounts owed to the Company related to revenue recorded in accordance with Management Agreements and is recorded based upon the net realizable value of patient accounts receivable of the PAs. The Company reviews the collectibility of the patient accounts receivable of the PAs and adjusts its management fee receivable accordingly.

    ADVANCES TO PAS

    Advances to PAs consist of receivables from PAs in connection with working capital advances made to affiliated practices. The Company reviews the collectibility of its receivables related to advances to PAs. This review is based upon the cash flow of the PAs, and the fair market value of the collateral of the assets of the PAs. Commencing August 1997, under terms of note agreements such advances are repayable under terms calling for interest at 8 1/2%, adjusted for any changes in the Company's borrowing rate, and are due within 12 months of issuance. All advances and payables between PAs under common ownership have a right of offset included in the agreement. The Company has established a reserve for these advances of $86,000 as of December 31, 1997.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    NOTES RECEIVABLE FROM PAS

    Notes receivable from PAs relate to financing of capital additions made by PAs covering certain medical and non-medical assets. Notes receivable from PAs generally have terms of 2 to 10 years, are interest bearing with rates between 8 1/2% and 18 1/2%, and are secured by the assets of the Managed Dental Center and personally guaranteed by the PA owners.

    PROPERTY AND EQUIPMENT

    Property and equipment are stated at cost. Expenditures for maintenance and repairs are charged to expenses as incurred and expenditures for additions and betterments are capitalized. The cost of assets sold or otherwise disposed of and the related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in the statement of operations.

    Depreciation is computed by using the straight-line method over the estimated useful life of the asset, ranging from 3 to 10 years. Leasehold improvements are amortized over their estimated useful life or the remaining lease period, whichever is less.

    INTANGIBLE ASSETS

    Intangible assets includes certain organizational costs associated with the incorporation of the Company and costs related to consideration given to entities in exchange for (i) entering into Management Agreements, (ii) waiver by minority stockholder of any rights to receive management fees under certain Management Agreements, (iii) revised terms to existing Management Agreements and
(iv) the purchase of minority stockholder rights in PM. Intangible assets are being amortized over periods of 5 to 25 years.

    STOCK BASED COMPENSATION

    In October 1995 the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation ("SFAS No. 123"), which is effective for fiscal years beginning after December 15, 1995. Under SFAS No. 123, the Company may elect to recognize stock-based compensation expense based on the fair value of the awards or continue to account for stock-based compensation under Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees ("APB No. 25") and disclose in the financial statements the effects of SFAS No. 123 as if the recognition provisions were adopted. The Company has elected to continue to account for its stock based compensation for employees under APB No. 25 and adopt the disclosure only requirements of SFAS No. 123. The Company has adopted a stock based compensation plan for certain non-employees which are accounted for under SFAS No. 123.

    USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    DEPENDENCE ON THE PAS

    The Company receives fees for services provided to the PAs under Management Agreements, and Consulting and Licensing Agreements, but does not employ dentists or control the practices of the dentists employed by the PAs. The Company's revenue is dependent on revenue generated by the PAs and, therefore, effective and continued performance of the Managed Dental Centers during the term of the Management Agreements is essential to the Company's long-term success.

    The Management Agreements are generally for a term of 25 years beginning on the effective date of each individual agreement and renewing each and every year on the anniversary date of the subsequent year for a period of generally 25 years and may be terminated by the PA, or the Company, under certain events of default "with cause" as defined, including a material default by or bankruptcy of the Company. In the event of a material default by the PA, or its owner, the PA can sell the practice to a third party mutually agreed to or sell its assets to the Company for a preset formula price and assign ownership interest to a PA agreeable to all parties. In the event that the proper notification period is given to the Company, the PA can terminate the agreement at any time without cause if it sells the practice and assigns the agreement to another party to be approved by the Company. The sales price in such event will be determined through negotiations among the selling PA and the buyer. In no event can the Company replace the PA at will or for a nominal fee, except in the event of default. Any material loss of revenue by the PAs would have a material adverse effect on the Company, including the PAs' ability to repay their indebtedness to the Company.

    IMPAIRMENT OF ASSETS

    Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of ("SFAS No. 121"), was implemented by the Company in fiscal 1996. SFAS No. 121 states that if the carrying value of a long-lived asset, including associated intangibles, exceeds the sum of the estimated undiscounted cash flows from the operation of the asset, an impairment loss should be recognized for the difference between the asset's estimated fair value and carrying value. The Company periodically analyzes its financial position with regards to the provisions of SFAS No. 121. The Company evaluates whether events and circumstances have occurred that indicate the carrying amount of these long-lived assets may be impaired, by comparison of undiscounted cash flows from operations with related carrying value of the assets. At December 31, 1997, the unamortized balance of these assets are not considered to be impaired.

    ADOPTION OF NEW ACCOUNTING STANDARDS

    In February, 1997, the Financial Accounting Standards Board issued Statement No. 128, Earnings Per Share ("SFAS No. 128"), which requires companies to change in fiscal 1997 the way that they calculate and present earnings per share. In accordance with those requirements, the Company now presents "basic" earnings per share, which is net income divided by weighted average shares outstanding during the period, and "diluted" earnings per share, which considers the impact of common stock equivalents. The Company's common stock equivalents consist of employee and director stock options and warrants to purchase common stock. Earnings per share presented for prior periods have been restated in accordance with SFAS 128.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    In June 1997, the FASB adopted two standards: SFAS Nos. 130 and 131, Reporting Comprehensive Income and Disclosures about Segments of an Enterprise and Related Information, respectively. Both of these new standards relate to the presentation of financial information and do not impact the computation of net income of earnings per share. Both will be effective for the Company beginning with its 1998 annual financial statements. SFAS 130 requires that companies display "comprehensive income", which in addition to the current definition of net income includes certain amounts currently recorded directly in equity. SFAS 131 mandates the management approach to identifying business segments. Under the management approach, segments are defined as the organizational units that have been established for internal performance evaluation purposes. Management does not believe that the new standard will impact its current presentation.

    INCOME TAXES

    Upon its incorporation on October 23, 1996, as described in Note 1, the Company terminated its predecessor status as a Limited Liability Corporation and is now subject to federal income taxes. Effective October 25, 1996, the Company accounted for income taxes under the liability method in accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes ("SFAS No. 109").

3. REVENUE RECOGNITION

    MANAGEMENT FEES

    Management fees represent revenue earned from managed dental practices less amounts retained by the practices for those PAs where the Company provides management services.

    The Company earns management fees from the PAs under two types of contracts: net revenue and net profits. Under the net revenue contracts, management fees are equal to 67%-74% of the patient revenues earned by the PA. Such contracts also stipulate that the Company must pay certain expenses, as defined by the Management Agreement. Under the net profits contracts, management fees are equal to between 50% and 55% of the practice's net profits, as defined. Net profit is calculated by subtracting practice expenses (which constitutes both dental and non-dental expenses), excluding depreciation and amortization, from net collected practice revenue. Contractual revenues and related expenses have, for purposes of the accompanying financial statements, been reflected on an accrual basis.

    The amounts contractually retained by the practices under net revenue contracts are intended to cover amounts incurred for (1) salary and benefits to employ the dentists, hygienists and contracted specialists; (2) licensing fees to be paid to the Company; (3) debt and asset carrying costs on the acquisition of the practices; and (4) any other direct costs to the PA not covered under the Management Agreement.

    The revised structure of the PA contracts is designed to provide the PA with the opportunity to achieve profits over the term of the contract, as well as for incentives for the PA owners and dental professionals to increase productivity and the number of patient encounters, to improve the documentation of their services so that appropriate billings can be rendered and to increase the opportunity for dental professionals other than dentists to provide services.

    Effective October 1996, the Company revised the terms of all of its 12 then existing Management Agreements such that the Company is responsible for the payment of all non-professional expenses of the

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. REVENUE RECOGNITION (CONTINUED)
Managed Dental Centers. Ten Management Agreements were also revised to base the Company's management fee from a percentage of net profits at each PA to a percentage of net revenue from each PA and two Management Agreements were modified to assign additional responsibilities to the Company. Accordingly, prior to the revision of these 12 Management Agreements, all non-professional expenses of the Managed Dental Centers and related revenues were reflected in each PAs financial statements. The Company expects to primarily utilize net revenue contracts in the future.

    The PA located in Port Charlotte, Florida, has the right to terminate its Management Agreement during a 90-day period beginning in October 1998. Such Managed Dental Center contributed approximately 8% and 18% to the Company's revenue in 1997 and 1996, respectively. The Management Agreement expires in 2003.

    The following table sets forth the gross practice revenue earned and amounts retained by the PAs, and the management fees earned by the Company for the periods ended:

                                                                                      DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1995          1996          1997
                                                                        ------------  ------------  -------------
COMMONLY CONTROLLED PAS--GROUP 1--NET REVENUE CONTRACTS (10/26/96 -
  12/31/97) (NON-TERMINATED):
  Net practice revenue................................................  $    --       $    725,215  $   6,098,141
  Amounts contractually retained by the PAs...........................       --            188,554      1,589,760
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $    --       $    536,661  $   4,508,381
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
COMMONLY CONTROLLED PAS--GROUP 1--NET PROFIT CONTRACTS (1/1/94 -
  10/25/96) (NON-TERMINATED):
  Net practice revenue................................................  $  1,115,011  $  3,290,171  $    --
  Amounts contractually retained by the PAs...........................       983,864     2,820,871       --
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $    131,147  $    469,300  $    --
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
COMMONLY CONTROLLED PAS--GROUP 2--NET REVENUE CONTRACTS
  Net practice revenue................................................  $    --       $    --       $   2,928,739
  Amounts contractually retained by PAs...............................       --            --             758,950
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $    --       $    --       $   2,169,789
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
ALL OTHER PAS (ALL UNDER NET PROFIT CONTRACTS) (NON-TERMINATED):
  Net practice revenue................................................  $  2,454,859  $  1,459,121  $   1,561,314
  Amounts contractually retained by the PAs...........................     2,169,545     1,178,370        651,291
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $    285,314  $    280,751  $     910,023
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

3. REVENUE RECOGNITION (CONTINUED)

                                                                                      DECEMBER 31,
                                                                        -----------------------------------------
                                                                            1995          1996          1997
                                                                        ------------  ------------  -------------
TERMINATED CONTRACTS (ALL UNDER NET PROFIT CONTRACTS):
  Net practice revenue................................................  $    945,149  $    101,552  $    --
  Amounts contractually retained by the PAs...........................       847,905        98,436       --
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $     97,244  $      3,116  $    --
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
ALL PAS COMBINED:
  Net practice revenue................................................  $  4,515,019  $  5,576,059  $  10,588,194
  Amounts contractually retained by the PAs...........................     4,001,314     4,286,231      3,000,001
                                                                        ------------  ------------  -------------
  Management fees.....................................................  $    513,705  $  1,289,828  $   7,588,193
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------
  Managed dental center expenses......................................       --            603,138      5,907,286
                                                                        ------------  ------------  -------------
    Net management fees...............................................  $    513,705  $    686,690  $   1,680,937
                                                                        ------------  ------------  -------------
                                                                        ------------  ------------  -------------

    Had the net profits method been in effect for all of fiscal 1996, management fees would have been $708,336. Had the contracts been in effect for all of fiscal 1996, management fees would have been as follows:

Management fees.................................................................  $  4,270,410
Managed dental center expenses..................................................     3,303,710
                                                                                  ------------
Net management fees.............................................................  $    966,700
                                                                                  ------------
                                                                                  ------------

    CONSULTING AND LICENSING FEES

    Consulting fees related to training of personnel and other administrative services were performed by the Company for four managed dental centers which were not serviced under the Management Agreements through June 30, 1997. Subsequent to June 30, 1997, the Company and the PA owner executed 8-year Management Agreements for these four managed dental centers. The Management Agreements executed are net revenue contracts.

    As of December 31, 1997, the Company also provides separate licensing services to the 32 Managed Dental Centers. The licensing agreements typically call for a 25 year term, in exchange for an annual fee from each practice of approximately $10,000--$12,000 per year. As part of the licensing agreements, the Company will solicit and negotiate managed care contracts for the practice and provide opportunities for the licensed practice to participate in group purchasing and marketing plans.

4. AFFILIATIONS
    In April 1997, the Company acquired approximately $200,000 of non-dental assets and executed a 25-year Management Agreement with a dental practice located in Temple Terrace, Florida. Unaudited net

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4. AFFILIATIONS (CONTINUED)
practice revenue of the dental practice was approximately $950,000 for the year ended December 31, 1996. The Management Agreement executed is a net revenue contract.

    In July 1997, the Company executed four Management Agreements for $846,000 wherein it will provide management services through a subcontractor to the PAs for 8 years. The Seller financed $546,000 of this amount with terms of monthly principal and interest at 8% per annum for 8 years. The PAs were previously subject to consulting and licensing agreements. Unaudited net practice revenue of the dental practices was approximately $3.4 million for the period ended December 31, 1996. The Management Agreements executed are net revenue contracts.

    In July 1997, the Company executed a 25-year Management Agreement with a dental practice located in Flint, Michigan. Unaudited net practice revenue of the dental practice was approximately $4 million for the year ended December 31, 1996. The Management Agreement executed is a net revenue contract.

    In August 1997, the Company acquired approximately $175,000 of non-dental assets and executed a 25-year Management Agreement with a dental practice located in Tallahassee, Florida. Unaudited net practice revenue of the dental practice was approximately $900,000 for the year ended December 31, 1996. The Management Agreement executed is a net revenue contract.

    In September 1997, the Company acquired approximately $120,000 of non-dental assets and executed a 25-year Management Agreement with a dental practice located in St. Petersburg, Florida. Unaudited practice revenue of the dental practice was approximately $400,000 for the year ended December 31, 1996. The Management Agreement executed is a net revenue contract.

    In December 1997, the Company executed a 25-year Management Agreement with a dental practice located in Tampa, Florida, and acquired non-dental equipment of $50,000, $20,000 of which is included in acquisition and affiliated obligations payable. Unaudited net practice revenue of the dental practice was approximately $600,000 for the year ended December 31, 1997. The Management Agreement executed is a net revenue contract.

    In December 1997, the Company executed a 25-year Management Agreement with a dental practice in Lakeland, Florida. The total cost to the Company was $420,000 which was allocated to Management Agreement. Unaudited net practice revenue of the dental practice was approximately $800,000 for the year ended December 31, 1997. The Management Agreement executed is a net revenue contract.

    In December 1997, the Company executed a 25-year Management Agreement with a practice located in Rockledge, Florida. The total cost to the Company was $1,000,000, of which $800,000 was allocated to Management Agreement and $400,000 of which is included in acquisition and affiliation obligations payable. Unaudited net practice revenue of the dental practice was approximately $1.6 million for the year ended December 31, 1997. The Management Agreement executed is a net revenue contract.

5. ACQUISITIONS

    On December 29, 1997, the Company acquired all of the outstanding capital stock of Marketplace Dental, Inc., a Florida corporation (Marketplace), pursuant to the merger (Merger), of Marketplace with and into Dental Care Alliance of Florida, Inc. (DCA Florida), a wholly-owned subsidiary of the Company. Marketplace was the practice management company resulting from the reorganization of Children's Dental Arcade, Inc. and Wellington Marketplace Group, PA, on October 1, 1997. The Merger was

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5. ACQUISITIONS (CONTINUED)
consummated pursuant to that certain Agreement and Plan of Merger dated December 29, 1997 (Merger Agreement) among the Company, Marketplace, DCA Florida and the Marketplace shareholders.

    DCA Florida was the surviving corporation in the Merger. Marketplace was a dental practice management company which managed six dental practices in Palm Beach County. Pursuant to the Merger the Company acquired all of the assets and assumed certain liabilities of Marketplace. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. Pursuant to the Merger, all shares of Marketplace common stock were converted into the right to receive, in the aggregate 80,000 shares of unregistered common stock of the Company and an amount in cash of approximately $500,000, which is included in acquisition and affiliation obligations payable. In addition, the Merger Agreement calls for the issuance of additional common stock if certain operating results are achieved.

    As a result of the acquisition, the Company has recorded the following net assets:

Current assets..................................................................  $    146,774
Property and equipment..........................................................       505,343
Intangible assets...............................................................     1,760,429
Other assets....................................................................        21,645
Current liabilities.............................................................       (57,137)
Long-term debt..................................................................      (420,054)
Deferred tax liability..........................................................      (657,000)
                                                                                  ------------
                                                                                  $  1,300,000
                                                                                  ------------
                                                                                  ------------

    The following unaudited pro forma consolidated results of operations of the Company give effect to the Marketplace acquisition for 1996 and 1997 as if the acquisition had occurred at the beginning of each respective period.

                                                                     PRO FORMA     PRO FORMA
                                                                        1996          1997
                                                                    ------------  ------------
Total revenues....................................................  $  2,809,458  $  9,083,727
Net income........................................................  $     33,140  $    262,633
Net income per common share:
  Basic...........................................................  $       0.01  $       0.06
  Diluted.........................................................  $       0.01  $       0.06
Weighted average common shares outstanding:
  Basic...........................................................     3,909,029     4,689,673
  Diluted.........................................................     3,987,492     4,777,151

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6. PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                                         1996         1997
                                                                      ----------  ------------
Dental and other equipment..........................................  $   24,900  $    911,841
Leasehold improvements..............................................      45,027       296,437
Vehicles............................................................      13,901        13,901
                                                                      ----------  ------------
                                                                          83,828     1,222,179
Less accumulated depreciation.......................................     (43,598)     (109,129)
                                                                      ----------  ------------
                                                                      $   40,230  $  1,113,050
                                                                      ----------  ------------
                                                                      ----------  ------------

    Depreciation expense for the periods ended December 31, 1995, 1996 and 1997 was $17,939, $15,508 and $65,529, respectively.

7. OPERATING LEASES

    The Company leases office space for its corporate offices and, under the terms of certain Management Agreements, office space and certain non-dental assets on behalf of its Managed Dental Centers.

    Future minimum lease payments under these agreements as of December 31, 1997 are:

1998............................................................  $1,365,240
1999............................................................  1,224,496
2000............................................................    949,237
2001............................................................    838,026
2002............................................................    685,097
Thereafter......................................................  2,871,081
                                                                  ---------
                                                                  $7,933,177
                                                                  ---------
                                                                  ---------

    Operating lease expense for the periods ended December 31, 1995, 1996 and 1997 was $48,079, $118,000 and $856,822, respectively.

8. INTANGIBLE ASSETS

    Intangible assets consists of the following:

                                                                         1996         1997
                                                                      ----------  ------------
Organizational costs................................................  $   60,097  $     74,963
Deferred financing costs............................................      --             9,739
Management Agreements...............................................     750,802     4,767,897
                                                                      ----------  ------------
                                                                         810,899     4,852,599
                                                                          (7,146)     (105,296)
                                                                      ----------  ------------
                                                                      $  803,753  $  4,747,303
                                                                      ----------  ------------
                                                                      ----------  ------------

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8. INTANGIBLE ASSETS (CONTINUED)
    Amortization expense for the periods ended December 31, 1995, 1996 and 1997 was $4,167, $12,146 and $98,152, respectively.

9. DEBT

    Long-term debt and capital leases consists of the following:

                                                                         1996         1997
                                                                      ----------  ------------
Note payable to seller, interest rate at 9%, principal and interest
  payable monthly, maturing in April 2005, unsecured................  $   --      $    546,067
Capital lease obligations, secured by equipment and leasehold improvements at specific dental practices. Various terms ranging from five to six years with imputed interest rates of 13.6% -
  17.2%.............................................................      --           348,652
Note payable to equipment finance company, secured by equipment at
  specific dental practices, interest at 11.9%, maturing in 2002....      --           117,392
Note payable to financial institution, interest at prime plus 1%
  (9.5% and 9.25% at December 31, 1995 and 1996, respectively), principal and interest payable monthly, maturing in October 1999, secured by dental equipment and the other business assets of the
  Company...........................................................      57,805       --
Note payable to financial institution, interest at prime plus 1%
  (9.5% and 9.25% at December 31, 1995 and 1996, respectively), principal and interest payable monthly, maturing in August 1999,
  unsecured.........................................................      53,017       --
$60,000 line of credit to financial institution, secured principal payable due on demand, interest paid quarterly at 9.25% per year until first change date then rate will be prime plus 1%,
  guaranteed by the Company's President and Chief Executive
  Officer...........................................................      57,260       --
$40,000 line of credit to financial institution maturing March 26,
  1997, secured by a money market account of the Company's President and Chief Executive Officer, principal due on demand, interest paid quarterly at 7.25% per year until first change date then rate
  will be prime plus 1%.............................................      39,899       --
Other...............................................................       6,021       --
                                                                      ----------  ------------
                                                                         214,002     1,012,111
Less current portion................................................     173,652       195,193
                                                                      ----------  ------------
                                                                      $   40,350  $    816,918
                                                                      ----------  ------------
                                                                      ----------  ------------

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9. DEBT (CONTINUED)
    Future debt payments as of December 31, 1997 are:

1998............................................................  $ 195,193
1999............................................................    192,392
2000............................................................    205,366
2001............................................................    108,499
2002............................................................    102,854
Thereafter......................................................    207,807
                                                                  ---------
                                                                  $1,012,111
                                                                  ---------
                                                                  ---------

    The Company has two revolving lines of credit with a financial institution which provides for an aggregate of $1.2 million. The Company may use up to $600,000 for the purchase of non-dental assets of dental centers provided each borrowing is repaid within 45 days of draw down. The $600,000 may be used for general working capital needs. The revolving lines of credit bear interest at prime plus .75% and are payable on June 1, 1998, and contain limitations on acquisition activity without prior approval. The entire $1.2 million under the lines were available at December 31, 1997.

10. INCOME TAXES

    As described in Note 1, through October 23, 1996, the Company consisted of a group of Limited Liability Corporations ("LLCs") with one subsidiary operating as a C Corporation in 1994.

    The provision for income tax related to the C Corporation for the period October 23, 1996 through December 31, 1996 and the year ended December 31, 1997 consists of the following:

                                                                           1996        1997
                                                                         ---------  ----------
Current expense (benefit):
  Federal..............................................................  $  17,000  $  254,514
  State................................................................      2,900      51,253
Deferred expense (benefit):
  Federal..............................................................     13,600     (36,594)
  State................................................................      2,000      (5,581)
                                                                         ---------  ----------
Total..................................................................  $  35,500  $  263,952
                                                                         ---------  ----------
                                                                         ---------  ----------

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. INCOME TAXES (CONTINUED)
    The reconciliation between the effective income tax rate and the U.S. federal statutory rate is as follows:

                                                                              YEAR ENDED
                                                                             DECEMBER 31,
                                                                        ----------------------
                                                                           1996        1997
                                                                        ----------  ----------
U.S. federal taxes at statutory rate..................................  $   83,360  $  230,539
  Increase (decrease).................................................
  State taxes, net....................................................       3,737      23,841
  Flow through entity income..........................................     (51,597)
  Amortization of intangibles.........................................                   5,333
  Nondeductible items.................................................                   4,239
                                                                        ----------  ----------
Income tax provision..................................................  $   35,500  $  263,952
                                                                        ----------  ----------
                                                                        ----------  ----------

    Deferred tax assets (liabilities) are as follows:

                                                                             YEAR ENDED
                                                                            DECEMBER 31,
                                                                       -----------------------
                                                                          1996        1997
                                                                       ----------  -----------
Deferred taxes, current:
  Reserve for bad debts..............................................  $   --      $    33,529
                                                                       ----------  -----------
Net deferred tax asset current.......................................      --           33,529
                                                                       ----------  -----------
Deferred taxes, non-current:
  Depreciation.......................................................     (15,600)       4,040
  Amortization of intangibles........................................                  (10,272)
  Book in excess of tax basis in tangible assets.....................                 (767,037)
                                                                       ----------  -----------
Net deferred tax (liability), non-current............................     (15,600)    (773,269)
                                                                       ----------  -----------
Net deferred tax (liability).........................................  $  (15,600) $  (739,740)
                                                                       ----------  -----------
                                                                       ----------  -----------

    A deferred tax liability has been recorded for several intangible assets related to management agreements entered into during 1997 for which book basis exceeded tax basis.

11. MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCK

    MANDATORILY REDEEMABLE PREFERERED STOCK

    On October 25, 1996, the Company executed a subscription agreement which provided for the issuance of $1.5 million (15,000 shares at $100/share) in mandatorily redeemable preferred stock. Under the terms of that agreement, $500,000 of preferred stock was issued on October 25, 1996 and $1,000,000 was issued on December 31, 1996. Proceeds of this issuance are reflected net of $105,000 of related offering costs paid under the Advisory Agreement described in Note 14.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

11. MANDATORILY REDEEMABLE PREFERRED STOCK AND COMMON STOCK (CONTINUED)

    The Company had authorized 15,000 shares of Series A Convertible Preferred Stock with a par value of $0.01 per share. The preferred stock accrued cumulative dividends at $8/share, had voting and preemptive rights, adjustments for dilutive effects and liquidation preferences equal to $100/share plus accrued unpaid dividends. Dividends were payable in cash or, at holders' option, one-half in cash and one-half in common stock. Upon consummation of the Company's initial public offering on November 4, 1997, the preferred stock was converted into common stock.

    COMMON STOCK WITH PUT RIGHTS

    In January 1994, GCH sold to a third party an owners interest equivalent to 13%. In connection with the sale of this owners interest, the owner became a director of the Company and the Company attached certain put rights which are exercisable after January 1, 2001, if the Company had not completed a public offering of its common stock by that date. The per share price applicable to the "put rights" is 6 times pre-tax net income for the calendar year immediately preceding the exercise of the put times the ownership percentage that will be put back to the Company.

    Concurrent with the Reorganization, this ownership interest was converted to 530,010 shares of common stock of the Company with put rights which are equivalent to those described above. As of December 31, 1996, the redemption value of these put rights has been reclassified to temporary equity, from permanent equity on the Company's balance sheet. Upon consummation of the Company's initial public offering on November 4, 1997, the put rights provisions were eliminated.

12. EMPLOYEE BENEFITS

    On January 26, 1994 and October 25, 1996, the Company issued to one of its officers warrants to purchase 81,540 shares of stock (at each grant date), with an exercise price at the then fair market value (aggregate value of $147,768 and $125,000 respectively) of the stock, as determined by an independent third party appraisal. The warrants became fully vested in January 1997. All such warrants were exercised in February 1997, and the exercise price was funded by an interest bearing note from the Company. This interest bearing note has been offset against additional paid-in capital in stockholders' equity at December 31, 1997.

    On January 21, 1997, the Company issued a stock option for 49,576 shares of stock to another officer of the Company which are exercisable, in whole or in part, immediately. Exercise price is fair market value on the grant date ($1.53 per share). In no event shall this option be exercisable after January 21, 2002.

    In November 1997, the Company adopted the 1997 Executive Incentive Compensation Plan (the "Incentive Plan") which is designed to attract and retain employees, officers and directors. The Incentive Plan is administered by the Stock Option and Compensation Committee of the Board of Directors and 250,000 shares of common stock have been reserved for the Incentive Plan.

    Concurrent with the adoption of the Incentive Plan, the Company issued stock options for 61,500 shares to its employees. The options vest over a period of 3 to 5 years and must be exercised by February 2003. Exercise price is fair market value on grant debt ($12.00 per share). Currently any shares issued upon exercise would be unregistered. The Company expects to register the shares underlying the Incentive Plan before the shares issued in November, 1997 become exercisable.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. EMPLOYEE BENEFITS (CONTINUED)
    The following table summarizes the Company's stock option activity under the Incentive Plan:

                                                                            WEIGHTED
                                                                             AVERAGE    FAIR VALUE
                                                               NUMBER OF    EXERCISE    OF OPTIONS
                                                                SHARES        PRICE       GRANTED
                                                              -----------  -----------  -----------
Granted during 1995.........................................      --        $  --        $  --
Exercised during 1995.......................................      --        $  --        $  --
Outstanding at December 31, 1995............................      81,540    $    1.81
Exercisable at December 31, 1995............................      40,770    $    1.81    $    1.61

Granted during 1996.........................................      81,540    $    1.53    $    1.36
Exercised during 1996.......................................      --        $  --           --
Outstanding at December 31, 1996............................     163,080    $    1.67       --
Exercisable at December 31, 1996............................     122,310    $    1.67       --

Granted during 1997.........................................      61,500    $   12.00    $    2.66
Exercised during 1997.......................................     163,080    $    1.67       --
Outstanding at December 31, 1997............................      61,500    $   12.00       --
Exercisable at December 31, 1997............................      --        $  --           --

    The following table summarizes the stock options outstanding and exercisable under the Incentive Plan at December 31, 1996 and 1997:

                                                                     OUTSTANDING
                                                         ------------------------------------       EXERCISABLE
                                                                      WEIGHTED                 ----------------------
                                                                      AVERAGE      WEIGHTED                WEIGHTED
                                                                     REMAINING      AVERAGE                 AVERAGE
                                            RANGE OF     NUMBER OF  CONTRACTUAL    EXERCISE    NUMBER OF   EXERCISE
                                         EXERCISE PRICE   OPTIONS       LIFE         PRICE      OPTIONS      PRICE
                                         --------------  ---------  ------------  -----------  ---------  -----------
December 31, 1996......................  $1.53 - $1.81     163,080      2 months   $    1.67     122,310   $    1.67
December 31, 1997......................      $12.00         61,500     46 months   $   12.00      --       $  --

    Pro forma information regarding net income and earnings per share is required by SFAS No. 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No.
123. The fair value of each option grant is estimated on the date of grant using the fair value method with the following weighted average assumptions: no dividend yield, 11% expected volatility, risk-free interest rates ranging from 5.80% and average expected lives of four years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options. For purposes of pro forma disclosures, the estimated fair value of the

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

12. EMPLOYEE BENEFITS (CONTINUED)
options is amortized to expense over the options' vesting period. The Company's pro forma net earnings as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                               --------------------------------
                                                                 1995       1996        1997
                                                               ---------  ---------  ----------
Net income...................................................  $  74,903  $   4,280  $  270,036
                                                               ---------  ---------  ----------
                                                               ---------  ---------  ----------
Basic net income per share...................................  $     .02  $  --      $      .06
                                                               ---------  ---------  ----------
                                                               ---------  ---------  ----------
Diluted net income per share.................................  $     .02  $  --      $      .06
                                                               ---------  ---------  ----------
                                                               ---------  ---------  ----------

    Because the SFAS No. 123 provides for pro forma amounts for options granted beginning in 1995, the pro forma expense will likely increase in future years as the new option grants become subject to the pricing model.

    For periods prior to the registration of the Company's common stock, independent valuations were utilized to determine the value of the common stock.

13. NON-EMPLOYEE OPTION PLAN AND WARRANTS

    In November 1997, the Company adopted the 1997 Non-qualified Stock Option Plan ("Non-employee Plan") which is designed to provide additional incentives for the PAs with which the Company has entered into management agreements to attract and retain qualified dentists, health care specialists and PA owners. The Non-employee Plan is administered by the Stock Option and Compensation Committee of the Board of Directors and 425,000 shares of Common Stock have been reserved for the Non-employee Plan.

    Concurrent with the adoption of the Non-employee Plan, the Company issued stock options for 124,000 shares. The options vest over a period of 3 to 5 years and must be exercised by February 2003. Exercise price is fair market value on the grant date ($12.00 per share). Currently any shares issued would be unregistered. The Company has not yet determined whether the shares underlying the Non-employee Plan will be registered.

    In conjunction with work performed under the Advisory Agreement (Note 14), the Company also granted warrants to advisors.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

13. NON-EMPLOYEE OPTION PLAN AND WARRANTS (CONTINUED)
    The following table summarizes the Company's stock option activity under the Non-employee Plan:

                                                                            WEIGHTED
                                                                             AVERAGE    FAIR VALUE
                                                               NUMBER OF    EXERCISE    OF OPTIONS
                                                                SHARES        PRICE       GRANTED
                                                              -----------  -----------  -----------
Granted during 1995.........................................     137,803    $    1.74    $  --
Exercised during 1995.......................................      --        $  --        $  --
Outstanding at December 31, 1995............................     137,803    $    1.74
Exercisable at December 31, 1995............................      84,802    $    1.74    $    1.55

Granted during 1996.........................................      --        $  --        $  --
Exercised during 1996.......................................      --        $  --        $  --
Outstanding at December 31, 1996............................     137,803    $    1.74
Exercisable at December 31, 1996............................      84,802    $    1.74

Granted during 1997.........................................     124,000    $   12.00    $    2.66
Exercised during 1997.......................................      84,802    $    1.74
Outstanding at December 31, 1997............................     177,001    $    8.93
Exercisable at December 31, 1997............................      53,001    $    1.74

    The following table summarizes the stock options outstanding and exercisable at December 31, 1996 and 1997 under the Non-employee Plan:

                                                                       OUTSTANDING
                                                           ------------------------------------        EXERCISABLE
                                                                        WEIGHTED                 ------------------------
                                                                        AVERAGE      WEIGHTED                  WEIGHTED
                                                                       REMAINING      AVERAGE                   AVERAGE
                                             RANGE OF      NUMBER OF  CONTRACTUAL    EXERCISE     NUMBER OF    EXERCISE
                                          EXERCISE PRICE    OPTIONS       LIFE         PRICE       OPTIONS       PRICE
                                         ----------------  ---------  ------------  -----------  -----------  -----------
December 31, 1996......................   $0.24 - $1.74      137,803      6 months   $    1.74       84,802    $    1.74
December 31, 1997......................   $1.74 - $12.00     177,001     46 months   $    8.93       53,001    $    1.74

    The fair value of each option grant is estimated on the date of grant using the fair value method with the following weighted average assumptions: no dividend yield, 11% expected volatility, risk-free interest rates ranging from 5.80% and average expected lives of four years.

    The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's non-employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its non-employee stock options. For purposes of expense recognition, the estimated fair value of the options is amortized to expense over the options' vesting period.

    The Company recorded expense associated with the grant of options and warrants totaling $15,993, $0, and $39,769, for the years ending December 31, 1995, 1996, and 1997, respectively.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

14. ADVISORY SERVICES

    The Company entered into an exclusive corporate development advisory agreement ("Advisory Agreement") in September 1995, as amended on April 25, 1996, under which the Company is committed to the following:

    - A retainer each quarter equal to the greater of $4,000 or 6 percent of the Company's quarterly income before income tax expenses in excess of $75,000 beginning February 1, 1996, through the date of the initial public offering (November 4, 1997), which is recorded as a component of general and administrative expenses;

    - Warrants to purchase an ownership interest (84,802 shares) at an exercise price of $20,000 for services rendered in connection with business development and other financial management advisory services. These warrants were exercised in June 1997;

    - A fee of $105,000 with respect to the issuance of the mandatorily redeemable preferred stock described in Note 11;

    - A fee of $100,000 and a 5 year warrant to purchase 29,167 shares of common stock at an exercise price equal to $12 per share, upon consummation of its initial public offering on November 4, 1997; and

    - Warrants to purchase 53,001 shares of common stock at an exercise price of $92,355, which became vested upon the completion of the Company's initial public offering for services rendered in connection with financial, marketing and administrative support related to the initial public offering on November 4, 1997.

15. EARNINGS PER SHARE

    RECONCILIATION

    The following is a reconciliation of the numerator and denominator of the basic and diluted earnings per share computations for the indicated years:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Basic earnings per share:
  Numerator.............................................................  $     74,903  $      4,280  $    309,805
                                                                          ------------  ------------  ------------
Denominator:
  Common shares outstanding.............................................     3,791,610     3,829,029     4,610,331
                                                                          ------------  ------------  ------------
  Basic earnings per share..............................................  $       0.02  $    --       $       0.07
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------
Diluted earnings per share:
  Numerator.............................................................  $     74,903  $      4,280  $    309,805
                                                                          ------------  ------------  ------------
Denominator:
  Common shares outstanding.............................................     3,791,610     3,829,029     4,610,331
  Assumed conversion of options.........................................        72,681        78,463        87,478
                                                                          ------------  ------------  ------------
  Total shares..........................................................     3,864,291     3,907,492     4,697,809
                                                                          ------------  ------------  ------------
  Diluted earnings per share............................................  $       0.02  $    --       $       0.07
                                                                          ------------  ------------  ------------
                                                                          ------------  ------------  ------------

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

15. EARNINGS PER SHARE (CONTINUED)
    Options to purchase 81,540 shares of Common Stock at $1.81 per share, which were outstanding since October 1994 were not included in the computation of diluted earnings per share for 1995 or 1996 because the options' exercise price was greater than the average market price of the common shares. These options were exercised in 1997.

    PRO FORMA

    Upon its incorporation on October 23, 1996, as described in Note 1, the Company terminated its predecessor status as a limited liability corporation and became subject to federal and state income taxes. In addition, due to the conversion of the preferred stock into common stock and the termination of the common stock put rights concurrent with the closing of the initial public offering, pro forma net income per share is computed using the pro forma net income of the Company before deductions for the adjustment in redemption value of the common and preferred securities and preferred stock dividends. Since the Company has adopted Financial Accounting Standards Board Statement No. 128 "Earnings per Share" in 1997, pro forma adjustments for income taxes as if the Company had been treated as a C corporation and the impact of the preferred stock comversion have not been included in historical earnings per share in the Statement of Operations. Had the Company not restated prior years' earnings per share, the pro forma effect would have been as follows:

                                                                                      YEAR ENDED DECEMBER 31,
                                                                                 ---------------------------------
                                                                                   1995        1996        1997
                                                                                 ---------  ----------  ----------
Income (loss) before income taxes and minority interest........................  $  (2,152) $  245,176  $  684,257
Pro forma provision for income tax.............................................     --          94,000      --
Provision for income tax (after conversion to C corporation)...................                            263,952
Minority interest in consolidated subsidiaries.................................      5,343       4,739      --
                                                                                 ---------  ----------  ----------
Pro forma net income (loss)....................................................  $  (7,495) $  146,437  $  420,305
                                                                                 ---------  ----------  ----------
                                                                                 ---------  ----------  ----------
Basic earnings per share.......................................................  $  --      $     0.04  $     0.09
                                                                                 ---------  ----------  ----------
Diluted earnings per share.....................................................  $  --      $     0.04  $     0.09
                                                                                 ---------  ----------  ----------

16. RELATED PARTY TRANSACTIONS

    The Company's President, Chief Executive Officer and majority stockholder owns or controls entities which do business with the Company or its Managed Dental Centers. The Company and its Managed Dental Centers incurred rent totaling $87,756, $108,110 and $193,900 for the years ending December 31, 1995, 1996 and 1997, respectively, payable to such entities. The Company also paid for certain laboratory costs of a related party on behalf of the Company's President and controlling stockholder. These amounts totaled $60,700 and $133,448 for the years ending December 31, 1996 and 1997, respectively. The amount of $60,000, which is personally guaranteed by the Company's President, has been reflected in other assets as such amounts have been structured as a demand note. The Managed Dental Centers have also incurred capital lease obligations payable to a related entity owned 33% by the Company's President totaling approximately $119,000, $108,000 and $102,000 as of December 31, 1995, 1996 and 1997, respectively.
Interest expense on such obligations was approximately $16,000, $21,000 and $19,000 for the years ending December 31, 1995, 1996 and 1997, respectively.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

17. SIGNIFICANT CUSTOMERS

    As described in Note 1, a majority of the Managed Dental Centers are owned by PAs commonly controlled by the same individual. All PAs and the commonly controlled PAs are indebted to the Company as follows:

                                                                                                DECEMBER 31,
                                                                                          ------------------------
                                                                                             1996         1997
                                                                                          ----------  ------------
TOTAL ALL PAs:
Consulting and license fees receivable..................................................  $   59,000  $     64,116
Management fee receivable from PAs......................................................     397,441       914,026
Advances to PAs.........................................................................      16,454       483,421
Current portion of long-term notes receivable...........................................      68,460        83,522
Long-term notes receivable from PAs, less current portion...............................     129,935       313,940
Consulting and license fees receivable, non current.....................................     251,925       --
                                                                                          ----------  ------------
                                                                                          $  923,215  $  1,859,025
                                                                                          ----------  ------------
                                                                                          ----------  ------------
AMOUNT OWED BY THE COMMONLY CONTROLLED PAs:.............................................  $  647,251  $  1,535,384
                                                                                          ----------  ------------

    This individual has personally guaranteed this indebtedness in the event the receivable cannot be paid by the PAs has pledged the ownership interest rights of PAs subordinate to acquisition debt. This represents a concentration of credit risk and exposes the Company to risk of loss for these amounts should the PAs and the individual be unable to pay its debts. Relevant financial data on this PA's practices and the Company's commitments on behalf of other PAs for each period end are as follows:

                                                                              FOR THE YEAR ENDED DECEMBER 31,
                                                                          ----------------------------------------
                                                                              1995          1996          1997
                                                                          ------------  ------------  ------------
Net practice revenues...................................................  $  1,115,011  $  4,116,938  $  6,098,141
Amounts contractually retained by the P.A.s.............................       983,864     3,107,861     1,589,760
                                                                          ------------  ------------  ------------
Management fees.........................................................  $    131,147  $  1,009,077  $  4,508,381
                                                                          ------------  ------------  ------------

18. COMMITMENTS AND CONTINGENCIES

    The Company has entered into employment agreements with three of its officers, one of whom is also the majority stockholder of the Company. The terms of the agreements are from 4 to 5 years and initially expire in 1998 and 2001.

    The Company has entered into a staff leasing agreement whereby all of the Company's corporate employees and, all of the Managed Dental Center non-medical employees are leased.

    In the ordinary course of business, the Company is party to several legal proceedings, the outcome of which, individually or in the aggregate, is not expected to be material to the Company's financial position, results of operations or cash flows.

                           DENTAL CARE ALLIANCE, INC.
                   (SUCCESSOR TO GOLDEN CARE HOLDINGS, L.C.)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

19. SUBSEQUENT EVENTS

    In January, 1998, the Company executed a 25-year Management Agreement with two practices located in Bradenton, Florida. Unaudited net practice revenue of the dental practices was $1.5 million for the year ended December 31, 1997. The total cost to the Company was approximately $480,000 of which $225,000 is allocated to tangible assets and $255,000 is allocated to Management Agreements. The Management Agreements executed are net revenue contracts.

    In February, 1998, the Company executed 25-year Management Agreements with two practices located in Orlando, Florida. Unaudited net practice revenue of the dental practices was approximately $1.3 million for the year ended December 31, 1997. The total cost to the Company is approximately $500,000 of which $195,000 is allocated to tangible assets and $305,000 is allocated to Management Agreements. The Management Agreements executed are net revenue contracts.

    In March, 1998, the Company executed a 25-year Management Agreement with a practice in Mt. Dora, Florida. Unaudited net practice revenue of the dental practice was approximately $1.0 million. The total cost to the Company is approximately $349,000 of which $75,000 is allocated to tangible assets and $274,000 is allocated to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In March, 1998, the Company executed a 25-year Management Agreement with a practice in Dalton, Georgia. Unaudited net practice revenue of the dental practice was approximately $1.7 million. The total cost to the Company is approximately $572,000 of which $100,000 has been allocated to tangible assets and $472,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In March, 1998, the Company executed 25-year Management Agreements with four dental practices in Detroit, Michigan. Unaudited net practice revenue of the dental practices was approximately $4.4 million. The total cost to the Company is approximately $2.6 million of which $400,000 has been allocated to tangible assets and $2.2 million to the Management Agreements. The Management Agreements executed are net revenue contracts.

                           DENTAL CARE ALLIANCE, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                                     DECEMBER 31,
                                                                                         1997
                                                                                     -------------  SEPTEMBER 30,
                                                                                                        1998
                                                                                                    -------------
                                                                                                     (UNAUDITED)
                                                     ASSETS

Current Assets:
  Cash and cash equivalents........................................................  $  20,367,722  $   7,653,597
  Consulting and license fees receivable...........................................         64,116         25,282
  Management fee receivable from PAs...............................................        914,026      3,808,311
  Advances to PAs, net.............................................................        483,421      3,015,900
  Other current assets.............................................................        254,412        627,850
  Current portion of long-term notes receivable from PAs...........................         83,522        101,894
                                                                                     -------------  -------------
    TOTAL CURRENT ASSETS...........................................................     22,167,219     15,232,834
Property and equipment, net........................................................      1,113,050      3,738,091
Intangible assets, net.............................................................      4,747,303     13,669,662
Long-term notes receivable from PAs, less current portion..........................        313,940        660,536
Other assets.......................................................................        212,975        625,601
                                                                                     -------------  -------------
    TOTAL ASSETS...................................................................  $  28,554,487  $  33,926,724
                                                                                     -------------  -------------
                                                                                     -------------  -------------

                                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable.................................................................  $     638,030  $   1,217,948
  Accrued payroll and payroll related costs........................................         64,933        216,806
  Other accrued liabilities........................................................        412,952        518,717
  Acquisition and affiliation obligations payable..................................        920,000        451,563
  Income taxes payable.............................................................        179,367        436,836
  Current portion of long-term debt and capital leases.............................        195,193      1,495,800
                                                                                     -------------  -------------
    TOTAL CURRENT LIABILITIES......................................................      2,410,475      4,337,670
Deferred income taxes..............................................................        773,269        835,720
Long-term debt, less current portion...............................................        816,918      1,603,893
                                                                                     -------------  -------------
    TOTAL LIABILITIES..............................................................      4,000,662      6,777,283
Commitments and contingencies......................................................       --
Stockholders' equity:
  Common stock, $.01 par value, 50,000,000 shares authorized, 6,977,700 and
    7,031,066 issued and outstanding, respectively.................................         69,777         70,311
Additional paid-in capital.........................................................     24,126,009     24,222,213
Retained earnings..................................................................        358,039      2,856,917
                                                                                     -------------  -------------
    TOTAL STOCKHOLDERS' EQUITY.....................................................     24,553,825     27,149,441
                                                                                     -------------  -------------
    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY.....................................  $  28,554,487  $  33,926,724
                                                                                     -------------  -------------
                                                                                     -------------  -------------

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                  (UNAUDITED)

                                                                 THREE MONTHS                 NINE MONTHS
                                                             ENDED SEPTEMBER 30,          ENDED SEPTEMBER 30,
                                                          --------------------------  ---------------------------
                                                              1997          1998          1997          1998
                                                          ------------  ------------  ------------  -------------
Management fees.........................................  $  2,220,997  $  7,859,224  $  4,692,756  $  19,661,806
Consulting and licensing fees...........................        54,399       171,182       216,284        465,315
                                                          ------------  ------------  ------------  -------------
    TOTAL REVENUES......................................     2,275,396     8,030,406     4,909,040     20,127,121
Managed dental center expenses:
  Staff salaries and benefits...........................       693,063     2,127,601     1,294,446      5,449,512
  Dental supplies.......................................       177,981       562,703       391,315      1,393,777
  Laboratory fees.......................................       254,600       864,970       627,610      2,176,457
  Marketing.............................................        86,404       310,659       263,031        734,273
  Occupancy.............................................       281,895       914,637       614,980      2,192,823
  Other.................................................       259,127       560,785       585,621      1,389,025
                                                          ------------  ------------  ------------  -------------
    TOTAL MANAGED DENTAL CENTER EXPENSES................     1,753,070     5,341,355     3,777,003     13,335,867
                                                          ------------  ------------  ------------  -------------
                                                               522,326     2,689,051     1,132,037      6,791,254
Salaries and benefits...................................       184,512       436,607       557,528      1,223,020
General and administrative..............................       177,084       496,642       313,054      1,316,869
Depreciation and amortization...........................        45,484       309,075        87,062        698,827
                                                          ------------  ------------  ------------  -------------
                                                               407,080     1,242,324       957,644      3,238,716
    OPERATING INCOME....................................       115,246     1,446,727       174,393      3,552,538
Interest income, net....................................         9,345       120,976        45,809        513,931
                                                          ------------  ------------  ------------  -------------
INCOME BEFORE INCOME TAXES..............................       124,591     1,567,703       220,202      4,066,469
Provision for income taxes..............................        48,943       603,566        84,943      1,567,591
                                                          ------------  ------------  ------------  -------------
NET INCOME..............................................        75,648       964,137       135,259      2,498,878
    Adjustment to redemption value of common and
      preferred securities..............................       --            --            (10,500)      --
  Cumulative preferred stock dividend...................       (30,000)      --            (90,000)      --
                                                          ------------  ------------  ------------  -------------
NET INCOME APPLICABLE TO COMMON STOCK...................  $     45,648  $    964,137  $     34,759  $   2,498,878
                                                          ------------  ------------  ------------  -------------
                                                          ------------  ------------  ------------  -------------
Basic net income per common share.......................  $       0.01  $       0.14  $       0.01  $        0.36
Diluted net income per common share.....................  $       0.01  $       0.14  $       0.01  $        0.35
Basic weighted average common shares outstanding........     4,243,341     6,999,957     4,169,197      6,985,295
Diluted weighted average common shares outstanding......     4,330,810     7,071,644     4,256,666      7,084,768

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                                                                           NINE MONTHS ENDED
                                                                                             SEPTEMBER 30,
                                                                                      ----------------------------
                                                                                          1997           1998
                                                                                      ------------  --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income........................................................................  $    135,259  $    2,498,878
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization...................................................        87,062         698,827
    Stock issued for services.......................................................       --                4,384
    Deferred income taxes...........................................................       --               62,451
  (Increase) decrease in:
    Consulting and license fees receivable..........................................       240,008          38,834
    Management fee receivable from PAs..............................................      (255,736)     (2,894,285)
    Other assets....................................................................      (104,018)       (786,064)
  Increase in:
    Accounts payable................................................................       149,142         579,918
    Other accrued liabilities.......................................................       260,597         363,234
    Accrued payroll & payroll related costs.........................................       204,268         151,873
                                                                                      ------------  --------------
      Net cash provided by operating activities.....................................       716,582         718,050
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment...............................................      (555,158)      2,947,386
  Advances made on notes receivable from PAs........................................       (72,200)       (450,000)
  Payments received on notes receivable from PAs....................................        51,758          85,032
  Acquisition and affiliations obligations payable..................................       --              468,437
  Investment in servicing agreements and other assets...............................    (1,058,871)     (9,298,841)
                                                                                      ------------  --------------
      Net cash used in investing activities.........................................    (1,634,471)    (13,079,632)
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from issuance of common stock............................................        20,000          92,534
  Payments of long-term debt........................................................       (38,351)       (211,510)
  Proceeds from issuance of long-term debt..........................................       926,828       2,299,092
  Advances to PAs...................................................................      (801,100)      2,532,479
                                                                                      ------------  --------------
      Net cash (used in) provided by financing activities .                                107,377        (352,543)
      Net decrease in cash and cash equivalents.....................................      (810,512)    (12,714,125)
Cash and cash equivalents at beginning of period....................................     1,253,259      20,367,722
Cash and cash equivalents at end of period..........................................  $    442,747  $    7,653,597
                                                                                      ------------  --------------
                                                                                      ------------  --------------
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
  Cash paid during the period for income taxes......................................  $     67,065  $    1,249,274
  Cash paid during the period for interest..........................................  $     14,390  $      124,676
  Increase to redemption value of preferred stock...................................  $     10,500  $     --
  Increase in cumulative preferred stock dividend...................................  $     90,000  $     --

   The accompanying notes are an integral part of these financial statements.

                           DENTAL CARE ALLIANCE, INC.

                     NOTES TO INTERIM FINANCIAL STATEMENTS

                         SEPTEMBER 30, 1998 (UNAUDITED)

1.  OPERATIONS AND ORGANIZATION

    Dental Care Alliance, Inc. (the "Company") provides management services to dental practices ("Managed Dental Centers") by entering into administrative services agreements (Management Agreements) with individual dental professional corporations or professional associations (the "PAs"). In addition, the Company provides licensing services to Managed Dental Centers and certain non-managed practices ("Licensed Dental Centers"). As of September 30, 1998, the Company provided management and licensing services to 55 Managed Dental Centers. Additionally, the Company provides only licensing services to three Licensed Dental Centers.

2.  SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION / BASIS OF CONSOLIDATION. The accompanying consolidated interim financial statements have been prepared on the accrual basis of accounting and include only those operations which are under the ownership and financial control of the Company. All intercompany accounts and transactions have been eliminated in consolidation. The Company does not have ownership in or exercise control over the dentistry activities of the PAs and accordingly, the accompanying interim financial statements do not consolidate the results of the PAs.

    The accompanying consolidated interim financial statements are unaudited and should be read in conjunction with the audited financial statements of the Company for the year ended December 31, 1997.

    In the opinion of management, the accompanying interim financial statements include all adjustments, consisting only of normal recurring adjustments, and disclosures necessary to prevent the information presented from being misleading. Certain prior period financial statement balances have been reclassified to conform with the current period presentation. The results of operations for the periods presented are not necessarily indicative of results for the full year.

3.  AFFILIATIONS

    In January, 1998, the Company executed 25-year Management Agreements with two practices located in Bradenton, Florida. Unaudited net practice revenue of the dental practices was $1.5 million for the year ended December 31, 1997. The total cost to the Company was approximately $480,000 of which $225,000 is allocated to tangible assets and $255,000, is allocated to Management Agreements. The Management Agreements executed are net revenue contracts.

    In February, 1998, the Company executed 25-year Management Agreements with two practices located in Orlando, Florida. Unaudited net practice revenue of the dental practices was approximately $1.3 million for the year ended December 31, 1997. The total cost to the Company is approximately $500,000 of which $195,000 is allocated to tangible assets and $305,000 is allocated to Management Agreements. The Management Agreements executed are net revenue contracts.

    In March, 1998, the Company executed a 25-year Management Agreement with a practice in Mt. Dora, Florida. Unaudited net practice revenue of the dental practice was approximately $1.0 million. The total cost to the Company is approximately $349,000 of which $191,000 is allocated to tangible assets and $158,000 is allocated to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In March, 1998, the Company executed a 25-year Management Agreement with a practice in Dalton, Georgia. Unaudited net practice revenue of the dental practice was approximately $1.7 million. The total

                           DENTAL CARE ALLIANCE, INC.

                         SEPTEMBER 30, 1998 (UNAUDITED)

3.  AFFILIATIONS (CONTINUED)
cost to the Company is approximately $572,000 of which $100,000 has been allocated to tangible assets and $472,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In March, 1998, the Company executed 25-year Management Agreements with four dental practices in Detroit, Michigan. Unaudited net practice revenue of the dental practices was approximately $4.4 million. The total cost to the Company is approximately $2.6 million of which $185,000 has been allocated to tangible assets and $2.4 million to the Management Agreements. The Management Agreements executed are net revenue contracts.

    In May, 1998, the Company executed a 25-year Management Agreement with a practice in Savannah, Georgia. Unaudited net practice was approximately $700,000. The total cost to the Company is approximately $170,000 of which $2,000 has been allocated to tangible assets and $168,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In June, 1998, the Company executed a 25-year Management Agreement with a dental practice in Orange City, Florida. Unaudited net practice revenue of the dental practice was approximately $1.1 million. The total cost to the Company is approximately $365,000 of which $77,000 has allocated to tangible assets and $288,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In June, 1998, the Company executed a 25-year Management Agreement with a practice in Tallahassee, Florida. Unaudited net practice revenue of the dental practice was approximately $550,000. The total cost to the Company is approximately $140,000 of which $80,000 is allocated to tangible assets and $60,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In June, 1998, the Company executed 25-year Management Agreements with two dental practices in the Atlanta, Georgia area. Unaudited net practice revenue of the dental practices was approximately $1.5 million. The total cost to the Company is approximately $510,000 of which $105,000 is allocated to tangible assets and $405,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In August 1998, the Company executed a 25-year Management Agreement with a dental practice in Gainesville, Florida. Unaudited net practice revenue of the dental practice was approximately $241,000. The total cost to the Company is approximately $30,000 of which $21,000 is allocated to tangible assets and $9,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

    In August 1998, the Company executed a 25-year Management Agreement with three dental practices in northwest Indiana. Unaudited net practice revenue of the dental practices was approximately $1.5 million. The total cost to the Company is approximately $391,000 of which $130,000 is allocated to tangible assets and $261,000 to the Management Agreement. The Management Agreements executed are net revenue contracts.

    In September 1998, the Company executed a 25-year Management Agreement with a dental practice in Ocala, Florida. Unaudited net practice revenue of the dental practice was approximately $525,000. The total cost to the Company is approximately $184,000 of which $52,000 is allocated to tangible assets and $132,000 is allocated to the Management Agreement. The Management Agreement executed is a net revenue contract.

                           DENTAL CARE ALLIANCE, INC.

                         SEPTEMBER 30, 1998 (UNAUDITED)

3.  AFFILIATIONS (CONTINUED)
    In September 1998, the Company executed a 25-year Management Agreement with a dental practice in Jacksonville, Florida. Unaudited net practice revenue of the dental practice was approximately $1.2 million. The total cost to the Company is approximately $365,000 of which $165,000 is allocated to tangible assets and $200,000 to the Management Agreement. The Management Agreement executed is a net revenue contract.

4.  ACQUISITIONS

    On April 1, 1998, the Company acquired all the outstanding capital stock of Dental One Associates, Inc., a Georgia corporation ("Dental One"), pursuant to a Stock Purchase Agreement effective March 20, 1998.

    Pursuant to the Stock Purchase Agreement, the Company acquired all the assets of Dental One. Such assets consisted primarily of non-dental assets (including dental equipment) and management agreements. Five hundred thousand shares (500,000) of the common stock of Dental One, representing one hundred percent (100%) of the issued and outstanding shares were purchased by the Company in consideration of (a) $2.4 million in cash; (b) a promissory note in the amount of $1,047,510, bearing interest at 8.5% per annum, payable in equal quarterly payments of principal and interest amortized over five years with a three year balloon; and (c) a promissory note in the amount of $1.2 million payable in monthly installments over 120 days.

5.  SUBSEQUENT EVENTS

    On October 15, 1998 the Company executed an Agreement and Plan of Reorganization and Merger with Gentle Dental Service Corporation (NASDAQ: GNTL), a dental practice management company headquartered in El Segundo, California. In this proposed transaction, Gentle Dental Service Corporation ("Gentle") and the Company will each become a wholly-owned subsidiary of a new corporation to be headquartered in California. Each share of the Company's common stock will be converted into 1.67 shares of common stock of the new corporation. This proposed transaction is subject to, among other things, regulatory and stockholder approval.

    In November 1998, the Company executed 25-year Management Agreements with 22 dental practices in Pennsylvania. Unaudited net practice revenue of the dental practices was approximately $8.0 million. The total cost to the Company is approximately $2.8 million, with the allocation between tangible assets and the Management Agreement to be determined upon completion of an appraisal. The Management Agreements executed are net revenue contracts.

                          INDEPENDENT AUDITORS' REPORT

The Boards of Directors

Capitol Dental Care, Inc. and

Dental Maintenance of Oregon, P.C.:

    We have audited the accompanying combined balance sheets of Capitol Dental Care, Inc. (CDC) and Dental Maintenance of Oregon, P.C. (DMO) (the Company) as of December 31, 1997 and 1996, and the related combined statements of income, shareholders' equity and cash flows for each of the years in the two-year period ended December 31, 1997. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Capitol Dental Care, Inc. and Dental Maintenance of Oregon, P.C. as of December 31, 1997 and 1996, and the combined results of their operations and their cash flows for each of the years in the two-year period ended December 31, 1997 in conformity with generally accepted accounting principles.

                                          KPMG LLP

Orange County, California

October 13, 1998, except
as to note 7, which is as of
October 30, 1998

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                            COMBINED BALANCE SHEETS

                           DECEMBER 31, 1997 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                                   1997       1996
                                                                                                 ---------  ---------
                                                       ASSETS
Current assets:
  Cash and cash equivalents....................................................................  $   2,941  $   4,078
  Investments..................................................................................      1,158        752
  Accounts receivable..........................................................................        139         72
  Prepaid income taxes.........................................................................        420     --
  Prepaid and other current assets.............................................................         48         34
                                                                                                 ---------  ---------
    Total current assets.......................................................................      4,706      4,936
                                                                                                 ---------  ---------
Equipment and leasehold improvements, net (note 2).............................................        601        444
Restricted cash................................................................................        530        282
Notes receivable from shareholders.............................................................        215        215
Intangible assets and start-up costs, net of accumulated amortization of $14 and $7 in 1997 and
  1996, respectively...........................................................................         25         32
Other assets...................................................................................         42         29
                                                                                                 ---------  ---------
    Total assets...............................................................................  $   6,119  $   5,938
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

                                        LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Accounts payable and accrued expenses........................................................  $     183  $     310
  Accrued claims incurred but not reported.....................................................        313        435
  Income taxes payable.........................................................................     --            666
  Deferred income taxes........................................................................         24         81
  Current maturities of obligations under capital leases (note 4)..............................         77         35
                                                                                                 ---------  ---------
    Total current liabilities..................................................................        597      1,527
                                                                                                 ---------  ---------
Obligations under capital leases, net of current portion (note 4)..............................         65         35
                                                                                                 ---------  ---------
Shareholders' equity:
  Common stock--CDC, $1 par value; 1,000 shares authorized, issued and outstanding in 1997 and
    1996.......................................................................................          1          1
  Common stock--DMO, no par value; 5,000 shares authorized, 1,000 shares issued and outstanding
    in 1997 and 1996...........................................................................         30         30
  Additional paid-in capital--DMO..............................................................        179        179
  Retained earnings............................................................................      5,247      4,166
                                                                                                 ---------  ---------
    Total shareholders' equity.................................................................      5,457      4,376
                                                                                                 ---------  ---------
Commitments and contingencies (note 4)
Subsequent event (note 7)
    Total liabilities and shareholders' equity.................................................  $   6,119  $   5,938
                                                                                                 ---------  ---------
                                                                                                 ---------  ---------

            See accompanying notes to combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                         COMBINED STATEMENTS OF INCOME

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

                                                                                                1997       1996
                                                                                              ---------  ---------
Capitation and other revenue................................................................  $  18,261  $  21,711
                                                                                              ---------  ---------
Operating expenses:
  Payments to other providers...............................................................      9,923     12,755
  Clinical salaries and benefits............................................................      3,289      2,214
  Practice nonclinical salaries and benefits................................................        951      1,001
  Dental supplies and lab expenses..........................................................        613        501
  Practice occupancy expenses...............................................................        309        222
  Practice selling, general and administrative expenses.....................................      1,270        961
  Depreciation and amortization.............................................................        101         74
                                                                                              ---------  ---------
                                                                                                 16,456     17,728
                                                                                              ---------  ---------
    Operating income........................................................................      1,805      3,983

Nonoperating income:
  Interest income, net......................................................................        265        238
  Other income..............................................................................         17         23
                                                                                              ---------  ---------
                                                                                                    282        261
                                                                                              ---------  ---------
    Income before income taxes..............................................................      2,087      4,244
Income tax expense (note 5).................................................................        556      1,377
                                                                                              ---------  ---------
    Net income..............................................................................  $   1,531  $   2,867
                                                                                              ---------  ---------
                                                                                              ---------  ---------

            See accompanying notes to combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                  COMBINED STATEMENTS OF SHAREHOLDERS' EQUITY

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                         COMMON STOCK
                                                 -------------------------------------------------------------
                                                   CAPITOL DENTAL CARE,     DENTAL MAINTENANCE ORGANIZATION,
                                                           INC.                           P.C.
                                                 ------------------------  -----------------------------------   RETAINED
                                                   SHARES       AMOUNT       SHARES       AMOUNT       APIC      EARNINGS
                                                 -----------  -----------  -----------  -----------  ---------  -----------
Balances at December 31, 1995..................       1,000    $       1          510    $      25   $     179       1,899
Sale of common stock...........................      --           --              490            5      --          --
Dividends paid to shareholders.................      --           --           --           --          --            (600)
Net income.....................................      --           --           --           --          --           2,867
                                                      -----        -----        -----          ---   ---------       -----
Balances at December 31, 1996..................       1,000            1        1,000           30         179       4,166
Dividends paids to shareholders................      --           --           --           --          --            (450)
Net income.....................................      --           --           --           --          --           1,531
                                                      -----        -----        -----          ---   ---------       -----
Balances at Decemer 31, 1997...................       1,000    $       1        1,000    $      30   $     179       5,247
                                                      -----        -----        -----          ---   ---------       -----
                                                      -----        -----        -----          ---   ---------       -----


                                                     TOTAL
                                                 SHAREHOLDERS'
                                                    EQUITY
                                                 -------------
Balances at December 31, 1995..................        2,104
Sale of common stock...........................            5
Dividends paid to shareholders.................         (600)
Net income.....................................        2,867
                                                      ------
Balances at December 31, 1996..................        4,376
Dividends paids to shareholders................         (450)
Net income.....................................        1,531
                                                      ------
Balances at Decemer 31, 1997...................        5,457
                                                      ------
                                                      ------

            See accompanying notes to combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                       COMBINED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

                                                                                                  1997       1996
                                                                                                ---------  ---------
Cash flows from operating activities:
  Net income..................................................................................  $   1,531  $   2,867
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization.............................................................        101         74
    Deferred income taxes.....................................................................        (57)       (48)
    Changes in assets and liabilities:
      Accounts receivable.....................................................................        (67)        52
      Prepaid income taxes....................................................................       (420)        59
      Prepaid and other current assets........................................................        (14)       128
      Other assets............................................................................        (13)        (8)
      Accounts payable and accrued expenses...................................................       (127)       139
      Accrued claims incurred but not reported................................................       (122)      (987)
      Income taxes payable....................................................................       (666)       666
                                                                                                ---------  ---------
        Net cash provided by operating activities.............................................        146      2,942
                                                                                                ---------  ---------
Cash flows from investing activities:
  Purchases of equipment and leasehold improvements...........................................       (144)       (73)
  Loan to shareholders........................................................................     --            (37)
  Purchases of investments available for sale and restricted cash.............................       (654)      (280)
                                                                                                ---------  ---------
        Net cash used in investing activities.................................................       (798)      (390)
                                                                                                ---------  ---------
Cash flows from financing activities:
  Repayment of obligations under capital leases...............................................        (35)       (40)
  Proceeds from issuance of common stock......................................................     --              5
  Dividends paid to shareholders..............................................................       (450)      (600)
                                                                                                ---------  ---------
        Net cash used in financing activities.................................................       (485)      (635)
                                                                                                ---------  ---------
        (Decrease) increase in cash and cash equivalents......................................     (1,137)     1,917
Cash and cash equivalents, beginning of period................................................      4,078      2,161
                                                                                                ---------  ---------
Cash and cash equivalents, end of period......................................................  $   2,941  $   4,078
                                                                                                ---------  ---------
                                                                                                ---------  ---------

            See accompanying notes to combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(1) BUSINESS DESCRIPTION

    Capitol Dental Care, Inc. (CDC), an Oregon Corporation, is a dental care organization that contracts with the State of Oregon Office of Medical Assistance Program (OMAP) to provide care under the Oregon Health Plan
    (OHP). The combined companies derived 95% and 93% of their revenues from the State of Oregon for the years ended December 31, 1997 and 1996, respectively. CDC in turn contracts with dental care providers, including Dental Maintenance of Oregon, P.C. (DMO), a subchapter S Corporation incorporated in the state of Oregon. DMO has 9 clinics throughout Oregon and employs approximately 15 dentists to provide dental care to OHP participants and to non-participants in the OHP on a fee-for-service basis. CDC and DMO are related through common ownership. Accordingly, the financial statements of CDC and DMO are combined.

(2) SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

       The accompanying financial statements have been prepared on the accrual basis of accounting and include the combined accounts of DMO and CDC (collectively referred to as the Company).

    (B) CAPITATION AND OTHER REVENUE

       Capitation and other revenue represents the premiums received from OMAP for related OHP participants and revenue from dental services provided for commercially insured and private pay patients, reported at estimated realizable amounts net of contractual adjustments. Capitation revenue is recognized ratably over the period covered. Dental service revenue is recognized as earned, as services are rendered. The combined companies derived approximately 95% and 93% of their revenues from OMAP for the years ended December 31, 1997 and 1996 respectively.

    (C) CASH AND CASH EQUIVALENTS AND INVESTMENTS

       The Company considers all highly liquid investments in debt instruments with an original maturity of three months or less to be cash equivalents.

       Investments primarily represent certificates of deposit at various financial institutions. Cash and investment balances in excess of amounts insured by the Federal Deposit Insurance Corporation approximate $2,748 at December 31, 1997.

    (D) ACCOUNTS RECEIVABLE

       Accounts receivable represent amounts due from patients and other third party payors for dental services provided by the dental groups. Amounts are recorded net of allowances for contractual adjustments and bad debts.

    (E) EQUIPMENT AND LEASEHOLD IMPROVEMENTS

       Equipment and leasehold improvements are stated at cost. Expenditures for maintenance and repairs are charged to expense as incurred and expenditures for additions and betterments are capitalized. Depreciation of equipment is recorded using the straight-line method over five to ten years, the estimated useful lives of the assets. Leasehold improvements are amortized on the

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) straight-line method over the shorter of the lease term or the estimated useful life of the improvements.

       Equipment under capital leases are stated at the present value of minimum lease payments at the inception of the lease and are amortized on the straight-line basis over the shorter of the lease term or the estimated useful life of the asset (note 4).

       Equipment and leasehold improvements is as follows:

                                                                        1997       1996
                                                                      ---------  ---------
Equipment...........................................................  $     622  $     395
Furniture and fixtures..............................................        143        140
Vehicles............................................................         53         53
Leasehold improvements..............................................         62         41
                                                                      ---------  ---------
  Total equipment and leasehold improvements........................        880        629
Less accumulated depreciation.......................................        279        185
                                                                      ---------  ---------
  Equipment and leasehold improvements, net.........................  $     601  $     444
                                                                      ---------  ---------
                                                                      ---------  ---------

    (F) INTANGIBLE ASSETS AND START-UP COSTS

       Intangible assets result primarily from the amount of purchase price for dental practices in excess of the fair market value of the net assets acquired. The amounts are amortized on the straight-line basis over fifteen years. Amortization expense was $1 for the years ended December 31, 1997 and 1996.

       Preoperating and start-up costs incurred in connection with the creation of new dental clinics are capitalized until such facilities become operational. These costs are then amortized on the straight-line basis over a five-year period. Amortization expense was $6 for the years ended December 31, 1997 and 1996.

       During 1996, the Company adopted Statement of Financial Accounting Standards Number 121 "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of." The Company reviews its asset balances for impairment at the end of each year or more frequently when events or circumstances indicate that the carrying amount of long-lived assets may not be recoverable. To perform this review, the Company estimates the expected future undiscounted net cash flows to be derived from the use of the related asset. If the estimated net cash flows are less than the carrying amount of the long-lived asset, the Company recognizes an impairment loss in an amount necessary to write down the long-lived asset to fair value as

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(2) SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) determined from the expected future discounted cash flows. No write-down for impairment loss was recorded for the year ended December 31, 1997.

    (G) FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company estimates the fair value of its monetary assets and liabilities based upon the existing interest rates related to such assets and liabilities compared to current market rates of interest for instruments with a similar nature and degree of risk. The Company estimates that the carrying value of all its monetary assets and liabilities approximates fair value as of December 31, 1997.

    (H) USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including incurred but not reported claims, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (I) RESTRICTED CASH

       The Company is contractually required to maintain a minimum of $250 in a segregated cash account for use only in the event of insolvency. A secondary amount is also required based on the average monthly fee for service liability from the prior quarter, which amounted to $280 and $32 at December 31, 1997 and 1996, respectively.

    (J) ACCRUED CLAIMS INCURRED BUT NOT REPORTED

       The Company records an estimate for the cost of participant claims based on historical experience.

    (K) NEW PRONOUNCEMENTS

       In April 1998, the Accounting Standards Executive Committee issued Statement of Position ("SOP") No. 98-5, "Reporting on the Costs of Start-up Activities," which is effective for fiscal years beginning after December 15, 1998. The SOP provides guidance on the financial reporting of start-up activities and organizational costs. It requires costs of start-up activities and organizational costs to be expensed when incurred and, upon adoption, the write off as a cumulative effect of a change in accounting principle any previously capitalized start-up or organizational costs. The Company plans to adopt the provisions of SOP 98-5 in the first quarter of 1999. The carrying amount of such costs were approximately $20 as of December 31, 1997.

(3) MALPRACTICE INSURANCE

    The Company's dentists are insured with respect to dentistry malpractice risks on a claims-made basis. Management is not aware of any claims or incidents that may result in the assertion of a claim. However, there may be claims from unknown incidents that may be asserted arising from services provided to patients. Management is not aware of any claims against the Company or its affiliated

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(3) MALPRACTICE INSURANCE (CONTINUED)
    groups which might have a material impact on the Company's financial position or results or operations.

(4) COMMITMENTS AND CONTINGENCIES

    (A) LEASE COMMITMENTS

       The Company has entered into operating leases of commercial property. Commercial properties under operating leases mostly include space required to perform dental services and space for administrative facilities. Lease expense for office space for the years ended December 31, 1997 and 1996 was $309 and $222, respectively.

       The future minimum lease payments under capital leases and noncancelable operating leases with remaining terms of one or more years consist of the following at December 31, 1997:

                                                                   CAPITAL     OPERATING
                                                                   LEASES       LEASES
                                                                 -----------  -----------
1998...........................................................   $      89    $     328
1999...........................................................          56          321
2000...........................................................          12          272
2001...........................................................      --              170
2002...........................................................      --               89
Thereafter.....................................................      --              213
                                                                        ---   -----------
  Total minimum lease payments.................................         157    $   1,393
                                                                              -----------
                                                                              -----------
Less: amount representing interest.............................         (15)
                                                                        ---
                                                                        142
Less: current portion..........................................          77
                                                                        ---
  Long-term portion............................................   $      65
                                                                        ---
                                                                        ---

       Included in equipment and leasehold improvements are assets under capital leases with an original cost of $227 and accumulated amortization of $65 at December 31, 1997.

    (B) LITIGATION

       The Company is subject to various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate resolution of such matters will not have a material adverse effect on the Company's financial position or results of operations.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(5) INCOME TAXES

    Income tax expense consists of:

                                                                       1997
                                                        -----------------------------------
                                                          CURRENT     DEFERRED      TOTAL
                                                        -----------  -----------  ---------
U.S. Federal..........................................   $     496    $     (42)  $     454
State and local.......................................         117          (15)        102
                                                             -----        -----   ---------
                                                         $     613    $     (57)  $     556
                                                             -----        -----   ---------
                                                             -----        -----   ---------

                                                                       1996
                                                        -----------------------------------
                                                          CURRENT     DEFERRED      TOTAL
                                                        -----------  -----------  ---------
U.S. Federal..........................................   $   1,194    $     (66)  $   1,128
State and local.......................................         231           18         249
                                                        -----------       -----   ---------
                                                         $   1,425    $     (48)  $   1,377
                                                        -----------       -----   ---------
                                                        -----------       -----   ---------

    The reconciliation between the effective income tax rate and the U.S. federal statutory rate is as follows:

                                                                  YEAR ENDED DECEMBER
                                                                          31,
                                                                  --------------------
                                                                    1997       1996
                                                                  ---------  ---------
U.S. Federal taxes at statutory.................................  $     468  $   1,140
State taxes, net................................................         91        221
Timing differences..............................................         (3)        16
                                                                  ---------  ---------
                                                                  $     556  $   1,377
                                                                  ---------  ---------
                                                                  ---------  ---------

    Deferred income taxes reflect the tax effects of the temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                                      1997       1996
                                                                    ---------  ---------
Deferred tax assets:
  Accrued liabilities.............................................  $  --      $      63
  Other...........................................................         50     --
                                                                          ---        ---
    Total deferred tax assets.....................................         50         63

Deferred tax liabilities:
  Depreciation....................................................          7          9
  Other...........................................................         67        135
                                                                          ---        ---
    Net deferred tax assets (liability)...........................  $     (24) $     (81)
                                                                          ---        ---
                                                                          ---        ---

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                           DECEMBER 31, 1997 AND 1996

                                 (IN THOUSANDS)

(6) SUPPLEMENTAL CASH FLOW INFORMATION

                                                            YEAR ENDED DECEMBER 31,
                                                         ------------------------------
                                                             1997            1996
                                                         -------------  ---------------
Cash paid during the period for:
  Interest.............................................    $      32              38
  Income taxes.........................................        1,222             736

    Noncash investing and financing activities:

    Equipment financed under capital lease arrangements totaled $107 and $58 for the years ended December 31, 1997 and 1996, respectively.

(7) SUBSEQUENT EVENT

    On October 30, 1998, Gentle Dental Service Corporation (GDSC) purchased 100% of the stock of CDC and substantially all of the assets, management rights and related liabilities of DMO.

    As consideration for the stock in CDC and net assets in DMO, GDSC paid $6,088 in cash, $2,183 in promissory notes and assumed $167 in liabilities and capital lease obligations. In addition, an "earnout consideration" is to be paid based on future earnings of the Company over the next three years.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                       CONDENSED COMBINED BALANCE SHEETS

                                  (UNAUDITED)

                      (IN THOUSANDS, EXCEPT SHARE AMOUNTS)

                                                                                      SEPTEMBER 30,   DECEMBER 31,
                                                                                          1998            1997
                                                                                      -------------  ---------------
                                       ASSETS
Current assets:
  Cash and cash equivalents.........................................................    $   3,452           2,941
  Investments.......................................................................        1,573           1,158
  Accounts receivable...............................................................          185             139
  Prepaid income taxes..............................................................           58             420
  Prepaid and other current assets..................................................           51              48
                                                                                           ------           -----
    Total current assets............................................................        5,319           4,706
                                                                                           ------           -----
Equipment and leasehold improvements, net...........................................          657             601
Restricted cash.....................................................................          477             530
Notes receivable from shareholders..................................................          301             215
Intangible assets and start-up costs, net...........................................           19              25
Other assets........................................................................           64              42
                                                                                           ------           -----
    Total assets....................................................................    $   6,837           6,119
                                                                                           ------           -----
                                                                                           ------           -----

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable and accrued expenses.............................................    $     314             183
  Accrued claims incurred but not reported..........................................          293             313
  Deferred income taxes.............................................................           24              24
  Current maturities of obligations under capital leases............................           83              77
                                                                                           ------           -----
    Total current liabilities.......................................................          714             597
                                                                                           ------           -----
Obligations under capital leases, net of current portion............................           91              65
                                                                                           ------           -----
Shareholders' equity:
  Common stock--CDC, $1 par value; 1,000 shares authorized, issued and outstanding
    in 1998 and 1997................................................................            1               1
  Common stock--DMO, no par value; 5,000 shares authorized, 1,000 shares issued and
    outstanding in 1998 and 1997....................................................           30              30
  Additional paid-in capital--DMO...................................................          179             179
  Retained earnings.................................................................        5,822           5,247
                                                                                           ------           -----
    Total shareholders' equity......................................................        6,032           5,457
                                                                                           ------           -----
Commitments and contingencies
Subsequent event (note 3)
    Total liabilities and shareholders' equity......................................    $   6,837           6,119
                                                                                           ------           -----
                                                                                           ------           -----

       See accompanying notes to condensed combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                    CONDENSED COMBINED STATEMENTS OF INCOME

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
Capitation and other revenue.................................................................  $  13,309     13,778
                                                                                               ---------  ---------
Operating expenses:
  Payments to other providers................................................................      5,752      7,434
  Clinical salaries and benefits.............................................................      2,990      2,598
  Practice nonclinical salaries and benefits.................................................        713        688
  Dental supplies and lab expenses...........................................................        533        422
  Practice occupancy expenses................................................................        245        229
  Practice selling, general and administrative expenses......................................        987        975
  Depreciation and amortization..............................................................         94         77
                                                                                               ---------  ---------
                                                                                                  11,314     12,423
                                                                                               ---------  ---------
    Operating income.........................................................................      1,995      1,355
Nonoperating income (expense):
  Interest income, net.......................................................................        170        204
  Other income (expense).....................................................................         15        (20)
                                                                                               ---------  ---------
                                                                                                     185        184
                                                                                               ---------  ---------
    Income before income taxes...............................................................      2,180      1,539
Income tax expense...........................................................................        545        492
                                                                                               ---------  ---------
    Net income...............................................................................  $   1,635      1,047
                                                                                               ---------  ---------
                                                                                               ---------  ---------

       See accompanying notes to condensed combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                  CONDENSED COMBINED STATEMENTS OF CASH FLOWS

                                  (UNAUDITED)

                                 (IN THOUSANDS)

                                                                                                NINE MONTHS ENDED
                                                                                                  SEPTEMBER 30,
                                                                                               --------------------
                                                                                                 1998       1997
                                                                                               ---------  ---------
Cash flows from operating activities:
  Net income.................................................................................  $   1,635      1,047
  Adjustments to reconcile net income to net cash provided by operating activities:
    Depreciation and amortization............................................................         94         77
    Deferred income taxes....................................................................         --         69
    Changes in assets and liabilities:
      Accounts receivable....................................................................        (46)       (54)
      Prepaid income taxes...................................................................        362       (525)
      Prepaid and other current assets.......................................................         (3)       (10)
      Other assets...........................................................................        (22)       (41)
      Accounts payable and accrued expenses..................................................         45        147
      Accrued claims incurred but not reported...............................................        (20)       208
      Income taxes payable...................................................................         --       (666)
                                                                                               ---------  ---------
        Net cash provided by operating activities............................................      2,045        252
                                                                                               ---------  ---------
Cash flows from investing activities:
  Purchases of equipment and leasehold improvements..........................................        (54)      (114)
  Purchases of investments and restricted cash...............................................       (362)      (314)
                                                                                               ---------  ---------
        Net cash used in investing activities................................................       (416)      (428)
                                                                                               ---------  ---------
Cash flows from financing activities:
  Repayment of obligations under capital leases..............................................        (58)       (26)
  Dividends paid to shareholders.............................................................     (1,060)      (450)
                                                                                               ---------  ---------
        Net cash used in financing activities................................................     (1,118)      (476)
                                                                                               ---------  ---------
        Increase (decrease) in cash and cash equivalents.....................................        511       (652)
Cash and cash equivalents, beginning of period...............................................      2,941      4,078
                                                                                               ---------  ---------
Cash and cash equivalents, end of period.....................................................  $   3,452      3,426
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental disclosure of cash flow information:
  Cash paid for income taxes.................................................................  $     183      1,614
                                                                                               ---------  ---------
                                                                                               ---------  ---------
Supplemental disclosure of noncash investing and financing activities:
  Equipment financed under capital lease arrangements........................................  $      96  $     107

       See accompanying notes to condensed combined financial statements.

                         CAPITOL DENTAL CARE, INC. AND
                       DENTAL MAINTENANCE OF OREGON, P.C.

                NOTES TO CONDENSED COMBINED FINANCIAL STATEMENTS

                                  (UNAUDITED)

(1) BUSINESS DESCRIPTION

    Capitol Dental Care, Inc. (CDC), an Oregon Corporation, is a dental care organization that contracts with the State of Oregon Office of Medical Assistance Program (OMAP) to provide care under the Oregon Health Plan (OHP). CDC in turn contracts with dental care providers, including Dental Maintenance of Oregon, P.C. (DMO), a subchapter S Corporation incorporated in the state of Oregon, to provide dental care to OHP participants. DMO also provides dental care services on a fee-for-service basis. CDC and DMO are related through common ownership. Accordingly, the financial statements of CDC and DMO are combined.

(2) SIGNIFICANT ACCOUNTING POLICIES

    (A) BASIS OF PRESENTATION

    The condensed combined financial statements have been prepared on the accrual basis of accounting and include the combined accounts of DMO and CDC (collectively referred to as the Company). All significant intercompany balances and transactions have been eliminated in combination.

    (B) INTERIM REPORTING

    The accompanying unaudited interim condensed combined financial statements of the Company have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (SEC). Certain information and footnote disclosures normally included in complete financial statements have been condensed or omitted pursuant to those rules and regulations. In the opinion of management, all adjustments, consisting only of normal, recurring adjustments considered necessary for a fair presentation, have been included. Although management believes that the disclosures made are adequate to insure that the information presented is not misleading, it is suggested that these financial statements be read in conjunction with the audited combined financial statements and notes thereto included in the Company's combined financial statements for the years ended December 31, 1997 and 1996. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results of operations expected for the entire year.

(3) SUBSEQUENT EVENT

    On October 30, 1998, the Company entered into agreements with Gentle Dental Service Corporation (GDSC) and completed the sale of 100% of the stock of CDC and substantially all of the assets, management rights and related liabilities of DMO.

    As consideration for the stock of CDC and net assets of DMO, GDSC paid the shareholders of the Company $6,088 in cash, $2,183 in promissory notes and assumed $167 in liabilities and capital lease obligations. In addition, additional purchase price may be earned in an "earnout consideration" is to be paid based on future earnings of the Company over the next three years.

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
                                 by and between

                             Wisdom Holdings, Inc.
                           (A DELAWARE CORPORATION),
                      Wisdom Holdings Acquisition Corp. I,
                           (A DELAWARE CORPORATION),
                     Wisdom Holdings Acquisition Corp. II,
                           (A DELAWARE CORPORATION),
                       Gentle Dental Service Corporation,
                          (A WASHINGTON CORPORATION),
                                      and
                          Dental Care Alliance, Inc.,
                            (A DELAWARE CORPORATION)

                                OCTOBER 15, 1998

                               TABLE OF CONTENTS

                                                                                                             PAGE
                                                                                                           ---------
        ARTICLE I  THE MERGER............................................................................        A-1
             1.1.  The Merger............................................................................        A-3
             1.2.  ParentCo Merger Committee.............................................................        A-3
             1.3.  Effective Date and Effective Time.....................................................        A-3
             1.4.  Time and Place of Closing.............................................................        A-3
             1.5.  Stockholders' Agreements..............................................................        A-3
             1.6.  Combined Operations...................................................................        A-3

       ARTICLE II  MERGER CONSIDERATION; MANNER OF CONVERTING SHARES.....................................        A-4
             2.1.  Merger Consideration..................................................................        A-4
             2.2.  Dissenting Stockholders...............................................................        A-4
             2.3.  Rights as Stockholders; Stock Transfers...............................................        A-4
             2.4.  Fractional Shares.....................................................................        A-4
             2.5.  Anti-Dilution Provisions..............................................................        A-5
             2.6.  Conversion of Rights..................................................................        A-5

      ARTICLE III  EXCHANGE OF SHARES....................................................................        A-6
             3.1.  Exchange Procedures...................................................................        A-6

       ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF GDSC................................................        A-7
             4.1.  Organization, Standing and Authority..................................................        A-8
             4.2.  Subsidiaries..........................................................................        A-8
             4.3.  GDSC Capital Stock....................................................................        A-8
             4.4.  Corporate Power.......................................................................        A-9
             4.5.  Corporate Authority...................................................................        A-9
             4.6.  Consents and Approvals; No Defaults...................................................        A-9
             4.7.  Financial Reports and Regulatory Documents............................................        A-9
             4.8.  Legal Proceedings.....................................................................       A-10
             4.9.  Regulatory Matters....................................................................       A-10
            4.10.  Compliance with Laws..................................................................       A-11
            4.11.  Material Contracts; Defaults..........................................................       A-11
            4.12.  No Brokers............................................................................       A-11
            4.13.  Employee Benefit Plans................................................................       A-11
            4.14.  Labor Matters.........................................................................       A-13
            4.15.  Year 2000 Compliance..................................................................       A-13
            4.16.  Environmental Matters.................................................................       A-13
            4.17.  Tax Matters...........................................................................       A-14
            4.18.  Books and Records.....................................................................       A-14
            4.19.  Insurance.............................................................................       A-14
            4.20.  Accounting Treatment..................................................................       A-14
            4.21.  Assets................................................................................       A-15
            4.22.  Statements True and Correct...........................................................       A-15
            4.23.  Accounting, Tax and Regulatory........................................................       A-15
            4.24.  No Undisclosed Liabilities............................................................       A-15

        ARTICLE V  REPRESENTATIONS AND WARRANTIES OF DCA.................................................       A-15
             5.1.  Organization, Standing and Authority..................................................       A-16
             5.2.  Subsidiaries..........................................................................       A-16
             5.3.  DCA Common Stock......................................................................       A-16

                                                                                                             PAGE
                                                                                                           ---------
             5.4.  Corporate Power.......................................................................       A-17
             5.5.  Corporate Authority...................................................................       A-17
             5.6.  Consents and Approvals; No Defaults...................................................       A-17
             5.7.  Financial Reports and Regulatory Documents............................................       A-17
             5.8.  Legal Proceedings.....................................................................       A-18
             5.9.  Regulatory Matters....................................................................       A-18
            5.10.  Compliance with Laws..................................................................       A-18
            5.11.  Material Contracts; Defaults..........................................................       A-19
            5.12.  No Brokers............................................................................       A-19
            5.13.  Employee Benefit Plans................................................................       A-19
            5.14.  Labor Matters.........................................................................       A-20
            5.15.  Year 2000 Compliance..................................................................       A-20
            5.16.  Environmental Matters.................................................................       A-21
            5.17.  Tax Matters...........................................................................       A-21
            5.18.  Books and Records.....................................................................       A-21
            5.19.  Insurance.............................................................................       A-21
            5.20.  Accounting Treatment..................................................................       A-22
            5.21.  Assets................................................................................       A-22
            5.22.  Statements True and Correct...........................................................       A-22
            5.23.  Accounting, Tax and Regulatory........................................................       A-22
            5.24.  No Undisclosed Liabilities............................................................       A-22

       ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF PARENTCO, GDSC MERGER SUB AND DCA MERGER SUB........       A-23
             6.1.  Organization, Standing and Authority of ParentCo......................................       A-23
             6.2.  ParentCo Capital Stock................................................................       A-23
             6.3.  ParentCo Corporate Power..............................................................       A-23
             6.4.  ParentCo Corporate Authority..........................................................       A-23
             6.5.  Organization, Standing and Authority of GDSC Merger Sub...............................       A-23
             6.6.  GDSC Merger Sub Capital Stock.........................................................       A-23
             6.7.  GDSC Merger Sub Corporate Power.......................................................       A-23
             6.8.  GDSC Merger Sub Corporate Authority...................................................       A-23
             6.9.  Organization, Standing and Authority of DCA Merger Sub................................       A-23
            6.10.  DCA Merger Sub Common Stock...........................................................       A-24
            6.11.  DCA Merger Sub Corporate Power........................................................       A-24
            6.12.  DCA Merger Sub Corporate Authority....................................................       A-24
            6.13.  Continuity of Business Enterprise.....................................................       A-24

      ARTICLE VII  CONDUCT OF BUSINESS...................................................................       A-24
             7.1.  Forbearances of GDSC and DCA..........................................................       A-24

     ARTICLE VIII  ADDITIONAL COVENANTS..................................................................       A-26
             8.1.  Reasonable Best Efforts...............................................................       A-26
             8.2.  Stockholder Approval..................................................................       A-26
             8.3.  Registration Statement................................................................       A-26
             8.4.  Press Releases........................................................................       A-27
             8.5.  Access; Information...................................................................       A-27
             8.6.  Acquisition Proposals.................................................................       A-27
             8.7.  Affiliate Agreements..................................................................       A-28

                                                                                                             PAGE
                                                                                                           ---------
             8.8.  Nasdaq Listing........................................................................       A-28
             8.9.  Regulatory Applications...............................................................       A-28
            8.10.  Benefit Plan..........................................................................       A-28
            8.11.  Accountants' Letters..................................................................       A-29
            8.12.  Notification of Certain Matters.......................................................       A-29
            8.13.  Stockholder Agreements................................................................       A-29
            8.14.  ParentCo Capitalization; Reservation of Shares........................................       A-29
            8.15.  Stock Plans...........................................................................       A-29
            8.16.  Office Locations......................................................................       A-30
            8.17.  Transfer of GDSC Subordinated Notes...................................................       A-30

       ARTICLE IX  CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER....................................       A-30
             9.1.  Conditions to Each Party's Obligation to Effect the Merger............................       A-30
             9.2.  Conditions to Obligation of GDSC......................................................       A-31
             9.3.  Conditions to Obligation of DCA.......................................................       A-32

        ARTICLE X  CLOSING DELIVERIES....................................................................       A-33
            10.1.  Deliveries of GDSC....................................................................       A-33
            10.2.  Deliveries of DCA.....................................................................       A-34
            10.3.  Deliveries of ParentCo, GDSC Merger Sub and DCA Merger Sub............................       A-35

       ARTICLE XI  TERMINATION...........................................................................       A-36
            11.1.  Termination...........................................................................       A-36
            11.2.  Effect of Termination and Abandonment.................................................       A-37
            11.3.  Termination Fee.......................................................................       A-37

      ARTICLE XII  MISCELLANEOUS.........................................................................       A-37
            12.1.  Survival..............................................................................       A-37
            12.2.  Waiver; Amendment.....................................................................       A-37
            12.3.  Counterparts..........................................................................       A-37
            12.4.  Governing Law; Waiver of Jury Trial...................................................       A-37
            12.5.  Expenses..............................................................................       A-37
            12.6.  Notices...............................................................................       A-38
            12.7.  Entire Understanding; No Third Party Beneficiaries....................................       A-38
            12.8.  Interpretation; Effect................................................................       A-38

     ARTICLE XIII  CERTAIN DEFINITIONS...................................................................       A-39
            13.1.  Certain Definitions...................................................................       A-39

                                    EXHIBITS

Exhibit A -- Form of Stockholders' Agreement

Exhibit B -- Form of Affiliate Representation Letter

Exhibit C -- Memorandum of Terms

                                   SCHEDULES

Schedule 9.1(g) -- List of Certain GDSC and DCA Officers

Schedule 9.2(i) -- DCA Analyst Expectations

Schedule 9.3(i) -- GDSC Analyst Expectations

                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER, dated as of October 15, 1998 (this "AGREEMENT"), by and among Wisdom Holdings, Inc., a Delaware corporation ("PARENTCO"), Wisdom Holdings Acquisition Corp. I, a Delaware corporation and wholly owned subsidiary of ParentCo ("GDSC MERGER SUB"), Wisdom Holdings Acquisition Corp. II, a Delaware corporation and wholly owned subsidiary of ParentCo ("DCA MERGER SUB"), Gentle Dental Service Corporation, a Washington corporation ("GDSC"), and Dental Care Alliance, Inc., a Delaware corporation ("DCA").

                                    RECITALS

    A. GDSC is a Washington corporation, having its principal place of business in El Segundo, California. GDSC provides dental practice management and related services to dental practices in the States of California, Florida, Hawaii, Idaho, Oregon and Washington.

    B. DCA is a Delaware corporation, having its principal place of business in Sarasota, Florida. DCA provides dental practice management and related services to dental practices in the States of Florida, Georgia, Indiana and Michigan.

    C. Each of ParentCo, GDSC Merger Sub and DCA Merger Sub is a newly formed Delaware corporation created to accomplish the business combinations by and between GDSC and DCA as described in this Agreement. At the Effective Time of the Merger (as each of those terms is defined below), the outstanding shares of capital stock of GDSC and DCA, respectively, shall be converted into the right to receive shares of capital stock of ParentCo (as provided herein). As a result, the stockholders of GDSC and DCA, respectively, shall become the stockholders of ParentCo and both GDSC and DCA shall become and continue to conduct their respective businesses and operations as wholly owned subsidiaries of ParentCo. The transactions described in this Agreement are subject to the approval of the stockholders of GDSC and DCA, respectively, and the satisfaction of certain other conditions described in this Agreement.

    D. It is the intention of the parties to this Agreement that the business combinations contemplated hereby be accounted for under the "pooling-of-interests" accounting method and be treated as (i) "reorganizations" under Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE") or (ii) a transfer to a controlled corporation qualifying under Section 351 of the Code.

    E. The respective Boards of Directors of each of GDSC and DCA have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein, the parties agree as follows. Capitalized terms used herein and not previously defined shall have the meanings set forth in ARTICLE XIII.

                                   ARTICLE I
                                   THE MERGER

    1.1.  THE MERGER.

        (a) GENERAL. Subject to the terms and conditions of this Agreement and at the Effective Time, each of GDSC Merger Sub and DCA Merger Sub shall merge with and into each of GDSC and DCA, respectively (collectively, the "MERGER"), the separate corporate existence of each of GDSC Merger Sub and DCA Merger Sub shall cease and GDSC and DCA shall survive and continue to exist as a Washington corporation and Delaware corporation, respectively (GDSC and DCA, as the surviving corporations in the Merger, sometimes being referred to collectively as the "SURVIVING CORPORATIONS"). Subject to the satisfaction or waiver of the conditions set forth in ARTICLE IX, the Merger shall become effective upon the occurrence of the filing in the offices of the Washington Secretary and the Delaware Secretary of an agreement of merger in accordance with the WBCA and the DGCL or such later date and time as may be set forth in such agreement. The Merger shall have the effects prescribed in the WBCA and the DGCL.

        (b) ARTICLES OF INCORPORATION AND BYLAWS. The articles and certificate of incorporation and bylaws of GDSC and DCA, respectively, immediately after the Merger including, without limitation, the name of GDSC and DCA, respectively, shall be those of GDSC and DCA, respectively, as in effect immediately prior to the Effective Time; except that the number of authorized shares of capital stock of GDSC and DCA may, in the discretion of ParentCo, be reduced.

        (c) DIRECTORS AND OFFICERS. At and as of the Effective Time, the officers and directors of ParentCo and the Surviving Corporations shall be as follows:

           (i)  PARENTCO:  The directors of ParentCo shall be:

                                    Robert Finzi(1)

                                   Michael T. Fiore
                                     Eric Green(2)

                                    Paul H. Keckley
                               Steven R. Matzkin, D.D.S.
                                      Wayne Posey
                                   Robert F. Raucci
                                 Curtis L. Smith, Jr.

The directors of ParentCo shall serve for staggered terms as set forth in the ParentCo Certificate of Incorporation, as amended, and as designated by the Merger Committee.

    The officers of ParentCo shall be:

Michael T. Fiore                       Co-Chairman and Chief Executive
                                         Officer
Steven R. Matzkin, D.D.S.              Co-Chairman, President and Chief
                                         Dental Officer
L. Theodore Van Eerden                 Chief Development Officer/Executive
                                         Vice President and Secretary
Grant Sadler                           Vice President/Development
Norman Huffaker                        Chief Financial Officer and Treasurer
Randy Henry                            Chief Operating Officer
David P. Nichols                       Vice President of Finance/East
Mitchell B. Olan                       Vice President of Operations/East
Kevin Webb                             Vice President of
                                         Operations/Northwest
Arnold Albert                          Vice President of Operations/Northern
                                         California
Kenneth Davis                          Vice President of
                                         Operations/Southwest

           (ii) GDSC. The officers and directors of GDSC immediately prior to the Merger shall continue to be the officers and directors of GDSC.

------------------------

(1)There is no designated by ParentCo Series C Preferred Stock. Mr. Finzi is a designee of Sprout Group.

(2)Director to be designated by ParentCo Series A Stock.

           (iii) DCA. The officers and directors of DCA immediately prior to the Merger shall continue to be the officers and directors of DCA.

           (iv) GDSC MERGER SUB AND DCA MERGER SUB. The initial directors of GDSC Merger Sub and DCA Merger Sub shall be Michael T. Fiore and Steven
       R. Matzkin, D.D.S.

    1.2. PARENTCO MERGER COMMITTEE. Effective as of the date of this Agreement, the directors of ParentCo shall have designated the following four individuals to serve as the members of the ParentCo Merger Committee ("PARENTCO MERGER COMMITTEE"):

                                  Robert Finzi
                                Michael T. Fiore
                           Steven R. Matzkin, D.D.S.
                                Robert F. Raucci

ParentCo Merger Committee shall be empowered to take all action on behalf of ParentCo from the date of the execution of this Agreement through and including the Effective Time, subject to the affirmative vote of seventy-five percent (75%) of the members of the ParentCo Merger Committee. Following the Effective Time, the duties and powers of the ParentCo Merger Committee shall be limited to taking all actions on behalf of ParentCo with respect to its obligations under
Article III hereof. The ParentCo Merger Committee shall terminate as of the earlier to occur of either (i) a termination of this Agreement pursuant to
Article XI or (ii) expiration of a six (6) month period following the Effective Time, unless otherwise extended by the ParentCo Board. Prior to the earlier of the Effective Time or termination of this Agreement, no action shall be taken by ParentCo unless approved by the affirmative vote of seventy-five percent (75%) of the members of the ParentCo Merger Committee.

    1.3. EFFECTIVE DATE AND EFFECTIVE TIME. As soon as practicable following, but not later than ten days after the last to occur of, (i) the expiration of all applicable waiting periods in connection with approvals of Governmental Authorities and the receipt of all approvals of Governmental Authorities, and
(ii) satisfaction or waiver of all conditions to the consummation of the Merger, or on such earlier or later date as may be agreed in writing by the parties, an agreement and plan of merger shall be executed in accordance with all appropriate legal requirements and shall be filed in the offices of the Delaware Secretary and the Washington Secretary as required by law, and the Merger provided for herein shall become effective upon such filing or on such date as may be specified in each such agreement and plan of merger. The date of such filing or such later effective date is herein called the "EFFECTIVE DATE." The "EFFECTIVE TIME" of the Merger shall be the time of such filing or as set forth in each such agreement and plan of merger.

    1.4. TIME AND PLACE OF CLOSING. The Closing will take place on the date that the Effective Time occurs or at such other time as the parties, acting through their chief executive officers, may mutually agree. The place of Closing shall be at the offices of McDermott, Will & Emery, 1301 Dove Street, Suite 500, Newport Beach, California 92660 or at such other location as the parties may mutually agree.

    1.5. STOCKHOLDERS' AGREEMENTS. A sufficient number of holders of more than 50% of the outstanding capital stock both of GDSC and DCA will execute and deliver to ParentCo a Stockholders' Agreement, in substantially the form of EXHIBIT A attached hereto and incorporated herein by this reference ("STOCKHOLDERS' AGREEMENT").

    1.6. COMBINED OPERATIONS. Following the Effective Time, ParentCo shall use its best efforts to publish as promptly as reasonably practicable financial statements or reports covering at least 30 days of the combined operations of GDSC and DCA.

                                   ARTICLE II
               MERGER CONSIDERATION; MANNER OF CONVERTING SHARES

    2.1. MERGER CONSIDERATION. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person, the shares of the constituent corporations shall be converted as follows (collectively, "MERGER CONSIDERATION"):

    (a) Each share of GDSC Merger Sub Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of GDSC Common Stock.

    (b) Each share of DCA Merger Sub Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into one share of DCA Common Stock.

    (c) Each share of GDSC Common Stock (including any and all shares of restricted GDSC Common Stock, Performance Shares or earnout shares, all of which are described in the GDSC Disclosure Schedules) issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for one share of ParentCo Common Stock.

    (d) Each share of DCA Common Stock issued and outstanding at the Effective Time shall cease to be outstanding and shall be converted into and exchanged for
1.67 shares of ParentCo Common Stock.

    (e) Each share of GDSC Series A Preferred Stock shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of ParentCo Series A Preferred Stock.

    (f) Each share of GDSC Series B Preferred Stock shall cease to be outstanding and shall be converted into and exchanged for the right to receive one share of ParentCo Series B Preferred Stock.

    (g) Each share of GDSC Series C Preferred Stock shall cease to be outstanding and shall be converted into and exchanged for one share of ParentCo Series C Preferred Stock.

    (h) Each share of GDSC Series D Preferred Stock shall cease to be outstanding and shall be converted into and exchanged for one share of ParentCo Series D Preferred Stock.

    2.2. DISSENTING STOCKHOLDERS. Any Dissenting Stockholder who shall be entitled to be paid the "fair value" of his or her Dissenters' Shares shall not be entitled to the Merger Consideration as set forth in SECTION 2.1 in respect thereof unless and until such Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such Dissenting Stockholder's right to dissent from the Merger under the WBCA and shall be entitled to receive only the payment provided for by Chapter 23B.13 of the WBCA with respect to such Dissenters' Shares. Upon the payment by the ParentCo of the "fair value" of any Dissenters' Shares in accordance with Chapter 23B.13 of the WBCA, such Dissenters' Shares shall be canceled and retired and shall cease to exist, and no exchange or further payment shall be made with respect thereto. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost such right to dissent, the Dissenters' Shares held by such Dissenting Stockholder shall thereupon be treated as though such Dissenters' Shares had been converted into the right to receive the Merger Consideration as set forth in the applicable provision of SECTION 2.1.

    2.3. RIGHTS AS STOCKHOLDERS; STOCK TRANSFERS. At the Effective Time, holders of GDSC Common Stock and DCA Common Stock shall cease to be, and shall have no rights as, stockholders of GSDC or DCA, other than to receive any dividend or other distribution with respect to such GSDC Common Stock or DCA Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this ARTICLE II. After the Effective Time, there shall be no transfers on the stock transfer books of GDSC, DCA or the Surviving Corporations of shares of GDSC Common Stock or DCA Common Stock outstanding prior to the Effective Time.

    2.4. FRACTIONAL SHARES. Notwithstanding any other provision hereof, no fractional shares of ParentCo Capital Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, ParentCo shall pay to each holder of either GDSC Common Stock or DCA Common Stock who would otherwise be entitled to a fractional share of ParentCo Capital Stock (after taking into account all Old GDSC Certificates or Old DCA Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying the fraction of a share by the average of the closing prices of GDSC reported on Nasdaq for the five consecutive trading days immediately preceding the date of the Effective Time.

    2.5. ANTI-DILUTION PROVISIONS. In the event either GDSC or DCA changes (or establishes a record date for changing) the number of shares of GDSC Common Stock or DCA Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding GDSC Common Stock or DCA Common Stock and the record date therefor shall be prior to the Effective Date, the number of shares of ParentCo Capital Stock the holders of GDSC Common Stock and DCA Common Stock or options exercisable for same shall be entitled to receive under this Agreement shall be proportionately adjusted.

    2.6.  CONVERSION OF RIGHTS.

    (a) At the Effective Time, each option or other right to purchase shares of either GDSC Common Stock or DCA Common Stock pursuant to stock options or stock appreciation rights ("GDSC OPTIONS" or "DCA OPTIONS") granted by GDSC under the GDSC Stock Plans or DCA under the DCA Stock Plans and outstanding at the Effective Time, whether or not exercisable, and all other warrants or other rights to purchase shares of GDSC Common Stock or DCA Common Stock (together with the GDSC Options or the DCA Options, the "GDSC RIGHTS" or the "DCA RIGHTS"), shall be converted into and become rights with respect to ParentCo Common Stock, and ParentCo shall assume each GDSC Right and DCA Right, in accordance with the terms of the GDSC Stock Plan or the DCA Stock Plan or such other agreement or arrangement pertaining to such GDSC Rights or DCA Rights (as applicable), except that from and after the Effective Time, (i) ParentCo and its Compensation Committee shall be substituted for the GDSC Board and the DCA Board or the committee of the GDSC Board and the DCA Board administering the GDSC Stock Plan or the DCA Stock Plan, (ii) each GDSC Right and DCA Right assumed by ParentCo may be exercised only for shares of ParentCo Common Stock (or cash, in the case of the stock appreciation rights), (iii) the number of shares of ParentCo Common Stock subject to GDSC Rights or DCA Rights shall be equal to the number of shares of GDSC Common Stock or DCA Common Stock subject to the GDSC Right or the DCA Right immediately prior to the Effective Time multiplied by the GDSC Exchange Ratio or the DCA Exchange Ratio, as the case may be, and (iv) the per share exercise price under either the GDSC Right or the DCA Right shall be adjusted by dividing the per share exercise price under the GDSC Right or the DCA Right by the GDSC Exchange Ratio or the DCA Exchange Ratio, as the case may be, and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, ParentCo shall not be obligated to issue any fraction of a share of ParentCo Common Stock upon exercise of a GDSC Right or a DCA Right. Any fraction of a share of ParentCo Common Stock that otherwise would be subject to a converted GDSC Right or DCA Right shall represent the right to receive cash payment upon exercise of such converted GDSC Right or DCA Right equal to the product of such fraction and the difference between the market value of one share of ParentCo Common Stock at the time of exercise of such Right and the per share exercise price of such Right. The term, exercisability, vesting schedule, status as an "Incentive Stock Option" under
Section 422 of the Code, if applicable, and all other terms and conditions of the options or warrants, to the extent permitted by law, and otherwise reasonably practical shall be unchanged; each option which is an Incentive Stock Option shall be adjusted in accordance with the requirements of Section 424(a) of the Code so as not to constitute a modification, renewal or extension of the option within the meaning of Section 424(h) of the Code.

    (b) Each of GDSC and DCA agree to take all necessary steps to effectuate the foregoing provisions of this SECTION 2.6, including using its reasonable efforts to obtain from each holder of a GDSC Right or DCA Right any consent or agreement that may be deemed necessary or advisable in order to effectuate the transactions contemplated by this SECTION 2.6. Anything in this Agreement to the contrary notwithstanding, ParentCo shall have the right, in its sole discretion, not to deliver the consideration provided in this SECTION 2.6 to a former holder of a GDSC Right or a DCA Right who has not delivered such consent or agreement.

                                  ARTICLE III
                               EXCHANGE OF SHARES

    3.1.  EXCHANGE PROCEDURES.

    (a) At or prior to the Effective Time, ParentCo shall deposit, or shall cause to be deposited, with such bank, trust company or transfer agent as ParentCo shall elect (in such capacity, the "EXCHANGE AGENT"), for the benefit of the holders of certificates formerly representing shares of either GDSC Common Stock or GDSC Preferred Stock (collectively, "OLD GDSC CERTIFICATES") or DCA Common Stock ("OLD DCA CERTIFICATES"), for exchange in accordance with
ARTICLE II, certificates representing the shares of ParentCo Capital Stock ("NEW CERTIFICATES") and an estimated amount of cash (such cash and New Certificates, together with any dividends or distributions with a record date occurring after the Effective Date with respect thereto, without any interest on any such cash, dividends or distributions, being hereinafter referred to as the "EXCHANGE FUND") to be paid pursuant to ARTICLE II in exchange for outstanding shares of GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock.

    (b) As soon as practicable after the Effective Date, ParentCo shall send or cause to be sent to each former holder of record of shares of GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's Old GDSC Certificates or Old DCA Certificates for the consideration set forth in ARTICLE II, which transmittal materials both GDSC and DCA shall have had the opportunity to review prior to the Effective Date. ParentCo shall cause the New Certificates and any check in respect of any fractional share interests or dividends or distributions which the holder of such shares shall be entitled to receive upon delivery to the Exchange Agent of Old GDSC Certificates or Old DCA Certificates representing such shares (or an affidavit of lost certificate and, if required by the Exchange Agent, indemnity reasonably satisfactory to ParentCo and the Exchange Agent, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to ARTICLE II upon such delivery. In the event of a transfer of ownership of any shares of GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock not registered in the transfer records of either GDSC or DCA, the exchange described in this SECTION 2.1(B) may nonetheless be effected and a check for the cash to be paid in lieu of fractional shares may be issued to the transferee if the Old GDSC Certificate or Old DCA Certificate is presented to the Exchange Agent, accompanied by documents sufficient, in the discretion of ParentCo and the Exchange Agent, (i) to evidence and effect such transfer but for the provisions of SECTION 2.3 hereof and (ii) to evidence that all applicable stock transfer taxes have been paid.

    (c) If either Old GDSC Certificates or Old DCA Certificates are not surrendered or the consideration therefor is not claimed prior to the date on which such consideration would otherwise escheat to or become the property of any governmental unit or agency, the unclaimed consideration shall, to the extent permitted by abandoned property and any other applicable law, become the property of the Surviving Corporations (and to the extent not in its possession shall be paid over to the Surviving Corporations), free and clear of all claims or interest of any person previously entitled to such claims. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any former holder of either GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

    (d) At the election of ParentCo, no dividends or other distributions with respect to ParentCo Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old GDSC Certificate or Old DCA Certificate or options for same converted in the Merger into the right to receive shares of such ParentCo Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this SECTION 3.1. After becoming so entitled in accordance with this SECTION 3.1, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of ParentCo Capital Stock such holder had the right to receive upon surrender of the Old GDSC Certificate or Old DCA Certificate.

    (e) Any portion of the Exchange Fund that remains unclaimed by the stockholders of either GDSC or DCA for six months after the Effective Time shall be returned by the Exchange Agent to ParentCo. Any stockholders of GDSC or DCA who have not theretofore complied with this ARTICLE III shall thereafter look only to ParentCo for payment of the shares of ParentCo Capital Stock, cash in lieu of any fractional shares and unpaid dividends and distributions on ParentCo Capital Stock deliverable hereunder, in each case, without any interest thereon.

                                   ARTICLE IV
                     REPRESENTATIONS AND WARRANTIES OF GDSC

    On or prior to the date hereof, GDSC has delivered to DCA schedules ("GDSC DISCLOSURE SCHEDULES") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this ARTICLE IV; provided, that (i) no such item is required to be set forth in the GDSC Disclosure Schedules as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established in the subsequent sentence, and (ii) the mere inclusion of an item in the GDSC Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. No representation or warranty of GDSC contained in this ARTICLE IV shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this ARTICLE IV has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty. The numbers set forth on the GDSC Disclosure Schedules correspond to the particular Section number contained in the Agreement. Information or disclosure provided with reference to one Section may also be responsive to information or disclosure responsive to another Section. Therefore, if the information or disclosure set forth in one Section can be reasonably determined to apply to information or disclosure in another Section, such information or disclosure shall constitute disclosure for all applicable Sections. GDSC agrees that with respect to its representations and warranties, GDSC shall have the right to supplement and amend the GDSC Disclosure Schedules with respect to any events occurring after the date of this Agreement and prior to the Effective Time which such new event or information, when scheduled, shall not constitute a breach hereof. In the event any such supplement or amendment discloses new events that are reasonably likely to have a Material Adverse Effect on GDSC or on ParentCo, DCA shall have the right to terminate the Agreement pursuant to
SECTION 11.1(G).

    Subject to the preceding paragraph and except as Previously Disclosed in a paragraph of the GDSC Disclosure Schedules corresponding to the relevant paragraph below, GDSC hereby represents and warrants to DCA:

    4.1. ORGANIZATION, STANDING AND AUTHORITY. GDSC is a corporation duly organized, validly existing and in good standing under the laws of the State of Washington. GDSC is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The GDSC Board has received the written opinion of Salomon Smith Barney Inc. to the effect that as of the date hereof the GDSC Exchange Ratio set forth in SECTION 2.1 is fair to the holders of GDSC Common Stock from a financial point of view.

    4.2.  SUBSIDIARIES.

    (a) (i) GDSC has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (ii) GDSC owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (iii) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities, and (vi) all the equity securities of each Subsidiary held by GDSC or its Subsidiaries are fully paid and nonassessable and are owned by GDSC or its Subsidiaries free and clear of any Liens.

    (b) GDSC does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

    (c) Each of GDSC's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

    4.3. GDSC CAPITAL STOCK. As of the date hereof, the authorized capital stock of GDSC consists solely of 50,000,000 shares of GDSC Common Stock, of which 8,973,720 are issued and outstanding and 30,000,000 shares of GDSC Preferred Stock of which the following series are authorized, issued and outstanding:

                                   SHARES ISSUED AND
 SERIES    SHARES AUTHORIZED          OUTSTANDING
---------  -----------------  ----------------------------
    A             100                     100
    B           70,000                    -0-
    C             100                     100
    D          2,000,000               1,628,663

    As of the date hereof, no shares of GDSC Common Stock were held in treasury by GDSC or otherwise beneficially owned by GDSC or its Subsidiaries. The outstanding shares of GDSC Common Stock and GDSC Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, subject to no preemptive rights and were not issued in violation of any preemptive rights. As of the date hereof, there are 1,312,110 shares of GDSC Common Stock authorized and reserved for issuance pursuant to outstanding options to purchase shares of GDSC Common Stock or GDSC Preferred Stock, GDSC does not have any other Rights issued or outstanding with respect to its capital stock, and GDSC does not have any commitment to authorize, issue or sell any other shares of its capital stock or any other Rights. Except as Previously Disclosed, GDSC does not have shares subject to repurchase in the event certain performance targets have been met (the "GDSC PERFORMANCE SHARES"). Since May 15, 1998, there has been no adjustments of the Conversion Price as set forth in
Article XII, Section 6(c) to the Amendment to the Articles of Incorporation of GDSC and the representation set forth therein is true and correct as of and on May 15, 1998.

    4.4. CORPORATE POWER. GDSC and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and GDSC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    4.5. CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of GDSC Common Stock and GDSC Preferred Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of GDSC and the GDSC Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of GDSC, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    4.6.  CONSENTS AND APPROVALS; NO DEFAULTS.

    (a) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by GDSC or any of its Subsidiaries in connection with the execution, delivery or performance by GDSC of this Agreement or to consummate the Merger except for (i) filings of applications, registrations, statements, reports or notices (and expiration of any applicable notice periods) with the United States Department of Justice, the Federal Trade Commission, NASD, the SEC and state securities authorities (collectively the "REGULATORY AGENCIES"), (ii) the approval of this Agreement by the stockholders of GDSC, and (iii) the filing of an agreement of merger with the Washington Secretary and Delaware Secretary pursuant to the DGCL and the Washington Law. As of the date hereof, GDSC is not aware of any reason why the approvals set forth in SECTION 11.1(D) will not be received without the imposition of a condition, restriction or requirement of the type described in SECTION 11.1(D).

    (b) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of GDSC or of any of its Subsidiaries or to which GDSC or any of its Subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, the GDSC Articles or the GDSC Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    4.7.  FINANCIAL REPORTS AND REGULATORY DOCUMENTS.

    (a) The consolidated balance sheet of GDSC as of December 31, 1997, and the related statements of operations, cash flow and changes in financial position of GDSC for the year then ended, audited by KPMG Peat Marwick, LLP, the unaudited consolidated balance sheet as of June 30, 1998 and the related unaudited consolidated statements of operations, cash flows and changes in financial position of GDSC for quarters ended March 31, 1998 and June 30, 1998 (each as Previously Disclosed), fairly present the financial position of GDSC as of such dates and the results of the operations of GDSC for the periods then ended, all in accordance with generally accepted accounting principles ("GAAP") consistently applied.

    (b) GDSC has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since February 13, 1997, the date of GDSC's initial public offering, with the Regulatory Agencies, and all other material reports and statements required to be filed by it with any Governmental Authority since December 31, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of Washington, and has paid all fees and assessments due and payable in connection therewith.

As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Authority with which they were filed. The GDSC SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such GDSC SEC Reports or necessary in order to make the statements in such GDSC SEC Reports, in light of the circumstances under which they were made, not misleading. None of GDSC Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (c) Since December 31, 1997, GDSC and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

    (d) Since December 31, 1997, (i) GDSC and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this ARTICLE IV or otherwise), is reasonably likely to have a Material Adverse Effect with respect to GDSC.

    4.8. LEGAL PROCEEDINGS. No litigation, claim or other proceeding before any court or Governmental Authority is pending against GDSC or any of its Subsidiaries and, to GDSC's knowledge, no such litigation, claim or other proceeding has been threatened.

    4.9.  REGULATORY MATTERS.

    (a) Neither GDSC nor any of its Subsidiaries or any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with or a commitment letter or similar submission to, or extraordinary supervisory letter from any Governmental Authority.

    (b) Neither GDSC nor any of its Subsidiaries has been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar action.

    4.10.  COMPLIANCE WITH LAWS.

    (a) GDSC and each of its Subsidiaries:

        (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

        (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to GDSC's knowledge, no suspension or cancellation of any of them is threatened; and

       (iii) has not received, since December 31, 1997, any notification or communication from any Governmental Authority (a) asserting that GDSC or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (b) threatening to revoke any license, franchise, permit or governmental authorization (nor, to GDSC's knowledge, do any grounds for any of the foregoing exist).

    (b) The terms and conditions set forth in the management agreements between GDSC or its Subsidiaries and the dental practices managed by such entities comply in all material respects with applicable laws, rules, regulations and other applicable authorities relating to such agreements, including but not limited to laws, rules, regulations and other applicable authorities relating to the corporate practice of dentistry, fee-splitting, kickbacks and patient brokering and those relating to such practices.

    4.11. MATERIAL CONTRACTS; DEFAULTS. Neither GDSC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of SEC Regulation S-K, or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries that has not been filed with or incorporated by reference in reports filed under either the Securities Act or the Exchange Act. Neither GDSC nor any of its Subsidiaries is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other material instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    4.12. NO BROKERS. Except for commissions, fees and other like payments due to Salomon Smith Barney, no action has been taken by GDSC that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

    4.13.  EMPLOYEE BENEFIT PLANS.

    (a) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of GDSC and its Subsidiaries (collectively, the "GDSC EMPLOYEES") and current or former directors of GDSC, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (collectively, the "GDSC BENEFIT PLANS"), are Previously Disclosed. True and complete copies of all GDSC Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any GDSC Benefit Plans, and all amendments thereto have been provided or made available to the other parties hereto.

    (b) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering GDSC Employees (the "GDSC PLANS"), have been administered in all material respects in compliance with their terms and with all applicable laws, [to the extent subject to

ERISA], including without limitation, ERISA and the Code. GDSC is not a party to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("GDSC PENSION PLAN") and which is a defined benefit plan as defined in Section 3(35) of ERISA. With respect to the employee benefit plan intended to qualify under Section 401 of the Code, the Internal Revenue Service has issued a favorable determination letter, a true and correct copy of which has been provided to DCA, that such plan is, and each such plan in fact is, qualified and exempt from federal income taxes. There is no pending or, to the knowledge of GDSC, threatened litigation relating to any GDSC Plan. There are no audits, inquiries, reviews, proceedings, claims or demands pending with any governmental or regulatory agency, and there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review or proceeding. Neither GDSC nor any of its Subsidiaries has engaged in a transaction with respect to any GDSC Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject GDSC or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502(i) of ERISA.

    (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by GDSC or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with GDSC under Section 4001 of ERISA or Section 414 of the Code (a "GDSC ERISA AFFILIATE"). Neither GDSC, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any GDSC Pension Plan or by any GDSC ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

    (d) All contributions required to be made under the terms of any GDSC Plan have been timely made or have been reflected on the consolidated financial statements of GDSC included in the Regulatory Documents. Neither any GDSC Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of
Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither GDSC nor any of its Subsidiaries has provided, or is required to provide, security to any GDSC Pension Plan or to any single-employer plan of a GDSC ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

    (e) Under each GDSC Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the GDSC Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such GDSC Plan, and there has been no material change in the financial condition of such GDSC Plan since the last day of the most recent plan year.

    (f) Neither GDSC nor any of its Subsidiaries has any obligations for retiree health and life benefits under any GDSC Benefit Plan. GDSC or its Subsidiaries may amend or terminate any such GDSC Benefit Plan at any time without incurring any liability thereunder.

    (g) The consummation of the transactions contemplated by this Agreement will not (i) entitle any employees of GDSC or any of its Subsidiaries to severance pay, (ii) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the GDSC Benefit Plans or (iii) result in any breach or violation of, or a default under, any of the GDSC Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement, neither GDSC nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

    4.14. LABOR MATTERS. Neither GDSC nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is GDSC or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel GDSC or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to GDSC's knowledge, threatened, nor is GDSC aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

    4.15. YEAR 2000 COMPLIANCE. Except as Previously Disclosed, (i) the computer software and related hardware of GDSC and its Subsidiaries (the "GDSC COMPUTER SYSTEM") used for the storage and processing of data are or will be prior to the year 2000 Year 2000 Compliant; (ii) to the actual knowledge of GDSC, all of the suppliers, customers and third party providers of GDSC are, or will be prior to year 2000, Year 2000 Compliant; and (iii) GDSC is taking or has taken, all commercially reasonable and appropriate action to address and remedy any deficiencies in the GDSC Computer System which would keep it from becoming Year 2000 Compliant. As used herein and in SECTION 5.15, "YEAR 2000 COMPLIANT" shall mean the ability of the GDSC Computer System or the DCA Computer System, as applicable, to provide the following functions, without human intervention, individually and in combination with other products or systems: (i) consistently handle, record, store, process and present dates and date-related information before, during and after January 1, 2000, including but not limited to accepting date input, performing calculations on dates or portion of dates, and providing date output; (ii) function accurately in accordance with the published specifications and without undue interruption, before, during, and after January 1, 2000 (including leap year computations) without any adverse change in operation associated with the advent of the year 2000; (iii) respond to two-digit or four-digit dates and date-related input in a way that resolves any ambiguity as to the year 2000 in a disclosed, defined and predetermined manner, and store and provide output of dates and date-related information in ways that are unambiguous as to the year 2000; and (iv) suitably interact with other software and related hardware in a way which does not compromise its year 2000 compliance capability.

    4.16.  ENVIRONMENTAL MATTERS.

    (a) GDSC and each of its Subsidiaries has complied at all times with applicable Environmental Laws; (i) no real property (including buildings or other structures) currently or formerly owned, leased or operated by GDSC or any of its Subsidiaries, has been contaminated with, or has had any release of, any Hazardous Substance; (ii) neither GDSC nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither GDSC nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (iv) neither GDSC nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;
(v) to the best of GDSC's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving GDSC or any of its Subsidiaries, any currently or formerly owned or operated property, that could reasonably be expected to result in any claims, liability or investigations against GDSC or any of its Subsidiaries or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (vi) GDSC has delivered to DCA copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to GDSC, any Subsidiary of GDSC and any currently or formerly owned, leased or operated property.

    (b) As used herein, the term "ENVIRONMENTAL LAW" means any federal, state or local law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection or restoration of the environment, health, safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or
(iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance and the term "HAZARDOUS SUBSTANCE" means any substance in any concentration that is: (i) listed, classified or regulated pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is or may be the subject of regulatory action by any Governmental Authority in connection with any Environmental Law.

    4.17.  TAX MATTERS.

    (a)(i)All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to GDSC and its Subsidiaries have been duly filed, (ii) all Taxes due have been paid in full,
(iii) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (iv) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (v) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of GDSC or its Subsidiaries. GDSC has made available to DCA true and correct copies of the United States federal income Tax Returns filed by GDSC and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither GDSC nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by GDSC SEC Reports filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in GDSC SEC Reports filed on or prior to the date hereof. Neither GDSC nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group the common parent of which is or was GDSC) or otherwise has any liability for the Taxes of any person (other than GDSC and its Subsidiaries). As of the date hereof, neither GDSC nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as reorganizations within the meaning of Section 368 of the Code or Section 351 of the Code.

    (b) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

    4.18. BOOKS AND RECORDS. The books and records of GDSC and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of GDSC and its Subsidiaries.

    4.19. INSURANCE. GDSC has Previously Disclosed all of the insurance policies, binders, or bonds maintained by GDSC or its Subsidiaries ("INSURANCE POLICIES"). GDSC and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of GDSC reasonably has determined to be prudent for its business, operations, properties and assets. All the Insurance Policies are in full force and effect; GDSC and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

    4.20. ACCOUNTING TREATMENT. As of the date hereof, GDSC is not aware of any reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment. held under valid contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such contract is in full force and effect. The Assets of GDSC and its Subsidiaries include all assets required to operate the business of GDSC and its Subsidiaries as presently conducted.

    4.22. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by GDSC or any of its Subsidiaries for inclusion in the Registration Statement to be filed by ParentCo with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by GDSC or any of its Subsidiaries for inclusion in the Proxy Statement to be mailed to GDSC's or DCA's stockholders in connection with the GDSC Meeting or the DCA Meeting and any other Governmental Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to GDSC's or DCA's stockholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the GDSC Meeting or the DCA Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the GDSC Meeting or the DCA Meeting. All documents that GDSC or any Subsidiary thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    4.23. ACCOUNTING, TAX AND REGULATORY. Neither GDSC nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as (i) reorganizations within the meaning of Section 368(a) of the Code (in which ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA is each a party to the reorganization within the meaning of Section 368(b) of the Code) or (ii) a transfer to a controlled corporation qualifying under Section 351 of the Code, or (b) materially impede or delay receipt of any consents of Governmental Authority referred to in
SECTION 4.6(A) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

    4.24. NO UNDISCLOSED LIABILITIES. Except as set forth in the financial statements filed in connection with the GDSC SEC Reports or Previously Disclosed, GDSC does not have any material liability or obligation accrued, contingent or otherwise.

                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF DCA

    On or prior to the date hereof, DCA has delivered to GDSC schedules ("DCA DISCLOSURE SCHEDULES") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this ARTICLE V; provided, that (i) no such item is required to be set forth in the DCA Disclosure Schedules as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established in the subsequent sentence, and (ii) the mere inclusion of an item in the DCA Disclosure Schedules as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect. No representation or warranty of DCA contained in this ARTICLE V shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in this ARTICLE V has had or is reasonably likely to have a Material Adverse Effect on the party making such representation or warranty. The numbers set forth on the DCA Disclosure Schedules correspond to the particular Section number contained in the Agreement. Information or disclosure provided with reference to one Section may also be responsive to information or disclosure responsive to another Section. Therefore, if the information or disclosure set forth in one Section can be reasonably determined to apply to information or disclosure in another Section, such information or disclosure shall constitute disclosure for all applicable Sections. DCA agrees that with respect to its representations and warranties, DCA shall have the right to supplement and amend the DCA Disclosure Schedules with respect to any events occurring after the date of this Agreement and prior to the Effective Time which such new event or information, when scheduled, shall not constitute a breach hereof. In the event any such supplement or amendment discloses new events that are reasonably likely to have a Material Adverse Effect on DCA or on ParentCo, GDSC shall have the right to terminate the Agreement pursuant to
SECTION 11.1(g).

    Subject to the preceding paragraph and except as Previously Disclosed in a paragraph of the DCA Disclosure Schedules corresponding to the relevant paragraph below, DCA hereby represents and warrants to GDSC:

    5.1. ORGANIZATION, STANDING AND AUTHORITY. DCA is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DCA is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The DCA Board has received the written opinion of Raymond James & Associates, Inc. to the effect that as of the date hereof the DCA Exchange Ratio is fair to the holders of DCA Common Stock from a financial point of view.

    5.2.  SUBSIDIARIES.

    (a) (i) DCA has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (ii) DCA owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (iii) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (iv) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (v) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities, and (vi) all the equity securities of each Subsidiary held by DCA or its Subsidiaries are fully paid and nonassessable and are owned by DCA or its Subsidiaries free and clear of any Liens.

    (b) DCA does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

    (c) Each of DCA's Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified.

    5.3. DCA COMMON STOCK. As of the date hereof, the authorized capital stock of DCA consists solely of 50,000,000 shares of DCA Common Stock of which 7,031,066 are issued and outstanding and 5,000,000 shares of DCA Preferred Stock of which none are issued and outstanding. As of the date hereof, no shares of DCA Common Stock were held in treasury by DCA or otherwise beneficially owned by DCA or its Subsidiaries. The outstanding shares of DCA Common Stock or DCA Preferred Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, subject to no preemptive rights and were not issued in violation of any preemptive rights. As of the date hereof, there are 613,014 shares of DCA Common Stock authorized and reserved for issuance pursuant to outstanding options and warrants to purchase shares of DCA Common Stock, DCA does not have any other Rights issued or outstanding with respect to its capital stock, and DCA does not have any commitment to authorize, issue or sell any other shares of its capital stock or any other Rights.

    5.4. CORPORATE POWER. DCA and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and DCA has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    5.5. CORPORATE AUTHORITY. Subject in the case of this Agreement to receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of DCA Common Stock entitled to vote thereon (which is the only stockholder vote required thereon), this Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of DCA and the DCA Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of DCA, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    5.6.  CONSENTS AND APPROVALS; NO DEFAULTS.

    (a) No consents or approvals of, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by DCA or any of its Subsidiaries in connection with the execution, delivery or performance by DCA of this Agreement or to consummate the Merger except for (i) filings of applications, registrations, statements, reports or notices with Regulatory Agencies, (ii) the approval of this Agreement by the stockholders of DCA, and (iii) the filing of an agreement of merger with the Delaware Secretary pursuant to the DGCL. As of the date hereof, DCA is not aware of any reason why the approvals set forth in SECTION 11.1(d) will not be received without the imposition of a condition, restriction or requirement of the type described in SECTION 11.1(d).

    (b) Subject to receipt of the approvals referred to in the preceding paragraph, and the expiration of related waiting periods, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and will not (i) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of DCA or of any of its Subsidiaries or to which DCA or any of its Subsidiaries or properties is subject or bound, (ii) constitute a breach or violation of, or a default under, the DCA Certificate of Incorporation or the DCA Bylaws, or (iii) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

    5.7.  FINANCIAL REPORTS AND REGULATORY DOCUMENTS.

    (a) The balance sheet of DCA as of December 31, 1997, and the related statements of income, cash flow and changes in financial position of DCA for the year then ended, audited by PricewaterhouseCoopers, the unaudited balance sheet as of June 30, 1998, and the related unaudited statements of income, cash flows and changes in financial position of DCA for quarters ended March 31, 1998, and June 30, 1998, fairly present the financial position of DCA as of such dates and the results of the operations of DCA for the periods then ended, all in accordance with GAAP consistently applied.

    (b) DCA has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since November 4, 1997, the date of DCA's initial public offering, with the Regulatory Agencies, and all other material reports and statements required to be filed by it with any Governmental Authority since December 31, 1996, including, without limitation, any report or statement required to be filed pursuant to the laws of the United States or the State of Delaware, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports, registrations and statements complied in all material respects with all the laws, rules and regulations of the applicable Governmental Authority with which they were filed. The DCA SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such DCA SEC Reports or necessary in order to make the statements in such DCA SEC Reports, in light of the circumstances under which they were made, not misleading. None of DCA Subsidiaries is required to file any forms, reports or other documents with the SEC.

    (c) Since December 31, 1997, DCA and its Subsidiaries have not incurred any material liability other than in the ordinary course of business consistent with past practice.

    (d) Since December 31, 1997, (i) DCA and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and (ii) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this ARTICLE V or otherwise), is reasonably likely to have a Material Adverse Effect with respect to DCA.

    5.8. LEGAL PROCEEDINGS. No litigation, claim or other proceeding before any court or Governmental Authority is pending against DCA or any of its Subsidiaries and, to DCA's knowledge, no such litigation, claim or other proceeding has been threatened.

    5.9.  REGULATORY MATTERS.

    (a) Neither DCA nor any of its Subsidiaries or any of their properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with or a commitment letter or similar submission to, or extraordinary supervisory letter from any Governmental Authority.

    (b) Neither DCA nor any of its Subsidiaries has been advised by any Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar action.

    5.10.  COMPLIANCE WITH LAWS.

    (a) DCA and each of its Subsidiaries:

        (i) is in material compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses;

        (ii) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to DCA's knowledge, no suspension or cancellation of any of them is threatened; and

       (iii) has not received, since December 31, 1997, any notification or communication from any Governmental Authority (a) asserting that DCA or any of its Subsidiaries is not in compliance with any of the statutes, regulations or ordinances which such Governmental Authority enforces or (b) threatening to revoke any license, franchise, permit or governmental authorization (nor, to DCA's knowledge, do any grounds for any of the foregoing exist).

    (b) The terms and conditions set forth in the management agreements between DCA or its Subsidiaries and the dental practices managed by such entities comply in all material respects with applicable laws, rules, regulations and other applicable authorities relating to such agreements, including but not limited to laws, rules, regulations and other applicable authorities relating to the corporate practice of dentistry, fee-splitting, kickbacks and patient brokering and those relating to such practices.

    5.11. MATERIAL CONTRACTS; DEFAULTS. Neither DCA nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (i) that is a "material contract" within the meaning of Item 601(b)(10) of SEC Regulation S-K, or (ii) that materially restricts the conduct of business by it or any of its Subsidiaries that has not been filed with or incorporated by reference in reports filed under either the Securities Act or the Exchange Act. Neither DCA nor any of its Subsidiaries is in material default under any material contract, agreement, commitment, arrangement, lease, insurance policy or other material instrument to which it is a party, by which its respective assets, business, or operations may be bound or affected, or under which it or its respective assets, business, or operations receives benefits, and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default.

    5.12. NO BROKERS. Except for commissions, fees and other like payments due to Raymond James & Associates, Inc., no action has been taken by DCA that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement.

    5.13.  EMPLOYEE BENEFIT PLANS.

    (a) All benefit and compensation plans, contracts, policies or arrangements covering current employees or former employees of DCA and its Subsidiaries (collectively, the "DCA EMPLOYEES") and current or former directors of DCA, including, but not limited to, "employee benefit plans" within the meaning of
Section 3(3) of ERISA, and deferred compensation, stock option, stock purchase, stock appreciation rights, stock based, incentive and bonus plans (collectively, the "DCA BENEFIT PLANS"), are Previously Disclosed. True and complete copies of all DCA Benefit Plans, including, but not limited to, any trust instruments and insurance contracts forming a part of any DCA Benefit Plans, and all amendments thereto have been provided or made available to the other parties hereto.

    (b) All employee benefit plans, other than "multiemployer plans" within the meaning of Section 3(37) of ERISA, covering DCA Employees (the "DCA PLANS"), have been administered in all material respects in compliance with their terms and with all applicable laws, [to the extent subject to ERISA], including without limitation, ERISA and the Code. DCA is not a party to any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA ("DCA PENSION PLAN") and which is a defined benefit plan as defined in Section 3(35) of ERISA. With respect to the employee benefit plan intended to qualify under Section 401 of the Code, a request for a determination letter from the Internal Revenue Service will be timely applied for to the effect that such plan is, and each such plan in fact is, or may be timely amended to be, qualified and exempt from federal income taxes. There is no pending or, to the knowledge of DCA, threatened litigation relating to any DCA Plan. There are no audits, inquiries, reviews, proceedings, claims or demands pending with any governmental or regulatory agency, and there are no facts which could give rise to any material liability in the event of any such investigation, claim, action, suit, audit, review or proceeding. Neither DCA nor any of its Subsidiaries has engaged in a transaction with respect to any DCA Plan that, assuming the taxable period of such transaction expired as of the date hereof, could subject DCA or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or
Section 502(i) of ERISA.

    (c) No liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by DCA or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with DCA under Section 4001 of ERISA or Section 414 of the Code (a "DCA ERISA AFFILIATE"). Neither DCA, any of its Subsidiaries nor an ERISA Affiliate has contributed to a "multiemployer plan", within the meaning of Section 3(37) of

ERISA. No notice of a "reportable event", within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any DCA Pension Plan or by any DCA ERISA Affiliate within the 12-month period ending on the date hereof or will be required to be filed in connection with the transactions contemplated by this Agreement.

    (d) All contributions required to be made under the terms of any DCA Plan have been timely made or have been reflected on the consolidated financial statements of DCA included in the Regulatory Documents. Neither any DCA Pension Plan nor any single-employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver. Neither DCA nor any of its Subsidiaries has provided, or is required to provide, security to any DCA Pension Plan or to any single-employer plan of a DCA ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

    (e) Under each DCA Pension Plan which is a single-employer plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section 4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the DCA Plan's most recent actuarial valuation), did not exceed the then current value of the assets of such DCA Plan, and there has been no material change in the financial condition of such DCA Plan since the last day of the most recent plan year.

    (f) Neither DCA nor any of its Subsidiaries has any obligations for retiree health and life benefits under any DCA Benefit Plan. DCA or its Subsidiaries may amend or terminate any such DCA Benefit Plan at any time without incurring any liability thereunder.

    (g) The consummation of the transactions contemplated by this Agreement will not (x) entitle any employees of DCA or any of its Subsidiaries to severance pay, (y) accelerate the time of payment or vesting or trigger any payment of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the DCA Benefit Plans or (z) result in any breach or violation of, or a default under, any of the DCA Benefit Plans. Without limiting the foregoing, as a result of the consummation of the transactions contemplated by this Agreement, neither DCA nor any of its Subsidiaries will be obligated to make a payment to an individual that would be a "parachute payment" to a "disqualified individual" as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

    5.14. LABOR MATTERS. Neither DCA nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is DCA or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel DCA or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to DCA's knowledge, threatened, nor is DCA aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

    5.15. YEAR 2000 COMPLIANCE. Except as Previously Disclosed, (i) the computer software and related hardware of DCA and its Subsidiaries (the "DCA COMPUTER SYSTEM") used for the storage and processing of data are or will be prior to the year 2000 Year 2000 Compliant; (ii) to the actual knowledge of DCA, all of the suppliers, customers and third party providers of DCA are, or will be prior to year 2000, Year 2000 Compliant; and (iii) DCA is taking or has taken, all commercially reasonable and appropriate action to address and remedy any deficiencies in the DCA Computer System which would keep it from becoming Year 2000 Compliant.

    5.16.  ENVIRONMENTAL MATTERS.

    (a) DCA and each of its Subsidiaries has complied at all times with applicable Environmental Laws; (i) no real property (including buildings or other structures) currently or formerly owned, leased or operated by DCA or any of its Subsidiaries, has been contaminated with, or has had any release of, any Hazardous Substance; (ii) neither DCA nor any of its Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third party property; (iii) neither DCA nor any of its Subsidiaries has received any notice, demand letter, claim or request for information alleging any violation of, or liability under, any Environmental Law; (iv) neither DCA nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law;
(v) to the best of DCA's knowledge, there are no circumstances or conditions (including the presence of asbestos, underground storage tanks, lead products, polychlorinated biphenyls, prior manufacturing operations, dry-cleaning, or automotive services) involving DCA or any of its Subsidiaries, any currently or formerly owned or operated property, that could reasonably be expected to result in any claims, liability or investigations against DCA or any of its Subsidiaries or result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law; and (vi) DCA has delivered to GDSC copies of all environmental reports, studies, sampling data, correspondence, filings and other environmental information in its possession or reasonably available to it relating to DCA and any Subsidiary of DCA, any currently or formerly owned, leased or operated property.

    5.17.  TAX MATTERS.

    (a)(i)All Tax Returns that are required to be filed (taking into account any extensions of time within which to file) by or with respect to DCA and its Subsidiaries have been duly filed, (ii) all Taxes due have been paid in full,
(iii) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (iv) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (i) are currently pending, and (v) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of DCA or its Subsidiaries. DCA has made available to GDSC true and correct copies of the United States federal income Tax Returns filed by DCA and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1997. Neither DCA nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by DCA's Regulatory Documents filed prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the financial statements included in DCA's Regulatory Documents filed on or prior to the date hereof. Neither DCA nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement, is or has been a member of an affiliated group filing consolidated or combined Tax returns (other than a group the common parent of which is or was DCA) or otherwise has any liability for the Taxes of any person (other than DCA and its Subsidiaries). As of the date hereof, neither DCA nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as reorganizations within the meaning of Section 368 of the Code or
Section 351 of the Code.

    (b) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer contemplated by this Agreement.

    5.18. BOOKS AND RECORDS. The books and records of DCA and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of DCA and its Subsidiaries.

    5.19. INSURANCE. DCA has Previously Disclosed all of the insurance policies, binders, or bonds maintained by DCA or its Subsidiaries ("INSURANCE POLICIES"). DCA and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of DCA reasonably has determined to be prudent for its business, operations, properties and assets. All the Insurance Policies are in full force and effect; DCA and its Subsidiaries are not in material default thereunder; and all claims thereunder have been filed in due and timely fashion.

    5.20. ACCOUNTING TREATMENT. As of the date hereof, DCA is not aware of any reason why the Merger will fail to qualify for "pooling-of-interests" accounting treatment.

    5.21. ASSETS. DCA and its Subsidiaries have good and marketable title, free and clear of all Liens, to all of their respective Assets. All tangible properties used in the businesses of DCA or its Subsidiaries are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with DCA's and its Subsidiaries' past practices. All Assets which are material to DCA's business on a consolidated basis and held under leases or subleases by DCA or any of its Subsidiaries are held under valid contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such contract is in full force and effect. The Assets of DCA and its Subsidiaries include all assets required to operate the business of DCA and its Subsidiaries as presently conducted.

    5.22. STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by DCA or any of its Subsidiaries for inclusion in the Registration Statement to be filed by ParentCo with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by DCA or any of its Subsidiaries for inclusion in the Proxy Statement to be mailed to DCA's or GDSC's stockholders in connection with the DCA Meeting or the GDSC Meeting and any other Governmental Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Proxy Statement, when first mailed to GDSC's or DCA's stockholders, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Proxy Statement or any amendment thereof or supplement thereto, at the time of the DCA Meeting or the GDSC Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the DCA Meeting or the GDSC Meeting. All documents that DCA or any Subsidiary thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable law.

    5.23. ACCOUNTING, TAX AND REGULATORY. Neither DCA nor any of its Subsidiaries has taken any action or has any knowledge of any fact or circumstance that is reasonably likely to (a) prevent the transactions contemplated (i) hereby, including the Merger, from qualifying for pooling-of-interests accounting treatment or as reorganizations within the meaning of Section 368(a) of the Code (in which ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA is each a party to the reorganization within the meaning of Section 368(b) of the Code) or (ii) a transfer to a controlled corporation qualifying under Section 351 of the Code, or (b) materially impede or delay receipt of any consents of Governmental Authority referred to in
SECTION 5.6(a) of this Agreement or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

    5.24. NO UNDISCLOSED LIABILITIES. Except as set forth in the financial statements filed in connection with the DCA SEC Reports or Previously Disclosed, DCA does not have any material liability or obligation accrued, contingent or otherwise.

                                   ARTICLE VI
                  REPRESENTATIONS AND WARRANTIES OF PARENTCO,
                       GDSC MERGER SUB AND DCA MERGER SUB

    ParentCo, GDSC Merger Sub and DCA Merger Sub hereby represent and warrant to GDSC and DCA as follows:

    6.1. ORGANIZATION, STANDING AND AUTHORITY OF PARENTCO. ParentCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. ParentCo is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

    6.2. PARENTCO CAPITAL STOCK. As of the date hereof, the authorized capital stock of ParentCo consists solely of 50,000,000 shares of ParentCo Common Stock and 30,000,000 of ParentCo Preferred Stock, of which none are issued and outstanding, respectively. As of the date hereof, no shares of ParentCo common stock were held in treasury by ParentCo or otherwise beneficially owned by ParentCo.

    6.3. PARENTCO CORPORATE POWER. ParentCo has the corporate power and authority to carry on its business as is now being conducted and to own all its properties and assets; and ParentCo has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    6.4. PARENTCO CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of ParentCo and the ParentCo Board on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ParentCo, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    6.5. ORGANIZATION, STANDING AND AUTHORITY OF GDSC MERGER SUB. GDSC Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GDSC Merger Sub is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

    6.6. GDSC MERGER SUB CAPITAL STOCK. As of the date hereof, the authorized capital stock of GSDC Sub consists solely of 100 shares of GDSC Merger Sub Common Stock, 100 of which are issued and outstanding. As of the date hereof, no shares of GSDC Sub Common Stock were held in treasury by GDSC Merger Sub or otherwise beneficially owned by GDSC Merger Sub.

    6.7. GDSC MERGER SUB CORPORATE POWER. GDSC Merger Sub has the corporate power and authority to carry on its business as is now being conducted and to own all its properties and assets; and GDSC Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    6.8. GDSC MERGER SUB CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of GDSC Merger Sub and the GDSC Merger Sub Board of Directors on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ParentCo, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    6.9. ORGANIZATION, STANDING AND AUTHORITY OF DCA MERGER SUB. DCA Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. DCA Merger Sub is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

    6.10. DCA MERGER SUB COMMON STOCK. As of the date hereof, the authorized capital stock of DCA Merger Sub consists solely of 100 shares of DCA Merger Sub Common Stock, 100 of which are issued and outstanding. As of the date hereof, no shares of DCA Merger Sub Common Stock were held in treasury by DCA Merger Sub or otherwise beneficially owned by DCA Merger Sub.

    6.11. DCA MERGER SUB CORPORATE POWER. DCA Merger Sub has the corporate power and authority to carry on its business as is now being conducted and to own all its properties and assets; and DCA Merger Sub has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

    6.12. DCA MERGER SUB CORPORATE AUTHORITY. This Agreement and the transactions contemplated hereby and thereby have been authorized by all necessary corporate action of DCA Merger Sub and the DCA Merger Sub Board of Directors on or prior to the date hereof. This Agreement is a valid and legally binding obligation of ParentCo, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

    6.13. CONTINUITY OF BUSINESS ENTERPRISE. ParentCo will cause each of GDSC and DCA to continue at least one significant historic business line, or to use at least a significant portion of its historic business assets in a business, in each case within the meaning of Treasury regulation section 1.368-1(d).

                                  ARTICLE VII
                              CONDUCT OF BUSINESS

    7.1. FORBEARANCES OF GDSC AND DCA. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of GDSC or DCA, as the case may be, each of GDSC and DCA will not, and will cause each of its Subsidiaries not to:

        (a) ORDINARY COURSE. Conduct its business and the business of its Subsidiaries other than in the ordinary and usual course or fail to use reasonable best efforts to preserve intact their business organizations and assets and maintain their rights, franchises and existing relations with customers, suppliers, employees and business associates, take any action that would adversely affect or delay the ability of it or any of its Subsidiaries to perform any of their obligations on a timely basis under this Agreement, or take any action that is reasonably likely to have a Material Adverse Effect on it or its Subsidiaries, taken as a whole.

        (b) CAPITAL STOCK. Except for Previously Disclosed contractual obligations, issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of GDSC Common Stock or GDSC Preferred Stock or DCA Common Stock or any Rights or enter into any agreement with respect to the foregoing.

        (c) DIVIDENDS, ETC. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of GDSC Common Stock or GDSC Preferred Stock or DCA Common Stock, directly or indirectly, adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

        (d) COMPENSATION; EMPLOYMENT AGREEMENTS; ETC. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any director, officer or employee of it or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments), except (i) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice, (ii) for other changes that are required by applicable law, (iii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (iv) for grants of awards to newly hired employees consistent with past practice.

        (e) BENEFIT PLANS. Enter into, establish, adopt or amend (except (i) as may be required by applicable law or (ii) to satisfy Previously Disclosed contractual obligations existing as of the date hereof) any pension, retirement, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of it or its Subsidiaries, or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder.

        (f) DISPOSITIONS. Except as Previously Disclosed, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, business or properties, except in the ordinary course of business and in a transaction that is not material to it and its Subsidiaries taken as a whole.

        (g) ACQUISITIONS. Except as Previously Disclosed, acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice) all or any portion of, the assets, business, deposits or properties of any other entity.

        (h) CAPITAL EXPENDITURES. Except as Previously Disclosed, make any capital expenditures other than capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $50,000 individually or $100,000 in the aggregate.

        (i) GOVERNING DOCUMENTS. Amend its articles or certificate of incorporation, its by-laws or the articles of incorporation or by-laws (or similar governing documents) of any of its Subsidiaries.

        (j) ACCOUNTING METHODS. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

        (k) CONTRACTS. Except in the ordinary course of business consistent with past practice, enter into or terminate any material contract (as defined in SECTION 4.11) or amend or modify in any material respect any of its existing material contracts.

        (l) CLAIMS. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not material to it and its Subsidiaries, taken as a whole.

        (m) ADVERSE ACTIONS. (i) Take any action while knowing that such action would, or is reasonably likely to, prevent or impede the Merger from qualifying (A) for "pooling-of-interests" accounting treatment or (B) either as (I) reorganizations within the meaning of Section 368 of the Code (in which ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA is each a party to the reorganization within the meaning of Section 368(b) of the
    Code) or (II) as a transfer to a controlled corporation qualifying under
    Section 351 of the Code; or (ii) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in ARTICLE VII not being satisfied including, but not limited to, any action which would reasonably be expected to adversely affect or delay the ability of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC or DCA to obtain any necessary approvals, consents or waivers of any Regulatory Agencies required for the transactions contemplated by this Agreement or (C) a material violation of any provision of this Agreement, except, in each case, as may be required by applicable law or regulation.

        (n) INDEBTEDNESS. Except as Previously Disclosed, incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

        (o)  COMMITMENTS.  Agree or commit to do any of the foregoing.

                                  ARTICLE VIII
                              ADDITIONAL COVENANTS

    8.1. REASONABLE BEST EFFORTS. Subject to the terms and conditions of this Agreement, each of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA agrees to cooperate with the other parties hereto and to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end.

    8.2. STOCKHOLDER APPROVAL. Each of GDSC and DCA agrees to take, in accordance with applicable law and its respective articles or certificate of incorporation and its bylaws, all action necessary to convene an appropriate meeting of its stockholders to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by GDSC's and DCA's stockholders for consummation of the Merger (including any adjournment or postponement, the "GDSC MEETING" and the "DCA MEETING", respectively), in each case as promptly as practicable after the Registration Statement is declared effective. Except to the extent legally required for the discharge by the GDSC Board and the DCA Board of its fiduciary duties as advised by counsel to the GDSC Board and the DCA Board, the GDSC Board and the DCA Board shall recommend such approval, and GDSC and DCA, respectively, shall take all reasonable, lawful action to solicit such approval by its stockholders.

    8.3.  REGISTRATION STATEMENT.

    (a) ParentCo agrees to prepare a registration statement on Form S-4 or other applicable form (the "REGISTRATION STATEMENT") to be filed by ParentCo with the SEC in connection with the issuance of ParentCo Common Stock in the Merger, including the prospectus and other proxy solicitation materials of GDSC and DCA constituting a part thereof (the "PROXY STATEMENT") and all related documents. Each of GDSC and DCA shall have the right to review such Registration Statement and agrees to cooperate, and to cause its Subsidiaries to cooperate in preparation of the Registration Statement and the Proxy Statement. Each of GDSC and DCA agrees to file the Proxy Statement in preliminary form with such of the Regulatory Authorities as may be required as soon as reasonably practicable, and ParentCo agrees to file the Registration Statement with the SEC as soon as reasonably practicable. Each of ParentCo, GDSC and DCA agrees to use all reasonable efforts to cause the Registration Statement and any required amendments or supplements thereto to be declared effective under the Securities Act and distributed to GDSC's and DCA's stockholders as promptly as reasonably practicable after filing thereof. Each of GDSC and DCA agrees to furnish to ParentCo all information concerning GDSC, DCA and their respective Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

    (b) Each of GDSC and DCA agrees, as to itself and its Subsidiaries, that the information supplied or to be supplied by then for inclusion or incorporation by reference in (i) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and (ii) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the GDSC Meeting or the DCA Meeting, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which such statement is made, necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of GDSC and DCA further agrees, that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Registration Statement or the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, in light of the circumstances under which such statement is made, promptly to inform the other party thereof and to take the necessary steps to correct the Registration Statement or the Proxy Statement.

    (c) ParentCo agrees to advise both GDSC and DCA, promptly after ParentCo receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of ParentCo Common Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

    8.4. PRESS RELEASES. Each of ParentCo, GDSC and DCA agrees that it will not, without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise required by applicable law or regulation or Nasdaq rules (provided that the issuing party shall nevertheless provide the other party with notice of, and the opportunity to review, any such press release or written statement).

    8.5.  ACCESS; INFORMATION.

    (a) Each of ParentCo, GDSC and DCA agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, each party shall afford the other party and the other party's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, tax returns and work papers of independent auditors), properties, personnel and to such other information as the requesting party may reasonably request and, during such period, the providing party shall furnish promptly to the requesting party (i) a copy of each material report, schedule and other document filed by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning the business, properties and personnel of it as the requesting party may reasonably request.

    (b) Each party agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this SECTION 8.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, each party will keep confidential, and will cause its representatives to keep confidential, all information and documents obtained pursuant to this
SECTION 8.5 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information
(i) was already known to such party, (ii) becomes available to such party from other sources not known by such party to be bound by a confidentiality obligation, (iii) is disclosed with the prior written approval of the providing party, or (iv) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, each party shall promptly cause all copies of documents or extracts thereof containing information and data as to the other party to be returned to the other party. No investigation by either party of the business and affairs of the other party shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to either party's obligation to consummate the transactions contemplated by this Agreement.

    8.6. ACQUISITION PROPOSALS. Each of GDSC and DCA agrees that it shall not, and shall cause its Subsidiaries and its Subsidiaries' officers, directors, agents, advisors and affiliates not to, solicit or encourage inquiries or proposals with respect to, or engage in any negotiations concerning, or provide any confidential information to, or have any discussions with, any person relating to, any Acquisition Proposal, except to the extent legally required for the discharge by either the GDSC Board or the DCA Board, as the case may be, of its fiduciary duties as advised by counsel to either the GDSC Board or the DCA Board.
Each of GDSC and DCA shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than ParentCo with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. Each of GDSC and DCA shall promptly (within 24 hours) advise one another following the receipt by either GDSC or DCA of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise one another of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

    8.7.  AFFILIATE AGREEMENTS.

    (a) Not later than the 30th day following the date of this Agreement, each of GDSC and DCA shall deliver to ParentCo a schedule of each person that, to the best of its knowledge, is or is reasonably likely to be, as of the date of the GDSC Meeting or the DCA Meeting, deemed to be an "affiliate" of GDSC or DCA (each, a "GDSC AFFILIATE" or "DCA AFFILIATE") as that term is used in Rule 145 under the Securities Act or SEC Accounting Series Releases 130 and 135.

    (b) Each of GDSC and DCA shall use its reasonable best efforts to cause each person who may be deemed to be either a GDSC Affiliate or a DCA Affiliate to execute and deliver to ParentCo on or before the date of mailing of the Proxy Statement an Affiliate Representation Letter in the form attached hereto as EXHIBIT B.

    8.8. NASDAQ LISTING. ParentCo agrees to use its reasonable best efforts to list, prior to the Effective Date, on the Nasdaq, subject to official notice of issuance, the shares of ParentCo Common Stock to be issued to the holders of GDSC Common Stock and DCA Common Stock in the Merger.

    8.9.  REGULATORY APPLICATIONS.

    (a) Each of GDSC and DCA and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary to consummate the transactions contemplated by this Agreement. Each of GDSC and DCA shall use their reasonable best efforts to make all appropriate filings with the Regulatory Authorities. Each of GDSC and DCA shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to all material written information submitted to any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

    (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

    8.10. BENEFIT PLAN. ParentCo shall, from and after the Effective Time, (i) provide former employees of both GDSC and DCA who remain as employees of ParentCo or any of its Subsidiaries with employee benefit plans no less favorable in the aggregate than those provided to similarly situated employees of ParentCo or its Subsidiaries, including, but not limited to, allowing such employees to participate in ParentCo's stock option plan in accordance with the policies of ParentCo with respect to such stock option plan, and (ii) with respect to former employees of GDSC or DCA who remain as employees of ParentCo or any of its Subsidiaries, cause each employee benefit plan of ParentCo or its Subsidiaries in which such employees are eligible to participate to take into account for purposes of eligibility and vesting thereunder the service of such employees with GDSC or DCA (as applicable) as if such service were with ParentCo or its Subsidiaries, to the same extent such service was credited under a comparable plan of GDSC or DCA (as applicable). ParentCo agrees that all accrued bonuses for 1998 will be paid to former employees of GDSC or DCA (as applicable) in accordance with GDSC's or DCA's past practices. Notwithstanding the foregoing, both GDSC and DCA consent and covenant that from and after the Effective Date, GDSC's and DCA's Benefit Plans (as applicable) will be governed, managed and/or terminated by ParentCo, all within ParentCo's sole discretion.

    8.11. ACCOUNTANTS' LETTERS. Each of GDSC and DCA shall use its reasonable best efforts to cause to be delivered to the other party, and to ParentCo's directors and officers who sign the Registration Statement, a letter of their respective independent auditors, dated (i) the date on which the Registration Statement shall become effective and (ii) a date shortly prior to the Effective Date, and addressed to such other party, and such directors and officers, in form and substance customary for "comfort" letters delivered by independent accountants in accordance with Statement of Accounting Standards No. 72.

    8.12. NOTIFICATION OF CERTAIN MATTERS. Each of GDSC and DCA shall give prompt notice to the other of any fact, event or circumstance known to it that
(i) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (ii) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

    8.13. STOCKHOLDER AGREEMENTS. At least fifty percent (50%) of certain directors and certain officers who are stockholders of GDSC and DCA, respectively, in their capacities as stockholders, have executed and delivered to ParentCo the Stockholder Agreements, committing such persons, among other things, (i) to vote their shares of GDSC Common Stock and DCA Common Stock in favor of the Agreement at the GDSC Meeting or the DCA Meeting and (ii) to certain representations concerning the ownership of GDSC Common Stock, GDSC Preferred Stock or DCA Common Stock.

    8.14. PARENTCO CAPITALIZATION; RESERVATION OF SHARES. The certificate of incorporation of ParentCo shall be amended and restated prior to the Effective Time in order to state the rights, preferences and privileges of ParentCo Preferred Stock which will be substantially similar to the rights, preferences and privileges of the GDSC Preferred Stock. ParentCo shall at all times from and after the date of this Agreement maintain a sufficient number of duly authorized, unissued and reserved shares of ParentCo Common Stock necessary to permit ParentCo to satisfy its obligations under this Agreement.

    8.15.  STOCK PLANS.

    (a) As soon as practicable after the Effective Time, ParentCo shall deliver to the participants in the GDSC Stock Plan and the DCA Stock Plan an appropriate notice setting forth such participant's rights pursuant thereto and the grants pursuant to the GDSC Stock Plan and the DCA Stock Plan shall continue in effect on the same terms and conditions (subject to the adjustments required by SECTION
2.6 after giving effect to the Merger), and ParentCo shall comply with the terms of the GDSC Stock Plan and the DCA Stock Plan to ensure, to the extent required by, and subject to the provisions of, the GDSC Stock Plan and the DCA Stock Plan, that GDSC Stock Options and DCA Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options after the Effective Date.

    (b) ParentCo shall take all corporate action necessary to reserve for issuance a sufficient number of shares of ParentCo Common Stock for delivery under each GDSC Stock Plan and the DCA Stock Plan assumed in accordance with
SECTION 2.6. As soon as practicable after the Effective Time, ParentCo shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of GDSC Common Stock or DCA Common Stock subject to such options (if any) and shall use its best efforts to maintain the

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
effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, ParentCo shall administer the GDSC Stock Plan and the DCA Stock Plan assumed pursuant to
SECTION 2.6 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the GDSC Stock Plan and the DCA Stock Plan complied with such rule prior to the Merger.

    8.16. OFFICE LOCATIONS. Upon consummation of the Merger, the main corporate office of ParentCo shall be the current corporate offices of GDSC located in El Segundo, California. The east coast regional office shall be the current corporate offices of DCA located in Sarasota, Florida. The west coast regional office shall be located in Vancouver, Washington.

    8.17. TRANSFER OF GDSC SUBORDINATED NOTES. The parties agree that GDSC shall transfer the 7% Convertible Subordinated Notes issued by GDSC (and the related covenants contained in the Securities Purchase Agreement) and such notes and related covenants shall be assumed by ParentCo as of the Effective Time.

                                   ARTICLE IX
               CONDITIONS PRECEDENT TO CONSUMMATION OF THE MERGER

    9.1. CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligation of each of GDSC and DCA to consummate the Merger is subject to the fulfillment or written waiver by GDSC and DCA prior to the Effective Time of each of the following conditions:

        (a) STOCKHOLDER APPROVAL. This Agreement and the Merger shall have been duly adopted by the requisite vote of the stockholders of GDSC and DCA.

        (b) REGULATORY APPROVALS. All regulatory approvals or waivers required to consummate the transactions contemplated hereby shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals or waivers shall contain any conditions, restrictions or requirements which either the GDSC Board or DCA Board, respectively, reasonably determines would (i) following the Effective Time, have a Material Adverse Effect on the Surviving Corporations and its Subsidiaries taken as a whole or (ii) reduce the benefits of the transactions contemplated hereby to such a degree that either GDSC or DCA, respectively, would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

        (c) NO INJUNCTION. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

        (d) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

        (e) BLUE SKY APPROVALS. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of ParentCo Common Stock to be issued in the Merger shall have been received and be in full force and effect.

        (f) LISTING. The shares of ParentCo Common Stock to be issued in the Merger shall have been approved for listing on the Nasdaq, subject to official notice of issuance.

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
        (g) EMPLOYMENT AND OTHER AGREEMENTS. As of the Effective Time, the employment agreements of those certain officers of GDSC and DCA as set forth on SCHEDULE 9.1(g) shall have been terminated and new employment agreements shall be entered into between ParentCo and such officers in a form mutually agreed to by GDSC and DCA; provided, however, the employment agreement for Steven R. Matzkin and certain other agreements shall contain provisions substantially similar to the applicable provisions of the Memorandum of Terms dated October 15, 1998, attached hereto and incorporated herein by this reference as EXHIBIT C.

        (h) POOLING-OF-INTERESTS. GDSC and DCA shall each have received a letter from their respective independent accountants (KPMG Peat Marwick LLP and PricewaterhouseCoopers LLP, respectively) addressed to GDSC and DCA, as the case may be, to the effect that the Merger will qualify for "pooling-of-interest" accounting treatments.

        (i) THIRD PARTY CONSENTS. GDSC shall have received all requisite consents to the transactions contemplated by the Merger and/or waivers to certain redemption or conversion rights, or conversion price or redemption price adjustments or change in control rights or acceleration rights, reasonably satisfactory to GDSC and DCA, of (i) The Chase Manhattan Bank, as syndication agent pursuant to the GDSC Credit Facility and (ii) the Purchasers (as that term is defined in the Securities Purchase Agreement) pursuant to the Securities Purchase Agreement and the Convertible Subordinated Note. With respect to DCA's credit facility with NationsBank, either (I) NationsBank shall consent to the transactions contemplated by the Merger or (II) ParentCo or any of its Subsidiaries shall pay down the outstanding balance of such credit facility as of the Effective Time.

    9.2. CONDITIONS TO OBLIGATION OF GDSC. The obligation of GDSC to consummate the Merger is also subject to the fulfillment or written waiver by GDSC prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ParentCo, GDSC Merger Sub, DCA Merger Sub and DCA set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and GDSC shall have received a certificate, dated the Effective Date, signed on behalf of each such party's Chief Executive Officer and the Chief Financial Officer to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENTCO, GDSC MERGER SUB, DCA MERGER SUB AND DCA. ParentCo, GDSC Merger Sub, DCA Merger Sub and DCA shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Effective Time, and GDSC shall have received a certificate, dated the Effective Date, signed on behalf of each such party's Chief Executive Officer and the Chief Financial Officer to such effect.

        (c) TAX OPINION. GDSC shall have received an opinion of McDermott, Will & Emery, dated the Effective Date, in a form mutually acceptable to the parties and their counsel, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes (A) a "reorganization" within the meaning of Section 368 of the Code and ParentCo, GDSC Merger Sub and GDSC will each be a party to the reorganization within the meaning of Section 368(b) of the Code or (B) a transfer to a controlled corporation qualifying under Section 351 of the Code and (ii) no gain or loss will be recognized by stockholders of GDSC who receive shares of ParentCo Common Stock in exchange for shares of GDSC Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, McDermott, Will & Emery may require and rely upon representations contained in letters from GDSC, DCA and ParentCo, and stockholders of GDSC and DCA in a form mutually acceptable to the parties and their counsel.

        (d) LEGAL OPINION. Counsel to DCA shall have delivered to GDSC their opinion, dated as of the Effective Date, in a form mutually acceptable to the parties and their counsel.

        (e) ACCOUNTANTS' LETTERS. GDSC shall have received the letters referred to in SECTION 8.11 from ParentCo's independent auditors.

        (f) DIRECTORS. ParentCo, GDSC Merger Sub and DCA Merger Sub shall have adopted all resolutions necessary and sufficient to effectuate the appointment of directors set forth in SECTION 1.1(c) attached hereto effective as of the Effective Time.

        (g) POOLING LETTERS. GDSC shall have received (i) letters, dated as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to GDSC, from KPMG Peat Marwick, LLP, to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and (ii) letters, dated as of a date not later than ten days after the date of this Agreement, as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to GDSC, from KPMG Peat Marwick to the effect that such firm is not aware of any matters relating to GDSC, DCA or any of their respective Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

        (h) NO MATERIAL ADVERSE EFFECT. No fact, event or circumstance shall have occurred or become known to GDSC after the date hereof that alone, or together with all other facts, events or circumstances has had or is reasonably likely to have a Material Adverse Effect on DCA.

        (i) ANALYST EXPECTATIONS. DCA shall have achieved the analyst financial expectations for the quarter ended September 30, 1998 set forth on
    SCHEDULE 9.2(i).

        (j) CLOSING DELIVERIES. GDSC shall have received the DCA Disclosure Schedules, documents, certificates and other agreements, duly executed and delivered in a form reasonably satisfactory to GDSC as set forth in SECTION 10.2.

    9.3. CONDITIONS TO OBLIGATION OF DCA. The obligation of DCA to consummate the Merger is also subject to the fulfillment or written waiver by DCA prior to the Effective Time of each of the following conditions:

        (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of ParentCo, GDSC Merger Sub, DCA Merger Sub and GDSC set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak only as of the date of this Agreement or some other date shall be true and correct as of such date), and DCA shall have received a certificate, dated the Effective Date, signed on behalf of each such party's Chief Executive Officer and the Chief Financial Officer to such effect.

        (b) PERFORMANCE OF OBLIGATIONS OF PARENTCO, GDSC MERGER SUB, DCA MERGER SUB AND GDSC. ParentCo, GDSC Merger Sub, DCA Merger Sub and GDSC shall have performed in all material respects all obligations required to be performed by each of them under this Agreement at or prior to the Effective Time, and DCA shall have received a certificate, dated the Effective Date, signed on behalf of each such party's Chief Executive Officer and the Chief Financial Officer to such effect.

        (c) TAX OPINION. DCA shall have received an opinion of McDermott, Will & Emery, dated the Effective Date, in a form mutually acceptable to the parties and their counsel, to the effect that, (A) on the basis of facts, representations and assumptions set forth in such opinion, (i) the Merger constitutes a "reorganization" within the meaning of Section 368 of the Code and ParentCo, GDSC Merger Sub and GDSC will each be a party to the reorganization within the meaning of Section 368(b) of the Code or (B) a transfer to a controlled corporation qualifying under Section 351 of the Code and (ii) no gain or loss will be recognized by stockholders of DCA who receive shares of

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
    ParentCo Common Stock in exchange for shares of DCA Common Stock, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, McDermott, Will & Emery may require and rely upon representations contained in letters from GDSC, DCA and ParentCo, and stockholders of GDSC and DCA in a form mutually acceptable to the parties and their counsel.

        (d) LEGAL OPINION. Counsel to GDSC shall have delivered to DCA their opinion, dated as of the Effective Date, in a form mutually acceptable to the parties and their counsel.

        (e) ACCOUNTANTS' LETTERS. DCA shall have received the letters referred to in SECTION 8.11 from ParentCo's independent auditors.

        (f) DIRECTORS. ParentCo, GDSC Merger Sub and DCA Merger Sub shall have adopted all resolutions necessary and sufficient to effectuate the appointment of directors set forth in SECTION 1.1(c) attached hereto effective as of the Effective Time.

        (g) POOLING LETTERS. DCA shall have received (i) letters, dated as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to DCA, from PricewaterhouseCoopers LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment, and (ii) letters, dated as of a date not later than ten days after the date of this Agreement, as of the date of the filing of the Registration Statement with the SEC and as of the Effective Time, in form and substance reasonably acceptable to DCA, from PricewaterhouseCoopers LLP to the effect that such firm is not aware of any matters relating to GDSC, DCA or any of their respective Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

        (h) NO MATERIAL ADVERSE EFFECT. No fact, event or circumstance shall have occurred or become known to DCA after the date hereof that alone, or together with all other facts, events or circumstances has had or is reasonably likely to have a Material Adverse Effect on GDSC.

        (i) ANALYST EXPECTATIONS. GDSC shall have achieved the analyst financial expectations for the quarter ended September 30, 1998 set forth on
    SCHEDULE 9.3(i).

        (j) CLOSING DELIVERIES. DCA shall have received the GDSC Disclosure Schedules, documents, certificates and other agreements, duly executed and delivered in a form reasonably satisfactory to DCA as set forth in SECTION 10.1.

                                   ARTICLE X
                               CLOSING DELIVERIES

    10.1. DELIVERIES OF GDSC. At or prior to the Effective Time, GDSC shall deliver to DCA the following, all of which shall be in a form reasonably satisfactory to DCA:

        (a) a copy of the resolutions of the Board of Directors of GDSC authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of GDSC as being true and correct copies of the originals thereof subject to no modifications or amendments;

        (b) a certificate of the President of GDSC dated the Closing Date, as to the truth and correctness of the representations and warranties of GDSC contained herein on and as of the Effective Date;

        (c) a certificate of the President of GDSC dated the Closing Date, (i) as to the performance of and compliance in all material respects by GDSC with all covenants contained herein on and as of the Effective Time and (ii) certifying that all conditions precedent required by GDSC to be satisfied shall have been satisfied;

        (d) a certificate of the Secretary of GDSC certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

        (e) certificates, dated within ten (10) days prior to the Effective Time, of the Secretary of State of Washington for GDSC establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in the state of Washington;

        (f) certificates, dated within ten (10) days prior to the Effective Date of the states in which GDSC is qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

        (g) all authorizations, consents, approvals, permits and licenses required under the Agreement;

        (h) the Agreement executed by GDSC and the final GDSC Disclosure Schedules;

        (i) the Certificates of Merger executed by GDSC necessary to effect the Merger referred to in SECTION 1.1;

        (j) Stockholders' Agreement executed by GDSC stockholders as set forth in SECTION 8.13;

        (k) Affiliate Representation Letters executed by certain GDSC affiliates;

        (l) Employment Agreements executed by each of the individuals set forth on SCHEDULE 9.1(g); and

        (m) such other instrument or instruments of transfer as shall be necessary or appropriate, as DCA or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

    10.2. DELIVERIES OF DCA. At or prior to the Effective Time, DCA shall deliver to GDSC the following, all of which shall be in a form reasonably satisfactory to GDSC:

        (a) a copy of the resolutions of the Board of Directors of DCA authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of DCA as being true and correct copies of the originals thereof subject to no modifications or amendments;

        (b) a certificate of the President of DCA dated the Closing Date, as to the truth and correctness of the representations and warranties of DCA contained herein on and as of the Effective Date;

        (c) a certificate of the President of DCA dated the Closing Date, (i) as to the performance of and compliance in all material respects by DCA with all covenants contained herein on and as of the Effective Time and (ii) certifying that all conditions precedent required by DCA to be satisfied shall have been satisfied;

        (d) a certificate of the Secretary of DCA certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

        (e) certificates, dated within ten (10) days prior to the Effective Time, of the Secretary of State of Delaware for DCA establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in the state of Delaware;

        (f) certificates, dated within ten (10) days prior to the Effective Date of the states in which DCA is qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states;

        (g) all authorizations, consents, approvals, permits and licenses required under the Agreement;

        (h) the Agreement and the final DCA Disclosure Schedules executed by DCA;

        (i) the Certificates of Merger executed by DCA necessary to effect the Merger referred to in SECTION 1.1;

        (j) Stockholders' Agreement executed by DCA stockholders as set forth in
    SECTION 8.13;

        (k) Affiliate Representation Letters executed by certain DCA affiliates;

        (l) Employment Agreements executed by each of the individuals set forth on SCHEDULE 9.1(g); and

        (m) such other instrument or instruments of transfer as shall be necessary or appropriate, as GDSC or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

    10.3. DELIVERIES OF PARENTCO, GDSC MERGER SUB AND DCA MERGER SUB. At or prior to the Effective Time, ParentCo, GDSC Merger Sub and DCA Merger Sub shall deliver to each of GDSC and DCA the following, all of which shall be in a form reasonably satisfactory to each of GDSC and DCA:

        (a) a copy of the resolutions of the Board of Directors of ParentCo, GDSC Merger Sub and DCA Merger Sub authorizing the execution, delivery and performance of this Agreement and all related documents and agreements and consummation of the Merger, each certified by the Secretary of ParentCo, GDSC Merger Sub and DCA Merger Sub as being true and correct copies of the originals thereof subject to no modifications or amendments;

        (b) a certificate of the President of ParentCo, GDSC Merger Sub and DCA Merger Sub dated the Closing Date, as to the truth and correctness of the representations and warranties of ParentCo, GDSC Merger Sub and DCA Merger Sub contained herein on and as of the Effective Date;

        (c) a certificate of the President of ParentCo, GDSC Merger Sub and DCA Merger Sub dated the Closing Date, (i) as to the performance of and compliance in all material respects by ParentCo, GDSC Merger Sub and DCA Merger Sub with all covenants contained herein on and as of the Effective Time and (ii) certifying that all conditions precedent required by ParentCo, GDSC Merger Sub and DCA Merger Sub to be satisfied shall have been satisfied;

        (d) a certificate of the Secretary of ParentCo, GDSC Merger Sub and DCA Merger Sub certifying as to the incumbency of the directors and officers of such corporation and as to the signatures of such directors and officers who have executed documents delivered at the Closing on behalf of that corporation;

        (e) certificates, dated within ten (10) days prior to the Effective Time, of the Secretary of State of Delaware for ParentCo, GDSC Merger Sub and DCA Merger Sub establishing that each such corporation is in existence, has paid all franchise or similar taxes, if any, and, if applicable, otherwise is in good standing to transact business in the state of Delaware;

        (f) certificates, dated within ten (10) days prior to the Effective Date of the states in which each of ParentCo, GDSC Merger Sub and DCA Merger Sub is qualified to do business, to the effect that each such corporation is qualified to do business and, if applicable, is in good standing as a foreign corporation in each of such states; and

        (g) such other instrument or instruments of transfer as shall be necessary or appropriate, as GDSC and DCA or its counsel shall reasonably request, to carry out and effect the purpose and intent of this Agreement.

                                   ARTICLE XI
                                  TERMINATION

    11.1. TERMINATION. Notwithstanding any other provisions of this Agreement, this Agreement may be terminated, and the Merger may be abandoned:

        (a) MUTUAL CONSENT. At any time prior to the Effective Time, by the mutual consent of GDSC and DCA, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

        (b) BREACH. At any time prior to the Effective Time, by GDSC or DCA, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (i) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth herein), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (ii) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (i) or (ii)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

        (c) DELAY. At any time prior to the Effective Time, by either GDSC or DCA, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by March 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of GDSC to the detriment of DCA or DCA to the detriment of GDSC, except as permitted hereunder.

        (d) NO APPROVAL. By GDSC or DCA, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (i) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or any Governmental Authority issues a final nonappealable order blocking the Merger or (ii) the stockholder approval required by SECTION 11.1(a) herein is not obtained at the GDSC Meeting or the DCA Meeting, respectively.

        (e) FAILURE TO RECOMMEND, ETC. At any time prior to the GDSC Meeting or the DCA Meeting, by either GDSC or DCA if the Board of Directors of the other shall have failed to make its recommendation referred to in SECTION 8.2, withdrawn such recommendation or modified or changed such recommendation in a manner adverse in any respect to the interests of either GDSC or DCA for any reason other than as a result of a termination of the Agreement allowed pursuant to SECTIONS 11.1(a)-(d) and 11.1(g).

        (f) ACQUISITION PROPOSAL. This Agreement may be terminated by either GDSC or DCA by written notice to the other if either GDSC or DCA (i) receives an Acquisition Proposal, (ii) receives the advice of its outside counsel that to proceed with the Merger will violate the fiduciary duties of its Board of Directors to its stockholders in light of such Acquisition Proposal, and (iii) after receiving such advice, determines to accept such proposal; provided, however, that neither party shall be entitled to terminate this Agreement pursuant to this SECTION 11.1(f) unless it shall have provided the other with written notice of such a possible determination (which written notice will inform the other of the material terms and conditions of the proposal, including the identity of the proponent) not less than two business days prior to such determination.

        (g) DISCLOSURE SCHEDULE AMENDMENT OR SUPPLEMENT. At any time prior to the Effective Time by either GDSC or DCA if its board of Directors so determines by vote of a majority of the members of its entire Board, in the event the other party amends their Disclosure Schedule pursuant to the introductory paragraphs of Articles IV and V, respectively and discloses events that would be reasonably likely to result in a Material Adverse Effect on the other party or ParentCo.

    11.2. EFFECT OF TERMINATION AND ABANDONMENT. In the event of termination of this Agreement and the abandonment of the Merger pursuant to this ARTICLE XI, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (i) as set forth in SECTIONS 11.3and 12.1, and (ii) that termination under SECTION 11.1(b) will not relieve a breaching party from liability for any breach of this Agreement giving rise to such termination; provided, however, in no event shall the breaching party pay to the non-breaching party for such a breach an amount greater than the actual out-of-pocket costs and expenses of the non-breaching party in connection with this Agreement.

    11.3. TERMINATION FEE. The parties agree and acknowledge that it is impractical to ascertain the precise amount of damage to either GDSC or DCA as a result of a failure to consummate the Merger and the other transactions contemplated hereby due to a termination of this Agreement by either party pursuant to SECTION 11.1(e) or SECTION 11.1(f) hereof. Accordingly, in the event of such termination pursuant to SECTION 11.1(e) or SECTION 11.1(f) by either GDSC or DCA, such non-terminating party (pursuant to SECTION 11.1(e) hereof) or such terminating party (pursuant to SECTION 11.1(f) hereof) shall pay to such other party the sum of One Million Five Hundred Thousand Dollars ($1,500,000) ("TERMINATION FEE") which amount shall be payable in same date funds no later than five business days after the date of either GDSC's or DCA's request. The Termination Fee shall be the sole and exclusive remedy of GDSC or DCA, as the case may be, for events of termination pursuant to SECTIONS 11.1(e) and (f). Notwithstanding the foregoing, nothing contained in this SECTION 11.3 shall affect either GDSC's or DCA's ability to recover for damages which result from a termination of this Agreement pursuant to SECTION 11.1(b) and SECTION 11.2.

                                  ARTICLE XII
                                 MISCELLANEOUS

    12.1. SURVIVAL. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than SECTIONS 1.2, 1.6, 8.10, 8.15, 8.16 and this ARTICLE XII which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than SECTIONS 11.2, 11.3 and this ARTICLE XII which shall survive such termination).

    12.2. WAIVER; AMENDMENT. Prior to the Effective Time, any provision of this Agreement may be (i) waived by the party benefited by the provision, or
(ii) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that after the GDSC Meeting and the DCA Meeting, this Agreement may not be amended if it would violate either the WBCA or DGCL or reduce the consideration to be received by GDSC or DCA stockholders in the Merger.

    12.3. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

    12.4. GOVERNING LAW; WAIVER OF JURY TRIAL. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law are applicable). Each of the parties hereto hereby irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

    12.5. EXPENSES. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

    12.6. NOTICES. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to GDSC, to:         Gentle Dental Service Corporation
                        222 North Sepulveda Boulevard, Suite 740
                        El Segundo, California 90245-4340
                        Attention: Michael T. Fiore
                        Facsimile: (310) 765-2459

With a copy to:         McDermott, Will & Emery
                        One Newport Place
                        1301 Dove Street, Suite 500
                        Newport Beach, California 92660
                        Attention: Richard J. Babcock
                        Facsimile: (949) 851-9348

If to DCA, to:          Dental Care Alliance, Inc.
                        1343 Main Street, 7th Floor
                        Sarasota, Florida 34236
                        Attention: Steven R. Matzkin, D.D.S.
                        Facsimile: (941) 365-5839

With a copy to:         Greenberg Traurig Hoffman Lipoff Rosen & Quentel,
                        P.A.
                        1221 Brickell Avenue
                        Miami, Florida 33131
                        Attention:Robert L. Grossman
                        Facsimile: (305) 579-0717

    12.7. ENTIRE UNDERSTANDING; NO THIRD PARTY BENEFICIARIES. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and this Agreement supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

    12.8. INTERPRETATION; EFFECT. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." No provision of this Agreement shall be construed to require GDSC, DCA or any of their respective Subsidiaries, affiliates or directors to take any action which would violate applicable law (whether statutory or common law), rule or regulation.

                                  ARTICLE XIII
                              CERTAIN DEFINITIONS

    13.1. CERTAIN DEFINITIONS. The following terms are used in this Agreement with the meanings set forth below:

        "ACQUISITION PROPOSAL" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving GDSC or DCA or any of their Subsidiaries or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets or deposits of, GDSC or DCA or any of their Subsidiaries, other than the transactions contemplated by this Agreement.

        "AGREEMENT" means this Agreement, as amended or modified from time to time in accordance with SECTION 11.2 and the exhibits and schedules attached thereto.

        "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

        "CODE" has the meaning set forth in the recitals.

        "CONVERTIBLE SUBORDINATED NOTES" shall mean the 7% Convertible Subordinated Notes issued by GDSC dated May 15, 1998.

        "DCA" shall have the meaning set forth in the preamble to this Agreement.

        "DCA AFFILIATE" has the meaning set forth in SECTION 8.7(a).

        "DCA ARTICLES" means the Articles of Incorporation of DCA, as amended.

        "DCA BENEFIT PLANS" has the meaning set forth in SECTION 5.13(a).

        "DCA COMMON STOCK" shall mean the $.01 par value common stock of DCA.

        "DCA COMPUTER SYSTEM" has the meaning set forth in SECTION 5.15.

        "DCA DISCLOSURE SCHEDULES" have the meaning set forth in the introductory paragraph of ARTICLE V.

        "DCA EMPLOYEES" has the meaning set forth in SECTION 5.13.

        "DCA ERISA AFFILIATE" has the meaning set forth in SECTION 5.13.

        "DCA EXCHANGE RATIO" has the meaning set forth in SECTION 2.6.

        "DCA INSURANCE POLICIES" has the meaning set forth in SECTION 5.19.

        "DCA MEETING" has the meaning set forth in SECTION 8.2.

        "DCA MERGER SUB COMMON STOCK" shall mean the $.01 par value common stock of DCA.

        "DCA MULTIEMPLOYER PLANS" has the meaning set forth in SECTION 5.13.

        "DCA OPTIONS" has the meaning set forth in SECTION 2.6.

        "DCA PENSION PLAN" has the meaning set forth in SECTION 5.13.

        "DCA PLANS" has the meaning set forth in SECTION 5.13.

        "DCA RIGHTS" has the meaning set forth in SECTION 2.6.

        "DCA SEC REPORTS" shall mean all the forms, reports and documents required to be filed by DCA with the SEC since November 4, 1997.

        "DCA STOCK PLAN" means the Omnibus Executive Incentive Plan and the 1997 Non-Qualified Stock Option Plan of Dental Care Alliance, Inc.

        "DELAWARE SECRETARY" means the Delaware Secretary of State.

        "DGCL" means the Delaware General Corporation Law.

        "DISSENTERS' SHARES" means shares of GDSC Common Stock with respect to which the holder or holders thereof perfect their rights to dissent under Chapter 23B.13 of the WBCA.

        "DISSENTING STOCKHOLDERS" means holders of shares of GDSC Common Stock who perfect their rights to dissent under Chapter 23B.13 of the WBCA.

        "EFFECTIVE DATE" means the date on which the Effective Time occurs.

        "EFFECTIVE TIME" means the effective time of the Merger, as provided for in SECTION 1.3.

        "ENVIRONMENTAL LAW" has the meaning set forth in SECTION 4.16(b).

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

        "EXCHANGE AGENT" has the meaning set forth in SECTION 3.1.

        "EXCHANGE FUND" has the meaning set forth in SECTION 3.1.

        "GAAP" has the meaning set forth in SECTION 4.7(a).

        "GDSC" has the meaning set forth in the preamble to this Agreement.

        "GDSC AFFILIATE" has the meaning set forth in SECTION 8.7(a).

        "GDSC ARTICLES" means the Articles of Incorporation of GDSC, as amended.

        "GDSC BENEFIT PLANS" has the meaning set forth in SECTION 4.13(a).

        "GDSC BOARD" means the Board of Directors of GDSC.

        "GDSC BYLAWS" means the Bylaws of GDSC, as amended.

        "GDSC COMMON STOCK" shall mean the no par value common stock of GDSC.

        "GDSC COMPUTER SYSTEM" has the meaning set forth in SECTION 4.15.

        "GDSC CREDIT FACILITY" means that certain credit facility provided under that certain Credit Agreement dated as of September 30, 1998, by and among GDSC and the Guarantors and Lenders named therein.

        "GDSC DISCLOSURE SCHEDULES" have the meaning set forth in the introductory paragraph of ARTICLE IV.

        "GDSC EMPLOYEES" has the meaning set forth in SECTION 4.13.

        "GDSC ERISA AFFILIATE" has the meaning set forth in SECTION 4.13.

        "GDSC EXCHANGE RATIO" has the meaning set forth in SECTION 2.6.

        "GDSC INSURANCE POLICIES" has the meaning set forth in SECTION 4.19.

        "GDSC MEETING" has the meaning set forth in SECTION 8.2.

        "GDSC MERGER SUB COMMON STOCK" shall mean the $.01 par value common stock of GDSC Merger Sub.

        "GDSC MULTIEMPLOYER PLANS" has the meaning set forth in SECTION 4.13.

        "GDSC OPTIONS" has the meaning set forth in SECTION 2.6.

        "GDSC PENSION PLAN" has the meaning set forth in SECTION 4.13.

        "GDSC PERFORMANCE SHARES" shall have the meaning set forth in SECTION
    4.3.

        "GDSC PLANS" has the meaning set forth in SECTION 4.13.

        "GDSC PREFERRED STOCK" collectively means the GDSC Series A, Series B, Series C and Series D Preferred Stock.

        "GDSC RIGHTS" has the meaning set forth in SECTION 2.6.

        "GDSC SEC REPORTS" means all of the forms, reports and documents required to be filed by GDSC with the SEC since February 13, 1997.

        "GDSC STOCK PLAN" means the 1993 Stock Incentive Plan, as amended; the 1996 Stock Option Plan of GMS Dental Group, Inc. (assumed by GDSC); and the 1996 Performance Stock Option Plan of GMS Dental Group, Inc. (assumed by
    GDSC).

        "GOVERNMENTAL AUTHORITY" means any court, administrative agency, department or commission or other federal, state or local governmental authority or instrumentality, and shall include, without limitation, Regulatory Agencies.

        "HAZARDOUS SUBSTANCE" has the meaning set forth in SECTION 4.16(b).

        "LIENS" means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

        "MATERIAL ADVERSE EFFECT" means, with respect to DCA or GDSC, any effect that (i) is material and adverse to the financial position, results of operations or business of DCA and its Subsidiaries taken as a whole or GDSC and its Subsidiaries taken as a whole, respectively, or (ii) would materially impair the ability of either DCA or GDSC, respectively, to perform its obligations under this Agreement or otherwise materially threaten or materially impede the consummation of the Merger and the other transactions contemplated by this Agreement.

        "MERGER" has the meaning set forth in SECTION 1.1.

        "MERGER CONSIDERATION" has the meaning set forth in SECTION 2.1.

        "NASD" means the National Association of Securities Dealers.

        "NASDAQ" means The Nasdaq Stock Market, Inc.'s National Market.

        "NEW CERTIFICATES" has the meaning set forth in SECTION 3.1.

        "OLD DCA CERTIFICATES" has the meaning set forth in SECTION 3.1.

        "OLD GDSC CERTIFICATES" has the meaning set forth in SECTION 3.1.

        "PARENTCO" has the meaning set forth in the preamble to the Agreement.

        "PARENTCO BOARD" means the Board of Directors of ParentCo.

        "PARENTCO CAPITAL STOCK" means and includes the ParentCo Common Stock and ParentCo Preferred Stock.

        "PARENTCO COMMON STOCK" means the common stock, no par value per share, of ParentCo.

        "PARENTCO MERGER COMMITTEE" shall have the meaning set forth in SECTION 1.2.

        "PARENTCO PREFERRED STOCK" means and includes the ParentCo Series A Preferred Stock, ParentCo Series B Preferred Stock, ParentCo Series C Preferred Stock and ParentCo Series D Preferred Stock.

        "PARENTCO SERIES A PREFERRED STOCK" means the Series A Preferred Stock, no par value per share of ParentCo.

        "PARENTCO SERIES B PREFERRED STOCK" means the Series B Preferred Stock, no par value per share of ParentCo.

        "PARENTCO SERIES C PREFERRED STOCK" means the Series C Preferred Stock, no par value per share of ParentCo.

        "PARENTCO SERIES D PREFERRED STOCK" means the Series D Preferred Stock, no par value per share of ParentCo.

        "PERSON" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

        "PREVIOUSLY DISCLOSED" by a party shall mean information set forth in either the GDSC Disclosure Schedules or the DCA Disclosure Schedules, as the case may be.

        "PROXY STATEMENT" has the meaning set forth in SECTION 8.3.

        "REGISTRATION STATEMENT" has the meaning set forth in SECTION 8.3.

        "REGULATORY AGENCIES" has the meaning set forth in SECTION 4.6.

        "REPRESENTATIVES" means, with respect to any Person, such Person's directors, officers, employees, legal or financial advisors or any representatives of such legal or financial advisors.

        "RIGHTS" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

        "SEC" means the Securities and Exchange Commission.

        "SECURITIES ACT" means the Securities Act of 1933, as amended, and rules and regulations thereunder.

        "SECURITIES PURCHASE AGREEMENT" means that certain Securities Purchase Agreement dated May 12, 1998, by and among GDSC and the purchasers set forth on SCHEDULE 1 to that agreement.

        "STOCKHOLDERS' AGREEMENTS" has the meaning set forth in SECTION 1.5.

        "SUBSIDIARY" has the meaning ascribed to it in Rule 1-02 of Regulation S-X of the SEC; provided, however, each dental practice managed by either GDSC or DCA shall not be a Subsidiary for purposes of this Agreement.

        "SURVIVING CORPORATIONS" has the meaning set forth in SECTION 1.1.

        "TAX" and "TAXES" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gains, gross receipts, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority whether arising before, on or after the Effective Date.

        "TAX RETURNS" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

        "TREASURY STOCK" shall mean shares of GDSC Common Stock held by GDSC or any of its Subsidiaries or by DCA or any of its Subsidiaries, in each case other than in a fiduciary (including custodial or agency) capacity or as a result of debts previously contracted in good faith.

        "WBCA" means the Washington Business Corporation Act.

        "WASHINGTON SECRETARY" means the Washington Secretary of State.

        "YEAR 2000 COMPLIANT" has the meaning set forth in SECTION 4.15.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

GENTLE DENTAL SERVICE CORPORATION

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: President and Chief Executive
     Officer

DENTAL CARE ALLIANCE, INC.

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President and Chief Executive
     Officer

WISDOM HOLDINGS, INC.

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

WISDOM HOLDINGS ACQUISITION CORP. I

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

WISDOM HOLDINGS ACQUISITION CORP. II

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

                                AMENDMENT NO. 1
                                     TO THE
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Amendment No. 1 to the Agreement and Plan of Reorganization and Merger (this "AMENDMENT NO. 1"), dated as of February 3, 1999, is by and among WISDOM HOLDINGS, INC., a Delaware corporation ("PARENTCO"), WISDOM HOLDINGS ACQUISITION CORP. I, a Delaware corporation and wholly owned subsidiary of ParentCo ("GDSC MERGER SUB"), WISDOM HOLDINGS ACQUISITION CORP. II, a Delaware corporation and wholly owned subsidiary of ParentCo ("DCA MERGER SUB"), GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("GDSC") and DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA").

                                    RECITALS

    A. Each of Wisdom, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA entered into that certain Agreement and Plan of Reorganization and Merger dated as of October 15, 1998 (the "AGREEMENT").

    B. Each of Wisdom, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA desire to amend the Agreement in accordance with the terms and conditions of this Amendment No. 1.

    NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

                                   AGREEMENT

    1. AMENDMENT TO SECTION 2.1(g). Section 2.1(g) of the Agreement is hereby deleted in its entirety and replaced with the following:

        (g) Each share of GDSC Series C Preferred Stock shall cease to be outstanding and shall be converted into and exchanged for one-tenth (1/10) of a share of ParentCo Common Stock.

In addition, the parties hereto intend that this Amendment No. 1 shall amend the Agreement in each and every instance in which the conversion of the GDSC Series C Preferred Stock is affected by this Amendment No. 1.

    2. NO OTHER AMENDMENTS. Except as set forth in this Amendment No. 1, all other terms and provisions contained in the Agreement shall remain in full force and effect.

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 as of the date first written above.

GENTLE DENTAL SERVICE CORPORATION

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: President and Chief Executive
     Officer

DENTAL CARE ALLIANCE, INC.

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President and Chief Executive
     Officer

WISDOM HOLDINGS, INC.

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

WISDOM HOLDINGS ACQUISITION CORP. I

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

WISDOM HOLDINGS ACQUISITION CORP. II

By:  /s/ MICHAEL T. FIORE
     -----------------------------------
Name: Michael T. Fiore
Title: Chief Executive Officer

By:  /s/ STEVEN R. MATZKIN, D.D.S.
     -----------------------------------
Name: Steven R. Matzkin, D.D.S.
Title: President

                                AMENDMENT NO. 2
                                     TO THE
                AGREEMENT AND PLAN OF REORGANIZATION AND MERGER

    This Amendment No. 2 to the Agreement and Plan of Reorganization and Merger (this "Amendment No. 2"), dated as of February 9, 1999, is by and among INTERDENT, INC. (Formerly known as Wisdom Holdings, Inc.), a Delaware corporation ("ParentCo"), WISDOM HOLDINGS ACQUISITION CORP. I, a Delaware corporation and wholly owned subsidiary of ParentCo ("GDSC Merger Sub"), WISDOM HOLDINGS ACQUISITION CORP. II, a Delaware corporation and wholly owned subsidiary of ParentCo ("DCA Merger Sub"), GENTLE DENTAL SERVICE CORPORATION, a Washington corporation ("GDSC") and DENTAL CARE ALLIANCE, INC., a Delaware corporation ("DCA").

                                    RECITALS

    A. Each of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA entered into that certain Agreement and Plan of Reorganization and Merger dated as of October 15, 1998, as amended as of February 3, 1999 (the "Agreement").

    B. Each of ParentCo, GDSC Merger Sub, DCA Merger Sub, GDSC and DCA desire to amend the Agreement in accordance with the terms and conditions of this Amendment No. 2.

                                   AGREEMENT

    NOW, THEREFORE, in consideration of the preceding recitals and the mutual representations, warranties, covenants and agreements set forth herein, the parties agree as follows:

    1. AMENDMENT TO SECTION 9.2(C). Section 9.2(c) of the Agreement is hereby deleted in its entirety and amended as follows:

        "(c) [Intentionally omitted.]"

    2. AMENDMENT TO SECTION 9.3(C). Section 9.3 (c) of the Agreement is hereby deleted in its entirety and replaced with the following:

        "(c) [Intentionally omitted.]"

    3. ADDITION OF SECTION 9.4. New Section 9.4 shall be added to the Agreement and inserted therein immediately following Section 9.3, as follows:

        "9.4  NON-WAIVABLE CONDITION TO EACH PARTY'S OBLIGATION TO EFFECT THE
    MERGER.   The respective obligations for each of GDSC and DCA to consummate the Merger is subject to the fulfillment by GDSC and DCA prior to the Effective Time of the following condition, which condition may not be waived:

        (a) TAX OPINION. GDSC and DCA each shall have received an opinion of McDermott, Will & Emery, dated as of the Effective Date, in a form mutually acceptable to the parties and their counsel, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion,
    (i) the Merger constitutes (A) a "reorganization" within the meaning of
    Section 368 of the Code and ParentCo, GDSC Merger Sub and GDSC will each be a party to the reorganization within the meaning of Section 368(b) of the Code or (B) a transfer to a controlled corporation qualifying under Section 351 of the Code and (ii) no gain or loss will be recognized by stockholders of GDSC or DCA who receive shares of ParentCo Common Stock in exchange for shares of GDSC Common Stock or DCA Common Stock, respectively, except with respect to cash received in lieu of fractional share interests. In rendering its opinion, McDermott, Will & Emery may require and rely upon representations contained in letters from GDSC, DCA and ParentCo, and stockholders of GDSC and DCA in a form mutually acceptable to the parties and their counsel."

    4. NO OTHER AMENDMENTS. Except as set forth in this Amendment No. 2, the Agreement shall remain in full force and effect.

    5. CONSTRUCTION. If there is a conflict between any terms or provisions in the Agreement in regard to the delivery of a tax opinion and any terms or provisions of this Amendment No. 2, then the terms or provisions of this Amendment No. 2 shall control and such conflict shall be resolved in accordance with this Amendment No. 2.

                         [Next Page is Signature Page]

    IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 2 as of the date first written above.

GENTLE DENTAL SERVICE CORPORATION

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     PRESIDENT AND CHIEF EXECUTIVE OFFICER

DENTAL CARE ALLIANCE, INC.

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT AND CHIEF EXECUTIVE OFFICER

WISDOM HOLDINGS, INC.

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     CHIEF EXECUTIVE OFFICER

WISDOM HOLDINGS ACQUISITION CORP. I

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT

]WISDOM HOLDINGS ACQUISITION CORP. II

By:        /s/ MICHAEL T. FIORE
           --------------------------------------
Name:      Michael T. Fiore
Title:     CHIEF EXECUTIVE OFFICER

By:        /s/ STEVEN R. MATZKIN, D.D.S.
           --------------------------------------
Name:      Steven R. Matzkin, D.D.S.
Title:     PRESIDENT

                                                                      APPENDIX B

October 15, 1998

Board of Directors
Gentle Dental Service Corporation
222 North Sepulveda Boulevard, Suite 740
El Segundo, California 90245-4340

Members of the Board:

    You have requested our opinion as to the fairness, from a financial point of view, of the Exchange Ratio (as defined below) to Gentle Dental Service Corporation (the "Company"). The Company has entered into an Agreement and Plan of Reorganization and Merger, dated as of October 15, 1998 (the "Merger Agreement"), with InterDent, Inc. ("Parent"), InterDent Acquisition Corp. I ("GDSC Merger Sub"), InterDent Acquisition Corp. II ("DCA Merger Sub") and Dental Care Alliance, Inc. ("DCA"), pursuant to which, among other things, GDSC Merger Sub will be merged with and into the Company (the "Company Merger"), with the Company continuing as the surviving corporation, and DCA Merger Sub will be merged with and into DCA (the "DCA Merger" and, together with the Company Merger, the "Merger"), with DCA continuing as the surviving corporation. The Merger Agreement provides, among other things, that (i) in the Company Merger, each outstanding share of common stock, no par value, of the Company (the "Company Common Stock") will be converted into and exchanged for the right to receive one share of common stock, no par value, of Parent (the "Parent Common Stock"), and (ii) each outstanding share of common stock, par value $.01 per share, of DCA (the "DCA Common Stock") will be converted into and exchanged for the right to receive 1.670 shares of Parent Common Stock (the "Exchange Ratio").

    In arriving at our opinion, we reviewed the Merger Agreement and held discussions with certain senior officers and other representatives and advisors of the Company and certain senior officers and other representatives and advisors of DCA concerning the business, operations and prospects of the Company and DCA. We examined certain publicly available business and financial information relating to the Company and DCA as well as certain financial forecasts and other data for the Company and DCA, which were provided to us by the respective managements of the Company and DCA, including information relating to certain strategic implications and operational benefits anticipated from the Merger. We reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of the Company Common Stock and DCA Common Stock; the respective companies' historical and projected earnings; and the capitalization and financial condition of the Company and DCA. We considered, to the extent publicly available, the financial terms of certain other similar recently effected transactions that we considered comparable to the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of the Company and DCA. We also evaluated the potential pro forma financial impact of the Merger on the Company. In addition to the foregoing, we conducted such other analyses and examinations and considered such other financial, economic and market criteria as we deemed appropriate in arriving at our opinion.

    In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information publicly available or furnished to or otherwise reviewed by or discussed with us. With respect to financial forecasts and other information provided to or otherwise reviewed by or discussed with us, we have been advised by the managements of the Company and DCA that such forecasts and other information were reasonably prepared on bases reflecting the best currently available estimates and judgments of the respective managements of the

Board of Directors

Gentle Dental Service Corporation

October 15, 1998

Page 2

Company and DCA as to the expected future financial performance of the Company and DCA and the strategic implications and operational benefits anticipated from the Merger.

    We have assumed, with your consent, that the Merger will be treated as a pooling-of-interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes.

    Our opinion, as set forth herein, relates to the relative values of the Company and DCA. We are not expressing any opinion as to what the value of the Parent Common Stock actually will be when issued to stockholders pursuant to the Merger or the price at which the Parent Common Stock will trade subsequent to the Merger. We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company and DCA nor have we made any physical inspection of the properties or assets of the Company or DCA. We have not been asked to consider, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof.

    Salomon Smith Barney Inc. has been engaged to render financial advisory services to the Company in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. We also will receive a fee upon the delivery of this opinion. In the ordinary course of our business, we and our affiliates may hold or actively trade the equity and debt securities of the Company and DCA for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain business relationships with the Company and DCA.

    Our advisory services and the opinion expressed herein are provided for the use of the Board of Directors of the Company in its evaluation of the proposed Merger, and our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. Our opinion may not be published or otherwise used or referred to, nor shall any public reference to Salomon Smith Barney Inc. be made, without our prior written consent.

    Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.

                                          Very truly yours,

                                          SALOMON SMITH BARNEY INC.

                                                                      APPENDIX C

October 15, 1998

Board of Directors
Dental Care Alliance, Inc.
1343 Main Street
7th Floor
Sarasota, FL 34236

Members of the Board:

    We understand that Dental Care Alliance, Inc. ("DCA" or the "Company") is contemplating a transaction whereby DCA and Gentle Dental Service Corporation ("Gentle") will be merged with and into a new, as yet unnamed holding company ("ParentCo") pursuant to the terms of an Agreement and Plan of Reorganization and Merger and the exhibits and schedules thereto dated as of October 15, 1998 (the "Merger Agreement"), such that DCA becomes a wholly owned subsidiary of ParentCo (the "Transaction"). Pursuant to the Transaction, each outstanding share of DCA, $.01 par value (the "DCA Common Stock"), shall be converted into shares of ParentCo common stock (the "ParentCo Common Stock"), based on an exchange ratio (the "Exchange Ratio") as set forth in the Merger Agreement. The terms and conditions of the Transaction are more fully set forth in the Merger Agreement.

    You have requested our opinion as to whether the Exchange Ratio is fair to the holders of DCA Common Stock (the "Holders"), from a financial point of view.

    In connection with our review of the proposed Transaction and the preparation of our opinion herein, we have, among other things:

    1. reviewed the annual report to stockholders on Form 10-K filed April 1, 1998, the quarterly reports to stockholders on Forms 10-Q filed May 14, 1998 and August 14, 1998, and other publicly available financial information of DCA;

    2. reviewed the annual report to stockholders on Form 10-K filed May 29, 1998 and amended August 3, 1998, the quarterly reports to stockholders on Forms 10-Q filed May 15, 1998 and August 14, 1998, and other publicly available financial information of Gentle;

    3. reviewed certain non-public information prepared by the management of DCA, including financial statements, financial projections, and other financial and operating data concerning DCA;

    4. reviewed certain non-public information prepared by the management of Gentle, including financial statements, financial projections, and other financial and operating data concerning Gentle;

    5. discussed the past and current operations and financial condition and the prospects of DCA and Gentle with senior executives of DCA and Gentle, respectively;

    6. reviewed publicly available financial and stock market data with respect to certain other companies in lines of business we believe to be generally comparable to those of DCA and Gentle;

    7. considered the pro forma effects of the Transaction on DCA's financial statements and reviewed certain estimates of synergies prepared by the managements of DCA and Gentle;

    8. reviewed the historical market prices of the DCA Common Stock and the common stock of Gentle;

    9. compared the financial terms of the Transaction with the financial terms of certain other transactions which we believe to be generally comparable to the Transaction;

    10. reviewed a draft of the Merger Agreement;

    11. conducted other financial analyses, studies, and investigations, and considered other information as we deemed necessary or appropriate.

    In connection with our review, we have not assumed any responsibility for independent verification for any of the information reviewed by us for the purpose of this opinion and have relied on its being complete and accurate in all material respects. In addition, we have not made or received any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of DCA and Gentle, nor have we been furnished with any such evaluation or appraisal. With respect to the financial forecasts, estimates, projections, pro forma effects, calculations of synergies and other information referred to above, we have assumed, at your direction, that they have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of each company, and we have relied upon each party to advise us promptly if any such information previously provided to or discussed with us became inaccurate or was required to be updated during the period of our review. In addition, we have assumed the Transaction will be consummated substantially in accordance with the terms set forth in the draft of the Merger Agreement.

    In rendering our opinion, we have assumed, with your consent, that the Transaction will receive pooling-of-interests accounting treatment and will qualify as a tax-free reorganization. Our opinion is necessarily based on the economic, market financial and other circumstances and conditions in effect on October 15, 1998, and any material change in such circumstances or conditions would require reevaluation of this opinion, which we are under no obligation to undertake.

    We express no opinion as to the underlying business decision to effect the Transaction, the structure or tax consequences of the Merger Agreement, or the availability or advisability of any alternatives to the Transaction. This letter does not express any opinion as to the likely trading range for the ParentCo Common Stock following the consummation of the Transaction, which may vary depending on numerous factors that generally impact the price of securities. Our opinion is limited to the fairness, from a financial point of view, of the Exchange Ratio to the Holders. We express no opinion with respect to any other reasons, legal, business, or otherwise, that may support the decision of the Board of Directors to approve, or in DCA's decision to consummate, the Transaction.

    In conducting our investigation and analyses and in arriving at our opinion expressed herein, we have taken into account such accepted financial and investment banking procedures and considerations as we have deemed relevant, including the review of (i) historical and projected revenues, operating earnings, net income and capitalization of DCA and Gentle and certain other publicly held companies in businesses we believe to be comparable to DCA and Gentle; (ii) the current and projected financial position and results of operations of DCA and Gentle; (iii) the historical market prices and trading activity of the DCA Common Stock and the common stock of Gentle; (iv) financial and operating information concerning selected business combinations which we deemed comparable in whole or in part; and (v) the general condition of the securities markets.

    Raymond James & Associates ("Raymond James") is actively involved in the investment banking business and regularly undertakes the valuation of investment securities in connection with public offerings, private placements, business combinations and similar transactions. In the past, Raymond James has performed certain investment banking services for DCA and has received customary fees for such services. Raymond James has acted as financial advisor to the Board of Directors of DCA in connection with the Transaction and will receive a fee upon the consummation thereof, which fee is contingent upon the value of the Transaction. In the ordinary course of business, Raymond James may trade in the securities of DCA and Gentle for its own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

    It is understood that our advisory services and opinion expressed herein were prepared for the use of the Board of Directors of DCA in evaluating the proposed Transaction and do not constitute a recommendation to any shareholder of DCA regarding how such shareholder should vote on the proposed Transaction. Furthermore, this letter should not be construed as creating any fiduciary duty on the part of Raymond James to any such party. This opinion is not to be quoted or referred to, in whole or in part, without the prior written consent of Raymond James, which will not be unreasonably withheld. We have consented to the inclusion of this letter in its entirety in the proxy statement to be filed by DCA with the Securities and Exchange Commission in connection with the Transaction.

    In arriving at this opinion, Raymond James did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Raymond James believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all analyses, would create an incomplete view of the process underlying this opinion.

    Based upon and subject to the foregoing, it is our opinion that, as of October 15, 1998, the Exchange Ratio pursuant to the Merger Agreement is fair, from a financial point of view, to the Holders.

                                          Respectfully submitted,

                                          RAYMOND JAMES & ASSOCIATES, INC.

                                                                      APPENDIX D

                        FORM OF STOCKHOLDERS' AGREEMENT
                    ----------------------------------------

    This Stockholder's Agreement (the "AGREEMENT"), dated as of October   ,
1998, by and among (i) the undersigned Stockholders (each a "STOCKHOLDER") of Gentle Dental Service Corporation, a Washington corporation ("GDSC"), (ii) Wisdom Holdings, Inc. a Delaware corporation ("PARENTCO"), (iii), Wisdom Holdings Acquisition Corp. I, a Delaware corporation ("GDSC ACQUISITION CORP.")
(iv) Wisdom Holdings Acquisition Corp. II, a Delaware corporation ("DCA ACQUISITION CORP."), and (v) Dental Care Alliance, Inc., a Delaware corporation ("DCA"). All terms used herein and not defined herein shall have the meanings assigned thereto in the Merger Agreement (defined below).

                                    RECITALS

    A. ParentCo, GDSC, GDSC Acquisition Corp., DCA and DCA Acquisition Corp., have entered into that certain Agreement and Plan of Reorganization and Merger, dated as of the date hereof (the "MERGER AGREEMENT"), providing for the business combination transactions (the "MERGER") contemplated therein.

    B.  Stockholder owns the shares of [     ] Capital Stock identified on ANNEX
I hereto (such shares, together with all shares of [     ] Capital Stock
subsequently acquired by the Stockholder during the term of this Agreement, being referred to as the "SHARES"); and

    C. In order to induce ParentCo, GDSC, GDSC Acquisition Corp., DCA and DCA Acquisition Corp. to enter into the Merger Agreement and in consideration of the substantial expenses incurred and to be incurred by ParentCo, GDSC, GDSC Acquisition Corp., DCA and DCA Acquisition Corp. in connection therewith,
Stockholder, solely in such Stockholder's capacity as a Stockholder of [     ]
and not in any other capacity, has agreed to enter into and perform this Agreement.

                                   AGREEMENT

    Now, therefore, each Stockholder (as to himself/herself/itself only) and the other parties hereto agree as follows:

    1.  AGREEMENT TO VOTE SHARES.  Stockholder shall vote or cause to be voted,
or execute or if written consents are solicited by the     Board of Directors
then cause to be executed such written consent with respect to, the Shares in favor of adoption and approval of the principal terms of the Merger Agreement and all transactions contemplated thereby at every meeting of the Stockholders
of [     ] at which such matters are considered and presented for vote, if any, and at every adjournment thereof and in connection with every proposal to take action by written consent with respect thereto. This Agreement is intended to bind Stockholder only with respect to the specific matters set forth herein, and shall not prohibit Stockholder from acting in accordance with his fiduciary
duties as an officer or director of [     ]. Stockholder will retain at all
times the right to vote the Shares, in Stockholder's sole discretion, on all matters other than those set forth in this Section 1 including, without
limitation, any other merger or transaction involving [     ], which are at any
time or from time to time presented to [     's] Stockholders generally.

    2. NO VOTING TRUSTS. Stockholder agrees that Stockholder will not, nor will Stockholder permit any entity under Stockholder's control to, deposit any Shares in a voting trust or subject the Shares to any agreement, arrangement or understanding with respect to the voting of the Shares inconsistent with this Agreement.

    3.  LIMITATION ON SALES.  Stockholder agrees not to sell shares of [     ]
Capital Stock, or ParentCo Capital Stock once received, for a period beginning thirty (30) days prior to consummation of the Merger and ending on the date that financial results covering at least thirty (30) days of post Merger combined results of operations are published. Stockholder hereby consents to having appropriate legends placed in the certificates representing such shares of ParentCo Capital Stock issued in the Merger relating to such restriction or transfer.

    4. REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER. Stockholder represents and warrants to and further agrees as follows:

        (a) CAPACITY. Stockholder has all requisite capacity and authority to enter into and perform his, her or its obligations under this Agreement.

        (b) BINDING AGREEMENT. This Agreement constitutes the valid and legally binding obligation of Stockholder, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

        (c) NON-CONTRAVENTION. The execution and delivery of this Agreement by Stockholder does not, and the performance by Stockholder of his, her or its obligations hereunder and the consummation by Stockholder of the transactions contemplated hereby will not, violate or conflict with, or constitute a default under, any agreement, instrument, contract or other obligation or any order, arbitration award, judgment or decree to which Stockholder is a party or by which Stockholder is bound, or any statute, rule or regulation to which Stockholder is subject or, in the event that Stockholder is a corporation, partnership, trust or other entity, any charter, bylaw or other organizational document of the Stockholder.

        (d) OWNERSHIP OF SHARES. Stockholder has good title to all of the Shares as of the date hereof, and, except as set forth on ANNEX I hereto, the Shares are so owned free and clear of any liens, security interests, charges or other encumbrances.

    5. SPECIFIC PERFORMANCE AND REMEDIES. Stockholder acknowledges that it will be impossible to measure in money the damage to ParentCo, GDSC, GDSC Acquisition Corp., and DCA (each are an "OTHER PARTY" and collectively the "OTHER PARTIES") if Stockholder fails to comply with the obligations imposed by this Agreement and that, in the event of any such failure, the Other Parties will not have an adequate remedy at law or in damages. Accordingly, Stockholder agrees that injunctive relief or other equitable remedy, in addition to remedies at law or in damages, is the appropriate remedy for any such failure and will not oppose the granting of such relief on the basis that any Other Party has an adequate remedy at law. Stockholder agrees that he/she/it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with any of the Other Parties seeking or obtaining such equitable relief. In addition, after discussing the matter with Stockholder any Other Party shall have the right to inform any third party that such Other Party reasonably believes to be, or to be contemplating, participating with Stockholder or receiving from Stockholder assistance in violation of this Agreement, of the terms of this Agreement and of the rights of the Other Parties hereunder, and that participation by any such persons with Stockholder in activities in violation of Stockholder's agreement with the Other Parties set forth in this Agreement may give rise to claims by the Other Parties against such third party.

    6.  TERM OF AGREEMENT; TERMINATION.

        (a) The term of this Agreement shall commence on the date hereof.

        (b) This Agreement shall terminate upon the date, if any, of the termination of the Merger Agreement prior to the Effective Time in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder; PROVIDED, HOWEVER, such termination shall not relieve any party from liability for any breach of this Agreement PRIOR to such termination.

        (c) If the Merger Agreement is not terminated prior to the Effective Time, this Agreement (except for the provisions of Sections 4, 5, 8, 10, and 11, which shall survive the Effective Time) shall terminate upon the Effective Time. Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement: PROVIDED, HOWEVER, such termination shall not relieve any party from liability for any breach of any Section hereof prior to such termination.

    7. ENTIRE AGREEMENT. This Agreement supersedes all prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and contains the entire agreement among the parties with respect to the subject matter hereof. This Agreement may not be amended, supplemented or modified, and no provisions hereof may be modified or waived, except by an instrument in writing signed by each party hereto. No waiver of any provisions hereof by either party shall be deemed a waiver of any other provisions hereof by any such party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such party.

    8. NOTICES. All notices, requests, claims, demands or other communications hereunder shall be in writing and shall be deemed given when delivered personally, upon receipt of a transmission confirmation if sent by telecopy or like transmission and on the next business day when sent by a reputable overnight courier service to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to ParentCo or GDSC to:                   [ParentCo]
                                             222 North Sepulveda Boulevard, Suite 740
                                             El Segundo, CA 90245-4340
                                             Attention:    Michael T. Fiore
                                             Facsimile:    (310) 765-2459

With a copy to:                              McDermott, Will & Emery
                                             1301 Dove Street, Suite 500
                                             Newport Beach, CA 92660
                                             Attention:    Richard J. Babcock
                                             Facsimile:    (949) 851-9348

If to ParentCo or DCA to:                    Dental Care Alliance, Inc.
                                             1343 Main Street, 7th Floor
                                             Sarasota, FL 34236
                                             Attention:    Steven R. Matzkin, D.D.S.
                                             Facsimile:    (949) 365-5839

With a copy to:                              Greenberg Traurig Hoffman Lipoff
                                             Rosen & Quentel, P.A.
                                             1221 Brickell Avenue
                                             Miami, FL 33131
                                             Attention:    Robert I. Grossman
                                             Facsimile:    (305) 579-0171

If to the Stockholder:                       To such address set forth on the signature
                                             pages hereto

    9. STOP TRANSFER. GDSC agrees with, and covenants to, ParentCo and DCA that GDSC shall not register the transfer of any certificate representing any of the Stockholder's Shares, unless such transfer is made to PARENTCO or GDSC Acquisition Corp. or otherwise in compliance with this Agreement.

    10. FURTHER ASSURANCES. Stockholder shall, upon request of ParentCo or DCA, execute and deliver any additional documents and take such further actions as may reasonably be deemed by ParentCo or DCA to be necessary or desirable to carry out the provisions hereof.

    11.  MISCELLANEOUS.

        (a) SEVERABILITY. If any provision of this agreement or the application of such provision to any person or circumstances shall be held invalid or unenforceable by a court of competent jurisdiction, such provision or application shall be unenforceable only to the extent of such invalidity or unenforceability, and the remainder of the provision held invalid or unenforceable and the application of such provision to persons or circumstances, other than the party as to which it is held invalid, and the remainder of this Agreement, shall not be affected.

        (b) CAPACITY. The covenants contained herein shall apply to Stockholder solely in his or her capacity as a Stockholder of GDSC, and no covenant contained herein shall apply to Stockholder in his or her capacity as a director or officer of GDSC.

        (c) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

        (d) HEADINGS. All Section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

        (e) CHOICE OF LAW. THIS AGREEMENT SHALL BE DEEMED A CONTRACT MADE UNDER, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS
    OF THE STATE OF [     ], WITHOUT REFERENCE TO ITS CONFLICT OF LAW
    PRINCIPLES.

    12. ATTORNEY'S FEES. The prevailing party or parties in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party or parties all fees and disbursements of counsel (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such Corporation sequently incurred costs, expenses, and fees and disbursements of counsel.

    IN WITNESS WHEREOF, the parties hereto have executed and delivered this Stockholders' Agreement as of the date first written above.

                                          WISDOM HOLDINGS, INC.
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                          GENTLE DENTAL SERVICE CORPORATION
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                          WISDOM HOLDINGS ACQUISITION CORP. I
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                          WISDOM HOLDINGS ACQUISITION CORP. II
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                          DENTAL CARE ALLIANCE, INC.
                                          By:
                                          --------------------------------------
                                             Name:
                                             Title:

                                 SIGNATURE PAGE
                                       OF
                                  STOCKHOLDER
                           TO STOCKHOLDER'S AGREEMENT

    IN WITNESS WHEREOF, the undersigned, is a Stockholder, has executed and delivered this Stockholder's Agreement as of the date first written above.

                                          Stockholder:

                                          --------------------------------------
                                          (Insert Name)

                                                                      APPENDIX E

                 TITLE 23B. WASHINGTON BUSINESS CORPORATION ACT
                       CHAPTER 23B.13. DISSENTERS' RIGHTS

23B.13.010. DEFINITIONS

(1) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(2) "Dissenter" means a shareholder who is entitled to dissent from corporate action under RCW 23B.13.020 and who exercises that right when and in the manner required by RCW 23B.13.200 through 23B.13.280.

(3) "Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable.

(4) "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at a rate that is fair and equitable under all the circumstances.

(5) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(6) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(7) "Shareholder" means the record shareholder or the beneficial shareholder.

23B.13.020. RIGHT TO DISSENT

(1) A shareholder is entitled to dissent from, and obtain payment of the fair value of the shareholder's shares in the event of, any of the following corporate actions:

    (a) Consummation of a plan of merger to which the corporation is a party (i) if shareholder approval is required for the merger by RCW 23B.11.030, 23B.11.080, or the articles of incorporation and the shareholder is entitled to vote on the merger, or (ii) if the corporation is a subsidiary that is merged with its parent under RCW 23B.11.040;

    (b) Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

    (c) Consummation of a sale or exchange of all, or substantially all, of the property of the corporation other than in the usual and regular course of business, if the shareholder is entitled to vote on the sale or exchange, including a sale in dissolution, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

    (d) An amendment of the articles of incorporation that materially reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under RCW 23B.06.040; or

    (e) Any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(2) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this chapter may not challenge the corporate action creating the shareholder's entitlement unless the action fails to comply with the procedural requirements imposed by this title, RCW 25.10.900 through 25.10.955, the of incorporation, or the bylaws, or is fraudulent with respect to the shareholder or the corporation.

(3) The right of a dissenting shareholder to obtain payment of the fair value of the shareholder's shares shall terminate upon the occurrence of any one of the following events:

    (a) The proposed corporate action is abandoned or rescinded;

    (b) A court having jurisdiction permanently enjoins or sets aside the corporate action; or

    (c) The shareholder's demand for payment is withdrawn with the written consent of the corporation.

23B.13.030. DISSENT BY NOMINEES AND BENEFICIAL OWNERS

(1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the shareholder's name only if the shareholder dissents with respect to all shares beneficially owned by any one person and notifies the corporation in writing of the name and address of each person on whose behalf the shareholder asserts dissenters' rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the dissenter dissents and the dissenter's other shares were registered in the names of different shareholders.

(2) A beneficial shareholder may assert dissenters' rights as to shares held on the beneficial shareholder's behalf only if:

    (a) The beneficial shareholder submits to the corporation the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

    (b) The beneficial shareholder does so with respect to all shares of which such shareholder is the beneficial shareholder or over which such shareholder has power to direct the vote.

23B.13.200. NOTICE OF DISSENTERS' RIGHTS

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this chapter and be accompanied by a copy of this chapter.

(2) If corporate action creating dissenters' rights under RCW 23B.13.020 is taken without a vote of shareholders, the corporation, within ten days after [the] effective date of such corporate action, shall notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in RCW 23B.13.220.

23B.13.210. NOTICE OF INTENT TO DEMAND PAYMENT

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights must (a) deliver to the corporation before the vote is taken written notice of the shareholder's intent to demand payment for the shareholder's shares if the proposed action is effected, and (b) not vote such shares in favor of the proposed action.

(2) A shareholder who does not satisfy the requirements of subsection (1) of this section is not entitled to payment for the shareholder's shares under this chapter.

23B.13.220. DISSENTERS' NOTICE

(1) If proposed corporate action creating dissenters' rights under RCW 23B.13.020 is authorized at a shareholders' meeting, the corporation shall deliver a written dissenters' notice to all shareholders who satisfied the requirements of RCW 23B.13.210.

(2) The dissenters' notice must be sent within ten days after the effective date of the corporate action, and must:

    (a) State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

    (b) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

    (c) Supply a form for demanding payment that includes the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action and requires that the person asserting dissenters' rights certify whether or not the person acquired beneficial ownership of the shares before that date;

    (d) Set a date by which the corporation must receive the payment demand, which date may not be fewer than thirty nor more than sixty days after the date the notice in subsection (1) of this section is delivered; and

    (e) Be accompanied by a copy of this chapter.

23B.13.230. DUTY TO DEMAND PAYMENT

(1) A shareholder sent a dissenters' notice described in RCW 23B.13.220 must demand payment, certify whether the shareholder acquired beneficial ownership of the shares before the date required to be set forth in the dissenters' notice pursuant to RCW 23B.13.220(2)(c), and deposit the shareholder's certificates in accordance with the terms of the notice.

(2) The shareholder who demands payment and deposits the shareholder's share certificates under subsection (1) of this section retains all other rights of a shareholder until the proposed corporate action is effected.

(3) A shareholder who does not demand payment or deposit the shareholder's share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for the shareholder's shares under this chapter.

23B.13.240. SHARE RESTRICTIONS

(1) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is effected or the restriction is released under RCW 23B.13.260.

(2) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until the effective date of the proposed corporate action.

23B.13.250. PAYMENT

(1) Except as provided in RCW 23B.13.270, within thirty days of the later of the effective date of the proposed corporate action, or the date the payment demand is received, the corporation shall pay each dissenter who complied with RCW 23B.13.230 the amount the corporation estimates to be the fair value of the shareholder's shares, plus accrued interest.

(2) The payment must be accompanied by:

    (a) The corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

    (b) An explanation of how the corporation estimated the fair value of the shares;

    (c) An explanation of how the interest was calculated;

    (d) A statement of the dissenter's right to demand payment under RCW 23B.13.280; and

    (e) A copy of this chapter.

23B.13.260. FAILURE TO TAKE ACTION

(1) If the corporation does not effect the proposed action within sixty days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release any transfer restrictions imposed on uncertificated shares.

(2) If after returning deposited certificates and releasing transfer restrictions, the corporation wishes to undertake the proposed action, it must send a new dissenters' notice under RCW 23B.13.220 and repeat the payment demand procedure.

23B.13.270. AFTER-ACQUIRED SHARES

(1) A corporation may elect to withhold payment required by RCW 23B.13.250 from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenters' notice as the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action.

(2) To the extent the corporation elects to withhold payment under subsection
(1) of this section, after taking the proposed corporate action, it shall estimate the fair value of the shares, plus accrued interest, and shall pay this amount to each dissenter who agrees to accept it in full satisfaction of the dissenter's demand. The corporation shall send with its offer an explanation of how it estimated the fair value of the shares, an explanation of how the interest was calculated, and a statement of the dissenter's right to demand payment under RCW 23B.13.280.

23B.13.280. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER

(1) A dissenter may notify the corporation in writing of the dissenter's own estimate of the fair value of the dissenter's shares and amount of interest due, and demand payment of the dissenter's estimate, less any payment under RCW 23B.13.250, or reject the corporation's offer under RCW 23B.13.270 and demand payment of the dissenter's estimate of the fair value of the dissenter's shares and interest due, if:

    (a) The dissenter believes that the amount paid under RCW 23B.13.250 or offered under RCW 23B.13.270 is less than the fair value of the dissenter's shares or that the interest due is incorrectly calculated;

    (b) The corporation fails to make payment under RCW 23B.13.250 within sixty days after the date set for demanding payment; or

    (c) The corporation does not effect the proposed action and does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within sixty days after the date set for demanding payment.

(2) A dissenter waives the right to demand payment under this section unless the dissenter notifies the corporation of the dissenter's demand in writing under subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

23B.13.300. COURT ACTION

(1) If a demand for payment under RCW 23B.13.280 remains unsettled, the corporation shall commence a proceeding within sixty days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the sixty-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(2) The corporation shall commence the proceeding in the superior court of the county where a corporation's principal office, or, if none in this state, its registered office, is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled, parties to the proceeding as in an action against their shares and all parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

(4) The corporation may join as a party to the proceeding any shareholder who claims to be a dissenter but who has not, in the opinion of the corporation, complied with the provisions of this chapter. If the court determines that such shareholder has not complied with the provisions of this chapter, the shareholder shall be dismissed as a party.

(5) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

(6) Each dissenter made a party to the proceeding is entitled to judgment (a) for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or (b) for the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under RCW 23B.13.270.

23B.13.310. COURT COSTS AND COUNSEL FEES

(1) The court in a proceeding commenced under RCW 23B.13.300 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under RCW 23B.13.280.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

    (a) Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of RCW 23B.13.200 through 23B.13.280; or

    (b) Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by chapter 23B.13 RCW.

    (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

    InterDent is a Delaware corporation. Section 145 of the General Corporation Law of the State of Delaware contains detailed provisions on indemnification of directors and officers of a Delaware corporation against expenses, judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with litigation.

    By amendment to its Certificate of Incorporation, InterDent has provided for indemnification of directors and officers. The provision provides that any person shall, to the fullest extent permitted by the General Corporation Law of the State of Delaware, be indemnified and reimbursed by InterDent for expenses and liabilities imposed upon the person in connection with any action, suit or proceeding, civil or criminal, or threat thereof, in which the person may be involved by reason of the person being or having been a director, officer, employee or agent of InterDent, or of any corporation or organization which the person served in any capacity at the request of InterDent. InterDent's Certificate of Incorporation also provides that a director of InterDent shall not be personally liable to InterDent or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to InterDent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived any improper personal benefit. InterDent's Certificate of Incorporation also calls for the liability of its directors to be further limited to the full extent permitted by Delaware law as it is amended.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    The following exhibits are filed herewith except those which are incorporated herein by reference.


   2.1       Agreement and Plan of Reorganization and Merger by and among InterDent, Inc.
               (formerly known as Wisdom Holdings, Inc.), Wisdom Holdings Acquisition Corp. I,
               Wisdom Holdings Acquisition Corp. II, Gentle Dental Service Corporation and Dental
               Care Alliance, Inc., dated October 15, 1998. Incorporated by reference to Exhibit
               2.1 of Gentle Dental's Report on 8-K filed on October 30, 1998.

   2.2       Amendment No. 1 to the Agreement and Plan of Reorganization and Merger, dated
               February 3, 1999.*

   2.3       Amendment No. 2 to the Agreement and Plan of Reorganization and Merger, dated
               February 9, 1999.

   3.1       Certificate of Incorporation of InterDent, Inc. (formerly known as Wisdom Holdings,
               Inc.) filed October 13, 1998.*

   3.2       Certificate of Amendment of Certificate of Incorporation Before Payment of Any Part
               of the Capital of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.), dated
               October 14, 1998.*

   3.3       By-Laws of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.).*

   3.4       Certificate of Amendment of Certificate of Incorporation of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.), dated February 8, 1999.*

   3.5       Certificate of Designation of InterDent, Inc. (formerly known as Wisdom Holdings,
               Inc.), dated February 8, 1999.*
   4.1       Form of Certificate representing shares of InterDent, Inc. Common Stock.*

   4.2       Form of Certificate representing shares of InterDent, Inc. Series A Preferred Stock.*

   4.3       Form of Certificate representing shares of InterDent, Inc. Series B Preferred Stock.*

   4.5       Form of Certificate representing shares of InterDent, Inc. Series D Preferred Stock.*

   5.1       Legal Opinion of McDermott, Will & Emery with respect to the securities being issued.*

   8.1       Form of Tax Opinion of McDermott, Will & Emery.*

  10.1       Asset Purchase Agreement by and between Gentle Dental Service Corporation and
               Affordable Dental Care, Inc., dated February 28, 1998. Incorporated by reference to
               Exhibit 2.1 of Gentle Dental's Report on Form 8-K filed on March 16, 1998.

  10.2       Stock Purchase Agreement by and between Gentle Dental Service Corporation and the sole shareholder of Managed Dental Care of Oregon, Inc., dated February 28, 1998.
               Incorporated by reference to Exhibit 2.2 of Gentle Dental's Report on Form 8-K
               filed on March 16, 1998.

  10.3       Asset Purchase Agreement by and between Gentle Dental Service Corporation and Blue
               Oak Dental Group, dated March 31, 1997. Incorporated by reference to Exhibit 2.1 of
               Gentle Dental's Report on Form 8-K filed on April 15, 1997.

  10.4       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Management, Inc. and Pacific Dental Services, Inc., dated June 30, 1998.
               Incorporated by reference to Exhibit 2.1 of Gentle Dental's Report on Form 8-K
               filed on July 15, 1998.

  10.5       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Management, Inc. and Orange Dental Services, dated June 30, 1998.
               Incorporated by reference to Exhibit 2.2 of Gentle Dental's Report on Form 8-K
               filed on July 15, 1998.

  10.6       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Management, Inc. and TG3 Dental Services, dated June 30, 1998. Incorporated by reference to Exhibit 2.3 of Gentle Dental's Report on Form 8-K filed on July 15,
               1998.

  10.7       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Management, Inc. and Bryan Watanabe, D.D.S., Inc., dated June 30, 1998.
               Incorporated by reference to Exhibit 2.4 of Gentle Dental's Report on Form 8-K
               filed on July 15, 1998.

  10.8       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Arthur G.
               Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., dated September 21, 1997.
               Incorporated by reference to Exhibit 2.3 of Gentle Dental's Report on Form 10QSB
               filed on November 13, 1997.

  10.9       Asset Purchase Agreement between Gentle Dental Service Corporation and Arthur G.
               Kaiser, D.D.S., dated September 21, 1997. Incorporated by reference to Exhibit 2.4 of Gentle Dental's Report on Form 10QSB filed on November 13, 1997.

  10.10      Amendment to Asset Purchase Agreement by and between Gentle Dental Service
               Corporation and Arthur G. Kaiser, D.D.S. dated February 28, 1998. Incorporated by reference to Exhibit 10.56 of Gentle Dental's Report on Form 10KSB filed on March
               31, 1998.

  10.11      Amendment to Asset Purchase Agreement, dated February 28, 1998, by and among Gentle
               Dental Service Corporation, Arthur G. Kaiser, D.D.S., Robert J. Newman and Mark
               Thomas, D.D.S., dated September 21, 1997. Incorporated by reference to Exhibit
               10.54 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.12      Amendment to Asset purchase Agreement by and among Gentle Dental Service Corporation,
               Arthur Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., dated February 28,
               1998. Incorporated by reference to Exhibit 10.55 of Gentle Dental's Report on Form
               10KSB filed on March 31, 1998.

  10.13      Merger Agreement by and among Gentle Dental Service Corporation, Gentle Dental Merger
               Corporation, Dedicated Dental Systems, Inc. and the Shareholders of Dedicated
               Dental Systems, Inc., dated September 21, 1997. Incorporated by reference to
               Exhibit 2.1 of Gentle Dental's Report on Form 10QSB filed on November 13, 1997.

  10.14      Amendment to Merger Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Merger Corporation, Dedicated Dental Systems, Inc., Arthur G. Kaiser,
               D.D.S., and Robert J. Newman, dated February 28, 1998. Incorporated by reference to
               Exhibit 10.53 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.15      Second Amendment to Merger Agreement by and among Gentle Dental Service Corporation,
               Gentle Dental Merger Corporation, Dedicated Dental Systems, Inc., Arthur G. Kaiser,
               D.D.S., and Robert J. Newman, dated July 31, 1998. Incorporated by reference to
               Exhibit 10.53 of Gentle Dental's Report on Form 8-K filed on August 14, 1998.

  10.16      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Affordable Dental Care, P.C., dated March 1, 1998. Incorporated by reference to
               Exhibit 10.52 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.17      Support Services Agreement by and between Gentle Dental Service Corporation and Arena
               Dental Corporation, dated March 31, 1997. Incorporated by reference to Exhibit
               10.36 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.18      Dental Group Management Agreement by and between GMS Dental Group Management, Inc.
               and Sam Samudio, D.D.S. dba Pleasanton Dental Care, dated July 24, 1997.
               Incorporated by reference to Exhibit 10.36 of Gentle Dental's Report on Form
               10KSB/A filed on May 29, 1998.

  10.19      Dental Group Management Agreement by and between GMS Dental Group Management, Inc.
               and Mark Armstrong, D.D.S. dba Concord Dental Care, dated July 24, 1997.
               Incorporated by reference to Exhibit 10.34 of Gentle Dental's Report on Form
               10KSB/A filed on May 29, 1998.

  10.20      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc.
               and Francis Dental Corporation, dated June 30, 1997. Incorporated by reference to
               Exhibit 10.27 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.21      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc.
               and Burrell Dental Corporation, dated June 30, 1997. Incorporated by reference to
               Exhibit 10.28 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.22      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc.
               and Ashrafi Dental Corporation, dated June 30, 1997. Incorporated by reference to
               Exhibit 10.29 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.23      Dental Group Management Agreement by and between Naismith Dental Corporation and
               Burns Dental Corporation, dated February 24, 1997. Incorporated by reference to
               Exhibit 10.38 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.24      Dental Group Management Agreement by and between Naismith Dental Corporation and Yep
               Dental Corporation, dated February 24, 1997. Incorporated by reference to Exhibit
               10.31 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.25      Dental Group Management Agreement by and between GMS Dental Group Management of
               Hawaii, Inc. and Dental Care Centers of Hawaii, Inc., dated October 11, 1996.
               Incorporated by reference to Exhibit 10.25 of Gentle Dental's Report on Form
               10KSB/A filed on May 29, 1998.

  10.26      Dental Group Management Agreement by and between GMS Dental Group Management of
               Hawaii, Inc. and Hualalai Dental Services, Inc., dated October 11, 1996.
               Incorporated by reference to Exhibit 10.30 of Gentle Dental's Report on Form
               10KSB/A filed on May 29, 1998.
  10.27      Dental Group Management Agreement by and between GMS Dental Group Management, Inc.
               and Fremont Dental Group, dated July 24, 1997. Incorporated by reference to Exhibit
               10.33 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.28      Dental Group Management Agreement by and between Henry J. Lerian, Trustee of the
               Lerian Irrevocable Marital Trust, Trustee of the Lerian Revocable Survivor's Trust
               and Henry J. Lerian, D.D.S., an individual, and Lerian Dental Corporation, dated
               October 11, 1996. Incorporated by reference to Exhibit 10.26 of Gentle Dental's
               Report on Form 10KSB/A filed on May 29, 1998.

  10.29      Dental Group Management Agreement by and between GMS Dental Group Management, Inc.
               and Idaho Dental Group, P.A., dated January 1, 1997. Incorporated by reference to
               Exhibit 10.32 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.30      Dental Group Management Agreement by and between Alan M. Slutsky, DMD, a professional corporation, and Slutsky Dental Corporation dated, October 11, 1996. Incorporated by reference to Exhibit 10.24 of Gentle Dental's Report on Form 10KSB/A filed on
               May 29, 1998.

  10.31      Dental Group Management Agreement by and between Premier Dental Care, Inc. and SJL,
               P.A., dated October 31, 1997. Incorporated by reference to Exhibit 10.37 of Gentle
               Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.32      Dental Group Management Agreement by and between GMS Dental Group, Inc. and Charles
               Murillo, D.D.S., dba Community Dental Group, dated October 31, 1997. Incorporated by reference to Exhibit 10.35 of Gentle Dental's Report on Form 10KSB/A filed on
               May 29, 1998.

  10.33      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Tse, Saiget, Watanabe & McClure, Inc., P.S., dated January 1, 1998.
               Incorporated by reference to Exhibit 10.47 of Gentle Dental's Report on Form 10KSB
               filed on March 31, 1998.

  10.34      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Gentle Dental of Oregon, P.C., dated January 1, 1998. Incorporated by reference to Exhibit 10.48 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.35      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Dany Tse, P.C., dated January 1, 1998. Incorporated by reference to Exhibit
               10.49 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.36      Promissory Note, dated July 24, 1997, between GMS Dental Group Management, Inc. and
               Fremont Dental Group in the principal amount of $6,229,174. Incorporated by reference to Exhibit 10.41 of Gentle Dental's Report on Form 10KSB/A filed on May
               29, 1998.

  10.37      Guaranty, dated July 24, 1997, by GMS Dental Group, Inc. in favor of Fremont Dental
               Group. Incorporated by reference to Exhibit 10.42 of Gentle Dental's Report on Form
               10KSB/A filed on May 29, 1998.

  10.38      Securities Purchase Agreement (the "Securities Purchase Agreement"), dated May 12,
               1998, by and among Gentle Dental Service Corporation and the purchasers named therein. Incorporated by reference to Exhibit 4.1 of Gentle Dental's Report on Form
               8-K filed on July 2, 1998.

  10.39      7% Convertible Subordinated Notes (the "Convertible Notes"), dated May 15, 1998, by
               Gentle Dental Service Corporation in favor of the holders named therein.
               Incorporated by reference to attached exhibit to Exhibit 4.1 of Gentle Dental's
               Report on Form 8-K filed on July 2, 1998.

  10.40      Registration Rights Agreement, dated May 18, 1998, by and among Gentle Dental Service
               Corporation and the purchasers named therein. Incorporated by reference to attached exhibit to Exhibit 4.1 of Gentle Dental's Report on Form 8-K filed on July 2, 1998.

  10.41      Trademark Assignment, dated December 30, 1992, by and between Tse, Saiget, Watanabe &
               McClure, Inc., P.S., a Washington professional service corporation, and Mutual
               Health Systems, Inc., a Washington corporation.*

  10.42      Credit Agreement, dated September 30, 1998, by and among Gentle Dental Service
               Corporation, Gentle Dental Management, Inc., the Guarantors (named therein), the
               Lenders (named therein), Union Bank of California, N.A., as Administrative Agent,
               and The Chase Manhattan Bank, as Syndication Agent.*

  10.43      Employment Agreement of Michael T. Fiore, dated June 1, 1998. Incorporated by reference to Exhibit 10.1 of Gentle Dental's Report on Form 10QSB filed on August
               14, 1998.

  10.44      Employment Agreement of Dany Y. Tse, dated July 1, 1998. Incorporated by reference to
               Exhibit 10.2 of Gentle Dental's Report on Form 10QSB filed on August 14, 1998.

  10.45      Employment Agreement of L. Theodore Van Eerden, dated June 1, 1998. Incorporated by reference to Exhibit 10.3 of Gentle Dental's Report on Form 10QSB filed on August
               14, 1998.

  10.46      Employment Agreement of Grant M. Sadler, dated August 31, 1996. Incorporated by reference to Exhibit 10.7 of Gentle Dental's Report on Form 10KSB/A filed on May
               29, 1998.

  10.47      Employment Agreement of Norman Huffaker, dated November 7, 1996. Incorporated by reference to Exhibit 10.10.8 of Gentle Dental's Report on Form 10KSB/A filed on May
               29, 1998.

  10.48      NationsBank, N.A. Loan Agreement, dated May 14, 1998, by and among NationsBank, N.A.
               as Lender, Dental Care Alliance, as Borrower and all present and future Dental Care
               Alliance subsidiaries, as Guarantor. Incorporated by reference to Exhibit 10.28 of
               DCA's Report on Form 10-Q filed on August 14, 1998.

  10.49      Stock Purchase Agreement, dated March 20, 1998, by and among the shareholders of
               Dental One Associates, Inc., listed on Exhibit "A" thereto, and Dental Care
               Alliance. Incorporated by reference to Exhibit 2.1 of DCA's Report on Form 8-K filed April 16, 1998.

  10.50      Agreement and Plan of Merger, dated December 29, 1997, by and between DCA, Dental
               Care Alliance of Florida, Inc. (a wholly-owned subsidiary of DCA), Marketplace
               Dental, Inc., a Florida corporation, and the shareholders of Marketplace.
               Incorporated by reference to Exhibit 2.1 of DCA's Report on Form 8-K filed on
               January 13, 1998.

  10.51      Form of Indemnification Agreement between DCA and each of its directors and executive officers. Incorporated by reference to Exhibit 10.1 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.52      Form of Standard Management Agreement. Incorporated by reference to Exhibit 10.2 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.53      Contribution Agreement among Dental Care Alliance, Dental Care Alliance of Michigan,
               Inc. and Dental Care Alliance of Florida, Inc. Incorporated by reference to Exhibit
               10.3 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.54      Management Agreement between Dr. Joseph Gaeta and Dental Care Alliance. Incorporated
               by reference to Exhibit 10.4 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.55      Administrative Service Subcontract Agreement between Dental Care Alliance and Johnson
               Dental Development Corporation. Incorporated by reference to Exhibit 10.5 of DCA's
               Report on Form 10-K filed on April 1, 1998

  10.56      Administrative Services Agreement between Dental Care Alliance and Eight Mile Dental,
               P.C.; Gratiot Avenue Dental, P.C.; Wayne Road Dental, P.C. and Washington Boulevard
               Dental, P.C. Incorporated by reference to Exhibit 10.6 of DCA's Report on Form 10-K filed on April 1, 1998

  10.57      Form of License Agreement. Incorporated by reference to Exhibit 10.7 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.58      Employment Agreement, dated as of October 25, 1996, between Dental Care Alliance and
               Dr. Steven R. Matzkin, as amended. Incorporated by reference to Exhibit 10.8 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.59      Employment Agreement dated as of October 25, 1996, between Dental Care Alliance and
               Mitchell B. Olan, as amended. Incorporated by reference to Exhibit 10.9 of DCA's
               Report on Form 10-K filed on April 1, 1998.

  10.60      Employment Agreement dated as of January 21, 1997, between Dental Care Alliance and
               David Nichols, as amended. Incorporated by reference to Exhibit 10.10 of DCA's
               Report on Form 10-K filed on April 1, 1998.

  10.61      Equity Holders Agreement dated as of October 25, 1996, between Dental Care Alliance and Mitchell B. Olan. Incorporated by reference to Exhibit 10.11 of DCA's Report on
               Form 10-K filed on April 1, 1998.

  10.62      Equity Holders Agreement dated as of April 30, 1997, between Dental Care Alliance and
               J. Francis Lavelle. Incorporated by reference to Exhibit 10.12 of DCA's Report on
               Form 10-K filed on April 1, 1998.

  10.63      Equity Holders Agreement dated as of April 30, 1997, between Dental Care Alliance and
               The Nassau Group, Inc. Incorporated by reference to Exhibit 10.13 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.64      Option Agreement dated as of January 21, 1997, between Dental Care Alliance and David
               P. Nichols. Incorporated by reference to Exhibit 10.14 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.65      Form of Warrant between Dental Care Alliance and The Nassau Group, Inc. Incorporated
               by reference to Exhibit 10.15 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.66      Form of IPO Warrant between Dental Care Alliance and The Nassau Group, Inc.
               Incorporated by reference to Exhibit 10.16 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.67      Lease Agreement dated as of April 9, 1994, between Dental Care Alliance and Charles
               E. Githler, III, as managing Agent for Owner, J. Kevin Drake, as Trustee under
               Trust Agreement dated April 15, 1991. Incorporated by reference to Exhibit 10.17 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.68      Stockholders' Agreement dated as of October 25, 1996, among Dental Care Alliance,
               Steven R. Matzkin, Curtis Lee Smith, Jr., Robert F. Raucci and Crescent
               International Holdings, Limited, as amended. Incorporated by reference to Exhibit
               10.18 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.69      Omnibus Executive Incentive Compensation Plan. Incorporated by reference to Exhibit
               10.19 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.70      Form of 1997 Non-Qualified Stock Option Plan. Incorporated by reference to Exhibit
               10.20 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.71      Promissory Note in the original principal amount of $147,768 dated as of February 13,
               1997 from Mitchell B. Olan to DCA. Incorporated by reference to Exhibit 10.21 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.72      Agreement for Services dated as of June 1, 1997, between Dental Care Alliance and
               Modern Employer, Inc. Incorporated by reference to Exhibit 10.22 of DCA's Report on
               Form 10-K filed on April 1, 1998.

  10.73      Business Loan Agreement dated August 15, 1997, between Dental Care Alliance and
               Barnett Bank. Incorporated by reference to Exhibit 10.23 of DCA's Report on Form
               10-K filed on April 1, 1998.

  10.74      Letter Agreement dated August 1997 between Nassau and Dental Care Alliance.
               Incorporated by reference to Exhibit 10.24 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.75      Acknowledgement and Option Agreement between Dennis Corona and Andrew D. Levine.
               Incorporated by reference to Exhibit 10.25 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.76      Acknowledgement and Option Agreement between Dennis Corona and Jay Walton.
               Incorporated by reference to Exhibit 10.26 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.77      Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Management, Inc. and Dental Maintenance of Oregon, P.C., dated October 30,
               1998. Incorporated by reference to Exhibit 2.1 of Gentle Dental's Report on Form 8K
               filed on November 12, 1998.

  10.78      Stock Purchase Agreement by and among Gentle Dental Service Corporation and the shareholders of Capitol Dental Care, Inc., dated October 30, 1998. Incorporated by reference to Exhibit 2.2 of Gentle Dental's Report on Form 8K filed on November 12,
               1998.

  10.79      Separation Agreement and Mutual Release, dated as of December 23, 1998, by and between Dany Y. Tse and Gentle Dental Service Corporation.*

  10.80      Amendment to Articles of Incorporation of Gentle Dental Service Corporation, dated
               May 14, 1998, filed with the Secretary of State of the State of Washington, and
               Articles of Correction related thereto, filed on May 18, 1998. Incorporated by reference to Exhibit 3.2 of Gentle Dental's Report on Form 10QSB filed on August
               14, 1998.

  21.1       Subsidiaries of the Registrant.*

  23.1       Consent of McDermott, Will & Emery (included in opinions filed as Exhibits 5.1 and
               8.1)

  23.2       Consent of Salomon Smith Barney Inc.

  23.3       Consent of Raymond James & Associates, Inc. (included in the opinion of Raymond James
               & Associates, Inc. in the Joint Proxy Statement--Prospectus in this Registration
               Statement).

  23.4       Independent Auditors' Consent of KPMG LLP.

  23.5       Independent Auditors' Consent of PricewaterhouseCoopers, LLP.

  23.6       Independent Auditors' Consent of PricewaterhouseCoopers, LLP.

  23.7       Independent Auditors' Consent of KPMG LLP.

  23.8       Independent Auditors' Consent of KPMG Peat Marwick LLP.

  23.9       Independent Auditors' Consent of KPMG LLP.

  23.10      Independent Auditors' Consent of Ernst & Young LLP.

  23.11      Independent Auditors' Consent of KPMG LLP.

  99.1       Form of Proxy Card for Gentle Dental Common Stock.*

  99.2       Form of Proxy Card for Gentle Dental Series A Preferred Stock.*

  99.3       Form of Proxy Card for Gentle Dental Series C Preferred Stock.*

  99.4       Form of Proxy Card for Gentle Dental Series D Preferred Stock.*

  99.5       Form of Proxy Card for Dental Care Alliance.*


------------------------

 * Previously filed.

ITEM 22. UNDERTAKINGS.

    (a) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (b) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a propsectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

    (c) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

    (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

    (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 4 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York, on February 9, 1999.


                                INTERDENT, INC.

                                By:            /s/  MICHAEL T. FIORE
                                     -----------------------------------------
                                                  Michael T. Fiore
                                      CO-CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

                                Co-Chairman and Chief
    /s/  MICHAEL T. FIORE         Executive Officer
------------------------------    (principal executive       February 9, 1999
       Michael T. Fiore           officer)

              *
------------------------------  Co-Chairman and President    February 9, 1999
    Dr. Steven R. Matzkin

                                Chief Financial Officer
              *                   and Treasurer (principal
------------------------------    financial and accounting   February 9, 1999
      Norman R. Huffaker          officer)

              *
------------------------------  Director                     February 9, 1999
          Eric Green

              *
------------------------------  Director                     February 9, 1999
       Paul H. Keckley

              *
------------------------------  Director                     February 9, 1999
        H.Wayne Posey

              *
------------------------------  Director                     February 9, 1999
       Robert F. Raucci

              *
------------------------------  Director                     February 9, 1999
       Curtis Lee Smith

*By:    /s/ MICHAEL T. FIORE
      -------------------------
          Michael T. Fiore
          ATTORNEY-IN-FACT

                                 EXHIBIT INDEX


 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
----------   ----------------------------------------------------------------------------------------------     -----
   2.1       Agreement and Plan of Reorganization and Merger by and among InterDent, Inc. (formerly known as Wisdom Holdings, Inc.), Wisdom Holdings Acquisition Corp. I, Wisdom Holdings Acquisition
               Corp. II, Gentle Dental Service Corporation and Dental Care Alliance, Inc., dated October
               15, 1998. Incorporated by reference to Exhibit 2.1 of Gentle Dental's Report on 8-K filed on
               October 30, 1998.

   2.2       Amendment No. 1 to the Agreement and Plan of Reorganization and Merger, dated February 3,
               1999.*

   2.3       Amendment No. 2 to the Agreement and Plan of Reorganization and Merger, dated February 9,
               1999.

   3.1       Certificate of Incorporation of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.)
               filed October 13, 1998.*

   3.2       Certificate of Amendment of Certificate of Incorporation Before Payment of Any Part of the
               Capital of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.), dated October 14,
               1998.*

   3.3       By-Laws of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.).*

   3.4       Certificate of Amendment of Certificate of Incorporation of InterDent, Inc. (formerly known as
               Wisdom Holdings, Inc.), dated February 8, 1999.*

   3.5       Certificate of Designation of InterDent, Inc. (formerly known as Wisdom Holdings, Inc.), dated
               February 8, 1999.*

   4.1       Form of Certificate representing shares of InterDent, Inc. Common Stock.*

   4.2       Form of Certificate representing shares of InterDent, Inc. Series A Preferred Stock.*

   4.3       Form of Certificate representing shares of InterDent, Inc. Series B Preferred Stock.*

   4.5       Form of Certificate representing shares of InterDent, Inc. Series D Preferred Stock.*

   5.1       Legal Opinion of McDermott, Will & Emery with respect to the securities being issued.*

   8.1       Form of Tax Opinion of McDermott, Will & Emery.*

  10.1       Asset Purchase Agreement by and between Gentle Dental Service Corporation and Affordable
               Dental Care, Inc., dated February 28, 1998. Incorporated by reference to Exhibit 2.1 of
               Gentle Dental's Report on Form 8-K filed on March 16, 1998.

  10.2       Stock Purchase Agreement by and between Gentle Dental Service Corporation and the sole shareholder of Managed Dental Care of Oregon, Inc., dated February 28, 1998. Incorporated by reference to Exhibit 2.2 of Gentle Dental's Report on Form 8-K filed on March 16, 1998.

  10.3       Asset Purchase Agreement by and between Gentle Dental Service Corporation and Blue Oak Dental
               Group, dated March 31, 1997. Incorporated by reference to Exhibit 2.1 of Gentle Dental's
               Report on Form 8-K filed on April 15, 1997.

  10.4       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Management, Inc. and Pacific Dental Services, Inc., dated June 30, 1998. Incorporated by reference to Exhibit 2.1 of Gentle Dental's Report on Form 8-K filed on July 15, 1998.

 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
----------   ----------------------------------------------------------------------------------------------     -----
  10.5       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Management, Inc. and Orange Dental Services, dated June 30, 1998. Incorporated by reference to Exhibit 2.2 of Gentle Dental's Report on Form 8-K filed on July 15, 1998.

  10.6       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Management, Inc. and TG3 Dental Services, dated June 30, 1998. Incorporated by reference to
               Exhibit 2.3 of Gentle Dental's Report on Form 8-K filed on July 15, 1998.

  10.7       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Management, Inc. and Bryan Watanabe, D.D.S., Inc., dated June 30, 1998. Incorporated by reference to Exhibit 2.4 of Gentle Dental's Report on Form 8-K filed on July 15, 1998.

  10.8       Asset Purchase Agreement by and among Gentle Dental Service Corporation, Arthur G. Kaiser,
               D.D.S., Robert J. Newman and Clarence Au, D.D.S., dated September 21, 1997. Incorporated by reference to Exhibit 2.3 of Gentle Dental's Report on Form 10QSB filed on November 13, 1997.

  10.9       Asset Purchase Agreement between Gentle Dental Service Corporation and Arthur G. Kaiser,
               D.D.S., dated September 21, 1997. Incorporated by reference to Exhibit 2.4 of Gentle
               Dental's Report on Form 10QSB filed on November 13, 1997.

  10.10      Amendment to Asset Purchase Agreement by and between Gentle Dental Service Corporation and
               Arthur G. Kaiser, D.D.S. dated February 28, 1998. Incorporated by reference to Exhibit 10.56 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.11      Amendment to Asset Purchase Agreement, dated February 28, 1998, by and among Gentle Dental
               Service Corporation, Arthur G. Kaiser, D.D.S., Robert J. Newman and Mark Thomas, D.D.S.,
               dated September 21, 1997. Incorporated by reference to Exhibit 10.54 of Gentle Dental's
               Report on Form 10KSB filed on March 31, 1998.

  10.12      Amendment to Asset purchase Agreement by and among Gentle Dental Service Corporation, Arthur
               Kaiser, D.D.S., Robert J. Newman and Clarence Au, D.D.S., dated February 28, 1998.
               Incorporated by reference to Exhibit 10.55 of Gentle Dental's Report on Form 10KSB filed on
               March 31, 1998.

  10.13      Merger Agreement by and among Gentle Dental Service Corporation, Gentle Dental Merger
               Corporation, Dedicated Dental Systems, Inc. and the Shareholders of Dedicated Dental
               Systems, Inc., dated September 21, 1997. Incorporated by reference to Exhibit 2.1 of Gentle
               Dental's Report on Form 10QSB filed on November 13, 1997.

  10.14      Amendment to Merger Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Merger Corporation, Dedicated Dental Systems, Inc., Arthur G. Kaiser, D.D.S., and Robert J.
               Newman, dated February 28, 1998. Incorporated by reference to Exhibit 10.53 of Gentle
               Dental's Report on Form 10KSB filed on March 31, 1998.

  10.15      Second Amendment to Merger Agreement by and among Gentle Dental Service Corporation, Gentle
               Dental Merger Corporation, Dedicated Dental Systems, Inc., Arthur G. Kaiser, D.D.S., and
               Robert J. Newman, dated July 31, 1998. Incorporated by reference to Exhibit 10.53 of Gentle
               Dental's Report on Form 8-K filed on August 14, 1998.

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
 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
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
  10.16      Dental Group Management Agreement by and between Gentle Dental Service Corporation and
               Affordable Dental Care, P.C., dated March 1, 1998. Incorporated by reference to Exhibit
               10.52 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.17      Support Services Agreement by and between Gentle Dental Service Corporation and Arena Dental
               Corporation, dated March 31, 1997. Incorporated by reference to Exhibit 10.36 of Gentle
               Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.18      Dental Group Management Agreement by and between GMS Dental Group Management, Inc. and Sam
               Samudio, D.D.S. dba Pleasanton Dental Care, dated July 24, 1997. Incorporated by reference to Exhibit 10.36 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.19      Dental Group Management Agreement by and between GMS Dental Group Management, Inc. and Mark
               Armstrong, D.D.S. dba Concord Dental Care, dated July 24, 1997. Incorporated by reference to
               Exhibit 10.34 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.20      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc. and
               Francis Dental Corporation, dated June 30, 1997. Incorporated by reference to Exhibit 10.27 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.21      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc. and
               Burrell Dental Corporation, dated June 30, 1997. Incorporated by reference to Exhibit 10.28 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.22      Dental Group Management Agreement by and between Warren M. Francis, Jr., D.D.S., Inc. and
               Ashrafi Dental Corporation, dated June 30, 1997. Incorporated by reference to Exhibit 10.29 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.23      Dental Group Management Agreement by and between Naismith Dental Corporation and Burns Dental
               Corporation, dated February 24, 1997. Incorporated by reference to Exhibit 10.38 of Gentle
               Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.24      Dental Group Management Agreement by and between Naismith Dental Corporation and Yep Dental
               Corporation, dated February 24, 1997. Incorporated by reference to Exhibit 10.31 of Gentle
               Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.25      Dental Group Management Agreement by and between GMS Dental Group Management of Hawaii, Inc.
               and Dental Care Centers of Hawaii, Inc., dated October 11, 1996. Incorporated by reference to Exhibit 10.25 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.26      Dental Group Management Agreement by and between GMS Dental Group Management of Hawaii, Inc.
               and Hualalai Dental Services, Inc., dated October 11, 1996. Incorporated by reference to
               Exhibit 10.30 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.27      Dental Group Management Agreement by and between GMS Dental Group Management, Inc. and Fremont
               Dental Group, dated July 24, 1997. Incorporated by reference to Exhibit 10.33 of Gentle
               Dental's Report on Form 10KSB/A filed on May 29, 1998.

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 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
----------   ----------------------------------------------------------------------------------------------     -----
  10.28      Dental Group Management Agreement by and between Henry J. Lerian, Trustee of the Lerian
               Irrevocable Marital Trust, Trustee of the Lerian Revocable Survivor's Trust and Henry J.
               Lerian, D.D.S., an individual, and Lerian Dental Corporation, dated October 11, 1996.
               Incorporated by reference to Exhibit 10.26 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.29      Dental Group Management Agreement by and between GMS Dental Group Management, Inc. and Idaho
               Dental Group, P.A., dated January 1, 1997. Incorporated by reference to Exhibit 10.32 of
               Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.30      Dental Group Management Agreement by and between Alan M. Slutsky, DMD, a professional corporation, and Slutsky Dental Corporation dated, October 11, 1996. Incorporated by reference to Exhibit 10.24 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.31      Dental Group Management Agreement by and between Premier Dental Care, Inc. and SJL, P.A., dated October 31, 1997. Incorporated by reference to Exhibit 10.37 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.32      Dental Group Management Agreement by and between GMS Dental Group, Inc. and Charles Murillo,
               D.D.S., dba Community Dental Group, dated October 31, 1997. Incorporated by reference to
               Exhibit 10.35 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.33      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Tse,
               Saiget, Watanabe & McClure, Inc., P.S., dated January 1, 1998. Incorporated by reference to
               Exhibit 10.47 of Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.34      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Gentle
               Dental of Oregon, P.C., dated January 1, 1998. Incorporated by reference to Exhibit 10.48 of
               Gentle Dental's Report on Form 10KSB filed on March 31, 1998.

  10.35      Dental Group Management Agreement by and between Gentle Dental Service Corporation and Dany
               Tse, P.C., dated January 1, 1998. Incorporated by reference to Exhibit 10.49 of Gentle
               Dental's Report on Form 10KSB filed on March 31, 1998.

  10.36      Promissory Note, dated July 24, 1997, between GMS Dental Group Management, Inc. and Fremont
               Dental Group in the principal amount of $6,229,174. Incorporated by reference to Exhibit
               10.41 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.37      Guaranty, dated July 24, 1997, by GMS Dental Group, Inc. in favor of Fremont Dental Group.
               Incorporated by reference to Exhibit 10.42 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.38      Securities Purchase Agreement (the "Securities Purchase Agreement"), dated May 12, 1998, by and among Gentle Dental Service Corporation and the purchasers named therein. Incorporated by reference to Exhibit 4.1 of Gentle Dental's Report on Form 8-K filed on July 2, 1998.

  10.39      7% Convertible Subordinated Notes (the "Convertible Notes"), dated May 15, 1998, by Gentle
               Dental Service Corporation in favor of the holders named therein. Incorporated by reference to attached exhibit to Exhibit 4.1 of Gentle Dental's Report on Form 8-K filed on July 2,
               1998.

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
 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
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
  10.40      Registration Rights Agreement, dated May 18, 1998, by and among Gentle Dental Service
               Corporation and the purchasers named therein. Incorporated by reference to attached exhibit to Exhibit 4.1 of Gentle Dental's Report on Form 8-K filed on July 2, 1998.

  10.41      Trademark Assignment, dated December 30, 1992, by and between Tse, Saiget, Watanabe & McClure,
               Inc., P.S., a Washington professional service corporation, and Mutual Health Systems, Inc., a Washington corporation.*

  10.42      Credit Agreement, dated September 30, 1998, by and among Gentle Dental Service Corporation,
               Gentle Dental Management, Inc., the Guarantors (named therein), the Lenders (named therein),
               Union Bank of California, N.A., as Administrative Agent, and The Chase Manhattan Bank, as
               Syndication Agent.*

  10.43      Employment Agreement of Michael T. Fiore, dated June 1, 1998. Incorporated by reference to
               Exhibit 10.1 of Gentle Dental's Report on Form 10QSB filed on August 14, 1998.

  10.44      Employment Agreement of Dany Y. Tse, dated July 1, 1998. Incorporated by reference to Exhibit
               10.2 of Gentle Dental's Report on Form 10QSB filed on August 14, 1998.

  10.45      Employment Agreement of L. Theodore Van Eerden, dated June 1, 1998. Incorporated by reference to Exhibit 10.3 of Gentle Dental's Report on Form 10QSB filed on August 14, 1998.

  10.46      Employment Agreement of Grant M. Sadler, dated August 31, 1996. Incorporated by reference to
               Exhibit 10.7 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.47      Employment Agreement of Norman Huffaker, dated November 7, 1996. Incorporated by reference to
               Exhibit 10.10.8 of Gentle Dental's Report on Form 10KSB/A filed on May 29, 1998.

  10.48      NationsBank, N.A. Loan Agreement, dated May 14, 1998, by and among NationsBank, N.A. as
               Lender, Dental Care Alliance, as Borrower and all present and future Dental Care Alliance subsidiaries, as Guarantor. Incorporated by reference to Exhibit 10.28 of DCA's Report on
               Form 10-Q filed on August 14, 1998.

  10.49      Stock Purchase Agreement, dated March 20, 1998, by and among the shareholders of Dental One
               Associates, Inc., listed on Exhibit "A" thereto, and Dental Care Alliance. Incorporated by reference to Exhibit 2.1 of DCA's Report on Form 8-K filed April 16, 1998.

  10.50      Agreement and Plan of Merger, dated December 29, 1997, by and between DCA, Dental Care
               Alliance of Florida, Inc. (a wholly-owned subsidiary of DCA), Marketplace Dental, Inc., a
               Florida corporation, and the shareholders of Marketplace. Incorporated by reference to
               Exhibit 2.1 of DCA's Report on Form 8-K filed on January 13, 1998.

  10.51      Form of Indemnification Agreement between DCA and each of its directors and executive officers. Incorporated by reference to Exhibit 10.1 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.52      Form of Standard Management Agreement. Incorporated by reference to Exhibit 10.2 of DCA's
               Report on Form 10-K filed on April 1, 1998.

  10.53      Contribution Agreement among Dental Care Alliance, Dental Care Alliance of Michigan, Inc. and
               Dental Care Alliance of Florida, Inc. Incorporated by reference to Exhibit 10.3 of DCA's
               Report on Form 10-K filed on April 1, 1998.

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 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
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
  10.54      Management Agreement between Dr. Joseph Gaeta and Dental Care Alliance. Incorporated by
               reference to Exhibit 10.4 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.55      Administrative Service Subcontract Agreement between Dental Care Alliance and Johnson Dental
               Development Corporation. Incorporated by reference to Exhibit 10.5 of DCA's Report on Form
               10-K filed on April 1, 1998

  10.56      Administrative Services Agreement between Dental Care Alliance and Eight Mile Dental, P.C.;
               Gratiot Avenue Dental, P.C.; Wayne Road Dental, P.C. and Washington Boulevard Dental, P.C.
               Incorporated by reference to Exhibit 10.6 of DCA's Report on Form 10-K filed on April 1,
               1998

  10.57      Form of License Agreement. Incorporated by reference to Exhibit 10.7 of DCA's Report on Form
               10-K filed on April 1, 1998.

  10.58      Employment Agreement, dated as of October 25, 1996, between Dental Care Alliance and Dr.
               Steven R. Matzkin, as amended. Incorporated by reference to Exhibit 10.8 of DCA's Report on
               Form 10-K filed on April 1, 1998.

  10.59      Employment Agreement dated as of October 25, 1996, between Dental Care Alliance and Mitchell
               B. Olan, as amended. Incorporated by reference to Exhibit 10.9 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.60      Employment Agreement dated as of January 21, 1997, between Dental Care Alliance and David
               Nichols, as amended. Incorporated by reference to Exhibit 10.10 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.61      Equity Holders Agreement dated as of October 25, 1996, between Dental Care Alliance and
               Mitchell B. Olan. Incorporated by reference to Exhibit 10.11 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.62      Equity Holders Agreement dated as of April 30, 1997, between Dental Care Alliance and J.
               Francis Lavelle. Incorporated by reference to Exhibit 10.12 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.63      Equity Holders Agreement dated as of April 30, 1997, between Dental Care Alliance and The
               Nassau Group, Inc. Incorporated by reference to Exhibit 10.13 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.64      Option Agreement dated as of January 21, 1997, between Dental Care Alliance and David P.
               Nichols. Incorporated by reference to Exhibit 10.14 of DCA's Report on Form 10-K filed on
               April 1, 1998.

  10.65      Form of Warrant between Dental Care Alliance and The Nassau Group, Inc. Incorporated by
               reference to Exhibit 10.15 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.66      Form of IPO Warrant between Dental Care Alliance and The Nassau Group, Inc. Incorporated by
               reference to Exhibit 10.16 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.67      Lease Agreement dated as of April 9, 1994, between Dental Care Alliance and Charles E.
               Githler, III, as managing Agent for Owner, J. Kevin Drake, as Trustee under Trust Agreement dated April 15, 1991. Incorporated by reference to Exhibit 10.17 of DCA's Report on Form
               10-K filed on April 1, 1998.

  10.68      Stockholders' Agreement dated as of October 25, 1996, among Dental Care Alliance, Steven R.
               Matzkin, Curtis Lee Smith, Jr., Robert F. Raucci and Crescent International Holdings,
               Limited, as amended. Incorporated by reference to Exhibit 10.18 of DCA's Report on Form 10-K filed on April 1, 1998.

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
 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
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
  10.69      Omnibus Executive Incentive Compensation Plan. Incorporated by reference to Exhibit 10.19 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.70      Form of 1997 Non-Qualified Stock Option Plan. Incorporated by reference to Exhibit 10.20 of
               DCA's Report on Form 10-K filed on April 1, 1998.

  10.71      Promissory Note in the original principal amount of $147,768 dated as of February 13, 1997 from Mitchell B. Olan to DCA. Incorporated by reference to Exhibit 10.21 of DCA's Report on
               Form 10-K filed on April 1, 1998.

  10.72      Agreement for Services dated as of June 1, 1997, between Dental Care Alliance and Modern
               Employer, Inc. Incorporated by reference to Exhibit 10.22 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.73      Business Loan Agreement dated August 15, 1997, between Dental Care Alliance and Barnett Bank.
               Incorporated by reference to Exhibit 10.23 of DCA's Report on Form 10-K filed on April 1,
               1998.

  10.74      Letter Agreement dated August 1997 between Nassau and Dental Care Alliance. Incorporated by reference to Exhibit 10.24 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.75      Acknowledgement and Option Agreement between Dennis Corona and Andrew D. Levine. Incorporated by reference to Exhibit 10.25 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.76      Acknowledgement and Option Agreement between Dennis Corona and Jay Walton. Incorporated by reference to Exhibit 10.26 of DCA's Report on Form 10-K filed on April 1, 1998.

  10.77      Asset Purchase Agreement by and among Gentle Dental Service Corporation, Gentle Dental
               Management, Inc. and Dental Maintenance of Oregon, P.C., dated October 30, 1998.
               Incorporated by reference to Exhibit 2.1 of Gentle Dental's Report on Form 8K filed on
               November 12, 1998.

  10.78      Stock Purchase Agreement by and among Gentle Dental Service Corporation and the shareholders of Capitol Dental Care, Inc., dated October 30, 1998. Incorporated by reference to Exhibit
               2.2 of Gentle Dental's Report on Form 8K filed on November 12, 1998.

  10.79      Separation Agreement and Mutual Release, dated as of December 23, 1998, by and between Dany Y.
               Tse and Gentle Dental Service Corporation.*

  10.80      Amendment to Articles of Incorporation of Gentle Dental Service Corporation, dated May 14,
               1998, filed with the Secretary of State of the State of Washington, and Articles of
               Correction related thereto, filed on May 18, 1998. Incorporated by reference to Exhibit 3.2 of Gentle Dental's Report on Form 10QSB filed on August 14, 1998.

  21.1       Subsidiaries of the Registrant.*

  23.1       Consent of McDermott, Will & Emery (included in opinions filed as Exhibits 5.1 and 8.1)

  23.2       Consent of Salomon Smith Barney Inc.

  23.3       Consent of Raymond James & Associates, Inc. (included in the opinion of Raymond James &
               Associates, Inc. in the Joint Proxy Statement--Prospectus in this Registration Statement).

  23.4       Independent Auditors' Consent of KPMG LLP.

  23.5       Independent Auditors' Consent of PricewaterhouseCoopers, LLP.

 EXHIBIT
  NUMBER                                              DESCRIPTION                                               PAGE
----------   ----------------------------------------------------------------------------------------------     -----
  23.6       Independent Auditors' Consent of PricewaterhouseCoopers, LLP.

  23.7       Independent Auditors' Consent of KPMG LLP.

  23.8       Independent Auditors' Consent of KPMG Peat Marwick LLP.

  23.9       Independent Auditors' Consent of KPMG LLP.

  23.10      Independent Auditors' Consent of Ernst & Young LLP.

  23.11      Independent Auditors' Consent of KPMG LLP.

  99.1       Form of Proxy Card for Gentle Dental Common Stock.*

  99.2       Form of Proxy Card for Gentle Dental Series A Preferred Stock.*

  99.3       Form of Proxy Card for Gentle Dental Series C Preferred Stock.*

  99.4       Form of Proxy Card for Gentle Dental Series D Preferred Stock.*

  99.5       Form of Proxy Card for Dental Care Alliance.*


------------------------

 * Previously filed.